As filed with the Securities and Exchange Commission on June 17, 2021

Registration No. 333-252290

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-1

Registration Statement Under the Securities Act of 1933

MEMBERS Life Insurance Company

(Exact name of registrant as specified in its charter)

IOWA (State or other jurisdiction of incorporation or organization)	6311 (Primary Standard Industrial Classification Code Number)	39-1236386 (I.R.S. Employer Identification No.)

2000 Heritage Way

Waverly, Iowa 50677

(319) 352-4090

(Address, including zip code, and telephone number, including area code,

of registrant’s principal executive offices)

Jennifer Kraus-Florin, Esq.

MEMBERS Life Insurance Company

2000 Heritage Way

Waverly, Iowa 50677

(319) 352-4090

(Name, address, including zip code, and telephone number, including area code, of agent for service)

COPY TO:

Stephen E. Roth, Esq.

Thomas E. Bisset, Esq.

Eversheds Sutherland (US) LLP

700 Sixth Street, NW, Suite 700

Washington, DC 20001

(202) 383-0100

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer,” accelerated filer,” “smaller reporting company,” and emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☒	Smaller reporting company ☐

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Calculation of Registration Fee

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee
Single Premium Deferred Indexed Annuity Contract	*	*	$2.5 billion	$272,750(1)

*      The maximum aggregate offering price is estimated solely for the purposes of determining the registration fee. The amount to be registered and the proposed maximum offering price per unit are not applicable since these securities are not issued in predetermined amounts or units.

(1)    $272,750 was previously paid with the initial Form S-1 registration statement filed with the Securities and Exchange Commission on January 21, 2021.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

CUNA Mutual Group ZoneChoice™ Annuity

Issued by:

MEMBERS Life Insurance Company

2000 Heritage Way

Waverly, Iowa 50677

Telephone number: 800-798-5500

Offered Through: CUNA Brokerage Services, Inc.

DATED JULY 12, 2021

This Prospectus describes the CUNA Mutual Group ZoneChoice™ Annuity, an individual or joint owned, single premium deferred annuity contract with index-linked interest options (the “Contract”), issued by MEMBERS Life Insurance Company (the “Company”, “we”, “us”, or “our”). Capitalized terms used in this Prospectus and not otherwise defined have the meanings set forth in the “Glossary,” starting on page 1.

The Contract, which you may purchase with an initial Purchase Payment of at least $5,000, is designed primarily for individuals, trusts, and certain retirement plans that qualify for the special federal income tax treatment associated with annuity contracts. The Company does not allow additional Purchase Payments after the initial Purchase Payment. The Contract is subject to a Surrender Charge for the first six Contract Years. This means that surrenders or withdrawals prior to the end of the six-year period may be subject to a Surrender Charge. The maximum Surrender Charge is 9% of the Contract Value withdrawn.

For accumulation and long-term investment purposes, the Contract offers index-linked investment Allocation Options (Risk Control Accounts) and a guaranteed interest rate investment Allocation Option (Declared Rate Account). The Contract also offers standard annuity features including multiple fixed annuitization options (“Payout Options”). The Contract is a complex insurance and investment vehicle. You should speak with a financial professional about the Contract’s features, benefits, risks and fees, and whether it is appropriate for you based upon your financial situation and objectives. The Prospectus describes all material rights and obligations of Owners, including all state variations.

The Contract may not be suitable for investors who plan to take withdrawals (including systematic withdrawals and Required Minimum Distributions) or surrender the Contract on any day other than every sixth Contract Anniversary. Partial withdrawals, full surrenders, Death Benefit payments, or amounts withdrawn to be applied to an Income Payout Option on any other day could significantly reduce the values under the Contract and the amount of interest credited at the end of an Interest Term due to proportionate withdrawal calculations, Surrender Charges, the Equity Adjustment, and the Interest Adjustment. These charges and adjustments could reduce the amount received to less than the protection provided by the Indexed Interest Floor or Indexed Interest Buffer.

The Risk Control Accounts are interest crediting options that provide returns based upon the investment performance of an external Index over the Interest Term, subject to either an Indexed Interest Cap or Indexed Interest Participation Rate if the Index performance is positive and either an Indexed Interest Floor or an Indexed Interest Buffer if the Index performance is negative. It is possible that interest in the Risk Control Accounts will be negative. There is a risk of loss of principal and previously credited interest (that is, the amount invested in an Allocation Option) of up to 90% with the Indexed Interest Buffer and 10% with the Indexed Interest Floor due to negative Index performance. This loss could exceed 90% and 10%, respectively, for amounts withdrawn on any day other than every sixth Contract Anniversary due to proportionate withdrawal calculations, Surrender Charges, the Equity Adjustment, and the Interest Adjustment. We currently offer two reference indices, the S&P 500 Price Return Index (“S&P 500”) and the Barclays Risk Balanced Index (“Barclays Risk Balanced”), and two Interest Terms, 1 year or 6 years.

The Indexed Interest Floor and Indexed Interest Buffer describe the level of protection provided by the Risk Control Account. Each Risk Control Account will have either an Indexed Interest Floor or an Indexed Interest Buffer. The Indexed Interest Floor represents the maximum amount of negative index interest that may be credited to the Risk Control Account for an Interest Term. The Indexed Interest Buffer represents the maximum amount of negative index interest assumed by the Company, and any additional negative index interest will be credited to the Risk Control Account.

We currently offer eleven Indexed Interest Floor options which provide different levels of protection, 0%, -1%, -2%, -3%, -4%, -5%, -6%, -7%, -8%, -9%, and -10%. If an Indexed Interest Floor of 0% is elected, negative investment performance of the applicable Index will not reduce your Risk Control Account Value. If any other Indexed Interest Floor is chosen, negative investment performance of the applicable Index will reduce your Risk Control Account Value by up to the amount of the Indexed Interest Floor you elected for any Interest Term. Negative investment performance will not reduce your Risk Control Account Value by more than the Indexed Interest Floor even if the Index performance for that Interest Term is lower than the Indexed Interest Floor.

We currently offer one Indexed Interest Buffer option, 10%. If this option is elected, negative investment performance of the applicable Index will not reduce your Risk Control Account Value if the negative investment performance is between zero and -10% for the Interest Term. If the investment performance is lower than -10% for the Interest Term, your Risk Control Account Value will be reduced by the amount of negative investment performance in excess of -10%. This means your Risk Control Account Value can be reduced by as much as 90% due to negative investment performance of the applicable Index over the Interest Term.

The Indexed Interest Floors and Indexed Interest Buffer for an Allocation Option will not change during the life of your Contract unless the Allocation Option is discontinued. However, an Allocation Option with an Indexed Interest Floor of 0% will always be available. We may not always make available Allocation Options with Indexed Interest Buffers, however, if one is available, an Indexed Interest Buffer of -10% or more will be available. In other words, there would be an Indexed Interest Buffer option to limit the maximum loss to no more than 90%.

The Indexed Interest Cap and Indexed Interest Participation Rate limit the amount of positive index interest credited to the Risk Control Account. The Indexed Interest Cap represents the maximum amount of index interest that Company will credit to the Risk Control Account. The Indexed Interest Participation Rate is a percentage multiplied by the Index Return if the Index Return is Positive. If the Indexed Interest Participation Rate is lower than 100%, it will limit the amount of index interest credited by the Company.

The Indexed Interest Cap will vary based on the level of risk being accepted, meaning it will be the highest for the -10% floor and the lowest for the 0% floor. This allows for the potential for greater increases to your Risk Control Account Value by accepting more risk. The Indexed Interest Cap and Indexed Interest Participation Rate are guaranteed for the duration of the Interest Term and will be declared at the start of any subsequent Interest Term. The Indexed Interest Cap and Indexed Interest Participation Rate are available two weeks in advance of the start of the Interest Term. The Indexed Interest Cap will never be lower than 1.0%. The Indexed Interest Participation Rate will never be lower than 10%.

The Declared Rate Account is an interest crediting option that provides returns based upon the annual Interest Rate. Interest is credited daily. The annual Interest Rate is guaranteed for the duration of the Interest Term and will be declared at the start of any subsequent Interest Term. The Interest Rate is available two weeks in advance of the start of the Interest Term. The Interest Rate will never be below the Minimum Interest Rate. The Declared Rate Account may not be available in all states as described in Appendix C to this Prospectus.

Other than the Declared Rate Account or an Interest Term where the Indexed Interest Floor of 0% has been elected, there is risk of loss to your principal and any previously credited interest because each Interest Term you agree to absorb losses up to your Indexed Interest Floor or losses beyond your Indexed Interest Buffer. This risk of loss becomes greater if you take a withdrawal, surrender your Contract, receive a Death Benefit payment, or apply amounts withdrawn to an Income Payout Option due to the Interest Adjustment and Equity Adjustment which could reduce your Contract Value even further. Surrender Charges and federal income tax penalties may also apply if you make a withdrawal or surrender the Contract. The terms under which the Surrender Charge will be waived may vary in some states and are described in Appendix C to this Prospectus. The Interest Adjustment may be either positive or negative, which means the Interest Adjustment may increase or decrease the amount you receive upon surrender, partial withdrawal, a Death Benefit payment, or amounts applied to an Income Payout Option. The Equity Adjustment, which applies to the Risk Control Accounts only, may be negative even when the value of the applicable Index has increased or when the value of the applicable Index has declined less than the Indexed Interest Buffer. Similarly, the Equity Adjustment may reduce the Risk Control Account Value by more than the Indexed Interest Floor.

The Contract is supported by the assets of the Risk Control Separate Account and the Declared Rate Separate Account, which are non-registered, insulated separate accounts of the Company which support the Company’s obligations with respect to the Contract. You may allocate your Purchase Payment or Contract Value to one or more Allocation Options which include the Risk Control Accounts and the Declared Rate Account. The assets of the Separate Accounts are not chargeable with liabilities arising out of any other business that we conduct. Our General Account assets are available to meet the guarantees under the Contract as well as our other general obligations. The guarantees in this Contract are subject to the Company’s financial strength and claims-paying ability.

This Contract is a security. It involves investment risk and may lose value. For additional information on risks associated with the Contract see the “Risk Factors” section of this Prospectus.

The Contract is offered through CUNA Brokerage Services, Inc. (“CBSI”), which is the principal underwriter. The principal business address of CBSI is 2000 Heritage Way, Waverly, IA 50677. The principal underwriter is not required to sell any specific number or dollar amount of Contracts but will use its best efforts to sell the Contracts. There are no arrangements to place funds in an escrow, trust, or similar account. The offering of the Contract is intended to be continuous.

A registration statement relating to this offering has been filed with the Securities and Exchange Commission (“SEC”). You may request a copy of the Prospectus by writing to our Administrative Office at 2000 Heritage Way, Waverly, Iowa 50677, or by calling 1-800-798-5500. This Prospectus can also be obtained from the SEC’s website at www.sec.gov.

This Prospectus provides important information you should know before investing, including risks related to the Company’s business. Please see “Potential Risk Factors That May Affect Our Business and Our Future Results” on page 56 for more information regarding these risks. Please keep this Prospectus for future reference.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense. The Contracts are not insured by the Federal Deposit Insurance Corporation or any other government agency. They are not deposits or other obligations of any bank and are not bank guaranteed. They are subject to investment risks and possible loss of principal and previously credited interest.

The date of this Prospectus is July 12, 2021

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APPENDIX C: STATE VARIATIONS OF CERTAIN FEATURES AND BENEFITS	C-1

The Contract may not be available in all states. This Prospectus does not constitute an offer to sell any Contract and it is not soliciting an offer to buy any Contract in any state in which the offer or sale is not permitted. We do not authorize anyone to provide any information or representations regarding the offering described in this Prospectus other than the information and representations contained in this Prospectus.

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GLOSSARY

We have tried to make this Prospectus as understandable as possible. However, in explaining how the Contract works, we have had to use certain terms that have special meanings. We define these terms below.

Accumulation Period. The period of time that begins on the Contract Issue Date stated on the Data Page and ends on the Income Payout Date or the date this Contract is terminated if earlier.

Adjusted Index Return. The Index Return for the current Interest Term adjusted for the Crediting Strategy.

Administrative Office. MEMBERS Life Insurance Company, 2000 Heritage Way, Waverly, Iowa 50677. Phone: 1-800-798-5500.

Age. Age as of last birthday.

Allocation Options. All Risk Control Account and Declared Rate Account options available under the Contract for allocating your Purchase Payment and Contract Value.

Annual Free Withdrawal Amount. The amount that can be withdrawn without incurring a Surrender Charge each Contract Year. It is equal to 10% of the Contract Value determined at the beginning of the Contract Year.

Annuitant (Joint Annuitant). The person(s) whose life (or lives) determines the income payment amount payable under the Contract. If the Owner is a non-natural person, the Annuitant(s) is also the person(s) whose death determines the Death Benefit.

Authorized Request. A signed and dated request that is in Good Order. A request to transfer value, change a party to the Contract, change the Income Payout Date or request a partial withdrawal or full surrender of the Contract must be signed by all Owners. An Authorized Request may also include a phone, fax, or electronic request for specific transactions.

Beneficiary. The person(s) or entity named by the Owner to receive proceeds payable upon the death of the first Owner or the first Annuitant if the Owner is a non-natural person.

Business Day. Any day that the New York Stock Exchange is open for trading. All requests for transactions that are received at our Administrative Office in Good Order on any Business Day prior to market close, generally 4:00 P.M. Eastern Time, will be processed as of the end of that Business Day.

Company. MEMBERS Life Insurance Company; also referred to as “we”, “our” and “us”.

Contract. The CUNA Mutual Group ZoneChoice™ Annuity, an individual or joint owned, single premium deferred annuity contract with index-linked interest options issued by MEMBERS Life Insurance Company.

Contract Anniversary. The same day and month as the Contract Issue Date for each year the Contract remains in force.

Contract Issue Date. The day your Contract is issued. This date will be used to determine Contract Years and Contract Anniversaries.

Contract Value. The total value of your Contract during the Accumulation Period. All values are calculated as of the end of a Business Day.

Contract Year. Any twelve-month period beginning on the Contract Issue Date or Contract Anniversary and ending one day before the next Contract Anniversary.

Crediting Base. The amount used to calculate the Risk Control Account Value. It is equal to the amount allocated to a Risk Control Account at the start of the Interest Term, reduced proportionally for any withdrawals.

Crediting Strategy. The method by which interest is calculated for an Allocation Option during the Interest Term.

Data Page. Pages attached to your Contract that describe certain terms applicable to your specific Contract.

Death Benefit. The amount the Beneficiary is entitled to upon the death of an Owner who is a natural person or the death of an Annuitant if the Owner is a non-natural person. It is equal to the greater of Contract Value, including any applicable Equity Adjustment or Interest Adjustment, or the Purchase Payment adjusted for withdrawals as of the date Death Benefit proceeds are payable. We do not apply the Surrender Charge in determining the Death Benefit payable.

Declared Rate Account. An Allocation Option under the Contract that is part of our Declared Rate Separate Account. We credit Contract Value held in the Declared Rate Account with a fixed annual rate of interest.

Equity Adjustment. Reflects the value of derivative instruments that hedge market risks associated with the Risk Control Accounts. The Equity Adjustment is calculated separately for each Risk Control Account at the end of each Business Day except the last day of an Interest Term. The Equity Adjustment varies based on the Crediting Strategy. The Equity Adjustment does not apply to Contract Value in the Declared Rate Account. This adjustment (increase or decrease) will be applied to any distribution prior to the end of an Interest Term, including a partial withdrawal, a full surrender of the Contract, the Death Benefit, or the Contract Value applied to an Income Payout Option.

General Account. All of the Company’s assets other than the assets in its separate accounts.

Good Order. A request or transaction generally is considered in “Good Order” if we receive it at our Administrative Office within the time limits, if any, prescribed in this Prospectus for a particular transaction or instruction, it includes all information and supporting legal documentation necessary for us to execute the requested instruction or transaction, and is signed by the individual or individuals authorized to provide the instruction or engage in the transaction. A request or transaction may be rejected or delayed if not in Good Order. This information and documentation necessary for a transaction or instruction generally includes, to the extent applicable: the completed application or instruction form; your contract number; the transaction amount (in dollars or percentage terms); the signatures of all Owners (exactly as indicated on the Contract), if necessary; Social Security Number or Tax I.D.; and any other information or supporting documentation that we may require, including any consents. With respect to the Purchase Payment, Good Order also generally includes receipt by us of sufficient funds to affect the purchase. We may, in our sole discretion, determine whether any particular transaction request is in Good Order, and we reserve the right to change or waive any Good Order requirement at any time. If you have any questions, you should contact us or your financial professional before submitting the form or request.

Income Payout Date. The date the first income payment is paid from the Contract to the Owner.

Income Payout Option. The choices available under the Contract for payout of your Contract Value.

Index, Indices. The reference index (or indices) we use in determining interest credited to the Risk Control Account Value.

Indexed Interest Buffer. The maximum amount of negative index interest assumed by the Company for an Interest Term, and any additional negative interest will be credited to the Risk Control Account.

Indexed Interest Cap. The maximum amount of index interest the Company will credit to the Risk Control Account for an Interest Term.

Indexed Interest Floor. The maximum amount of negative index interest that may be credited to the Risk Control Account for an Interest Term.

Indexed Interest Participation Rate. The percentage multiplied by an Index Return if the Index Return is positive. If the Indexed Interest Participation Rate is lower than 100%, it will limit the amount of index interest credited by the Company.

Index Return. The percentage change in the reference Index from the beginning of the Interest Term to the end of the Interest Term.

Index Value. The value for the reference Index as of a Business Day.

Interest Adjustment. Reflects the change in the value of the investments that support the guarantees under the Contract. This adjustment (increase or decrease) that may be applied to any distribution from the Contract prior to the end of the six-year rolling period that begins on the Contract Issue Date. Rates used in determining the Interest Adjustment area reset every sixth Contract Anniversary. Distributions include a partial withdrawal, a full surrender of the Contract, the Death Benefit, or the Contract Value applied to an Income Payout Option. The Interest Adjustment will always apply for the six-year rolling period beginning on the Contract Issue Date even if the Allocation Options elected have an Interest Term of less than six years. The Interest Adjustment does not apply to transfers.

Interest Term. The period for which interest is calculated for an Allocation Option. The Interest Term may vary by Allocation Option. Interest Terms will start and end on a Contract Anniversary, unless otherwise specified.

Interest Rate. The effective annual rate credited to the Declared Rate Account. The Interest Rate will never be lower than the Minimum Interest Rate.

Internal Revenue Code (IRC). The Internal Revenue Code of 1986, as amended.

Minimum Interest Rate. The minimum effective annual rate we will credit Contract Value held in the Declared Rate Account.

Non-Qualified Contract. An annuity contract that is independent of any formal retirement or pension plan.

Owner (Joint Owner). The person(s) or entity who own(s) the Contract and has (have) all rights under the Contract. Unless owned by a non-natural person, the Owner is also the person(s) whose death determines the Death Benefit. The Owner is also referred to as “you” or “your”.

Payout Period. The period of time that begins on the Income Payout Date and continues until we make the last payment as provided by the Income Payout Option chosen.

Purchase Payment. The amount paid to us, by or on behalf of an Owner, that is used to establish the annuity on the Contract Issue Date. We do not allow any additional Purchase Payments under the Contract after the initial Purchase Payment.

Qualified Contract. An annuity that is part of an individual retirement plan, pension plan or employer-sponsored retirement program that is qualified for special treatment under the Internal Revenue Code.

Required Minimum Distributions. The required minimum distribution (RMD) defined by section 401(a)(9) of the IRC for the Contract and as determined by us. RMDs only apply to Qualified Contracts.

Risk Control Account. An Allocation Option to which we credit interest based in part on the performance of a reference Index, subject to the Crediting Strategy.

Risk Control Account Value. The value of the Contract in a Risk Control Account.

SEC. The U.S. Securities and Exchange Commission.

Spouse. The person to whom you are legally married. The term Spouse includes the person with whom you have entered into a legally-sanctioned marriage that grants you the rights, responsibilities, and obligations married couples have in accordance with applicable state laws. Individuals who do not meet the definition of Spouse may have adverse tax consequences when exercising provisions under this contract and any attached endorsements or riders. Additionally, individuals in other arrangements that are not recognized as marriage under the relevant state law will not be treated as married or as Spouses as defined in this contract for federal tax purposes. Consult with a tax advisor for more information on this subject and before exercising benefits under the contract and any attached endorsements or riders.

Surrender Charge. The charge associated with surrendering either some or all of the Contract Value.

Surrender Value. The amount you are entitled to receive if you elect to surrender this Contract during the Accumulation Period.

Valuation Period. The period beginning at the close of one Business Day and continuing to the close of the next succeeding Business Day.

HIGHLIGHTS

The following is a summary of the key features of the Contract. This summary does not include all the information you should consider before purchasing a Contract. You should carefully read the entire Prospectus, which contains more detailed information concerning the Contract and the Company before making an investment decision.

How Your Contract Works

Overview. Your Contract is an individual or joint owned, single premium deferred annuity contract with index-linked interest options. There are two periods to your Contract: an Accumulation Period and a Payout Period. Your Contract can help you save for retirement by allowing your Contract Value to earn interest from the Risk Control Accounts and/or Declared Rate Account on a tax-deferred basis and by providing the opportunity for lifetime payments. Interest amounts earned may be negative, and there is a risk of loss of principal and previously credited interest of up to 90% with the Indexed Interest Buffer and 10% with the Indexed Interest Floor due to negative Index performance. You generally will not pay taxes on your earnings (your Contract Value minus the portion of your Purchase Payment not previously withdrawn) until you withdraw them.

During the Accumulation Period of your Contract, you allocate your Contract Value between the Allocation Options. The Payout Period begins when you allocate your Contract Value to an Income Payout Option.

Please call your financial professional or the Company at 1-800-798-5500 if you have questions about how your Contract works.

Purchase Payment. You may purchase the Contract with a Purchase Payment of at least $5,000. The Company does not allow additional Purchase Payments after the initial Purchase Payment. A Purchase Payment that equals or exceeds $1 million may be accepted at the sole discretion of the Company. Multiple Contracts owned by the same individual where the sum of the Purchase Payments equals or exceeds $1 million are also accepted at the sole discretion of the Company.

Allocation Options. There are two types of Allocation Options: a Declared Rate Account and Risk Control Accounts. Each of these options is described below.

Declared Rate Account. The portion of your Contract Value allocated to the Declared Rate Account is credited interest daily based on the declared Interest Rate. The initial Interest Rate is available in advance of the Contract Issue Date and will be provided by your financial professional or by calling the Company at 1-800-798-5500. The rate is shown on your Contract Data Page. You will be notified of Interest Rates for any subsequent Interest Term at least two weeks in advance of the start of the Interest Term. You can also contact your financial professional or the Company at 1-800-798-5500 to obtain current rates.

Risk Control Accounts. The portion of your Contract Value allocated to a Risk Control Account is credited with interest, if any, based in part on the investment performance of an external Index (currently the S&P 500 Index or the Barclays Risk Balanced Index) over the Interest Term. An Interest Term can be one year or six years. The Index Return for the reference Index is subject to the Crediting Strategy, which may limit the amount of index interest credited due to an Indexed Interest Cap, Indexed Interest Participation Rate, Indexed Interest Floor, and/or Indexed Interest Buffer, and is unique to each Risk Control Account.

●	The Indexed Interest Floor and Indexed Interest Buffer describe the level of protection provided by the Risk Control Account. Each Risk Control Account will have either an Indexed Interest Floor or an Indexed Interest Buffer.

The Indexed Interest Floor represents the maximum amount of negative index interest that may be credited to the Risk Control Account. For example, if the Indexed Interest Floor is -10%, you could lose up to $1,000 on a $10,000 investment during the Interest Term (i.e. -10% x $10,000).

The Indexed Interest Buffer represents the maximum amount of negative index interest assumed by the Company, and any additional negative interest will be credited to the Risk Control Account. For example, if the Indexed Interest Buffer is -10%, the Company will not credit any index interest if the Index Return is between 0% and -10% but will credit negative interest in excess of -10%. This means you could lose up to $9,000 on a $10,000 investment during the Interest Term (i.e. -90% x $10,000).

Negative investment performance is limited by the Indexed Interest Floor and Indexed Interest Buffer during the Interest Term. However, you could lose more due to losses in subsequent Interest Terms, Surrender Charges, a negative Equity Adjustment, a negative Interest Adjustment, and federal income tax penalties.

●	The Indexed Interest Cap and Indexed Interest Participation Rate limit the amount of positive index interest credited to the Risk Control Account. Each Risk Control Account will have either an Indexed Interest Cap or an Indexed Interest Participation Rate.

The Indexed Interest Cap represents the maximum amount of index interest that Company will credit to the Risk Control Account. For example, if the Index Return is 15% and the Indexed Interest Cap is 10%, the Company will credit 10%.

The Indexed Interest Participation Rate is a percentage multiplied by the Index Return if the Index Return is Positive. If the Indexed Interest Participation Rate is lower than 100%, it will limit the amount of index interest credited by the Company. For example, if the Index Return is 15% and the Indexed Interest Participation Rate is 80%, the Company will credit 12% (i.e. 15% x 80%).

●	The S&P 500 Index is a stock market index based on the market capitalizations of 500 leading companies publicly traded in the U.S. stock market, as determined by Standard & Poor’s. The Index can go up or down based on the stock prices of the companies that comprise the Index. The Index does not include dividends paid on the securities comprising the Index and therefore does not reflect the full investment performance of the underlying securities.

●	The Barclays Risk Balanced Index allocates between equities and fixed income using the principles of Modern Portfolio Theory, which seeks to maximize the expected return based on a given level of market risk. Equities consist of an equally weighed portfolio of 50 US stocks that have shown low volatility during the past year. To ensure sector diversification, there can be no more than 10 securities per sector. Dividends are reinvested. For fixed income, the Index provides exposure to four indices tracking the 2, 5, and 10-year US Treasury futures, equally weighted. Each month, the Index will determine the optimal weights to be allocated between equities and fixed income using Mean Variance Optimization, an approach in which the risk, expressed as the variance, is compared against the expected return to choose the investment portfolio that results in the maximum expected return for a given level of risk. This process selects the combination that has the highest estimated return potential with 10% risk, assuming that the risk-adjusted returns offered by equities and fixed income will be comparable to each other in the near future. In addition to this monthly process, the Index may rebalance daily to adjust for a 10% volatility (risk) target. Should the selected optimal weights exceed the 10% target, the index will reduce its exposure to equities and fixed income. Conversely, should optimal weights result in a lower volatility than 10%, the index may increase its exposure to equities and fixed income. The Index deducts a fee of 0.5% and a cost equal to the 1-month US dollar LIBOR rate for the equity component. It deducts 0.2% per year for the treasury component. Both deductions may be increased or decreased in aggregate by the volatility control mechanism.

There are currently five Allocation Options under the Contract, among which you may allocate your Purchase Payment and Contract Value:

	Allocation Option	Interest Term	Crediting Strategy	Minimum Guarantee*
1	S&P 500 Index Risk Control Account	1-Year	Indexed Interest Floor and Indexed Interest Cap	Indexed Interest Cap: Subject to a guaranteed minimum of 1%
2	S&P 500 Index Risk Control Account	6-Year	Indexed Interest Buffer and Indexed Interest Participation Rate	Indexed Interest Participation Rate: Subject to a guaranteed minimum of 10%
3	Barclays Risk Balanced Index Risk Control Account	1-Year	Indexed Interest Floor and Indexed Interest Cap	Indexed Interest Cap: Subject to a guaranteed minimum of 1%
4	Barclays Risk Balanced Index Risk Control Account	6-Year	Indexed Interest Buffer and Indexed Interest Participation Rate	Indexed Interest Participation Rate: Subject to a guaranteed minimum of 10%
5	Declared Rate Account	1-Year	Fixed Annual Interest Rate	The Interest Rate will never be less than the Minimum Interest Rate described in this prospectus

*The Indexed Interest Floor and Indexed Interest Buffer will not change during the life of your Contract unless the Allocation Option is discontinued. However, an Allocation Option with an Indexed Interest Floor of 0% will always be available. We may not always make available Allocation Options with Indexed Interest Buffers, however, if one is available, an Indexed Interest Buffer of -10% or more will be available. In other words, there would be an Indexed Interest Buffer option to limit the maximum loss to no more than 90%.

You must specify the percentage of your Purchase Payment to be allocated to each Allocation Option on the Contract Issue Date. We currently offer eleven Indexed Interest Floor options which provide different levels of protection, 0%, -1%, -2%, -3%, -4%, -5%, -6%, -7%, -8%, -9%, and -10%. If you allocate to an Allocation Option with an Indexed Interest Floor Crediting Strategy, you must also specify your Indexed Interest Floor by choosing one of the eleven available options.

Generally, the lower the Indexed Interest Floor, the higher the Indexed Interest Cap. For example, the Indexed Interest Cap may be 2% for the 0% Indexed Interest Floor, whereas the Indexed Interest Cap may be 12% for the -10% Indexed Interest Floor. Once elected, the Indexed Interest Floor cannot be changed until the end of the Interest Term.

In deciding between the Indexed Interest Floor and Indexed Interest Buffer options, you should consider the loss potential for each account. With the Indexed Interest Buffer, losses up to -10% will not be credited, but there is potential to lose substantially more than the Indexed Interest Floor if there are large market losses. The Indexed Interest Buffer may offer additional gain potential through the Indexed Interest Participation Rate in comparison to the Indexed Interest Cap, but the gain potential should be weighed against the risk of loss.

Additionally, an investor should consider that the Indexed Interest Buffer options have a 6-year Interest Term compared to the 1-year Interest Term on the Indexed Interest Floor options. It is important to understand that indexed interest is not calculated or credited until the end of the Interest Term, and therefore the Crediting Strategy factors (i.e. the Indexed Interest Cap, Indexed Interest Participation Rate, Indexed Interest Floor, and Indexed Interest Buffer) only apply at the end of the Interest Term and, therefore will not be applied on an annual basis for the 6-year Interest Term. Furthermore, any partial withdrawal, full surrender, Death Benefit payment, or amounts withdrawn to be applied to an Income Payout Option prior to the end of the Interest Term could significantly reduce the values under the Contract and the amount of indexed interest credited at the end of the Interest Term due to the Surrender Charge, Equity Adjustment, Interest Adjustment, and proportional reduction to withdrawals.

Transfers. An Allocation Option is available on the Contract Issue Date and at the end of each Interest Term. For example, an Interest Term of one year is available on the Contract Issue Date and every Contract Anniversary thereafter, but an Interest Term of six years is available on the Contract Issue Date and every sixth Contract Anniversary thereafter. This means that the six-year Interest Term will not be available for you to allocate Contract Value to on every Contract Anniversary. Additionally, the six-year Interest Term is unavailable if the Income Payout Date is less than six years from the start of the Interest Term.

At least two weeks prior to the end of an Interest Term, Owners will be notified of the available Allocation Options to which they may transfer their maturing Contract Value. The new Allocation Options may have different Interest Terms and Crediting Strategies.

New transfer instructions by Authorized Request will supersede any prior transfer instructions for a given Allocation Option. Transfers are not permitted during an Interest Term.

If we do not receive transfer instructions by Authorized Request at least one Business Day prior to the end of the current Interest Term, we will apply the maturing Contract Value to a new Interest Term of the same Allocation Option. Any applicable Indexed Interest Floor will also be applied to the new Interest Term. If the same Allocation Option is not available, we will apply the value to the Declared Rate Account with a 1-year Interest Term.

Declaration of Rates. The Indexed Interest Cap, Indexed Interest Participation Rate, and Interest Rate will not change for the duration of the Interest Term. The initial Indexed Interest Caps, Indexed Interest Participation Rates, and Interest Rate are available in advance of the Contract Issue Date and will be provided by your financial professional or by calling the Company at 1-800-798-5500. The rate is shown on your Contract Data Page.

We may declare a new Indexed Interest Cap, Indexed Interest Participation Rate, or Interest Rate for each subsequent Interest Term and will notify you of the new rate two weeks in advance of the start of an Interest Term. The Indexed Interest Cap will never be lower than 1%. The Indexed Interest Participation Rate will never be lower than 10%. The Interest Rate will never be lower than the Minimum Interest Rate.

The Minimum Interest Rate will be determined on the Contract Issue Date and every sixth Contract Anniversary based on the calendar quarter in which the Issue Date or Contract Anniversary falls. The Minimum Interest Rate will apply for six years and then will be recalculated for the next six-year period. The Minimum Interest Rate will never be less than the lessor of:

a)	3%; or

b)	The interest rate determined as the greater of:

1)	The average of the three applicable monthly five-year Constant Maturity Treasury (CMT) rates reported by the Federal Reserve rounded to the nearest 0.05%, as described below, minus 1.25%; or

2)	The nonforfeiture interest rate floor required by the National Association of Insurance Commissioners (NAIC) Standard Nonforfeiture Law for Individual Deferred Annuities, 0.15%.

The Indexed Interest Floors and Indexed Interest Buffer for an Allocation Option will not change during the life of your Contract unless the Allocation Option is discontinued. However, an Allocation Option with an Indexed Interest Floor of 0% will always be available. We may not always make available Allocation Options with Indexed Interest Buffers, however, if one is available, an Indexed Interest Buffer of -10% or more will be available. In other words, there will be an option for the maximum loss from the Indexed Interest Buffer to be no more than 90%.

Substitution of an Index during an Interest Term. The Index associated with a given Risk Control Account will remain unchanged for the duration of the Interest Term. However, if the publication of an Index is discontinued, or calculation of the Index is materially changed, we will substitute a suitable Index that will be used for the remainder of the Interest Term and will notify you of the change in advance. If we substitute an Index, the performance of the new Index may differ from the original Index, which may, in turn, affect the index interest credited and your Contract Value. We will not substitute an Index until that Index has been approved by the insurance department in your state.

Addition or Discontinuation of an Allocation Option. We may offer additional Allocation Options at our discretion, which includes offering an additional Index, Crediting Strategy, or Interest Term. We may also discontinue an Allocation Option effective as of the end of an Interest Term. An Allocation Option may be discontinued before the end of an Interest Term if any of the following occurs:

●	The reference Index is discontinued;

●	We have a contractual dispute with the provider of the Index;

●	Changes to the reference Index make it impractical or too expensive to purchase derivatives to hedge the Index; or

●	The calculation of the Index is substantially changed, resulting in significantly different Index Values or performance.

We will notify you of the addition or discontinuation of an Allocation Option. Such a change will be made after receipt of any required regulatory approval.

Contract Value. Your Contract Value on your Contract Issue Date is equal to the Purchase Payment. On any other day during the Accumulation Period, the Contract Value is equal to the sum of the account value in all Allocation Options in which you are invested. The Accumulation Period begins on the Contract Issue Date and continues until the Income Payout Date. Upon reaching the Income Payout Date, we will begin income payments unless the Contract is surrendered.

Declared Rate Account Value. The Declared Rate Account Value on any Business Day is equal to the amount applied to the Declared Rate Account at the start of the current Interest Term, less any withdrawals (including any Surrender Charge and Interest Adjustment), plus the interest earned.

Risk Control Account Value. The Risk Control Account Value is equal to the amount applied to each Risk Control Account at the start of the current Interest Term, adjusted proportionately for any withdrawals (including any Surrender Charge, Equity Adjustment, and Interest Adjustment), plus or minus any index interest. The amount of index interest credited, if any, may be limited by the Indexed Interest Cap and Indexed Interest Participation Rate.

Index Return and Adjusted Index Return. The Index Return and Adjusted Index Return are calculated to determine the interest credited to a Risk Control Account. The Index Return and Adjusted Index Return are calculated separately for each Risk Control Account as follows:

●	Index interest is calculated based on the change in the Index from the first day of the Interest Term to the last day of the Interest Term;

●	The Index Return is adjusted based on the Indexed Interest Cap and Indexed Interest Floor or the Indexed Interest Participation Rate and the Indexed Interest Buffer, as applicable; and

●	This Adjusted Index Return is multiplied by the Risk Control Account Value (without any Equity Adjustment applied) on the last day of the Interest Term (which may have been adjusted for withdrawals, as described below) to determine how much index interest is credited, if any. For example, if the Adjusted Index Return is 10% and the Risk Control Account Value without any Equity Adjustment applied is $10,000, the index interest credited is $1,000 (i.e. 10% x $10,000).

The amount of index interest credited may be negative, even with the Indexed Interest Floor or Indexed Interest Buffer. There is a risk of loss of principal and previously credited interest of up to 90% with the Indexed Interest Buffer and 10% with the Indexed Interest Floor due to negative Index performance.

Impact of Withdrawals. The Company calculates amounts withdrawn from the Risk Control Accounts during the Interest Term on a proportionate basis, which could significantly reduce the values under the Contract by substantially more than the amount of the withdrawal. Amounts withdrawn include partial withdrawals, full surrenders, payment of the death benefit, and amounts withdrawn to be applied to an Income Payout Option. As the Risk Control Account value is reduced by amounts withdrawn, the amount of index interest credited at the end of the Interest Term may also be reduced.

●	Amounts withdrawn could significantly reduce the Contract Value due to the Equity Adjustment, the Interest Adjustment, and the Surrender Charge.

●	When amounts are withdrawn from an Allocation Option, the Equity Adjustment and Interest Adjustment protect the Company from market losses relating to changes in the value of the investments that support the Risk Control Accounts and the Contract guarantees.

●	The Surrender Charge applies for the first six Contract Years. The Equity Adjustment applies for the entire Interest Term of each Risk Control Account, up to six years. The Interest Adjustment applies for a rolling six-year period beginning on the Contract Issue Date. Rates used in determining the Interest Adjustment are reset every sixth Contract Anniversary.

●	Index interest is not credited to amounts withdrawn prior to the end of the Interest Term, and there will be an Equity Adjustment applied, which may be positive or negative.

●	The Company does not apply the Equity Adjustment on the first and last Business Day of an Interest Term and does not apply the Interest Adjustment on every sixth Contract Anniversary (i.e. the last day of the six-year rolling period beginning on the Contract Issue Date).

The Contract may not be suitable for short-term investing or for investors who plan to take withdrawals (including systematic withdrawals or Required Minimum Distributions) or surrender the Contract on any day other than every sixth Contract Anniversary.

Interest Adjustment. The rolling six-year Interest Adjustment protects the Company from market losses relating to changes in the value of the investments that support the guarantees under the Contract when amounts are withdrawn from an Allocation Option before the end of each six-year period. A withdrawal, including a partial withdrawal, a full surrender of the Contract, the Death Benefit payment, or amounts withdrawn to be applied to an Income Payout Option, made prior to the end of the rolling six-year period beginning on the Contract Issue Date, may be adjusted (increased or decreased) by the Interest Adjustment. This could significantly reduce the Death Benefit, the amount withdrawn, and the amount of interest credited at the end of the Interest Term. The Interest Adjustment applies for the rolling six-year period beginning on the Contract Issue Date. Rates used in determining the Interest Adjustment are reset every sixth Contract Anniversary. The Interest Adjustment does not apply to transfers or to amounts withdrawn on every sixth Contract Anniversary.

Withdrawal Options. Withdrawals, including Annual Free Withdrawal Amounts, could significantly reduce the Death Benefit and the Contract Value, perhaps by substantially more than the amount withdrawn, as well as the amount of interest credited to an Allocation Option, and could terminate the Contract. This Contract may not be suitable for you if you intend to take partial withdrawals (including systematic withdrawals and Required Minimum Distributions) or surrender the Contract on any day other than every sixth Contract Anniversary. Index interest is not credited to amounts withdrawn prior to the end of the Interest Term, and there will be an Equity Adjustment applied, which may be positive or negative. However, the Contract offers the following liquidity features during the Accumulation Period.

●	Annual Free Withdrawal Amount: Each Contract Year, you may withdraw up to 10% of your Contract Value determined as of the beginning of the Contract Year without incurring a Surrender Charge. Although a Surrender Charge will not apply, the Company will calculate the withdrawal on a proportionate basis and apply the Equity Adjustment and Interest Adjustment. Any unused Annual Free Withdrawal Amount will not carry over to any subsequent Contract Year.

●	Partial withdrawal option: You may make partial withdrawals during the Accumulation Period by Authorized Request. Any applicable Surrender Charge, Interest Adjustment, and Equity Adjustment will affect the amount available for a partial withdrawal. A partial withdrawal may reduce your Death Benefit and the values under the Contract by more than the amount of the partial withdrawal. If a partial withdrawal would cause the Surrender Value to be less than $2,000, we will treat your request as a full surrender of the Contract. Before processing the full surrender, we will attempt to contact you or your financial professional to provide the opportunity for you to take a lower amount to maintain a Surrender Value of at least $2,000. If we are unable to contact you within one Business Day after receiving your request, we will process the full surrender.

●	Full surrender option: You may surrender your Contract during the Accumulation Period by Authorized Request. Upon full surrender, a Surrender Charge, Equity Adjustment, and Interest Adjustment may apply.

Withdrawals and surrenders are subject to income taxes, and if taken before the owner is age 59½, tax penalties may apply. See “Federal Income Tax Matters” on page 45 and “Access to Your Money” on page 35 for more details.

Surrender Charge. A Surrender Charge may be imposed upon the surrender of the Contract or withdrawal of Contract Value from the Contract for a period of six years from the Contract Issue Date. The maximum Surrender Charge is 9% of Contract Value withdrawn (See “Fees and Expenses” on page 14).

Income Options. You have several income options to choose from during the Payout Period.

Death Benefit. The Death Benefit during the Accumulation Period is equal to the greater of Contract Value or the Purchase Payment adjusted for withdrawals as of the date the Death Benefit is payable. Withdrawals could significantly reduce the Death Benefit, perhaps by substantially more than the amount of the withdrawal. We do not apply a Surrender Charge in determining the Death Benefit. However, the Equity Adjustment and Interest Adjustment will be applied to the Death Benefit proceeds.

Right to Examine. You may cancel your Contract and receive either your Purchase Payment or your Contract Value depending upon applicable state law (See Right to Examine on page 16).

Risk Factors

Your Contract has various risks associated with it. We list these risk factors below, as well as other important information you should know before purchasing a Contract.

Index Return Risk. If you are invested in a Risk Control Account and the relevant Index declines, it may or may not reduce your Risk Control Account Value. This depends on the Risk Control Account to which you allocated your Contact Value. Nevertheless, you always assume the investment risk that no index interest will be credited and therefore the Index Return will not increase your Risk Control Account Value. You also bear the risk that sustained declines in the relevant Index may cause the Index Return to not increase your Risk Control Account Value for a prolonged period.

If you allocate to a Risk Control Account with an Indexed Interest Floor, you assume the risk of a negative Adjusted Index Return up to the amount of the Indexed Interest Floor, which means your Risk Control Account Value could decline.

Additionally, if you allocate to a Risk Control Account with an Indexed Interest Buffer, you assume the risk of a negative Adjusted Index Return after application of the Indexed Interest Buffer, which means your Risk Control Account Value could decline significantly. If there is a large decline in the reference Index, the risk of loss on the Indexed Interest Buffer is significantly higher than the Indexed Interest Floor. For example, if the Indexed Interest Floor is -10% and the Indexed Interest Buffer is -10%, if the Index declines by 30% during the Interest Term, the Adjusted Index Return applied to the Indexed Interest Floor account is -10% whereas the Adjusted Index Return applied to the Indexed Interest Buffer account is -20% (the excess of the 30% decline over the -10% Indexed Interest Buffer).

In addition, you assume the risk that the Indexed Interest Cap can be reduced to as little as 1.0% and the Indexed Interest Participation Rate can be reduced to as little as 10%. The Indexed Interest Floors and Indexed Interest Buffer for an Allocation Option will not change during the life of your Contract unless the Allocation Option is discontinued. You assume the risk that the Allocation Options are discontinued, including the -10% Indexed Interest Buffer, and the only option remaining is an Indexed Interest Floor of 0%.

The risk of loss becomes greater with a partial withdrawal, surrender of the Contract, payment of the Death Benefit, or application of the Contract Value to an income payout option due to the Interest Adjustment, Equity Adjustment, and Surrender Charge.

●	Interest Adjustment Risk. In an increasing interest rate environment, the Interest Adjustment could reduce the amount received to less than the protection provided by the Indexed Interest Floor or Indexed Interest Buffer.

●	Equity Adjustment Risk. On every Business Day other than the first and last Business Day of an Interest Term, an Equity Adjustment is used to determine the Risk Control Account Value. This means that the Equity Adjustment used to calculated your Risk Control Account Contract Value on every other Business Day could be significantly lower than the performance of the reference Index during most of the Interest Term. The Equity Adjustment may be negative even when the value of the applicable Index has increased or when the value of the applicable Index has declined less than the Indexed Interest Buffer. Similarly, the Equity Adjustment may reduce the Risk Control Account Value by more than the Indexed Interest Floor.

●	Surrender Charge Risk. Partial withdrawals or surrenders during the first six Contract Years may result in a Surrender Charge which would further reduce the amount received.

●	Withdrawal Risk. The Company calculates amounts withdrawn from a Risk Control Account on a proportionate basis, which could reduce the amount received to less than the protection provided by the Indexed Interest Floor or Indexed Interest Buffer.

●	Timing Risk. The Company relies on a single point in time to calculate the Index Return. You may experience a negative return even if the Index has experienced gains through some, or most, of the Interest Term.

Liquidity Risk. We designed your Contract to be a long-term investment that you may use to help save for retirement and provide lifetime income. Your Contract is not designed to be a short-term investment. While you are permitted to take partial withdrawals from the Contract or fully surrender the Contract during the Accumulation Period by Authorized Request, such withdrawals may be subject to a Surrender Charge, Equity Adjustment, and Interest Adjustment and may impact your Death Benefit and payments under the Income Payout Option you choose. The Contract may not be suitable for investors who plan to take withdrawals (including systematic withdrawals and Required Minimum Distributions) or surrender the Contract on any day other than every sixth Contract Anniversary. Index interest is not credited to amounts withdrawn prior to the end of the Interest Term, and there will be an Equity Adjustment applied, which may be positive or negative. We may defer payments made under this Contract for up to six months if the insurance regulatory authority of the state in which we issued the Contract approves such deferral.

Loss of Principal Risk. There is a risk of loss of principal and previously credited interest in the Risk Control Accounts of up to 90% with the Indexed Interest Buffer and 10% with the Indexed Interest Floor due to negative Index performance. The Indexed Interest Floor and Indexed Interest Buffer describe the level of investment loss that can be experienced in one Interest Term, but losses over multiple Interest Terms could result in a loss of previously credited interest and a loss of principal. Withdrawals and surrenders from a Risk Control Account for any reason could result in a loss of previously credited interest or principal even if performance has been positive because of proportionate withdrawal calculations, Surrender Charges, the Equity Adjustment, and the Interest Adjustment, and this loss could exceed 90% and 10%, respectively. Investment in the Declared Rate Account could result in a loss of principal and previously credited interest due to Surrender Charges and the Interest Adjustment.

Market Risk. The historical performance of an Index relating to a Risk Control Account should not be taken as an indication of the future performance of the Index. The performance of an Index will be influenced by complex and interrelated economic, financial, regulatory, geographic, judicial, political and other factors that can affect the capital markets generally, and by various circumstances that can influence the performance of securities in a particular market segment.

Reinvestment Risk. You assume the risk that if we do not receive transfer instructions at least one Business Day prior to the end of the current Interest Term, we will apply the maturing Contract Value to a new Interest Term of the same Allocation Option. Any applicable Indexed Interest Floor will also be applied to the new Interest Term. If the same Allocation Option is not available, we will apply the value to the Declared Rate Account with a 1-year Interest Term. These default Allocation Options may not align with your desired allocations.

Risk That We May Eliminate an Allocation Option. We may discontinue an Allocation Option effective as of the end of an Interest Term. An Allocation Option may also be discontinued before the end of an Interest Term if any of the following occurs:

●	The reference Index is discontinued;

●	We have a contractual dispute with the provider of the reference Index;

●	Changes to the reference Index make it impractical or too expensive to purchase derivatives to hedge the Index; or

●	The calculation of the reference Index is substantially changed, resulting in significantly different Index Values or performance.

We will notify you of the discontinuation of an Allocation Option. Such a change will be subject to any applicable regulatory approval that may be required.

Risk That We May Eliminate or Substitute an Index. There is no guarantee that the Index will be available during the entire time you own your Contract. We may replace currently available Indices if they are discontinued or there is a material change in the calculation of the Index. If we substitute the Index, the performance of the new Index may differ from the original Index. This, in turn, may affect the credited index interest you earn and affect how you want to allocate Contract Value between available Risk Control Accounts. We will not substitute the Index until the new Index has been approved by the insurance department in your state. A change in the Index will not change the Indexed Interest Cap, Indexed Interest Participation Rate, Indexed Interest Floor, or Indexed Interest Buffer for your Contract at the time of the change. If we substitute the Index and you do not wish to allocate your Contract Value to the Risk Control Accounts available under the Contract, you may surrender your Contract, but you may be subject to a Surrender Charge, Equity Adjustment, and Interest Adjustment, which may result in a loss of principal and credited index interest. A surrender of the Contract may also be subject to taxes and tax penalties.

If an Index is substituted in the middle of an Interest Term, we will calculate index interest up to the date the first Index terminates. Index interest will then be calculated from the date the new Index is used until the end of the Index Term and the two index interest amounts will be added together to determine the credited index interest for the Interest Term.

We will notify you in your annual report of any addition of an index or substitution or removal of the Index or otherwise in writing where it is necessary to provide advance written notification of the change prior to your Contract Anniversary. See “Addition or Substitution of an Index” for more details.

Contract Issue Date Risk. The Company only issues the Contract on the 10th and 25th of each month. Therefore, the Purchase Payment may be held in the Company’s General Account for up to fifteen days prior to being invested in the Contract and will not earn any interest during that period.

Creditor and Solvency Risk. Our General Account assets support the guarantees under the Contract and are subject to the claims of our creditors. As such, the guarantees under the Contract are subject to our financial strength and claims-paying ability, and therefore, to the risk that we may default on those guarantees. You need to consider our financial strength and claims-paying ability in meeting the guarantees under the Contract. You may obtain information on our financial condition by reviewing our financial statements included in this Prospectus. Additionally, information concerning our business and operations is set forth in the section of this Prospectus entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

We are exposed to risks related to natural and man-made disasters and catastrophes, such as storms, fires, floods, earthquakes, epidemics, pandemics, malicious acts, and terrorist acts, which could adversely affect our ability to conduct business. A natural or man-made disaster or catastrophe, including a pandemic (such as the coronavirus COVID-19), could affect the ability, or willingness, of our workforce and employees of service providers and third party administrators to perform their job responsibilities. Even if our workforce and employees of our service providers and third party administrators were able to work remotely, those remote work arrangements could result in our business operations being less efficient than under normal circumstances and lead to delays in our issuing Contracts and processing of other Contract-related transactions, including orders from Owners. Catastrophic events may negatively affect the computer and other systems on which we rely and may interfere with our ability to receive, pickup and process mail, our processing of Contract-related transactions, impact our ability to calculate Contract Value, or have other possible negative impacts. There can be no assurance that we or our service providers will avoid losses affecting your Contract due to a natural disaster or catastrophe.

Other Important Information You Should Know

No Ownership Rights – You have no ownership rights in the underlying securities comprising the reference Indexes. Purchasing the Contract is not equivalent to investing in the underlying securities comprising the Indexes. As the Owner of the Contract, you will not have any ownership interest or rights in the underlying securities comprising the Indexes, such as voting rights, dividend payments, or other distributions. The S&P 500 Index does not reflect dividends paid on the securities comprising the Index, and, therefore, the calculation of the performance of the Index under the Contract does not reflect the full investment performance of the underlying securities.

No Affiliation with Index or Underlying Securities – We are not affiliated with the sponsors of the Indexes or the underlying securities comprising the Indexes. Consequently, the Indexes and the issuers of the underlying securities comprising the Indexes have no involvement with the Contract.

Possible Tax Law Changes – There always is the possibility that the tax treatment of the Contract could change by legislation or otherwise. We have the right to modify the Contract in response to legislative changes that could diminish the favorable tax treatment that Owners receive. You should consult a tax adviser with respect to legislative developments and their effect on the Contract.

FEES AND EXPENSES

The following information describes the fees and expenses you will pay when buying, owning, and surrendering the Contract. In addition to the fees and expenses described below, negative Equity Adjustments and Interest Adjustments also reduce Contract values.

Surrender Charge(1) (as a percentage of Contract Value withdrawn)

Contract Year	Surrender Charge Percentage
1	9%
2	9%
3	8%
4	7%
5	6%
6	5%
7+	0%

Other Expenses

Premium Tax(2) (as a percentage of the Purchase Payment) 3.5%

(1) We deduct a Surrender Charge from each withdrawal and surrender that exceeds the Annual Free Withdrawal Amount during the first six Contract Years. We do not assess a Surrender Charge on withdrawals and surrenders made under the Nursing Home or Hospital Waiver or Terminal Illness Waiver, refunds under the Right to Examine, Required Minimum Distributions that are withdrawn under the automatic withdrawal program provided by the Company, Death Benefit proceeds, Contract Value applied to an Income Payout Option, or Transfers.

(2) Premium tax is not currently deducted, but we reserve the right to do so in the future. State premium taxes currently range from 0% to 3.5% of the Purchase Payment.

Surrender Charge

We deduct a Surrender Charge from each withdrawal or surrender that exceeds the Annual Free Withdrawal Amount during the first six Contract Years. The Surrender Charge schedule is expressed as a percentage of the Contract Value withdrawn or surrendered as shown in the Surrender Charge table. The Surrender Charge is assessed before application of the Interest Adjustment.

For example, if it is the 3rd Contract Year and the Contract Value as of the second Contract Anniversary is $100,000 and you withdraw $30,000, the Annual Free Withdrawal Amount is $10,000 (i.e. $100,000 x 10%) and the Surrender Charge is $1,600 (i.e. ($30,000 - $10,000) x 8%). Unless otherwise instructed, the Surrender Charge will be deducted from the amount withdrawn. Therefore, the amount received will be $28,400 (i.e. $30,000 - $1,600). For more examples of how we calculate the Surrender Charge, see Appendix B to this Prospectus.

We will not assess the Surrender Charge on:

●	Withdrawals under the Nursing Home or Hospital waiver or Terminal Illness waiver;

●	Refunds under the Right to Examine;

●	Required Minimum Distributions that are withdrawn under the automatic withdrawal program provided by the Company;

●	Your Annual Free Withdrawal Amount;

●	Death Benefit proceeds;

●	Amounts withdrawn after the first six Contract Years;

●	Contract Value applied to an Income Payout Option; and

●	Transfers.

Surrender Charges offset promotion, distribution expenses, and investment risks born by the Company. To the extent Surrender Charges are insufficient to cover these risks and expenses, the Company will pay for the costs that it incurs from its General Account.

For information on the Annual Free Withdrawal Amount and Surrender Charge waivers, see “Access to Your Money.”

Other Information

We assume investment risks and costs in providing the guarantees under the Contract. These investment risks include the risks we assume in providing the Indexed Interest Floors and Indexed Interest Buffers for the Risk Control Accounts, the Interest Rate for the Declared Rate Account, the surrender rights available under the Contract, the Death Benefit and the income payments. We must provide the rates and benefits set forth in your Contract regardless of how our General Account investments that support the guarantees we provide perform. To help manage our investment risks, we engage in certain risk management techniques. There are costs associated with those risk management techniques. You do not directly pay the costs associated with our risk management techniques. However, we take those costs into account when we set rates and guarantees under your Contract.

GETTING STARTED – THE ACCUMULATION PERIOD

The Prospectus describes all material rights, benefits and obligations under the Contract. All material state variations in the Contract are described in Appendix C to this Prospectus and in your Contract. Please review Appendix C for any variations from standard Contract provisions that may apply to your Contract based on the state in which your Contract was issued. Your financial professional can provide you with more information about those state variations.

Purchasing a Contract

We offer the Contract to individuals, certain retirement plans, and other entities. To purchase a Contract, you and the Annuitant must be at least Age 21 and no older than Age 85.

We sell the Contract through financial professionals who are also agents of the Company. To start the purchase process, you must submit an application to your financial professional. The Purchase Payment must either be paid at the Company’s Administrative Office or delivered to your financial professional. Your financial professional will then forward your completed application and Purchase Payment (if applicable) to us. After we receive a completed application, Purchase Payment, and all other information necessary to process a purchase order in Good Order, we will begin the process of issuing the Contract on the next Contract Issue Date available. The selling firm’s determination of whether the Contract is suitable for you may delay our receipt of your application. Any such delays will affect when we issue your Contract. If the application for a Contract is properly completed and is accompanied by all the information necessary to process it, including payment of the Purchase Payment, the Purchase Payment will be allocated to the Allocation Options you choose on the next available Contract Issue Date.

IMPORTANT: You may use the Contract with certain tax qualified retirement plans (“IRA”). The Contract includes attributes such as tax deferral on accumulated earnings. Qualified retirement plans provide their own tax deferral benefit; the purchase of this Contract does not provide additional tax deferral benefits beyond those provided in the qualified retirement plan. Accordingly, if you are purchasing this Contract through a qualified retirement plan, you should consider purchasing the Contract for its other features and other non-tax related benefits. Please consult a tax adviser for information specific to your circumstances to determine whether the Contract is an appropriate investment for you.

If mandated by applicable law, including Federal laws designed to counter terrorism and prevent money laundering, we may be required to reject your Purchase Payment. We may also be required to provide additional information about you or your Contract to government regulators. In addition, we may be required to block an Owner’s Contract and thereby refuse to honor any request for transfers, partial withdrawals, surrender, income payments, and Death Benefit payments, until instructions are received from the appropriate government regulator.

Tax-Free “Section 1035” Exchanges

You can generally exchange one annuity contract for another in a “tax-free exchange” under Section 1035 of the Internal Revenue Code. Before making an exchange, you should compare both contracts carefully. Remember that if you exchange another contract for the one described in this Prospectus, you might have to pay a Surrender Charge or negative Interest Adjustment on the existing contract. If the exchange does not qualify for Section 1035 tax treatment, you may have to pay federal income tax, including a possible penalty tax, on your old contract. There will be a new Contract Issue Date for the purpose of determining any Surrender Charges for this Contract and other charges may be higher (or lower) and the benefits may be different. There may be delays in our processing of the exchange. You should not exchange another contract for this one unless you determine, after knowing all the facts that the exchange is in your best interest. In general, the person selling you this Contract will earn a commission from us.

Owner

The Owner is the person(s) or entity who own(s) this Contract and has (have) all rights under this Contract. Unless owned by a non-natural person, the Owner is also the person(s) whose death determines the Death Benefit. Joint Owners are not allowed on Qualified Contracts or contracts owned by a non-natural person. The maximum number of Owners is two. The consent of both Joint Owners is needed to complete an Authorized Request. The Owner is also referred to as “you” or “your”. While the Owner is living, the Owner is also the person(s) or entity who receives income payments during the Payout Period while the Annuitant is also living. If there are multiple Owners, each Owner will have equal ownership of the Contract and all references to Owner will mean Joint Owners. Joint Owners are only allowed for non-qualified annuities.

The Owner names the Annuitant or Joint Annuitants. If the Owner is not a natural person, a Joint Owner and Joint Annuitant cannot be named. All rights under the Contract may be exercised by the Owner, subject to the rights of any other Owner. Assignment of the Contract by the Owner is not permitted unless the state in which the Contract is issued requires us to provide the Owner the right to assign the Contract, as identified in Appendix C to this Prospectus. In that case, the Owner must provide us with advance Written Notice of the assignment and the assignment is subject to our approval, unless those requirements are inconsistent with the law of the state in which the Contract is issued.

The Owner may request to change the Owner at any time before the Income Payout Date. If an Owner is added or changed, the amount that will be paid upon the death of the new Owner will be impacted as described in the “Death Benefit” section in this Prospectus. Any change of Owner must be made by Authorized Request and is subject to our acceptance. We reserve the right to refuse such change on a non-discriminatory basis. Unless otherwise specified by the Owner, such change, if accepted by us, will take effect as of the date the Authorized Request was signed. We are not liable for any payment we make or action we take before we receive the Authorized Request.

If an Owner who is a natural person dies during the Accumulation Period, your Beneficiary is entitled to a Death Benefit. If you have a Joint Owner, the Death Benefit will be available when the first Joint Owner dies. If there is a surviving Owner and he or she is the Spouse of the deceased, the surviving Spouse will be treated as the sole primary Beneficiary, and any other designated Beneficiary will be treated as a contingent Beneficiary.

Divorce

In the event of divorce, the former Spouse must provide a copy of the divorce decree (or a qualified domestic relations order if it is a qualified plan) to us. The terms of the decree/order must identify the Contract and specify how the Contract Value should be allocated among the former Spouses.

Annuitant

The Annuitant is the natural person(s) whose life (or lives) determines the income payment amount payable under the Contract. If the Owner is a non-natural person, the Annuitant(s) is also the person(s) whose death determines the Death Benefit. If the Owner is a natural person, the Owner may change the Annuitant at any time provided it is at least 30 days before the Income Payout Date by Authorized Request. Unless otherwise specified by the Owner, such change will take effect as of the date the Authorized Request was signed. We are not liable for any payment we make or action we take before we receive the Authorized Request. If you change the Annuitant, the Income Payout Date will not change. If the Owner is not a natural person, the Annuitant cannot be changed. The Annuitant does not have any rights under the Contract.

Beneficiary

The person(s) or entity named by the Owner to receive proceeds payable upon the death of the first Owner or the first Annuitant if the Owner is a non-natural person. Prior to the Income Payout Date, if no Beneficiary survives the Owner, the proceeds will be paid to the Owner’s estate. If there are Joint Owners and we are unable to determine that one of the Joint Owners predeceased the other, it will be assumed that the Joint Owners died simultaneously. In this instance the Death Benefit will be divided equally among the Joint Owners’ estates. If there is more than one Beneficiary, each Beneficiary will receive an equal share unless otherwise specified by the Owner. If Joint Owners have been designated, the surviving Joint Owner will be treated as the sole primary Beneficiary and any other designated Beneficiary will be treated as a contingent Beneficiary.

You may change the Beneficiary by an Authorized Request sent to us, or you may name one or more Beneficiaries. A change of Beneficiary will take effect on the date the Authorized Request was signed. If there are Joint Owners, each Owner must sign the Authorized Request. In addition, any irrevocable beneficiary or assignee must sign the Authorized Request. An irrevocable beneficiary is any beneficiary who must consent to being changed or removed. We are not liable for any payment we make or action we take before we receive the Authorized Request.

Use care when naming Beneficiaries. If you have any questions concerning the criteria you should use when choosing Beneficiaries, consult your financial professional.

Right to Examine

You may cancel your Contract and return it to your financial professional or to us within a certain number of days after you receive the Contract and receive a refund of either the Purchase Payment you paid less withdrawals or your Contract Value, depending on the state in which your Contract was issued. If the Contract Value exceeds your Purchase Payment you will receive the Contract Value regardless of where the Contract was issued. If the Purchase Payment exceeds the Contract Value, the refund will be your Contract Value unless the state in which the Contract was issued requires that the Purchase Payment less withdrawals be returned. If your Contract is an IRA, we will refund the greater of your Purchase Payment less withdrawals or your Contract Value. The Contract Value includes any applicable Equity Adjustment. Generally, you must return your Contract within 10 days of receipt (30 days if it is a replacement contract), but some states may permit a different period for you to return your Contract. Refunds will not be subject to a Surrender Charge or Interest Adjustment and will be paid within seven days following the date of cancellation. State variations are described in Appendix C to this Prospectus. If you cancel your Contract by exercising your Right to Examine and attempt to purchase a substantially similar Contract the Company may refuse to issue the second Contract.

ALLOCATING YOUR PURCHASE PAYMENT

Purchase Payment

If the application for a Contract is in Good Order, which includes our receipt of the Purchase Payment, we will issue the Contract on the next available Contract Issue Date. Contract Issue Dates offered by the Company are currently the 10th and 25th of each month unless those days fall on a non-Business Day. In that case, we issue the Contract on the next Business Day with an effective Contract Issue Date of the 10th or 25th. Please note that during the time period between the date your Purchase Payment is delivered to us and the next available Contract Issue Date, we will hold your Purchase Payment in our General Account and not pay interest on it. Thus, during that time period, your Purchase Payment will not be allocated to either the Risk Control Accounts or the Declared Rate Account.

The minimum initial Purchase Payment for a Non-Qualified or Qualified Contract is $5,000. The Company does not allow additional Purchase Payments after the initial Purchase Payment. A Purchase Payment that equals or exceeds $1 million requires our prior approval. Multiple Contracts owned by the same individual where the sum of the Purchase Payments equals or exceeds $1 million also require our prior approval.

Purchase Payment and Allocation Options

There are five Allocation Options under the Contract, among which you may allocate your Purchase Payment and Contract Value:

	Allocation Option	Interest Term	Crediting Strategy	Minimum Guarantee*
1	S&P 500 Index Risk Control Account	1-Year	Indexed Interest Floor and Indexed Interest Cap	Indexed Interest Cap: Subject to a guaranteed minimum of 1%
2	S&P 500 Index Risk Control Account	6-Year	Indexed Interest Buffer and Indexed Interest Participation Rate	Indexed Interest Participation Rate: Subject to a guaranteed minimum of 10%
3	Barclays Risk Balanced Index Risk Control Account	1-Year	Indexed Interest Floor and Indexed Interest Cap	Indexed Interest Cap: Subject to a guaranteed minimum of 1%
4	Barclays Risk Balanced Index Risk Control Account	6-Year	Indexed Interest Buffer and Indexed Interest Participation Rate	Indexed Interest Participation Rate: Subject to a guaranteed minimum of 10%
5	Declared Rate Account	1-Year	Fixed Annual Interest Rate	The Interest Rate will never be less than the Minimum Interest Rate described in this prospectus

*The Indexed Interest Floor and Indexed Interest Buffer will not change during the life of your Contract unless the Allocation Option is discontinued. However, an Allocation Option with an Indexed Interest Floor of 0% will always be available. We may not always make available Allocation Options with Indexed Interest Buffers, however, if one is available, an Indexed Interest Buffer of -10% or more will be available. In other words, there will be an option for the maximum loss from the Indexed Interest Buffer to be no more than 90%.

You must specify the percentage of your Purchase Payment to be allocated to each Allocation Option on the Contract Issue Date. The amount you direct to an Allocation Option must be in whole percentages from 1% to 100% of the Purchase Payment and your total allocation must equal 100%. Generally, the lower the Indexed Interest Floor, the higher the Indexed Interest Cap. For example, the Indexed Interest Cap may be 2% for the 0% Indexed Interest Floor, whereas the Indexed Interest Cap may be 12% for the -10% Indexed Interest Floor. Once elected, the Indexed Interest Floor cannot be changed until the end of the Interest Term.

In deciding between the Indexed Interest Floor and Indexed Interest Buffer options, you should consider the loss potential for each account. With the Indexed Interest Buffer, losses up to -10% will not be credited, but there is potential to lose substantially more than the Indexed Interest Floor if there are large market losses. The Indexed Interest Buffer may offer additional gain potential through the Indexed Interest Participation Rate in comparison to the Indexed Interest Cap, but the gain potential should be weighed against the risk of loss.

Additionally, an investor should consider that the Indexed Interest Buffer options have a 6-year Interest Term compared to the 1-year Interest Term on the Indexed Interest Floor options. It is important to understand that indexed interest is not calculated or credited until the end of the Interest Term, and therefore the Crediting Strategy factors (i.e. the Indexed Interest Cap, Indexed Interest Participation Rate, Indexed Interest Floor, and Indexed Interest Buffer) only apply at the end of the Interest Term and, therefore will not be applied on an annual basis for the 6-year Interest Term. Furthermore, any partial withdrawal, full surrender, Death Benefit payment, or amounts withdrawn to be applied to an Income Payout Option prior to the end of the Interest Term could significantly reduce the values under the Contract and the amount of indexed interest credited at the end of the Interest Term due to the Surrender Charge, Equity Adjustment, Interest Adjustment, and proportional reduction to withdrawals.

We offer eleven Indexed Interest Floor options which provide different levels of protection, 0%, -1%, -2%, -3%, -4%, -5%, -6%, -7%, -8%, -9%, and -10%. If you allocate to an Allocation Option with an Indexed Interest Floor Crediting Strategy, you must also specify your Indexed Interest Floor by choosing one of the eleven available options.

The Purchase Payment will be allocated on the Contract Issue Date to the Allocation Options according to the allocation instructions on file with us.

Transactions that are scheduled to occur on a day that the Index Value for a Risk Control Account is not available will be processed on the next Business Day at the Index Value for that day.

We may offer additional Allocation Options at our discretion, which includes offering an additional Index, Crediting Strategy, or Interest Term. We may also discontinue an Allocation Option, effective as of the end of an Interest Term. We will notify you of the addition or discontinuation of an Allocation Option. Such a change will be subject to any required regulatory approval. Any change we make will be on a non-discriminatory basis.

Reallocating Your Contract Value: Transfers

An Allocation Option is available on the Contract Issue Date and at the end of the Interest Term. For example, an Interest Term of one year is available on the Contract Issue Date and every Contract Anniversary thereafter; whereas an Interest Term of six years is available on the Contract Issue Date and every sixth Contract Anniversary. This means that the six-year Interest Term will not be available for you to allocate Contract Value to on every Contract Anniversary. Additionally, the six-year Interest Term is unavailable if the Income Payout Date is less than six years from the start of the Interest Term.

At least two weeks prior to the end of an Interest Term, Owners will be notified of the available Allocation Options to which they may transfer their maturing Contract Value. The new Allocation Options may have different Interest Terms and Crediting Strategies.

New transfer instructions by Authorized Request will supersede any prior transfer instructions for a given Allocation Option. Transfers are not permitted during an Interest Term.

If we do not receive transfer instructions by Authorized Request at least one Business Day prior to the end of the current Interest Term, we will apply the value of the maturing Contract Value to a new Interest Term of the same Allocation Option. Any applicable Indexed Interest Floor will also be applied to the new Index Term. If the same Allocation Option is not available, we will apply the value to the Declared Rate Account with a 1-year Interest Term.

Changes to Crediting Strategy Components. The initial Indexed Interest Cap, Indexed Interest Participation Rate, and Interest Rate are. available in advance of the Contract Issue Date and will be provided by your financial professional or by calling the Company at 1-800-798-5500. The Indexed Interest Cap, Indexed Interest Participation Rate, and Interest Rate will not change during the Interest Term. We may declare a new Indexed Interest Cap, Indexed Interest Participation Rate and Interest Rate for each subsequent Interest Term and will notify you of the new Indexed Interest Cap, Indexed Interest Participation Rate and Interest Rate at least two weeks in advance of the start of an Interest Term. The Indexed Interest Cap and Indexed Interest Participation Rate will never be lower than the minimum rates described in this Prospectus. See “Declared Rate Account Allocation Option” for the minimum Interest Rate and “Risk Control Account Allocation Options – Setting the Crediting Strategies” for the minimum Indexed Interest Cap and Indexed Interest Participation Rate. The Indexed Interest Floors and Indexed Interest Buffer for an Allocation Option will not change during the life of your Contract unless the Allocation Option is discontinued. However, an Allocation Option with an Indexed Interest Floor of 0% will always be available. We may not always make available Allocation Options with Indexed Interest Buffers, however, if one is available, an Indexed Interest Buffer of -10% or more will be available. In other words, there would be an Indexed Interest Buffer option to limit the maximum loss to no more than 90%.

Addition or Discontinuation of an Allocation Option. We may offer additional Allocation Options at our discretion, which includes offering an additional Index, Crediting Strategy, or Interest Term. We may also discontinue an Allocation Option effective as of the end of an Interest Term. An Allocation Option may be discontinued before the end of an Interest Term if any of the following occurs:

●	The reference Index is discontinued;

●	We have a contractual dispute with the provider of the Index;

●	Changes to the reference Index make it impractical or expensive to purchase derivatives to hedge the Index; or

●	The calculation of the reference Index is substantially changed, resulting in significantly different Index Values or performance.

If an Allocation Option is discontinued during an Interest Term, the Risk Control Account Value of the discontinued Allocation Option (which includes the Equity Adjustment but not indexed interest) will be transferred to the 1-year Declared Rate Account where it will earn the Interest Rate and can be transferred on the next Contract Anniversary.

We will notify you of the addition or discontinuation of an Allocation Option by sending you written notice at your last known address stating the effective date on which the Allocation Option will be added or discontinued. We will send you the notice in your annual report unless earlier written notice is necessary. Such a change will be subject to any required regulatory approval.

DECLARED RATE ACCOUNT ALLOCATION OPTION

The MEMBERS Life Declared Rate Separate Account is an insulated separate account that we established within our General Account and under the laws of Iowa in which we hold reserves for our guarantees under the Declared Rate Account. Our other General Account assets are also available to meet those and other guarantees under the Contract and our other general obligations. The Declared Rate Separate Account is not registered under the Investment Company Act of 1940. The assets in the Declared Rate Separate Account are equal to the reserves and other liabilities of the contracts supported by the Declared Rate Separate Account and are not chargeable with liabilities arising out of any other business that we conduct. We have the right to transfer to our General Account any assets of the Declared Rate Separate Account that are in excess of such reserves and other contract liabilities. The guarantees in this Contract are subject to the Company’s financial strength and claims-paying ability.

You may allocate all or a portion of your Purchase Payment and Contract Value to the Declared Rate Account. Contract Value allocated to the Declared Rate Account becomes part of the Declared Rate Account Value.

The Crediting Strategy, which is the method by which interest is calculated, for the Declared Rate Account is the fixed annual Interest Rate. The Declared Rate Account Value is credited with interest at the end of each business day. The applicable interest credited, when compounded, equals the Interest Rate. The Interest Rate will not change for the duration of the 1-Year Interest Term. We may declare a new Interest Rate for each subsequent 1-year Interest Term and will notify you of the new Interest Rate two weeks in advance of the start of an Interest Term. The Interest Rate will never be less than the Declared Rate Account Minimum Interest Rate. The initial Declared Rate Account Minimum Interest Rate is shown on your Contract Data Page.

The Minimum Interest Rate will be determined on the Contract Issue Date and every sixth Contract Anniversary based on the calendar quarter in which the Issue Date or Contract Anniversary falls. The Minimum Interest Rate will apply for six years and then will be recalculate for the next six-year period.

The Minimum Interest Rate will never be less than the lessor of:

a)	3%; or

b)	The interest rate determined as the greater of:

1)	The average of the three applicable monthly five-year Constant Maturity Treasury (CMT) rates reported by the Federal Reserve rounded to the nearest 0.05%, as described below, minus 1.25%; or

2)	The nonforfeiture interest rate floor required by the National Association of Insurance Commissioners (NAIC) Standard Nonforfeiture Law for Individual Deferred Annuities, 0.15%.

The three monthly five-year Constant Maturity Treasury rates used in the calculation above are as follows:

●	The prior September, October, and November monthly five-year CMT rates will be used to determine the first quarter interest rate that is effective each January 1;

●	The prior December, January, and February monthly five-year CMT rates will be used to determine the second quarter interest rate that is effective each April 1;

●	The prior March, April, and May monthly five-year CMT rates will be used to determine the third quarter interest rate that is effective each July 1; and

●	The prior June, July, and August monthly five-year CMT rates will be used to determine the fourth quarter interest rate that is effective each October 1.

RISK CONTROL ACCOUNT ALLOCATION OPTIONS

The MEMBERS Life Risk Control Separate Account is an insulated separate account that we established within our General Account and under the laws of Iowa in which we hold reserves for our guarantees under the Risk Control Accounts. Our other General Account assets are also available to meet those and other guarantees under the Contract and our other general obligations. The Risk Control Separate Account is not registered under the Investment Company Act of 1940. The assets in the Risk Control Separate Account are equal to the reserves and other liabilities of the contracts supported by the Risk Control Separate Account and are not chargeable with liabilities arising out of any other business that we conduct. We have the right to transfer to our General Account any assets of the Risk Control Separate Account that are in excess of such reserves and other contract liabilities. The guarantees in this Contract are subject to the Company’s financial strength and claims-paying ability.

You may allocate all or a portion of your Purchase Payment and Contract Value to the Risk Control Accounts we make available. The portion of the Contract Value allocated to a Risk Control Account becomes part of the Risk Control Account Value.

Each Risk Control Account is uniquely structured based on the combination of Crediting Strategy, reference Index, and Interest Term. The Crediting Strategy is the method by which interest is calculated. There are currently two Crediting Strategies available for the Risk Control Accounts:

●	Indexed Interest Floor with Indexed Interest Cap

●	Indexed Interest Buffer with Indexed Interest Participation Rate

Additionally, we currently offer two reference indices, the S&P 500 Index and Barclays Risk Balanced Index, and two Interest Terms, 1 year or 6 years. Risk Control Account Value is credited with interest based on the investment performance of external Indices, subject to the applicable Crediting Strategy.

The Indexed Interest Floor and Indexed Interest Buffer are used in determining the level of protection provided by the Risk Control Account. Each Risk Control Account will have either an Indexed Interest Floor or an Indexed Interest Buffer. The Indexed Interest Floor represents the maximum amount of negative index interest that may be credited to the Risk Control Account. The Indexed Interest Buffer represents the maximum amount of negative index interest assumed by the Company, and any additional negative interest will be credited to the Risk Control Account.

We currently offer eleven Indexed Interest Floor options which provide different levels of protection, 0%, -1%, -2%, -3%, -4%, -5%, -6%, -7%, -8%, -9%, and -10%. If an Indexed Interest Floor of 0% is elected, negative investment performance of the applicable Index will not reduce your Risk Control Account Value. If any other Indexed Interest Floor is chosen, negative investment performance of the applicable Index will reduce your Risk Control Account Value by up to the amount of the Indexed Interest Floor you elected for any Interest Term. Negative investment performance will not reduce your Risk Control Account Value by more than the Indexed Interest Floor even if the Index performance for that Interest Term is lower than the Indexed Interest Floor. For example, if the Index performance is -15% and you elected an Indexed Interest Floor of -10%, the Company will credit -10% to the Risk Control Account Value.

We currently offer one Indexed Interest Buffer option, -10%. If this option is elected, negative investment performance of the applicable Index will not reduce your Risk Control Account Value if the negative investment performance is between zero and -10% for the Interest Term. If the investment performance is lower than -10% for the Interest Term, your Risk Control Account Value will be reduced by the amount of negative investment performance in excess of -10%. This means your Risk Control Account Value can be reduced by as much as 90% due to negative investment performance of the applicable Index over the Interest Term.

Although negative investment performance is limited by the Indexed Interest Floor and Indexed Interest Buffer for a given Interest Term, you could lose more due to losses in subsequent Interest Terms, Surrender Charges, a negative Interest Adjustment, a negative Equity Adjustment, and federal income tax penalties.

The Indexed Interest Cap and Indexed Interest Participation Rate limit the amount of positive index interest credited to the Risk Control Account. Each Risk Control Account will have either an Indexed Interest Cap or an Indexed Interest Participation Rate. The Indexed Interest Cap represents the maximum amount of index interest that Company will credit to the Risk Control Account. The Indexed Interest Participation Rate is a percentage multiplied by the Index Return if the Index Return is positive. If the Indexed Interest Participation Rate is lower than 100%, it will limit the amount of index interest credited by the Company.

The Indexed Interest Cap and Indexed Interest Participation Rate will not change for the duration of the Interest Term. We may declare a new Indexed Interest Cap and Indexed Interest Participation Rate for each subsequent Interest Term and will notify you of the new Indexed Interest Cap or Indexed Interest Participation Rate two weeks in advance of the start of an Interest Term.

We hold reserves in the Risk Control Separate Account for amounts allocated to the Risk Control Accounts in support of the guarantees associated with the Indexed Interest Floor, Indexed Interest Buffer, Indexed Interest Cap, and Indexed Interest Participation Rate. Your Risk Control Account Value reflects, in part, the performance of the reference Index, subject to the Equity Adjustment and applicable Crediting Strategy. When funds are withdrawn from a Risk Control Account prior to the end of the Interest Term for a surrender, partial withdrawal, annuitization or payment of the Death Benefit, index interest is calculated up to the date of withdrawal through the Equity Adjustment as described below.

The performance of the S&P 500 Index associated with the Risk Control Accounts does not include dividends paid on the securities comprising the Index, and therefore, the performance of the Index does not reflect the full performance of those underlying securities. The performance of the Barclays Risk Balanced Index reflects dividends reinvested. The Index Return is the percentage change in the Index from the beginning of the Interest Term to the end of the Interest Term. Because index interest is calculated on a single point in time you may experience negative or flat performance even though the Index experienced gains through some, or most, of the Interest Term.

Setting the Crediting Strategies

We consider various factors in determining the Crediting Strategies and associated rates, including investment returns, the costs of our risk management techniques, sales commissions, administrative expenses, regulatory and tax requirements, general economic trends, and competitive factors. We determine the rates for the Indexed Interest Cap, Indexed Interest Participation Rate, Indexed Interest Floor, and Indexed Interest Buffer at our sole discretion.

We set the Indexed Interest Cap and Indexed Interest Participation Rate at the start of each Interest Term and guarantee them for the duration of the Interest Term. We will forward advance written notice to Owners of any change in the Indexed Interest Cap and Indexed Interest Participation Rate for the subsequent Interest Term at least two weeks prior to start of the Interest Term. This notice will describe the Owner’s right to transfer Contract Value between available Allocation Options. The Indexed Interest Cap will always be positive and will be subject to a guaranteed minimum of 1%. The Indexed Interest Participation Rate will always be positive and will be subject to a guaranteed minimum of 10%.

Addition or Substitution of an Index

There is no guarantee that the Index will be available during the entire time you own your Contract. If: (i) the Index is discontinued, or (ii) the calculation of that Index is materially changed, we may substitute a suitable Index that will be used for the remainder of the Interest Term. We reserve the right to add or substitute the Index. If we substitute an Index, the performance of the new Index may differ from the original Index. This, in turn, may affect the interest credited to the Risk Control Account and the interest you earn under the Contract. We will not substitute an Index until that Index has been approved by the insurance department in your state.

In the unlikely event that we substitute the Index, we will attempt to add a suitable alternative index that is substantially similar to the Index being replaced on the same day that we remove the Index. If a change in an Index is made during an Interest Term, Index interest will be calculated from the start of the Interest Term until the date that the Index ceased to be available and that index interest will be added to or subtracted from the index interest calculated for the substitute Index from the date of substitution until the end of the Interest Term. If we are unable to substitute a new Index at the same time an Index ceases to be available there may be a brief interval between the date on which we remove the Index and add a suitable alternative index as a replacement. In this situation, your Contract Value will continue to be allocated to the Risk Control Accounts. However, any credit to your Contract Value for that Interest Term will not reflect changes in the value of the Index or the replacement index during that interim period. If you take a partial withdrawal, surrender, annuitize, or request a Death Benefit during the interim period, we will apply index interest to your Contract Value allocated to a Risk Control Accounts based on the percentage change in the Index from the beginning of the Interest Term to the date on which the Index became unavailable under the Contract.

Please note that we may add or substitute an Index associated with the Risk Control Accounts by sending you written notice at your last known address stating the effective date on which the Index will be added or substituted. We will send you the notice in your annual report unless earlier written notice is necessary.

CONTRACT VALUE

On the Contract Issue Date, your Contract Value equals the Purchase Payment. After the Contract Issue Date, during the Accumulation Period, your Contract Value is equal to the sum of the account value in all Allocation Options, including the Declared Rate Account Value and the Risk Control Account Value(s). The calculation of account value varies by Allocation Option as described below.

Declared Rate Account Value

The Declared Rate Account Value on any Business Day is equal to:

a.)	The amount applied to the Declared Rate Account at the start of the current Interest Term; less

b.)	Any withdrawals (including any Surrender Charge and Interest Adjustment); plus

c.)	The interest earned.

The Equity Adjustment does not apply to Contract Value in the Declared Rate Account.

Risk Control Account Value

Your Contract Value allocated to the Risk Control Accounts for any Valuation Period is equal to the sum of your Risk Control Account Value in each Risk Control Account. The Risk Control Account Value varies based on the Business Day it is calculated:

●	On the first Business Day of an Interest Term, the Risk Control Account Value is equal to the Crediting Base.

●	On the last Business Day of an Interest Term the Risk Control Account Value is equal to the Crediting Base multiplied by the sum of one plus the Adjusted Index Return.

●	On every other Business Day, the Risk Control Account Value is equal to the Crediting Base plus the Equity Adjustment.

Crediting Base. The Crediting Base is equal to the amount allocated to a Risk Control Account at the start of the Interest Term, reduced proportionally for any withdrawals. Withdrawals include partial withdrawals, a full surrender, Death Benefit payments, or amounts withdrawn to be applied to an Income Payout Option.

A withdrawal will proportionally reduce the Crediting Base by the ratio of the withdrawal to the Risk Control Account Value immediately prior to the withdrawal. Withdrawals include any applicable Surrender Charge and Interest Adjustment. A proportional reduction to the Crediting Base could be larger than the amount of the withdrawal.

●	If the Risk Control Account Value immediately prior to the withdrawal is greater than the Crediting Base, the reduction to the Crediting Base will be less than the amount of the withdrawal.

●	If the Risk Control Account Value immediately prior to the withdrawal is less than the Crediting Base, the reduction to the Crediting Base will be greater than the amount of the withdrawal.

The following formulas are used for this calculation:

●	Withdrawal as a percentage of Risk Control Account Value = withdrawal / (Risk Control Account Value immediately prior to withdrawal), where “withdrawal” includes any applicable Surrender Charge and Interest Adjustment

●	Reduction in Crediting Base = (Crediting Base before withdrawal) x (withdrawal as a percentage of Risk Control Account Value)

●	Crediting Base After Withdrawal = (Crediting Base before withdrawal) – (reduction in Crediting Base)

The Crediting Base is not used for the Declared Rate Account.

Examples of Crediting Base After a Withdrawal

Note, the “withdrawal” includes any applicable Surrender Charge and Interest Adjustment. The Equity Adjustment is reflected in the Risk Control Account Value.

Example 1. Risk Control Account Value immediately prior to the withdrawal is greater than the Crediting Base.

Assume the following:

●	Crediting Base before withdrawal = $100,000

●	Withdrawal = $20,000

●	Risk Control Account Value at time of withdrawal = $115,000

o	Equity Adjustment = $115,000 - $100,000 (the Crediting Base) = $15,000

Step 1: Calculate the withdrawal as a percentage of Risk Control Account Value

●	Withdrawal as a percentage of Risk Control Account Value = withdrawal / (Risk Control Account Value immediately prior to withdrawal)

●	Withdrawal as a percentage of Risk Control Account Value = $20,000 / $115,000 = 0.173913

Step 2: Calculate the reduction in the Crediting Base

●	Reduction in Crediting Base = (Crediting Base before withdrawal) x (withdrawal as a percentage of Risk Control Account Value)

●	Reduction in Crediting Base = $100,000 x 0.173913 = $17,391.30

Step 3: Calculate the Crediting Base after withdrawal

●	Crediting Base after withdrawal = (Crediting Base before withdrawal) – (reduction in Crediting Base)

●	Crediting Base after withdrawal = $100,000 - $17,391.30 = $82,608.70

Step 4: Calculate the Equity Adjustment after withdrawal

●	Equity Adjustment after withdrawal = (Equity Adjustment before withdrawal) x (withdrawal as a percentage of Risk Control Account Value)

●	Equity Adjustment after Withdrawal = $15,000 x 0.173913 = $12,391.30

Step 5: Calculate the Risk Control Account Value after withdrawal

●	Risk Control Account Value after withdrawal = (Crediting Base after withdrawal) + (Equity Adjustment after withdrawal)

●	Risk Control Account Value after withdrawal = $82,608.70 + $12,391.30 = $95,000

In this example, because the Risk Control Account Value immediately prior to the withdrawal is greater than the Crediting Base, the reduction to the Crediting Base ($17,391.30) is less than the amount of the withdrawal ($20,000).

Example 2. Risk Control Account Value immediately prior to the withdrawal is less than the Crediting Base.

Assume the following:

●	Crediting Base before withdrawal = $100,000

●	Withdrawal = $20,000

●	Risk Control Account Value at time of withdrawal = $80,000

o	Equity Adjustment = $80,000 - $100,000 (the Crediting Base) = -$20,000

Step 1: Calculate the withdrawal as a percentage of Risk Control Account Value

●	Withdrawal as a percentage of Risk Control Account Value = withdrawal / (Risk Control Account Value immediately prior to withdrawal)

●	Withdrawal as a percentage of Risk Control Account Value = $20,000 / $80,000 = 0.25

Step 2: Calculate the reduction in the Crediting Base

●	Reduction in Crediting Base = (Crediting Base before withdrawal) x (withdrawal as a percentage of Risk Control Account Value)

●	Reduction in Crediting Base = $100,000 x 0.25 = $25,000

Step 3: Calculate the Crediting Base after withdrawal

●	Crediting Base after withdrawal = (Crediting Base before withdrawal) – (reduction in Crediting Base)

●	Crediting Base after withdrawal = $100,000 - $25,000 = $75,000

Step 4: Calculate the Equity Adjustment after withdrawal

●	Equity Adjustment after Withdrawal = (Equity Adjustment before withdrawal) x (withdrawal as a percentage of Risk Control Account Value)

●	Equity Adjustment after withdrawal = -$20,000 x 0.25 = -$15,000

Step 5: Calculate the Risk Control Account Value after withdrawal

●	Risk Control Account Value after withdrawal = (Crediting Base after withdrawal) + (Equity Adjustment after withdrawal)

●	Risk Control Account Value after the withdrawal = $75,000 - $15,000 = $60,000

In this example, because the Risk Control Account Value immediately prior to the withdrawal is less than the Crediting Base, the reduction to the Crediting Base ($25,000) is greater than the amount of the withdrawal ($20,000). This illustrates that the Crediting Base calculation may result in a reduction in the Crediting Base that is significantly larger than the withdrawal amount.

Risk Control Account Value on the Last Business Day of An Interest Term

On the last Business Day of an Interest Term the Risk Control Account Value equals the Crediting Base multiplied by the sum of one plus the Adjusted Index Return.

Index Return. The Index Return and Adjusted Index Return are calculated to determine the interest credited to a Risk Control Account. The Index Return and Adjusted Index Return are calculated separately for each Risk Control Account.

The Index Return is the percentage change in the index from the beginning of the Interest Term to the end of the Interest Term. The Index Return is calculated using the following formula:

Index Return = A / B – 1 where,

A = Index Value on the last day of the Interest Term

B = Index Value on the first day of the Interest Term

If the first or last day of the Interest Term does not fall on a Business Day, the Index Value for the next Business Day will be used.

Adjusted Index Return. The Adjusted Index Return is the Index Return for the current Interest Term adjusted for the Crediting Strategy. The calculation of the Adjusted Index Return varies based on the Crediting Strategy:

The Adjusted Index Return for the Indexed Interest Floor and Indexed Interest Cap Crediting Strategy is calculated as follows:

●	If the Index Return is positive or zero, the Adjusted Index Return equals the lessor of the Index Return or the Indexed Interest Cap.

●	If the Index Return is negative, the Adjusted Index Return equals the greater of the Index Return or the Indexed Interest Floor.

Examples: Assume the Indexed Interest Floor is -10.00% and the Indexed Interest Cap is 10.00%.

●	If the Index Return is 6.00%, because the Index Return is positive, the Adjusted Index Return equals the lessor of the Index Return or the Indexed Interest Cap:

o	Lessor of 6.00% or 10.00% = 6.00%.

●	If the Index Return is 16.00%, because the Index Return is positive, the Adjusted Index Return equals the lessor of the Index Return or the Indexed Interest Cap:

o	Lessor of 16.00% or 10.00% = 10.00%.

●	If the Index Return is -6.00%, because the Index Return is negative, the Adjusted Index Return is the greater of the Index Return or the Indexed Interest Floor:

o	Greater of -6.00% or -10.00% = -6.00%.

●	If the Index Return is -16.00%, because the Index Return is negative, the Adjusted Index Return is the greater of the Index Return or the Indexed Interest Floor:

o	Greater of -16.00% or -10.00% = -10.00%.

The Adjusted Index Return for the Indexed Interest Buffer and Indexed Interest Participation Rate Crediting Strategy is calculated as follows:

●	If the Index Return is positive, the Adjusted Index Return equals the Index Return multiplied by the Indexed Interest Participation Rate.

●	If the Index Return is between zero and the Indexed Interest Buffer, the Adjusted Index Return equals zero.

●	If the Index Return is lower than the Indexed Interest Buffer, the Adjusted Index Return equals the Index Return minus the Indexed Interest Buffer.

Examples: Assume the Indexed Interest Buffer is -10.00% and the Indexed Interest Participation Rate is 125%.

●	If the Index Return is 6.00%, because the Index Return is positive, the Adjusted Index Return equals the Index Return multiplied by the Indexed Interest Participation Rate:

o	6.00% x 125% = 7.50%.

●	If the Index Return is -6.00%, because the Index Return is negative and between 0.00% and -10.00%, the Adjusted Index Return is zero:

o	0.00%.

●	If the Index Return is -16.00%. Because the Index Return is negative and less than the Indexed Interest Buffer, the Adjusted Index Return equals the Index Return minus the Indexed Interest Buffer:

o	-16.00% - (-10.00%) = -6.00%.

Examples of the Risk Control Account Value Calculation on the Last Business Day of an Interest Term. The following examples illustrate how investment performance of the reference Index is applied in crediting interest to the Risk Control Accounts. No withdrawals are assumed to occur under these examples and all values are determined on the last Business Day of an Interest Term. The examples illustrate hypothetical circumstances solely for the purpose of demonstrating Risk Control Account calculations and are not intended as estimates of future performance of the Index.

Example 1: This example illustrates how interest would be credited based on the return of the Index using an Indexed Interest Cap and Indexed Interest Floor Crediting Strategy. In this example, the Index Return is positive and greater than the Indexed Interest Cap.

Assume the following information:

As of the first day of the Interest Term

●	Risk Control Account Value is equal to the Crediting Base on the first Business Day of the Interest Term: $100,000

●	Index Value: 1000

●	Indexed Interest Floor: -10.00%

●	Indexed Interest Cap: 15.00%

As of the last day of the Interest Term:

●	Closing Index Value: 1300

Step 1: Calculate the Index Return

Index Return equals the Index Value on the last day of the Interest Term divided by the Index Value on the first day of the Interest Term minus one. The Index Value on the last day of the Interest Term is 1300 and the Index Value on the first day of the Interest Term is 1000. Therefore, the Index Return is 1300 divided by 1000 minus 1 which equals 30% (1300 / 1000 – 1).

Step 2: Calculate the Adjusted Index Return

The Crediting Strategy is an Indexed Interest Floor and Indexed Interest Cap. Therefore, because the Index Return of 30% is positive, the Adjusted Index Return equals the lessor of the Index Return or the Indexed Interest Cap. The lessor of the Index Return of 30% and the Indexed Interest Cap of 15% is 15%.

Step 3: Calculate the Risk Control Account Value

The Risk Control Account Value equals the Crediting Base multiplied by the sum of one plus the Adjusted Index Return. Therefore, $100,000 multiplied by the sum of one plus 15% is $115,000 ($100,000 x (1 + 15%)). The Risk Control Account Value increased by $15,000 ($115,000 - $100,000).

Example 2: This example illustrates how interest would be credited based on the return of the Index using an Indexed Interest Cap and Indexed Interest Floor Crediting Strategy. In this example, the Index Return is negative.

Assume the following information:

As of the first day of the Interest Term

●	Risk Control Account Value is equal to the Crediting Base on the first Business Day of the Interest Term: $100,000

●	Index Value: 1000

●	Indexed Interest Floor: -10.00%

●	Indexed Interest Cap: 15.00%

As of the last day of the Interest Term:

●	Closing Index Value: 700

Step 1: Calculate the Index Return

Index Return equals the Index Value on the last day of the Interest Term divided by the Index Value on the first day of the Interest Term minus one. The Index Value on the last day of the Interest Term is 700 and the Index Value on the first day of the Interest Term is 1000. Therefore, the Index Return is 700 divided by 1000 minus 1 which equals -30% (700 / 1000 – 1).

Step 2: Calculate the Adjusted Index Return

The Crediting Strategy is an Indexed Interest Floor and Indexed Interest Cap. Therefore, because the Index Return of -30% is negative, the Adjusted Index Return equals the greater of the Index Return or the Indexed Interest Floor. The greater of the Index Return of -30% and the Indexed Interest Floor of -10% is -10%.

Step 3: Calculate the Risk Control Account Value

The Risk Control Account Value equals the Crediting Base multiplied by the sum of one plus the Adjusted Index Return. Therefore, $100,000 multiplied by the sum of one plus -10% is $90,000 ($100,000 x (1 + (-10%))). The Risk Control Account Value decreased by $10,000 ($90,000 - $100,000).

Example 3: This example illustrates how interest would be credited based on the return of the Index using an Indexed Interest Participation Rate and Indexed Interest Buffer Crediting Strategy. In this example, the Index Return is positive.

Assume the following information:

As of the first day of the Interest Term

●	Risk Control Account Value is equal to the Crediting Base on the first Business Day of the Interest Term: $100,000

●	Index Value: 1000

●	Indexed Interest Buffer: -10.00%

●	Indexed Interest Participation Rate: 115.00%

As of the last day of the Interest Term:

●	Closing Index Value: 1300

Step 1: Calculate the Index Return

Index Return equals the Index Value on the last day of the Interest Term divided by the Index Value on the first day of the Interest Term minus one. The Index Value on the last day of the Interest Term is 1300 and the Index Value on the first day of the Interest Term is 1000. Therefore, the Index Return is 1300 divided by 1000 minus 1 which equals 30% (1300 / 1000 – 1).

Step 2: Calculate the Adjusted Index Return

The Crediting Strategy is an Indexed Interest Buffer and Indexed Interest Participation Rate. Therefore, because the Index Return of 30% is positive, the Adjusted Index Return equals the Index Return multiplied by the Indexed Interest Participation Rate. The Index Return of 30% multiplied by the Indexed Interest Participation Rate of 115% equals 34.5% (30% x 115%).

Step 3: Calculate the Risk Control Account Value

The Risk Control Account Value equals the Crediting Base multiplied by the sum of one plus the Adjusted Index Return. Therefore, $100,000 multiplied by the sum of one plus 34.5% is $134,500 ($100,000 x (1 + 34.5%)). The Risk Control Account Value increased by $34,500 ($134,500 - $100,000).

Example 4: This example illustrates how interest would be credited based on the return of the Index using an Indexed Interest Participation Rate and Indexed Interest Buffer Crediting Strategy. In this example, the Index Return is between zero and the Indexed Interest Buffer.

Assume the following information:

As of the first day of the Interest Term

●	Risk Control Account Value is equal to the Crediting Base on the first Business Day of the Interest Term: $100,000

●	Index Value: 1000

●	Indexed Interest Buffer: -10.00%

●	Indexed Interest Participation Rate: 115.00%

As of the last day of the Interest Term:

●	Closing Index Value: 950

Step 1: Calculate the Index Return

Index Return equals the Index Value on the last day of the Interest Term divided by the Index Value on the first day of the Interest Term minus one. The Index Value on the last day of the Interest Term is 950 and the Index Value on the first day of the Interest Term is 1000. Therefore, the Index Return is 950 divided by 1000 minus 1 which equals -5% (950 / 1000 – 1).

Step 2: Calculate the Adjusted Index Return

The Crediting Strategy is an Indexed Interest Buffer and Indexed Interest Participation Rate. Therefore, because the Index Return of -5% is between zero and the Indexed Interest Buffer, the Adjusted Index Return equals zero (0%).

Step 3: Calculate the Risk Control Account Value

The Risk Control Account Value equals the Crediting Base multiplied by the sum of one plus the Adjusted Index Return. Therefore, $100,000 multiplied by the sum of one plus 0% is $100,000 ($100,000 x (1 + 0%)). The Risk Control Account Value did not change ($100,000 - $100,000).

Example 5: This example illustrates how interest would be credited based on the return of the Index using an Indexed Interest Participation Rate and Indexed Interest Buffer Crediting Strategy. In this example, the Index Return is lower than the Indexed Interest Buffer.

Assume the following information:

As of the first day of the Interest Term

●	Risk Control Account Value is equal to the Crediting Base on the first Business Day of the Interest Term: $100,000

●	Index Value: 1000

●	Indexed Interest Buffer: -10.00%

●	Indexed Interest Participation Rate: 115.00%

As of the last day of the Interest Term:

●	Closing Index Value: 700

Step 1: Calculate the Index Return

Index Return equals the Index Value on the last day of the Interest Term divided by the Index Value on the first day of the Interest Term minus one. The Index Value on the last day of the Interest Term is 700 and the Index Value on the first day of the Interest Term is 1000. Therefore, the Index Return is 700 divided by 1000 minus 1 which equals -30% (700 / 1000 – 1).

Step 2: Calculate the Adjusted Index Return

The Crediting Strategy is an Indexed Interest Buffer and Indexed Interest Participation Rate. Therefore, because the Index Return of -30% is less than the Indexed Interest Buffer, the Adjusted Index Return equals the Index Return minus the Indexed Interest Buffer. The Index Return of -30% minus the Indexed Interest Buffer of -10% is -20% (-30% - (-10%)).

Step 3: Calculate the Risk Control Account Value

The Risk Control Account Value equals the Crediting Base multiplied by the sum of one plus the Adjusted Index Return. Therefore, $100,000 multiplied by the sum of one plus -20% is $80,000 ($100,000 x (1 + (-20%))). The Risk Control Account Value decreased by $20,000 ($80,000 - $100,000).

Risk Control Account Value on any Business Day other than the First or Last Business Day of an Interest Term

On every Business Day other than the first or last Business Day of an Interest Term, the Risk Control Account Value equals the Crediting Base plus the Equity Adjustment.

Equity Adjustment. The Equity Adjustment protects the Company from market losses relating to changes in the value of the investments that support the Risk Control Accounts when withdrawals, including partial withdrawals, full surrenders, Death Benefit payments, or amounts withdrawn to be applied to an Income Payout Option, are made during the Interest Term. The Equity Adjustment applies for the entire Interest Term, which could be six years, but does not apply on the first or last Business Day of the Interest Term.

The Equity Adjustment reflects the value of hypothetical derivative instruments that hedge market risks associated with the Risk Control Accounts. The value is represented by the difference between the value of the hypothetical derivative instruments on a given date before the end of the Interest Term and the value of the hypothetical derivative instruments at the start of the Interest Term, adjusted for the time elapsed in the Interest Term. The Equity Adjustment calculation uses the Black Scholes or Black’s model to value the hypothetical derivatives.

The Equity Adjustment may be negative even when the Index Return is positive, or may be positive even when the Index Return is negative. This is primarily due to market inputs for volatility, interest rates, and dividends as well as the amortized option cost, and trading costs. A negative Equity Adjustment will reduce the values under the Contract and the amount of index interest credited.

The Equity Adjustment is calculated separately for each Risk Control Account and varies based on the Crediting Strategy. The Equity Adjustment is not applied to Contract Value in the Declared Rate Account. The Equity Adjustment is calculated as of the end of each Business Day, except the first and last Business Day of an Interest Term.

The hypothetical derivatives include calls and puts. The current value of the hypothetical call options reflects the potential for increases in the reference Index during the Interest Term. The current value of the hypothetical put options reflects the potential for decreases in the reference Index during the Interest Term. Specifically,

●	For Risk Control Accounts with an Indexed Interest Cap, the current value of the hypothetical long call and short call reflects the potential for increases in the reference Index during the Interest Term up to the Indexed Interest Cap.

●	For Risk Control Accounts with an Indexed Interest Participation Rate, the current value of the hypothetical long call multiplied by the Indexed Interest Participation Rate reflects the potential for increases in the reference Index during the Interest Term.

●	For Risk Control Accounts with an Indexed Interest Floor, the current value of the hypothetical short put and long put reflects the potential for decrease in the reference Index during the Interest Term up to the Indexed Interest Floor.

●	For Risk Control Accounts with an Indexed Interest Buffer, the current value of the hypothetical short put reflects the potential for decreases in the reference Index during the Interest Term in excess of the Indexed Interest Buffer.

The Equity Adjustment for a Risk Control Account is calculated as A x (B - C - D), where:

A = Crediting Base

B = Hypothetical option value

C = Amortized option cost

D = Trading costs

●	Hypothetical option value is the hypothetical option value as of the current Business Day.

●	Amortized option cost is the hypothetical option value as of the start of the Interest Term, adjusted for the time elapsed in the Interest Term. To adjust for the time elapsed in the Interest Term, the hypothetical option value as of the start of the Interest Term is multiplied by the number of days remaining in the Interest Term divided by the total number of days in the Interest Term.

●	Trading costs represent the additional cost of selling the hypothetical options. The trading cost may change for new contracts but is currently 0.15% of the Crediting Base.

For examples of how we calculate the Equity Adjustment, see “Appendix A” to this Prospectus.

Hypothetical Option Value

The hypothetical option value for the Indexed Interest Floor and Indexed Interest Cap Crediting Strategy is calculated as long call – short call – short put + long put.

The hypothetical option value for the Indexed Interest Buffer and Indexed Interest Participation Rate Crediting Strategy is calculated as (Indexed Interest Participation Rate x long call) – short put.

The following inputs are used to calculate the hypothetical call and put option values under a Black-Scholes pricing model. The implied volatility, divided rate, and risk-free rate are obtained from independent third parties.

Strike Price of the Option. The strike price varies for each derivative instrument. The strike price for each derivative instrument is described below.

●	Long call:

o	Index Value as of the start of the Interest Term

●	Short put:

o	Indexed Interest Floor Crediting Strategy: Index Value as of the start of the Interest Term

o	Indexed Interest Buffer Crediting Strategy: (Index Value at start of the Interest Term) x (1 + Indexed Interest Buffer)

●	Long put (Indexed Interest Floor Crediting Strategy only):

o	(Index Value at start of the Interest Term) x (1 + Indexed Interest Floor)

●	Short call (Indexed Interest Cap Crediting Strategy only)

o	(Index Value as of the start of the Interest Term) x (1 + Indexed Interest Cap)

The value of the call or put option is measured as a percentage of the Crediting Base.

Time Remaining. Represents the portion of the Interest Term remaining. It is measured as the number of whole and partial years remaining in the Interest Term.

Strike Ratio. The Strike Price of the Option divided by the closing value for the associated index as of the current Business Day.

Implied Volatility. The implied volatility is approximated using observed option prices. Linear interpolation is used between implied volatilities for similar options with the closest available time remaining and Strike Ratio.

Dividend Rate of the Index for the Remaining Term of the Option. The dividend rate for the time remaining using linearly interpolated rates or implied from market data.

Risk-Free Interest Rate for the Remaining Term of the Option. The risk-free rate is a benchmark rate used for the U.S. financial services industry in valuing financial instruments, with a maturity equal to the time remaining in the Interest Term. If there is no corresponding length, linear interpolation is used using rates with the closest remaining term.

Interest Adjustment

The rolling six-year Interest Adjustment protects the Company from market losses relating to changes in the value of the investments that support the guarantees under the Contract when amounts are withdrawn from an Allocation Option before the end of each six-year period. The Interest Adjustment reflects the change in value of the investments that support the guarantees under this Contract upon withdrawal during the six-year rolling period beginning on the Contract Issue Date. Rates used in determining the Interest Adjustment are reset every sixth Contract Anniversary.

A withdrawal, including a partial withdrawal, a full surrender of the Contract, the Death Benefit, or the Contract Value applied to an Income Payout Option, may be adjusted (increased or decreased) for the Interest Adjustment. The Interest Adjustment applies to every Allocation Option, including the Declared Rate Account. The Interest Adjustment will always apply for the six-year rolling period beginning on the Contract Issue Date even if the Allocation Options elected have an Interest Term of less than six years. The Interest Adjustment does not apply to transfers or to amounts withdrawn on every sixth Contract Anniversary.

On any given Business Day, the Interest Adjustment is calculated by multiplying the amount withdrawn by the sum of the Interest Adjustment factor (IAF) minus one (i.e. IAF – 1), where IAF is equal to the following formula:

IAF = ((1 + I + K)/(1 + J + L))^N, where

I = The Constant Maturity Treasury rate as of the start of the rolling six-year period beginning on the Contract Issue Date for a maturity of six years.

J = The Constant Maturity Treasury rate as of the date of withdrawal for a maturity consistent with the remaining number of years (whole and partial) in the six-year rolling period beginning on the Contract Issue Date, resetting every sixth Contract Anniversary.

K = The ICE BofA 1-10 Year US Corporate Constrained Index as of the start of the six-year rolling period beginning on the Contract Issue Date, resetting every sixth Contract Anniversary.

L = The ICE BofA 1-10 Year US Corporate Constrained Index as of the date of withdrawal.

N = The number of years (whole and partial) from the date of withdrawal until the end of the six-year rolling period beginning on the Contract Issue Date, resetting every sixth Contract Anniversary.

We determine “I” based on the 6-year Constant Maturity Treasury rate at the start of the six-year rolling period beginning on the Contract Issue Date, resetting every sixth Contract Anniversary. We determine “J” when you take a withdrawal. For example, if you surrender the Contract two years after the start of the six-year rolling period, “J” would correspond to the Constant Maturity Treasury rate consistent with the time remaining in the six-year period of four years (4 = 6 - 2). For “I” and “J” where there is no Constant Maturity Treasury rate declared, we will use linear interpolation of the Constant Maturity Rates Index with maturities closest to “I” and “J” to determine “I” and “J”.

The value of “K” and “L” on any Business Day will be equal to the closing value of the I ICE BofA 1-10 Year US Corporate Constrained Index on the previous Business Day.

The Interest Adjustment applies for the entire six years but does not apply on every sixth Contract Anniversary. Additionally, the Interest Adjustment applies during every six-year rolling period, even after the first six Contract Years. This means it applies for the initial six-year period beginning on the Contract Issue Date, is zero on the sixth Contract Anniversary, and restarts for any subsequent six-year rolling period.

If the publication of any component of the Interest Adjustment indices is discontinued or if the calculation of the Interest Adjustment indices is changed substantially, we may substitute a new index for the discontinued or substantially changed index, subject to approval by the insurance department in your state. Before we substitute an Interest Adjustment index, we will notify you in writing of the substitution.

For examples of how we calculate Interest Adjustments, see “Appendix B” to this Prospectus.

IMPORTANT: The Interest Adjustment will either increase or decrease the amount you receive from a partial withdrawal, a full surrender of the contract, the Death Benefit, or the Contract Value applied to an Income Payout Option. You may lose a portion of your principal and previously credited interest due to the Interest Adjustment regardless of the Allocation Options to which you allocated Contract Value. You directly bear the investment risk associated with an Interest Adjustment. You should carefully consider your income needs before purchasing the Contract.

Purpose of the Interest Adjustment. The Company purchases assets that support the guarantees under this Contract. When a withdrawal is made from the Contract, the Company may liquidate assets to fund the withdrawal. These assets may be sold at a premium or a discount depending on current market conditions. The Interest Adjustment approximates this change in value of the investments. Therefore, it can be positive if the assets are sold at a premium or negative if the assets are sold at a discount.

The Interest Adjustment reflects, in part, the difference in yield of the Constant Maturity Treasury rate for a six-year period beginning on the Contract Issue Date or every sixth Contract Anniversary and the yield of the Constant Maturity Treasury rate for a period starting on the date of withdrawal to the end of the six-year period. The Constant Maturity Treasury rate is a rate representing the average yield of various Treasury securities. The calculation also reflects in part the difference between the effective yield of the ICE BofA 1-10 Year US Corporate Constrained Index, Asset Swap Spread (the “ICE BofA Index”), a rate representative of investment grade corporate debt credit spreads in the U.S., at the start of the rolling six-year period and the effective yield of the ICE BofA Index at the time of withdrawal. The greater the difference in those yields, respectively, the greater the effect the Interest Adjustment will have.

If the combination of the Constant Maturity Treasury rate and ICE BofA Index has increased at the time of withdrawal over their levels at the start of the six-year period, the Interest Adjustment will be negative and will decrease the Surrender Value, amount you receive from a partial withdrawal, amount you receive as the Death Benefit, or the Contract Value applied to an Income Payout Option by the amount of the Interest Adjustment. Similarly, if the combination of the Constant Maturity Treasury rate and ICE BofA Index has decreased at the time of surrender or partial withdrawal over their levels at the start of the six-year period, the Interest Adjustment will be positive and will increase the Surrender Value, amount you receive from a partial withdrawal, amount you receive as the Death Benefit, or the Contract Value applied to an Income Payout Option by the amount of the Interest Adjustment.

The Company uses both the Constant Maturity Treasury rate and ICE BofA Index in determining any Interest Adjustment since together both indices represent a broad mix of investments whose values may be affected by changes in market interest rates. The Interest Adjustment helps us offset our costs and risks of owning fixed income investments and other investments we use to back the guarantees under your Contract from the start of the six-year period to the time of a surrender, partial withdrawal, Death Benefit, or allocation to an Income Payout Option.

SURRENDER VALUE

You have the right to surrender this Contract at any time during the Accumulation Period by Authorized Request. If you surrender the Contract, you will be paid the Surrender Value, as of the Business Day we received your Authorized Request in Good Order. We may require that the Contract be returned to our Administrative Office prior to making payment of the Surrender Value.

The Surrender Value is equal to:

a)	Your Contract Value at the end of the Valuation Period in which we receive your Authorized Request, including any applicable Equity Adjustment; minus

b)	Any applicable Surrender Charge; adjusted for

c)	Any applicable Interest Adjustment.

The Surrender Value could be significantly lower than your Contract Value due to the Equity Adjustment, Interest Adjustment, and Surrender Charge. Index interest will not be credited if amounts are surrendered prior to the end of the Interest Term.

Upon payment of the Surrender Value, this contract is terminated, and we have no further obligation under this contract. The Surrender Value will not be less than the amount required by state law in which the contract was delivered. We will pay you the amount you request in connection with a full surrender by withdrawing Contract Value in the Declared Rate Account and the Risk Control Accounts.

ACCESS TO YOUR MONEY

Partial Withdrawals

The Contract may not be suitable for investors who plan to take withdrawals (including systematic withdrawals and Required Minimum Distributions) or surrender the Contract on any day other than every sixth Contract Anniversary. All withdrawals, including systematic withdrawal and Required Minimum Distributions, will proportionally reduce the Death Benefit and other values under the Contract by the ratio of the withdrawal to the Contract Value immediately prior to the withdrawal. This means the Death Benefit and other Contract values may decrease by more than the amount of the withdrawal, and that decrease could be significant. Partial withdrawals could terminate the Contract. Partial Withdrawals could also significantly reduce Contract values due to the Equity Adjustment, Interest Adjustment, and Surrender Charge.

Partial Withdrawals prior to the end of the Interest Term will not be credited Index interest and could reduce the amount of index interest credited at the end of the Interest Term.

At any time during the Accumulation Period you may make partial withdrawals by Authorized Request in Good Order. The minimum partial withdrawal amount is $100. Unless you instruct us otherwise, withdrawals will be processed proportionally from the Contract Value in all Allocation Options. Any applicable Surrender Charge, Interest Adjustment, and Equity Adjustment will affect the amount available for a partial withdrawal. We will pay you the amount you request in connection with a partial withdrawal by reducing Contract Value in the Declared Rate Account or the appropriate Risk Control Accounts.

Partial withdrawals for less than $25,000 are permitted by telephone and in writing. The written consent of all Owners must be obtained before we will process the partial withdrawal. If an Authorized Request in Good Order is received by 4:00 P.M. Eastern Time, it will be processed that day. If an Authorized Request in Good Order is received after 4:00 P.M. Eastern Time, it will be processed on the next Business Day. If a partial withdrawal would cause your Surrender Value to be less than $2,000, we will treat your request for partial withdrawal as a request for full surrender of your Contract. Before processing the full surrender, we will attempt to contact you or your financial professional to provide the opportunity for you to take a lower amount to maintain a Surrender Value of at least $2,000. If we are unable to contact you within one Business Day after receiving your request, we will process the full surrender.

Partial withdrawals may be subject to Surrender Charges and an Interest Adjustment and may include an Equity Adjustment. See “Fees and Expenses”, “Equity Adjustment” and “Interest Adjustment.” Partial withdrawals may also be subject to income tax and, if taken before age 59½, an additional 10% federal penalty tax. You should consult your tax adviser before taking a partial withdrawal. See “Federal Income Tax Matters.”

Annual Free Withdrawal Amount. Your Annual Free Withdrawal Amount is the amount that can be withdrawn without incurring a Surrender Charge in a Contract Year. The Annual Free Withdrawal Amount in the first Contract Year is 10% of the Purchase Payment less any withdrawal taken in that Contract Year. The Annual Free Withdrawal Amount in subsequent Contract Years is equal to 10% of the Contract Value as of the last Contract Anniversary less any withdrawals taken in the current Contract Year. Any unused Annual Free Withdrawal Amount will not carry over to the next Contract Year. Partial annuitization will count toward the Annual Free Withdrawal Amount.

The Annual Free Withdrawal Amount is subtracted from surrenders for purposes of calculating the Surrender Charge.

Systematic Withdrawals. Reoccurring withdrawals are referred to as systematic withdrawals. If elected at the time of the application or requested at any other time by Authorized Request in Good Order, you may elect to receive periodic partial withdrawals under our systematic withdrawal plan. Under the systematic withdrawal plan, we will make partial withdrawals (on a monthly, quarterly, semi-annual, or annual basis), as specified by you. Systematic withdrawals must be at least $100 each. Generally, you must be at least age 59½ to participate in the systematic withdrawal plan. Systematic withdrawals may be requested on the following basis:

●	Total systematic withdrawals for the calendar year equal to your annual Required Minimum Distribution; or

●	As a specified dollar amount

No Surrender Charge will be deducted for Required Minimum Distribution systematic withdrawals. All other systematic withdrawals in excess of the Annual Free Withdrawal Amount will be subject to Surrender Charge. An Equity Adjustment and Interest Adjustment may apply to all systematic withdrawals, including Required Minimum Distributions. The Contract may not be suitable for investors who plan to take systematic withdrawals under the Contract.

Unless you instruct us otherwise, systematic withdrawals will be taken proportionally from the Contract Value in each Allocation Option.

Participation in the systematic withdrawal plan will terminate on the earliest of the following events:

●	The Surrender Value falls below the minimum required value of $2,000;

●	The contract is surrendered;

●	You request by Authorized Request in Good Order that your participation in the plan cease; or

●	The Income Payout Date is reached.

Like all withdrawals, systematic withdrawals will reduce the Death Benefit on a proportional basis, perhaps by more than the amount of the withdrawal.

There are federal income tax consequences to partial withdrawals through the systematic withdrawal plan and you should consult with your tax adviser before electing to participate in the plan. We may discontinue offering the systematic withdrawal plan at any time.

Waiver of Surrender Charges. The following amounts may be withdrawn without incurring a Surrender Charge:

a)	Withdrawals under the Nursing Home or Hospital or Terminal Illness waiver, as described below;

b)	Refunds under the Right to Examine;

c)	Required Minimum Distributions that are withdrawn under the systematic withdrawal plan provided by us;

d)	The Annual Free Withdrawal Amount;

e)	Death Benefit proceeds;

f)	Amounts withdrawn after the first six Contract Years;

g)	Contract Value applied to an Income Payout Option; and

h)	Transfers.

Nursing Home or Hospital or Terminal Illness Waiver. We will waive the Surrender Charge in the case of a partial withdrawal or surrender where the Owner or Annuitant qualifies for the Nursing Home or Hospital or Terminal Illness waiver. Before granting the waiver, we may request a second opinion or examination of the Owner or Annuitant by one of our examiners. We will bear the cost of such second opinion or examination. If there is a conflicting opinion between physicians, the Company’s physician will rule. Each waiver may be exercised only one time.

●	Nursing Home or Hospital Waiver. We will not deduct a Surrender Charge in the case of a partial withdrawal or surrender where any Owner or Annuitant is confined to a licensed nursing home or hospital and has been confined to such nursing home or hospital for at least 180 consecutive days after the latter of the Contract Issue Date or the date of change of the Owner or Annuitant. A hospital refers to a facility that is licensed and operated as a hospital according to the law of the jurisdiction in which it is located. A nursing home refers to a facility that is licensed and operates as a nursing facility according to the law of the jurisdiction in which it is located. We require verification of confinement to the nursing home or hospital, and such verification must be signed by the administrator of the facility.

●	Terminal Illness Waiver. We will not deduct a Surrender Charge in the case of a partial withdrawal or surrender where any Owner or Annuitant has a life expectancy of 12 months or less due to illness or accident. As proof, we require a determination of the Terminal Illness. Such determination must be signed by the licensed physician making the determination after the latter of Contract Issue Date or the date of change of the Owner or Annuitant. The physician may not be a member of your or the Annuitant’s immediate family.

An Authorized Request is required to exercise this privilege. Proof must be provided at the time of your request for partial withdrawal or full surrender under this privilege. If we deny your claim, the surrender or partial withdrawal proceeds will not be disbursed until you are notified of the denial and provided with the opportunity to accept or reject the proceeds, which will be reduced by any Surrender Charges.

The laws of your state may limit the availability of the Surrender Charge waivers and may also change certain terms and/or benefits under the waivers. You should consult Appendix C to this Prospectus for further details on these variations. Even if you do not pay a Surrender Charge because of the waivers, you still may be required to pay taxes or tax penalties on the amount withdrawn. You should consult a tax adviser to determine the effect of a partial withdrawal on your taxes. Additionally, any applicable Equity Adjustment and Interest Adjustment will apply to amounts withdrawn under this Waiver and there may be a proportionate reduction in Contract values.

Surrenders

You may surrender your Contract for the Surrender Value at any time during the Accumulation Period by Authorized Request. If an Authorized Request in Good Order is received before 4:00 P.M. Eastern Time on a Business Day, it will be processed that day. If an Authorized Request in Good Order is received at or after 4:00 P.M. Eastern Time on a Business Day or on a non-Business Day, it will be processed on the next Business Day.

To surrender your Contract, you must make an Authorized Request in Good Order to our Administrative Office. The consent of all Owners must be obtained before the Contract is surrendered.

Surrender Charges, an Equity Adjustment and an Interest Adjustment may apply to your Contract surrender. A surrender may also be subject to income tax and, if taken before age 59½, an additional 10% federal penalty tax. You should consult a tax adviser before requesting a surrender. See “Federal Income Tax Matters.” Index interest is not credited to amounts withdrawn prior to the end of the Interest Term, and there will be an Equity Adjustment applied, which may be positive or negative.

Partial Withdrawal and Surrender Restrictions

Your right to make partial withdrawals and surrender the Contract is subject to any restrictions imposed by any applicable law or employee benefit plan.

Right to Defer Payments

We reserve the right to postpone payment for up to six months after we receive your Authorized Request in Good Order, subject to obtaining prior written approval by the state insurance commissioner if required by the law of the state in which we issued the Contract. In the event we postpone payment, we will pay interest on the proceeds if required by state law, calculated at the effective annual rate and for the time period required under state law.

DEATH BENEFIT

Death of the Owner during the Accumulation Period

If the Owner dies during the Accumulation Period (if there are joint Owners, the Death Benefit will become payable after the first joint Owner dies), a Death Benefit will become payable to the Beneficiary. We will pay the Death Benefit after we receive the following at our Administrative Office in a form and manner satisfactory to us:

●	Proof of death of the Owner while the Contract is in force (proof of death may consist of a certified copy of the death record, a certified copy of a court decree reciting a finding of death or other similar proof);

●	Our claim form from each Beneficiary, properly completed; and

●	Any other documents we require.

If the Owner dies during the Accumulation Period, the Beneficiary is entitled to a Death Benefit. If there is a Joint Owner, the Death Benefit will be available when the first Joint Owner dies.

If there is a surviving Owner and that Owner is the Spouse of the deceased, the surviving Spouse will be treated as the sole primary Beneficiary, and any other designated Beneficiary will be treated as a contingent Beneficiary.

The following Death Benefit options are available:

Option A: If the sole primary Beneficiary is the surviving Spouse of the deceased Owner, the surviving Spouse may elect to continue the Contract as the new Owner. This benefit may only be exercised one time. An individual who does not meet the definition of Spouse may not be able to continue the Contract for that person’s lifetime. That individual must receive the proceeds of the Contract and any attached endorsements or riders within the time period specified in section 72(s) of the IRC.

Option B: If the Beneficiary is a natural person, the Death Benefit proceeds will be applied in accordance with section 72(s) of the IRC under one of the Income Payout Options. The income payments must be made for the Beneficiary’s life or a period not extending beyond the Beneficiary’s life expectancy. Payments must commence within one year of the date of the Owner’s death.

Option C: A Beneficiary may receive the Death Benefit proceeds in a single lump sum at any time within five years of the Owner’s death.

Unless option A is elected or payments under Option B commence within one year of the date of the Owner’s Death, the entire interest in the Contract will be paid under Option C.

If there are multiple Beneficiaries, each Beneficiary will be able to elect to receive his or her share of the benefits under either Option B or Option C. If a Beneficiary does not make such an election, their share of the Death Benefit proceeds will be paid under Option C. Until payment of the Death Benefit proceeds, the proceeds remain in the Contract. Death Benefit proceeds will be distributed 5 years from the Owner’s death or earlier if requested by the Beneficiary. Interest, if any, will be paid on the Death Benefit proceeds under Option C as required by applicable state law. Other minimum distribution rules apply to Qualified Contracts.

Death of the Annuitant during the Accumulation Period

If an Annuitant who is not an Owner dies during the Accumulation Period and there is a surviving Owner who is a natural person, the following will occur:

●	If there is a surviving Joint Annuitant, the surviving Joint Annuitant will become the Annuitant.

●	If there is no Joint Annuitant, the Owner(s) will become the Annuitant(s).

If an Annuitant dies during the Accumulation Period and the Owner is not a natural person, the following will occur:

●	The death of any Annuitant will be treated as the death of the Owner and Death Proceeds must be distributed in accordance with Death Benefit Options B or C.

●	Unless payments under option B commence within one year of the date of death, the entire interest in the Contract will be paid in accordance with Death Benefit Option C.

Payment of Death Benefit Proceeds

The Death Benefit proceeds are payable upon our receipt of proof of death of the Owner (or Annuitant’s death if the Owner is a non-natural person), and proof of each Beneficiary’s interest. Proof of death may consist of a certified copy of the death record, a certified copy of a court decree reciting a finding of death or other similar proof. Proof of each Beneficiary’s interest includes the required documentation and proper instructions from each Beneficiary. If we receive proof of death before 4:00 P.M. Eastern Time, we will determine the amount of the Death Benefit as of that day. If we receive proof of death at or after 4:00 P.M. Eastern Time, we will determine the amount of the Death Benefit as of the next Business Day. The Death Benefit proceeds will be paid within 7 days after our receipt of proof of death and proof of each Beneficiary’s interest.

So far as permitted by law, the Death Benefit proceeds will not be subject to any claim of the Beneficiary’s creditors.

The Death Benefit terminates on the earlier of the termination of the Contract, payment of the Death Benefit proceeds, or when the entire Contract is applied to an Income Payout Option.

Death Benefit Proceeds Amount

The amount that will be paid as Death Benefit proceeds during the Accumulation Period is equal to the greater of:

a)	The current Contract Value on the date Death Benefit proceeds are payable, including any applicable Equity Adjustment and Interest Adjustment; or

b)	The Purchase Payment adjusted for withdrawals.

Withdrawals will proportionally reduce the Purchase Payment by the ratio of the withdrawal to the Contract Value immediately prior to the withdrawal, which can result in decreasing the Death Benefit by more than the amount of the withdrawal and that decrease can be significant. Withdrawals include deductions for any applicable Surrender Charge and Interest Adjustment.

If an Owner is added or changed, except in the case of spousal continuation, the amount that will be paid upon the death of the new Owner is equal to the Contract Value on the date death benefit proceeds are payable, including any applicable Equity Adjustment and Interest Adjustment. There is no impact on the Death Benefit if an Owner is removed.

Examples of Death Benefit after a Withdrawal:

Example 1. This example assumes the Contract Value is greater than the Purchase Payment at the time of the withdrawal.

Assume the following information:

●	Purchase Payment = $100,000

●	Withdrawal (including Surrender Charge and Interest Adjustment) = $20,000; no other withdrawals have been taken

●	Contract Value at the time of withdrawal, including Equity Adjustments = $115,000

Step 1: Calculate the Death Benefit that would be payable immediately prior to the withdrawal:

●	Death Benefit payable immediately prior to the withdrawal = The greater of the Purchase Payment and Contract Value

●	Death Benefit payable immediately prior to the withdrawal = The greater of $100,000 and $115,000 = $115,000

Step 2: Calculate ratio of the withdrawal to the Contract Value immediately prior to the withdrawal:

●	Ratio = Withdrawal / (Contract Value immediately prior to the withdrawal)

●	Ratio = $20,000 / $115,000 = 0.173913

Step 3: Calculate reduction to Purchase Payment:

●	Reduction to Purchase Payment = Ratio x (Purchase Payment prior to withdrawal)

●	Reduction to Purchase Payment = 0.173913 x $100,000 = $17,391.30

Step 4: Calculate Purchase Payment adjusted for withdrawals:

●	Purchase Payment adjusted for withdrawals = Purchase Payment prior to withdrawal – Reduction to Purchase Payment

●	Purchase Payment adjusted for withdrawals = $100,000 – $17,391.30 = $82,608.70

Step 5: Calculate the Contract Value after the withdrawal:

●	Contract Value immediately after the withdrawal = Contract Value at the time of the withdrawal – withdrawal

●	Contract Value immediately after the withdrawal = $115,000 – $20,000 = $95,000

Step 6: Calculate the Death Benefit that would be payable immediately after the withdrawal

●	Death Benefit payable immediately after the withdrawal = The greater of the Purchase Payment adjusted for withdrawals and Contract Value immediately after the withdrawal

●	Death Benefit payable immediately after the withdrawal = The greater of $82,608.70 and $95,000 = $95,000

●	The withdrawal of $20,000 reduced the Death Benefit payable by $20,000 (i.e. $115,000 - $95,000)

Example 2. This example assumes the Contract Value is less than the Purchase Payment at the time of the withdrawal.

Assume the following information:

●	Purchase Payment = $100,000

●	Withdrawal (including Surrender Charge and Interest Adjustment) = $20,000; no other withdrawals have been taken

●	Contract Value at the time of withdrawal, including Equity Adjustments = $60,000

Step 1: Calculate the Death Benefit that would be payable immediately prior to the withdrawal:

●	Death Benefit payable immediately prior to the withdrawal = The greater of the Purchase Payment and Contract Value

●	Death Benefit payable immediately prior to the withdrawal = The greater of $100,000 and $60,000 = $100,000

Step 2: Calculate ratio of the withdrawal to the Contract Value immediately prior to the withdrawal:

●	Ratio = Withdrawal / (Contract Value immediately prior to the withdrawal)

●	Ratio = $20,000 / $60,000 = 0.3333333

Step 3: Calculate reduction to Purchase Payment:

●	Reduction to Purchase Payment = Ratio x (Purchase Payment prior to withdrawal)

●	Reduction to Purchase Payment = 0.3333333 x $100,000 = $33,333.33

Step 4: Calculate Purchase Payment adjusted for withdrawals:

●	Purchase Payment adjusted for withdrawals = Purchase Payment prior to withdrawal – Reduction to Purchase Payment

●	Purchase Payment adjusted for withdrawals = $100,000 – $33,333.33 = $66,666.67

Step 5: Calculate the Contract Value after the withdrawal:

●	Contract Value immediately after the withdrawal = Contract Value at the time of the withdrawal – withdrawal

●	Contract Value immediately after the withdrawal = $60,000 – $20,000 = $40,000

Step 6: Calculate the Death Benefit that would be payable immediately after the withdrawal

●	Death Benefit payable immediately after the withdrawal = The greater of the Purchase Payment adjusted for withdrawals and Contract Value immediately after the withdrawal

●	Death Benefit payable immediately after the withdrawal = The greater of $66,666.67 and $40,000 = $66,666.67

●	The withdrawal of $20,000 reduced the Death Benefit payable by $33,333.33 (i.e. $100,000 - $66,666.67)

As illustrated in Example 2, the Death Benefit calculation may result in a reduction in the Death Benefit that is significantly larger than the withdrawal amount.

The Death Benefit amount will not be less than the amount required by state law in which the Contract was delivered. The Death Benefit proceeds include any interest paid on the Death Benefit proceeds as required by state law. Interest, if any, will be calculated at the rate and for the time period required by state law. A Surrender Charge will not apply to Death Benefit proceeds.

Spousal Continuation

If the sole primary Beneficiary is the surviving Spouse of the deceased Owner, the surviving Spouse may elect to continue the Contract at the current Contract Value. In this event, the surviving Spouse will assume ownership of the Contract. This benefit may only be exercised one time.

Death of Owner or Annuitant After the Income Payout Date

We must be notified immediately of the death of an Annuitant or Owner. Proof of death will be required upon the death of an Annuitant or Owner. We are not responsible for any misdirected payments that result from the failure to notify us of any such death.

If all Annuitants die before all of the guaranteed income payments have been made, remaining guaranteed income payments will be treated as the Death Benefit and will be distributed in one of the following two ways:

a)	Income payments will be continued during the remainder of the guaranteed period certain to the Owner; or

b)	The present value of the remaining income payments computed at the interest rate used to create the income payout option in effect will be paid to the Owner.

If all Annuitants die and there are no remaining guaranteed income payments, the contract is terminated, and we have no further obligation under the contract.

If an Owner dies during the Payout Period, any remaining income payments will be distributed to the Beneficiary at least as rapidly as provided by the Income Payout Option in effect.

Interest on Death Benefit Proceeds

Interest will be paid on lump sum Death Benefit proceeds if required by state law. Interest, if any, will be calculated at the rate and for the time period required by state law.

Abandoned Property Requirements

Every state has unclaimed property laws which generally declare annuity contracts to be abandoned after a period of inactivity of three to five years from the date the Death Benefit is due and payable. For example, if the payment of a Death Benefit has been triggered, but, if after a thorough search, we are still unable to locate the Beneficiary, or the Beneficiary does not come forward to claim the Death Benefit in a timely manner, the Death Benefit will be paid to the abandoned property division or unclaimed property office of the state in which the Beneficiary or you last resided, as shown on our books and records, or to our state of domicile. The “escheatment” is revocable, however, and the state is obligated to pay the Death Benefit (without interest) if your Beneficiary steps forward to claim it with the proper documentation. To prevent such escheatment, it is important that you update your Beneficiary designations, including addresses, if and as they change. To make such changes, please contact us by writing to us or calling us at our Administrative Office.

INCOME PAYMENTS – THE PAYOUT PERIOD

Income Payout Date

The anticipated Income Payout Date is the first Contract Anniversary after the oldest Annuitant’s 95th birthday. Even if the Annuitant is changed, the Income Payout Date will not change unless you request a different Income Payout Date via Authorized Request.

You may change the Income Payout Date by sending an Authorized Request in Good Order to our Administrative Office provided: (i) the request is made while an Owner is living; (ii) the request is received at our Administrative Office at least 30 days before the anticipated Income Payout Date; (iii) the requested Income Payout Date is at least two years after the Contract Issue Date; and (iv) the requested Income Payout Date is no later than the anticipated Income Payout Date as shown on your Contract Data Page. Any such change is subject to any maximum maturity Age restrictions that may be imposed by law.

Payout Period

The Payout Period is the period of time that begins on the Income Payout Date and continues until we make the last payment as provided by the Income Payout Option chosen. On the first day of the Payout Period, the Contract Value, including any applicable Equity Adjustment and Interest Adjustment, will be applied to the Income Payout Option you selected. See “Income Payout Options” on page 43. A Surrender Charge will not apply to proceeds applied to an Income Payout Option. You cannot change the Annuitant or Owner on or after the Income Payout Date for any reason.

Terms of Income Payments

We use fixed rates of interest to determine the amount of fixed income payments payable under the Income Payout Options. Fixed income payments are periodic payments from us to the Owner, the amount of which is fixed and guaranteed by us. The amount of each payment depends on the form and duration of the Income Payout Option chosen, the Age of the Annuitant, the gender of the Annuitant (if applicable), the amount applied to purchase the income payments and the applicable income purchase rates in the Contract. The income purchase rates in the Contract are based on a minimum guaranteed interest rate of 1%. We may, in our discretion and on a non-discriminatory basis, make income payments in an amount based on a higher interest rate. Once income payments begin, you cannot change the terms or method of those payments. We do not apply a Surrender Charge or Interest Adjustment to income payments.

We will make the first income payment on the Income Payout Date. We may require proof of age and gender (if the Income Payout Option rate is based on gender) of the Annuitant/Joint Annuitants before making the first income payment. To receive income payments, the Annuitant/Joint Annuitant must be living on the Income Payout Date and on the date that each subsequent payment is due as required by the terms of the Income Payout Option. We may require proof from time to time that this condition has been met.

INCOME PAYOUT OPTIONS

The amount applied to an Income Payout Option is equal to the Contract Value, including any applicable Equity Adjustment and Interest Adjustment, immediately prior to the commencement of the Payout Period less the amount of any premium taxes paid. The Equity Adjustment and Interest Adjustment could significantly reduce the amount applied to an Income Payout Option. Additionally, Index interest is not credited to amounts applied to an Income Payout Option prior to the end of the Interest Term, but there will be an Equity Adjustment applied, which may be positive or negative.

Election of an Income Payout Option

You and/or the Beneficiary may elect to receive one of the Income Payout Options described under “Options” below. The Income Payout Option and distribution, however, must satisfy the applicable distribution requirements of Section 72(s) or 401(a)(9) of the Internal Revenue Code, as applicable.

The election of an Income Payout Option must be made by Authorized Request. The election is irrevocable after the payments commence. The Owner may not assign or transfer any future payments under any option.

We will make income payments monthly, quarterly, semiannually, or annually for the Installment Option. Life Income and Joint and Survivor Life Income options allow monthly income payments.

You may change your Income Payout Option any time before payments begin on the Income Payout Date.

Income Payout Options

We offer the following Income Payout Options described below. The frequency and duration of income payments will affect the amount you receive with each payment. In general, if income payments are expected to be made over a longer period of time, the amount of each income payment will be less than the amount of each income payment if income payments are expected to be made over a shorter period of time. Similarly, more frequent income payments will result in the amount of each income payment being lower than if income payments were made less frequently for the same period of time. Additionally, electing an Income Payout Option on any day other than every sixth Contract Anniversary could significantly reduce the amount applied to the Income Option due to the Equity Adjustment and Interest Adjustment.

Option 1 – Installment Option. We will pay monthly income payments for a chosen number of years, not less than 10, nor more than 30. If the Annuitant dies before all income payments have been made for the chosen number of years, remaining guaranteed income payments will be treated as the Death Benefit and will be distributed in one of the following two ways: a.) income payments will be continued for the remainder of the period to the Owner; or b.) the present value of the remaining income payments, computed at the interest rate used to create the Option 1 rates, will be paid to the Owner.

Option 2 – Life Income Option – Guaranteed Period Certain. We will pay monthly income payments for as long as the Annuitant lives. If the Annuitant dies before all of the income payments have been made for the guaranteed period certain, remaining guaranteed income payments will be treated as the Death Benefit and will be distributed in one of the following two ways: a.) income payments will be continued during the remainder of the guaranteed period certain to the Owner; or b.) the present value of the remaining income payments, computed at the interest rate used to create the Option 2 rates, will be paid to the Owner. If a Guaranteed Period of 0 years is selected and the Annuitant dies before the first income payment is made, no income payments will be made and the Death Benefit described in the “DEATH BENEFIT – Death Benefit Proceeds Amount” on page 42 of this Prospectus will be paid.

The Guaranteed Period Certain choices are:

●	0 years (life income only);

●	5 years;

●	10 years;

●	15 years; or

●	20 years.

Option 3 – Joint and Survivor Life Income Option – 10-Year Guaranteed Period Certain. We will pay monthly income payments for as long as either of the Annuitants is living. If at the death of the second surviving Annuitant, income payments have been made for less than 10 years, remaining guaranteed income payments will be treated as the Death Benefit and will be distributed in one of the following two ways: a) income payments will be continued during the remainder of the guaranteed period certain to the Owner; or b) the present value of the remaining income payments, computed at the interest rate used to create the Option 3 rates, will be paid to the Owner.

Income payment(s) will be made to the Beneficiary if there is no surviving Owner. If there is no surviving Owner or Beneficiary, income payment(s) will be made to the Owner’s estate.

If you do not select an Income Payout Option, we will make monthly payments on the following basis, (unless the Internal Revenue Code (“IRC”) requires that we pay in some other manner in order for the Contract to qualify as an annuity or to comply with Section 401(a)(9) of the IRC, in which case we will comply with those requirements):

●	Income payments will be equal to the Contract Value, including any applicable Equity Adjustment and Interest Adjustment, applied to the Life Income Option with 10-Year Guaranteed Period Certain for Contracts with one Annuitant or the Joint and Survivor Life Income Option with 10-Year Guaranteed Period Certain for Contracts with two Annuitants, as described in Income Payout Options 2 and 3 above.

●	Upon the death of all Annuitants, we will pay the Beneficiary as described in Income Payout Options 2 and 3 above.

The minimum amount which can be applied under all income payout options is the greater of $2,500 or the amount required to provide an initial monthly income payment of $20. We may require due proof of age and gender of any Annuitant on whose life an income payout option is based.

We allow partial annuitization. Partial annuitization will count toward the Annual Free Withdrawal Amount.

The Income Payout Options described above may not be offered in all states. Any state variations are described in Appendix C to this Prospectus. Further, we may offer other Income Payout Options. More than one option may be elected. If your Contract is a Qualified Contract, not all options may satisfy required minimum distribution rules. In addition, note that effective for Qualified Contract Owners who die on or after January 1, 2020, subject to certain exceptions, most non-spouse designated beneficiaries must now complete death benefit distributions within ten years of the Owner’s death in order to satisfy required minimum distribution rules. You should consult a tax advisor before electing an Income Payout Option.

FEDERAL INCOME TAX MATTERS

The following discussion is general in nature and is not intended as tax advice. Each person concerned should consult a competent tax adviser. No attempt is made to consider any applicable state or other income tax laws, any state and local estate or inheritance tax, or other tax consequences of ownership or receipt of distributions under a Contract.

When you invest in an annuity contract, you usually do not pay taxes on your investment gains until you withdraw the money—generally for retirement purposes. If you invest in an annuity as part of an individual retirement plan, pension plan or employer-sponsored retirement program, your contract is called a Qualified Contract. If your annuity is independent of any formal retirement or pension plan, it is termed a Non-Qualified Contract. The tax rules applicable to Qualified Contracts vary according to the type of retirement plan and the terms and conditions of the plan. See “Non-Natural Person” below for a discussion of Non-Qualified Contracts owned by persons such as corporations and trusts that are not natural persons.

Tax Status of the Contracts

Tax law imposes several requirements that annuities must satisfy in order to receive the tax treatment normally accorded to annuity contracts.

Required Distributions. In order to be treated as an annuity contract for federal income tax purposes, Section 72(s) of the Internal Revenue Code requires any Non-Qualified Contract to contain certain provisions specifying how your interest in the Contract will be distributed in the event of the death of an Owner of the Contract. Specifically, Section 72(s) requires that (i) if any Owner dies on or after the annuity starting date, but prior to the time the entire interest in the Contract has been distributed, the entire interest in the Contract will be distributed at least as rapidly as under the method of distribution being used as of the date of such Owner’s death; and (ii) if any Owner dies prior to the annuity starting date, the entire interest in the Contract will be distributed within five years after the date of such Owner’s death unless distributions are made over life or life expectancy, beginning within one year of the death of the Owner. However, if the designated Beneficiary is the surviving spouse of the deceased Owner, the Contract may be continued with the surviving spouse as the new Owner.

The Non-Qualified Contracts contain provisions that are intended to comply with these Internal Revenue Code requirements, although no regulations interpreting these requirements have yet been issued. We intend to review such provisions and modify them if necessary, to assure that they comply with the applicable requirements when such requirements are clarified by regulation or otherwise.

Other rules may apply to Qualified Contracts.

Taxation of Non-Qualified Contracts

Non-Natural Person. If a non-natural person (e.g., a corporation or a trust) owns a Non-Qualified Contract, the taxpayer generally must include in income any increase in the excess of the account value over the investment in the Contract (generally, the Purchase Payment or other consideration paid for the Contract) during the taxable year. There are some exceptions to this rule and a prospective Owner that is not a natural person should discuss these with a tax adviser.

The following discussion generally applies to Contracts owned by natural persons.

Withdrawals. When a withdrawal from a Non-Qualified Contract occurs, the amount received will be treated as ordinary income subject to tax up to an amount equal to the excess (if any) of the Contract Value, without adjustment for any applicable Surrender Charge, immediately before the distribution over the Owner’s investment in the Contract (generally, the Purchase Payment or other consideration paid for the Contract, reduced by any amount previously distributed from the Contract that was not subject to tax) at that time. The Contract Value immediately before a withdrawal may have to be increased by any positive Interest Adjustment that results from a withdrawal. There is, however, no definitive guidance on the proper tax treatment of Interest Adjustments and you may want to discuss the potential tax consequences of an Interest Adjustment with your tax adviser. In the case of a surrender under a Non-Qualified Contract, the amount received generally will be taxable only to the extent it exceeds the Owner’s investment in the Contract.

In the case of a withdrawal under a Qualified Contract, a ratable portion of the amount received is taxable, generally based on the ratio of the “investment in the contract” to the individual’s total account balance or accrued benefit under the retirement plan. The “investment in the contract” generally equals the amount of any non-deductible Purchase Payment paid by or on behalf of any individual. In many cases, the “investment in the contract” under a Qualified Contract can be zero.

Penalty Tax on Certain Withdrawals. In the case of a distribution from a Non-Qualified Contract and Qualified Contract, there may be an imposed federal tax penalty equal to ten percent of the amount treated as income. In general, however, there is no penalty on distributions if they are:

●	made on or after the taxpayer reaches age 59½;
●	made on or after the death of an Owner;
●	attributable to the taxpayer’s becoming disabled; or
●	made as part of a series of substantially equal periodic payments for the life (or life expectancy) of the taxpayer.

Other exceptions may be applicable under certain circumstances and special rules may be applicable in connection with the exceptions enumerated above. Additional exceptions may apply to distributions from a Qualified Contract. You should consult a qualified tax adviser.

Income Payments. Although tax consequences may vary depending on the payout option elected under an annuity contract, a portion of each income payment is generally not taxed and the remainder is taxed as ordinary income. The non-taxable portion of an income payment is generally determined in a manner that is designed to allow you to recover your investment in the Contract ratably on a tax-free basis over the expected stream of income payments, as determined when income payments start. Once your investment in the Contract has been fully recovered, however, the full amount of each income payment is subject to tax as ordinary income.

Taxation of Death Benefit Proceeds. Amounts may be distributed from a Contract because of your death or the death of the Annuitant. Generally, such amounts are includible in the income of the recipient as follows: (i) if distributed in a lump sum, they are taxed in the same manner as surrender of the Contract, or (ii) if distributed under a payout option, they are taxed in the same way as income payments.

Withholding. Annuity distributions are generally subject to withholding for the recipient’s federal income tax liability. Recipients can generally elect, however, not to have tax withheld from distributions.

Multiple Contracts. All Non-Qualified deferred annuity contracts that are issued by us (or our affiliates) to the same Owner during any calendar year are treated as one annuity contract for purposes of determining the amount includible in such Owner’s income when a taxable distribution occurs.

Further Information. We believe that the Contracts will qualify as annuity contracts for federal income tax purposes and the above discussion is based on that assumption.

Taxation of Qualified Contracts

The tax rules applicable to Qualified Contracts vary according to the type of retirement plan and the terms and conditions of the plan. Your rights under a Qualified Contract may be subject to the terms of the retirement plan itself, regardless of the terms of the Qualified Contract. Adverse tax consequences may result if you do not ensure that contributions, distributions and other transactions with respect to the Contract comply with the law. This Contract is available as a Qualified Contract as follows.

Individual Retirement Annuities (IRAs), as defined in Section 408 of the Internal Revenue Code, permit individuals to make annual contributions of up to the lesser of a specified dollar amount for the year or the amount of compensation includible in the individual’s gross income for the year. The contributions may be deductible in whole or in part, depending on the individual’s income. Distributions from certain retirement plans may be “rolled over” into an IRA on a tax-deferred basis without regard to these limits. Amounts in the IRA (other than nondeductible contributions) are taxed when distributed from the IRA. A 10% penalty tax generally applies to distributions made before age 59½, unless an exception applies. Distributions that are rolled over to an IRA within 60 days are not immediately taxable, however only one such rollover is permitted each year. Beginning in 2015, an individual can make only one rollover from an IRA to another (or the same) IRA in any 12-month period, regardless of the number of IRAs that are owned. The limit will apply by aggregating all of an individual’s IRAs, including SEP and SIMPLE IRAs as well as traditional and Roth IRAs, effectively treating them as one IRA for purposes of the limit. This limit does not apply to direct trustee-to-trustee transfers or conversation to Roth IRAs.

Roth IRAs, as described in Internal Revenue Code Section 408A, permit certain eligible individuals to contribute to make non-deductible contributions to a Roth IRA in cash or as a rollover or transfer from another Roth IRA or other IRA. A rollover from or conversion of an IRA to a Roth IRA is generally subject to tax and other special rules apply. The Owner may wish to consult a tax adviser before combining any converted amounts with any other Roth IRA contributions, including any other conversion amounts from other tax years. Distributions from a Roth IRA generally are not taxed, except that, once aggregate distributions exceed contributions to the Roth IRA, income tax and a 10% penalty tax may apply to distributions made (i) before age 59½ (subject to certain exceptions), or (ii) during the five taxable years starting with the year in which the first contribution is made to any Roth IRA. A 10% penalty tax may apply to amounts attributable to a conversion from an IRA if they are distributed during the five taxable years beginning with the year in which the conversion was made. Distributions that are rolled over to an IRA within 60 days are not immediately taxable, however only one such rollover is permitted each year. Beginning in 2015, an individual can make only one rollover from an IRA to another (or the same) IRA in any 12-month period, regardless of the number of IRAs that are owned. The limit will apply by aggregating all of an individual’s IRAs, including SEP and SIMPLE IRAs as well as traditional and Roth IRAs, effectively treating them as one IRA for purposes of the limit. This limit does not apply to direct trustee-to-trustee transfers or conversions to Roth IRAs.

Other Tax Issues. Qualified Contracts have minimum distribution rules that govern the timing and amount of distributions. You should refer to your retirement plan, adoption agreement, or consult a tax adviser for more information about these distribution rules. Please note recent important changes to the required minimum distribution rules. Under IRAs and defined contribution retirement plans, most non-spouse beneficiaries will no longer be able to satisfy these rules by “stretching” payouts over life. Instead, those beneficiaries will have to take their post-death distributions within ten years. Certain exceptions apply to “eligible designated beneficiaries” which include disabled and chronically ill individuals. Individuals who are ten or less years younger than the deceased individual and children who have not reached the age of majority. This change applies to distributions to designated beneficiaries of individuals who die on and after January 1, 2020. Consult a tax advisor if you are affected by these new rules.

Distributions from Qualified Contracts generally are subject to withholding for the Owner’s federal income tax liability. The withholding rate varies according to the type of distribution and the Owner’s tax status. The Owner will be provided the opportunity to elect not have tax withheld from distributions.

Federal Estate Taxes, Gift and Generation-Skipping Transfer Taxes

While no attempt is being made to discuss in detail the Federal estate tax implications of the Contract, a purchaser should keep in mind that the value of an annuity contract owned by a decedent and payable to a Beneficiary by virtue of surviving the decedent is included in the decedent’s gross estate. Depending on the terms of the annuity contract, the value of the annuity included in the gross estate may be the value of the lump sum payment payable to the contingent Owner or the actuarial value of the payments to be received by the Beneficiary. Consult an estate planning adviser for more information.

Under certain circumstances, the Internal Revenue Code may impose a “generation skipping transfer (“GST”) tax” when all or part of an annuity contract is transferred to, or a Death Benefit is paid to, an individual two or more generations younger than the Owner. Regulations issued under the Internal Revenue Code may require us to deduct the tax from your Contract, or from any applicable payment, and pay it directly to the IRS. For 2021, the federal estate tax, gift tax and GST tax exemptions and maximum rates are $11,700,000, as adjusted for inflation, and 40%, respectively.

The potential application of these taxes underscores the importance of seeking guidance from a qualified adviser to help ensure that your estate plan adequately addresses your needs and those of your beneficiaries under all possible scenarios.

Medicare Tax

Distributions from non-qualified annuity policies will be considered “investment income” for purposes of the newly enacted Medicare tax on investment income. Thus, in certain circumstances, a 3.8% tax may be applied to some or all of the taxable portion of distributions (e.g., earnings) to individuals whose income exceeds certain threshold amounts. Please consult a tax advisor for more information.

Same-Sex Spouses

The Contract provides that upon your death, a surviving Spouse may have certain continuation rights that he or she may elect to exercise for the Contract’s Death Benefit and any joint-life coverage under an optional living benefit. All Contract provisions relating to spousal continuation are available only to a person who meets the definition of “spouse” under federal law. The U.S. Supreme Court has held that same-sex marriages must be permitted under state law and that marriages recognized under state law will be recognized for federal law purposes. Domestic partnerships and civil unions that are not recognized as legal marriages under state law, however, will not be treated as marriages under federal law. Consult a tax adviser for more information on this subject.

Annuity Purchases By Nonresident Aliens and Foreign Corporations

The discussion above provides general information regarding U.S. federal income tax consequences to annuity purchasers that are U.S. citizens or residents. Purchasers that are not U.S. citizens or residents will generally be subject to U.S. federal withholding tax on taxable distributions from annuity contracts at a 30% rate unless a lower treaty rate applies. In addition, such purchasers may be subject to state and/or municipal taxes and taxes that may be imposed by the purchaser’s country of citizenship or residence. Additional withholding may occur with respect to entity purchasers (including foreign corporations, partnerships and trusts) that are not U.S. residents. Prospective purchasers are advised to consult with a qualified tax adviser regarding U.S., state, and foreign taxation with respect to an annuity contract purchase.

Possible Tax Law Changes

Although the likelihood of legislative changes is uncertain, there is always the possibility that the tax treatment of the Contract could change by legislation or otherwise. Consult a tax adviser with respect to legislative developments and their effect on the Contract.

We have the right to modify the Contract in response to legislative changes that could otherwise diminish the favorable tax treatment that annuity contract owners currently receive. We make no guarantee regarding the tax status of the Contract and do not intend the above discussion as tax advice.

On March 27, Congress passed the Coronavirus Aid, Relief and Economic Security Act (the “CARES Act”). Among other provision, the CARES Act includes temporary relief from certain tax rules applicable to Qualified Contracts.

Required Minimum Distributions. The CARES Act allows participants and beneficiaries in certain qualified plans and IRAs to suspend taking required minimum distributions in 2020, including any initial required minimum distributions for 2019 that would have been due by April 1, 2020. Additionally, the year 2020 will not be counted in measuring the five year post-death distribution period requirement. Any distributions made in 2020 that, but for the CARES Act, would have been a required minimum distribution will instead be eligible for rollover and will not be subject to the 20% mandatory withholding.

Retirement Plan Distribution Relief. Under the CARES Act, an “eligible participant” can withdraw up to a total of $100,000 from IRAs and certain qualified plans that adopt this provision without being subject to the 10% additional tax on early distributions. The federal income tax on these distributions can be spread ratably over three years and the distributions may be re-contributed during the three-year period following the distribution. For these purposes, eligible participants are participants who:

●	have been diagnosed with COVID-19,

●	have spouses or dependents diagnosed with COVID-19, or

●	have experienced adverse financial consequences stemming from COVID-19 as a result of

o	being quarantined, furloughed or laid off,

o	having reduced work hours,

o	being unable to work due to lack of child care,

o	the closing or reduction of hours of a business owned or operated by the participant, or

o	other factors determined by the Treasury Department.

Eligible participants can take these distributions from 401(k), 403(b), and governmental 457(b) plans even if they would otherwise be subject to in-service withdrawal restrictions (e.g., distributions before age 59½) and the 20% withholding that would otherwise apply to these distributions does not apply.

Important Information about the Indices

S&P 500 Index. The Contract is not sponsored, endorsed, sold or promoted by Standard & Poor’s, a division of the McGraw-Hill companies, Inc. (“S&P”). S&P makes no representation or warranty, express or implied, to the Owners of the Contract or any member of the public regarding the advisability of investing in securities generally or in the Contract particularly or the ability of the S&P 500 Index to track general stock market performance. S&P’s only relationship to the Company is the licensing of certain trademarks and trade names of S&P and of the S&P 500 Index which is determined, composed and calculated by S&P without regard to the Company or the Contract. S&P has no obligation to take the needs of the Company or the Owners of the Contract into consideration in determining, composing or calculating the S&P 500 Index. S&P is not responsible for and has not participated in the determination of the prices and amount of the Contract or the timing of the issuance or sale of the Contract or in determination or calculation of the equation by which the Contract is to be converted into cash. S&P has no obligation or liability in connection with the administration, marketing or trading of the Contract.

S&P DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE S&P 500 INDEX OR ANY DATA INCLUDED THEREIN, AND S&P SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. S&P MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY THE COMPANY, OWNERS OF THE PRODUCT, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P 500 INDEX OR ANY DATA INCLUDED THEREIN. S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE S&P 500 INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL S&P HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

The S&P 500 Index is a stock market index based on the market capitalizations of 500 leading companies publicly traded in the U.S. stock market, as determined by Standard & Poor’s. The S&P 500 Index can go up or down based on the stock prices of the 500 companies that comprise the Index. The S&P 500 Index does not include dividends paid on the securities comprising the Index and therefore does not reflect the full investment performance of the underlying securities.

The S&P 500 Index is a trademark of Standard & Poor’s or its affiliates and has been licensed for use by the Company.

Barclays Risk Balanced Index. Neither Barclays Bank PLC (“BB PLC”) nor any of its affiliates (collectively ‘Barclays’) is the issuer or producer of CUNA Mutual Group ZoneChoice™ Annuity and Barclays has no responsibilities, obligations or duties to investors in CUNA Mutual Group ZoneChoice™ Annuity. The Barclays Risk Balanced Index (the “Index”), together with any Barclays indices that are components of the Index, is a trademark owned by Barclays and, together with any component indices and index data, is licensed for use by the Company as the issuer or producer of CUNA Mutual Group ZoneChoice™ Annuity (the “Issuer”).

Barclays’ only relationship with the Issuer in respect of the Index is the licensing of the Index, which is administered, compiled and published by BB PLC in its role as the index sponsor (the “Index Sponsor”) without regard to the Issuer or the CUNA Mutual Group ZoneChoice™ Annuity or investors in the CUNA Mutual Group ZoneChoice™ Annuity. Additionally, the Company as issuer or producer CUNA Mutual Group ZoneChoice™ Annuity may for itself execute transaction(s) with Barclays in or relating to the Index in connection with CUNA Mutual Group ZoneChoice™ Annuity. Investors acquire CUNA Mutual Group ZoneChoice™ Annuity from the Company and investors neither acquire any interest in the Index nor enter into any relationship of any kind whatsoever with Barclays upon making an investment CUNA Mutual Group ZoneChoice™ Annuity. The CUNA Mutual Group ZoneChoice™ Annuity is not sponsored, endorsed, sold or promoted by Barclays and Barclays makes no representation regarding the advisability of the CUNA Mutual Group ZoneChoice™ Annuity or use of the Index or any data included therein. Barclays shall not be liable in any way to the Issuer, investors or to other third parties in respect of the use or accuracy of the Index or any data included therein.

Barclays Index Administration (“BINDA”), a distinct function within BB PLC, is responsible for day-to-day governance of BB PLC’s activities as Index Sponsor.

To protect the integrity of Barclays’ indices, BB PLC has in place a control framework designed to identify and remove and/or mitigate (as appropriate) conflicts of interest. Within the control framework, BINDA has the following specific responsibilities:

●	oversight of any third party index calculation agent;

●	acting as approvals body for index lifecycle events (index launch, change and retirement); and

●	resolving unforeseen index calculation issues where discretion or interpretation may be required (for example: upon the occurrence of market disruption events).

To promote the independence of BINDA, the function is operationally separate from BB PLC’s sales, trading and structuring desks, investment managers, and other business units that have, or may be perceived to have, interests that may conflict with the independence or integrity of Barclays’ indices.

Notwithstanding the foregoing, potential conflicts of interest exist as a consequence of BB PLC providing indices alongside its other businesses. Please note the following in relation to Barclays’ indices:

●	BB PLC may act in multiple capacities with respect to a particular index including, but not limited to, functioning as index sponsor, index administrator, index owner and licensor.

●	Sales, trading or structuring desks in BB PLC may launch products linked to the performance of an index. These products are typically hedged by BB PLC’s trading desks. In hedging an index, a trading desk may purchase or sell constituents of that index. These purchases or sales may affect the prices of the index constituents which could in turn affect the level of that index.

●	BB PLC may establish investment funds that track an index or otherwise use an index for portfolio or asset allocation decisions.

The Index Sponsor is under no obligation to continue the administration, compilation and publication of the Index or the level of the Index. While the Index Sponsor currently employs the methodology ascribed to the Index (and application of such methodology shall be conclusive and binding), no assurance can be given that market, regulatory, juridical, financial, fiscal or other circumstances (including, but not limited to, any changes to or any suspension or termination of or any other events affecting any constituent within the Index) will not arise that would, in the view of the Index Sponsor, necessitate an adjustment, modification or change of such methodology. In certain circumstances, the Index Sponsor may suspend or terminate the Index. The Index Sponsor has appointed a third-party agent (the “Index Calculation Agent”) to calculate and maintain the Index. While the Index Sponsor is responsible for the operation of the Index, certain aspects have thus been outsourced to the Index Calculation Agent.

Barclays

1.	makes no representation or warranty, express or implied, to the Issuer or any member of the public regarding the advisability of investing in transactions generally or the ability of the Index to track the performance of any market or underlying assets or data; and

2.	has no obligation to take the needs of the Issuer into consideration in administering, compiling or publishing the Index.

Barclays has no obligation or liability in connection with administration, marketing or trading of the CUNA Mutual Group ZoneChoice™ Annuity.

The licensing agreement between the Company and BB PLC is solely for the benefit of the Company and Barclays and not for the benefit of the owners of the CUNA Mutual Group ZoneChoice™ Annuity, investors or other third parties.

BARCLAYS DOES NOT GUARANTEE, AND SHALL HAVE NO LIABILITY TO THE PURCHASERS AND TRADERS, AS THE CASE MAY BE, OF THE TRANSACTION OR TO THIRD PARTIES FOR THE QUALITY, ACCURACY AND/OR COMPLETENESS OF THE INDEX OR ANY DATA INCLUDED THEREIN OR FOR INTERRUPTIONS IN THE DELIVERY OF THE INDEX. BARCLAYS MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND HEREBY EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE INDEX INCLUDING, WITHOUT LIMITATION, THE INDICES, OR ANY DATA INCLUDED THEREIN. IN NO EVENT SHALL BARCLAYS HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES, OR ANY LOST PROFITS, EVEN IF NOTIFIED OF THE POSSIBLITY OF SUCH DAMAGES SAVE TO THE EXTENT THAT SUCH EXCLUSION OF LIABILITY IS PROHIBITED BY LAW.

None of the information supplied by Barclays and used in this publication may be reproduced in any manner without the prior written permission of Barclays Bank PLC. Barclays Bank PLC is registered in England No. 1026167. Registered office 1 Churchill Place London E14 5HP.

Any reference to ‘Bloomberg Index Services Limited’ (including as abbreviated to ‘Bloomberg’) in their capacity as the index calculation agent must include the following:

Bloomberg Index Services Limited is the official index calculation and maintenance agent of the Index, an index owned and administered by Barclays. Bloomberg Index Services Limited does not guarantee the timeliness, accurateness, or completeness of the Index calculations or any data or information relating to the Index. Bloomberg Index Services Limited makes no warranty, express or implied, as to the Index or any data or values relating thereto or results to be obtained therefrom, and expressly disclaims all warranties of merchantability and fitness for a particular purpose with respect thereto. To the maximum extent allowed by law, Bloomberg Index Services Limited, its affiliates, and all of their respective partners, employees, subcontractors, agents, suppliers and vendors (collectively, the “protected parties”) shall have no liability or responsibility, contingent or otherwise, for any injury or damages, whether caused by the negligence of a protected party or otherwise, arising in connection with the calculation of the Index or any data or values included therein or in connection therewith and shall not be liable for any lost profits, losses, punitive, incidental or consequential damages.

OTHER INFORMATION

Distribution of the Contract

We offer the Contract on a continuous basis. We have entered into a distribution agreement with our affiliate, CBSI, for the distribution of the Contract. MEMBERS Life Insurance Company and CBSI are both wholly-owned subsidiaries of CUNA Mutual Investment Corporation. The principal business address of CBSI is 2000 Heritage Way, Waverly, IA 50677. Contracts are sold by licensed insurance agents (the “Selling Agents”) in those states where the Contract may be lawfully sold. Such Selling Agents will be registered representatives of CBSI or other affiliated and unaffiliated broker-dealer firms (the “Selling Broker-Dealers”) registered under the Securities Exchange Act of 1934, as amended (the “1934 Act”), who are members of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and who have entered into the Company’s selling agreements with us and the principal underwriter, CBSI.

We pay CBSI and/or our affiliates pay the Selling Broker-Dealers compensation for the promotion and sale of the Contract. The Selling Agents who solicit sales of the Contract typically receive a portion of the compensation paid by the Company to CBSI and the Selling Broker-Dealers in the form of commissions or other compensation, depending on the agreement between the Selling Broker-Dealer and the Selling Agent. The Selling Agents are also licensed as insurance agents by applicable state insurance authorities and appointed as agents of the Company. Selling Agents who are registered representatives of CBSI or our affiliates are also eligible for various cash benefits, such as bonuses, insurance benefits and financing arrangements, and non-cash items that we may jointly provide with CBSI or our affiliates. Non-cash items include conferences, seminars and trips (including travel, lodging and meals in connection therewith), entertainment, merchandise and other similar items. Sales of the Contracts may help registered representatives of CBSI qualify for such benefits. Selling Agents who are registered representatives of CBSI or our affiliates may receive other payments from us for services that do not directly involve the sale of the Contracts, including payments made for the recruitment and training of personnel, production of promotional literature and similar services.

The amount and timing of commissions we may pay to Selling Broker-Dealers may vary depending on the selling agreement and the Contract sold but is not expected to be more than 7.25% of the Purchase Payment. We may also pay asset-based commission (sometimes called trail commissions) in addition to the Purchase Payment-based commission. We may pay or allow other promotional incentives or payments in the form of cash or other compensation to the extent permitted by FINRA rules and other applicable laws and regulations.

We also pay compensation to wholesaling broker-dealers or other firms or intermediaries, including payments to affiliates of ours, in return for wholesaling services such as providing marketing and sales support, product training and administrative services to the Selling Agents of the Selling Broker-Dealers. These allowances may be based on a percentage of the Purchase Payment.

In addition to the compensation described above, we may make additional cash payments, in certain circumstances referred to as “override” compensation or reimbursements to Selling Broker-Dealers in recognition of their marketing and distribution, transaction processing and/or administrative services support. These payments are not offered to all Selling Broker-Dealers, and the terms of any particular agreement governing the payments may vary among Selling Broker-Dealers depending on, among other things, the level and type of marketing and distribution support provided. Marketing and distribution support services may include, among other services, placement of the Company’s products on the Selling Broker-Dealers’ preferred or recommended list, increased access to the Selling Broker-Dealers’ registered representatives for purposes of promoting sales of our products, assistance in training and education of the Selling Agents, and opportunities for us to participate in sales conferences and educational seminars. The payments or reimbursements may be calculated as a percentage of the particular Selling Broker-Dealer’s actual or expected aggregate sales of our annuity contracts (including the Contract) and/or may be a fixed dollar amount. Broker-dealers receiving these additional payments may pass on some or all of the payments to the Selling Agent.

You should ask your Selling Agent for further information about what commissions or other compensation he or she, or the Selling Broker-Dealer for which he or she works, may receive in connection with your purchase of a Contract.

Commissions and other incentives or payments described above are not charged directly to you. We intend to recover commissions and other compensation, marketing, administrative and other expenses and costs of Contract benefits through the fees and charges imposed under the Contract.

Business Disruption and Cyber-Security Risks

We rely heavily on interconnected computer systems and digital data to conduct our index-linked product business activities. Because our index-linked product business is highly dependent upon the effective operation of our computer systems and those of our business partners, our business is vulnerable to disruptions from utility outages, and susceptible to operational and information security risks resulting from information systems failure (e.g., hardware and software malfunctions), and cyber-attacks. These risks include, among other things, the theft, misuse, corruption and destruction of data maintained online or digitally, interference with or denial of service, attacks on websites and other operational disruption and unauthorized release of confidential Owner information. Such systems failures and cyber-attacks affecting us, CBSI and intermediaries may adversely affect us and your Contract Value. For instance, systems failures and cyber-attacks may interfere with our processing of Contract transactions, including the processing of orders, impact our ability to calculate Contract Value, cause the release and possible destruction of confidential customer or business information, impede order processing, subject us and/or CBSI and intermediaries to regulatory fines and financial losses and/or cause reputational damage. There can be no assurance that we, CBSI or intermediaries will avoid losses affecting your Contract due to cyber-attacks or information security breaches in the future.

Authority to Change

Only the President or Secretary of the Company may change or waive any of the terms of your Contract. Any change must be in writing and signed by the President or Secretary of the Company. You will be notified of any such change, as required by law.

Incontestability

We consider all statements in your application (in the absence of fraud) to be representations and not warranties. We will not contest your Contract.

Misstatement of Age or Gender

If an Annuitant’s date of birth is misstated, we will adjust the income Payments under the Contract to be equal to the payout amount the Contract Value would have purchased based on the individuals correct date of birth. If an Annuitant’s gender has been misstated, and the life income rate type is based on gender, we will adjust the income payments under the Contract to be equal to the payout amount the Contract Value would have purchased based on the Annuitant’s correct gender. We will add any underpayments to the next payment. We will subtract any overpayment from future payments. We will not credit or charge any interest to any underpayment or overpayment.

Conformity with Applicable Laws

The provisions of the Contract conform to the minimum requirements of the state in which the Contract is delivered (i.e., the “state of issue”). The laws of the state of issue control any conflicting laws of any other state in which the Owner may live on or after the Contract Issue Date. If any provision of your Contract is determined not to provide the minimum benefits required by the state in which the Contract is issued, such provision will be deemed to be amended to conform or comply with such laws or regulations. Further, the Company will amend the Contract to comply with any changes in law governing the Contract or the taxation of benefits under the Contract.

Reports to Owners

At least annually, we will mail a report to you at your last known address of record, a report that will state the beginning and end dates for the current report period; your Contract Value at the beginning and end of the current report period; the amounts that have been credited and debited to your Contract Value during the current report period, identified by the type of activity the amount represents; the Surrender Value at the end of the current report period; and any other information required by any applicable law or regulation.

You also will receive confirmations of each financial transaction, such as transfers, withdrawals, and surrenders.

Change of Address

You may change your address by writing to us at our Administrative Office. If you change your address, we will send a confirmation of the address change to both your old and new addresses.

Inquiries

You may make inquiries regarding your Contract by writing to us or calling us at our Administrative Office.

CORPORATE HISTORY OF THE COMPANY

We are a wholly-owned indirect subsidiary of CMFG Life Insurance Company (“CMFG Life”) and a direct wholly-owned subsidiary of CUNA Mutual Investment Corporation (“CMIC”). We were formed by CMFG Life on February 27, 1976, as a stock life insurance company under the laws of the State of Wisconsin for the purpose of writing credit disability insurance. The original name of the Company was CUDIS Insurance Society, Inc. On August 3, 1989, the Company’s name changed to CUMIS Life Insurance, Inc., and was subsequently changed to its current name on January 1, 1993. League Life Insurance Company (Michigan) merged into the Company on January 1, 1992 in connection with the concurrent merger of MEMBERS Life Insurance Company (Texas) into the Company. We re-domiciled from Wisconsin to Iowa on May 3, 2007. On February 17, 2012, we amended and restated our Articles of Incorporation to change our purpose to be the writing of any and all of the lines of insurance and annuity business authorized by Iowa Code Chapter 508 and any other line of insurance or annuity business authorized by the laws of the State of Iowa. Currently, we have no employees.

CMFG Life is a stock insurance company organized on May 20, 1935 and domiciled in Iowa. CMFG Life is one of the world’s largest direct underwriters of credit life and disability insurance and is a major provider of qualified pension products to credit unions. Further, CMFG Life and its affiliated companies currently offer deferred and immediate annuities, individual term and permanent life insurance, and accident and health insurance. In 2012, CMFG Life was reorganized as a wholly-owned subsidiary of TruStage Financial Group, Inc. (f/k/a CUNA Mutual Financial Group, Inc.), which is a wholly-owned subsidiary of CUNA Mutual Holding Company (“CM Holding”), a mutual holding company organized under the laws of the State of Iowa.

In August 2013, the Company began issuing an Index-Linked Annuity Contract under the name “MEMBERS® Zone Annuity”. In July 2016, the Company began issuing a flexible premium variable and index-linked annuity contract under “MEMBERS® Horizon Variable Annuity”. In December 2018, the Company began issuing a flexible premium variable and index-linked annuity contract under “MEMBERS® Horizon II Flexible Premium Deferred Variable and Index Linked Annuity”. In August 2019, the Company began issuing a single premium deferred index annuity under the name “CUNA Mutual Group Zone Income Annuity.” In July 2021, the Company began issuing a single premium deferred annuity with index-linked interest options under the name “CUNA Mutual Group ZoneChoice™ Annuity”. These annuity contracts account for all the new product sales of the Company. The Company also serves previously existing blocks of individual and group life policies.

CMFG Life provides significant services required in the conduct of the Company’s operations. We have entered into a Cost Sharing, Procurement, Disbursement, Billing and Collection Agreement for the administration of our business pursuant to which CMFG Life performs certain administrative functions related to agent licensing, payment of commissions, actuarial services, annuity policy issuance and service, accounting and financial compliance, market conduct, general and informational services and marketing as well as share certain resources and personnel with us; and pursuant to which CMFG Life provides us with certain procurement, disbursement, billing and collection services.

You may write us at 2000 Heritage Way, Waverly, Iowa 50677-9202, or call us at 1-800-798-5500.

We share office space with our indirect parent, CMFG Life. CMFG Life occupies office space in Madison, Wisconsin and Waverly, Iowa that is owned by CMFG Life. Expenses associated with the facilities are allocated to us through the Amended and Restated Expense Sharing Agreement that we entered into with CMFG Life on January 1, 2015.

Financial Information

Our financial statements have been prepared in accordance with the statutory accounting principles and practices prescribed by the insurance regulatory authorities in the Company’s state of domicile.

Investments

Our investment portfolio consists primarily of fixed income securities.

Reinsurance

We reinsure our life insurance exposure with an affiliated insurance company under a traditional indemnity reinsurance arrangement. We entered into a Coinsurance Agreement with CMFG Life in 2012. Under this agreement, we agreed to cede 95% of all insurance in force as of October 31, 2012 to CMFG Life. On September 30, 2015, we amended the Coinsurance Agreement with CMFG Life and now cede 100% of our insurance policies in force to CMFG Life. In 2013, we entered into a second agreement to cede 100% of the business related to MEMBERS® Zone Annuity contracts to CMFG Life. On November 1, 2015, we entered into a Coinsurance and Modified Coinsurance Agreement with CMFG Life to cede 100% of the business related to MEMBERS® Horizon Flexible Premium Deferred Variable and Index Linked Annuity contracts. On October 15, 2018, we amended the Coinsurance and Modified Coinsurance Agreement with CMFG Life to cede 100% of the business related to MEMBERS® Horizon II Flexible Premium Deferred Variable and Index Linked Annuity contracts. Effective January 1, 2019 an Amended and Restated Coinsurance and Modified Coinsurance Agreement with CMFG Life ceding 100% of the business relating to the MEMBERS Zone Annuity contracts, the MEMBERS Horizon Flexible Premium Deferred Variable and Index Linked Annuity contracts, the MEMBERS Horizon II Flexible Premium Deferred Variable and Index Linked Annuity contracts and the CUNA Mutual Group Zone Income Annuity Contracts was put in place. This Amended and Restated Coinsurance and Modified Coinsurance Agreement replaced all prior reinsurance agreements relating to the variable and index-linked annuity contracts issued by the Company. These agreements do not relieve us of our obligations to our policyholders under contracts covered by these agreements. However, they do transfer all of the Company’s underwriting profits and losses to CMFG Life and require CMFG Life to indemnify the Company for all of its liabilities.

Policy Liabilities and Accruals

The applicable accounting standards and state insurance laws under which we operate require that we record policy liabilities to meet the future obligations associated with all of our outstanding policies.

POTENTIAL RISK FACTORS THAT MAY AFFECT OUR BUSINESS AND OUR FUTURE RESULTS

Although economic conditions both domestically and globally have continued to improve since the recession from late 2007 through the first half of 2009, we remain vulnerable to market uncertainty and continued financial instability of national, state and local governments. Conditions in the global capital markets and economy could deteriorate in the near future and affect our financial position and our level of earnings from our operations.

Markets in the United States and elsewhere remain subject to volatility and disruption. Any future economic downturn or market disruption could negatively impact our ability to invest our funds.

Specifically, if market conditions deteriorate in 2021 or beyond:

●	our investment portfolio could incur other-than-temporary impairments;

●	due to potential downgrades in our investment portfolio, we could be required to raise additional capital to sustain our current business in force and new sales of our annuity products, which may be difficult in a distressed market. If capital would be available, it may be at terms that are not favorable to us; or

●	our liquidity could be negatively affected, and we could be forced to further limit our operations and our business could suffer, as we need liquidity to pay our policyholder benefits and operating expenses.

The principal sources of our liquidity are monthly settlements under the coinsurance agreements with CMFG Life, annuity deposits, investment income, proceeds from the sale, maturity and call of investments and capital contributions from CMFG Life.

Governmental initiatives intended to improve global and local economies that have been adopted may not be effective and, in any event, may be accompanied by other initiatives, including new capital requirements or other regulations that could materially affect our results of operations, financial condition and liquidity in ways that we cannot predict.

We are subject to extensive laws and regulations that are administered and enforced by a number of different regulatory authorities including state insurance regulators, the National Association of Insurance Commissioners (“NAIC”) and the SEC. Some of these authorities are or may in the future consider enhanced or new regulatory requirements intended to prevent future crises or otherwise assure the stability of institutions under their supervision. These authorities may also seek to exercise their supervisory or enforcement authority in new or more robust ways. All of these possibilities, if they occurred, could affect the way we conduct our business and manage our capital, and may require us to satisfy increased capital requirements, any of which in turn could materially affect our results of operations, financial condition and liquidity.

We face potential competition from companies that have greater financial resources, broader arrays of products, higher ratings and stronger financial performance, which may impair our ability to attract new customers and maintain our profitability and financial strength. It may also impair our ability to retain customers which could increase surrenders and impact profitability and financial strength.

We operate in a highly competitive industry. Many of our competitors are substantially larger and enjoy substantially greater financial resources, claims-paying ability and financial strength, broader and more diversified product lines and more widespread distribution relationships. Our annuity products compete with fixed indexed, traditional fixed rate and variable annuities (and combinations thereof) sold by other insurance companies and also with mutual fund products, traditional bank investments and other investment and retirement funding alternatives offered by asset managers, banks and broker-dealers. Our annuity products also compete with products of other insurance companies, financial intermediaries and other institutions based on a number of factors, including crediting rates, policy terms and conditions, services provided to distribution channels and policyholders, ratings, reputation and distribution compensation.

Our ability to compete will depend in part on the performance of our products. We will not be able to accumulate and retain assets under management for our products if our products underperform the market or the competition, since such underperformance likely would result in asset withdrawals and reduced sales.

We compete for distribution sources for our products. We believe that our success in competing for distributors will depend on factors such as our financial strength, the services we provide to, and the relationships we develop with these distributors and offering competitive commission structures. Our distributors will generally be free to sell products from whichever providers they wish, which makes it important for us to continually offer distributors products and services they find attractive. If our products or services fall short of distributors’ needs, we may not be able to establish and maintain satisfactory relationships with distributors of our annuity products. Our ability to compete will also depend in part on our ability to develop innovative new products and bring them to market more quickly than our competitors. In order for us to compete in the future, we will need to continue to bring innovative products to market in a timely fashion. Otherwise, our revenues and profitability could suffer.

The loss of key executives could disrupt our operations.

Our success depends in part on the continued service of key executives within our Company and CMFG Life’s ability to attract and retain additional executives and employees. The loss of key executives or CMFG Life’s inability to recruit and retain additional qualified personnel could cause disruption in our business and prevent us from fully implementing our business strategies, which could materially and adversely affect our business, growth and profitability.

Changes in state and federal regulation may affect our profitability.

We are subject to regulation under applicable insurance statutes, including insurance holding company statutes, in the various states in which we transact business. Insurance regulation is intended to provide safeguards for policyholders rather than to protect shareholders of insurance companies or their holding companies. As increased scrutiny has been placed upon the insurance regulatory framework, a number of state legislatures have considered or enacted legislative proposals that alter, and in many cases increase, state authority to regulate insurance companies and holding company systems.

Regulators oversee matters relating to trade practices, policy forms, claims practices, guaranty funds, types and amounts of investments, reserve adequacy, insurer solvency, minimum amounts of capital and surplus, transactions with related parties, changes in control and payment of dividends.

State insurance regulators and the NAIC continually reexamine existing laws and regulations and may impose changes in the future.

We are subject to the NAIC’s risk-based capital requirements which are intended to be used by insurance regulators as an early warning tool to identify deteriorating or weakly capitalized insurance companies for the purpose of initiating regulatory action. We also may be required, under solvency or guaranty laws of most states in which we do business, to pay assessments up to certain prescribed limits to fund policyholder losses or liabilities for insolvent insurance companies.

Although the federal government does not directly regulate the insurance business, federal legislation and administrative policies in several areas, including pension regulation, anti-discrimination regulation, financial services regulation, securities regulation and federal taxation, can significantly affect the insurance business. In addition, legislation has been enacted that could result in the federal government assuming some role in the regulation of the insurance industry.

The Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank”) enacted in July 2010 made sweeping changes to the regulation of financial services entities, products and markets. The Dodd-Frank Act directed existing and newly-created government agencies and bodies to perform studies and promulgate a multitude of regulations implementing the law, a process that has substantially advanced but is not yet complete. While a number of studies and most are certain key Dodd-Frank requirements that remain to be implemented and may affect our business.

Among other things, the Dodd-Frank Act imposes a comprehensive new regulatory regime on the over-the-counter (“OTC”) derivatives marketplace and grants new joint regulatory authority to the SEC and the U.S. Commodity Futures Trading Commission (“CFTC”) over OTC derivatives. While the SEC and CFTC continue to promulgate rules required by the Dodd-Frank Act, most rules have been finalized and, as a result, certain of the Company’s derivatives operations are subject to, among other things, new recordkeeping, reporting and documentation requirements and new clearing requirements for certain swap transactions (currently, certain interest rate swaps and index-based credit default swaps; cleared swaps require the posting of margin to a clearinghouse via a futures commission merchant and, in some case, to the futures commission merchant as well).

In addition, in the latter part of 2015, U.S. federal banking regulators and the CFTC adopted regulations that will require swap dealers, security-based swap dealers, major swap participants and major security-based swap participants (“Swap Entities”) to post margin to, and collect margin from, their OTC swap counterparties (the “Margin Rules”). Pursuant to the Margin Rules, the Company is required to exchange variation margin with its derivatives counterparties that are Swap Entities and it may be required to exchange initial margin with such counterparties beginning in September 2021.

Other regulatory requirements may indirectly impact us. For example, non-U.S. counterparties of the Company may also be subject to non-U.S. regulation of their derivatives transactions with the Company. In addition, counterparties regulated by the Prudential Regulators (which consist of the Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the FDIC, the Farm Credit Administration, and the Federal Housing Finance Agency) are subject to liquidity, leverage and capital requirements that impact their derivatives transactions with the Company. Collectively, these new requirements have increased the direct and indirect costs of our derivatives activities and may further increase them in the future.

The Dodd-Frank Act also established a Federal Insurance Office (“FIO”) under the U.S. Treasury Department. Although the Federal Insurance Office was not granted general supervisory authority over the insurance industry, it is authorized to, among other things, (1) monitor all aspects of the insurance industry and of lines of business other than certain health insurance, certain long-term care insurance and crop insurance and (2) recommend changes to the state system of insurance regulation to the U.S. Congress. The FIO was required to issue several reports to Congress on the insurance industry, most notably, (i) a report on “how to modernize and improve the system of insurance regulation in the United States”, and (ii) a report on “the breadth and scope of the global reinsurance market and the critical role such market plays in supporting insurance in the United States.” The FIO has completed such reports and it remains to be seen whether either of the FIO’s reports will affect the manner in which insurance and reinsurance are regulated in the U.S. and, thereby, the Company’s business.

The Dodd-Frank Act also established the Financial Stability Oversight Council (the “FSOC”), which is charged with identifying risks to the financial stability of the U.S. financial markets, promoting market discipline, and responding to emerging threats to the stability of the U.S. financial markets. The FSOC is empowered to make recommendations to primary financial regulatory agencies regarding the application of new or heightened standards and safeguards for financial activities or practices, and certain participation in such activities, that threaten the stability of the U.S. financial markets. In addition, the FSOC is authorized to determine whether an insurance company is systematically significant and to recommend that it should be subject to enhanced prudential standards and to supervision by the Board of Governors of the Federal Reserve System. In April 2012, the FSOC approved its final rule for designating non-bank financial companies as systemically important financial institutions (“SIFI”). Under the final rule, the Company’s assets, liabilities and operations do not currently satisfy the financial thresholds that serve as the first step of the three-stage process to designate a non-bank financial company as a SIFI. While recent developments suggest that it is unlikely that FSOC will be designating additional non-bank financial companies as systematically significant, there can be no assurance of that unless and until FSOC’s authority to do so has been rescinded.

Separate from any SIFI designation, the Company could potentially be subject to the orderly liquidation authority of the Federal Deposit Insurance Corporation (“FDIC”), in accordance with Title II of the Dodd-Frank Act. Title II of the Dodd-Frank Act provides that the FDIC, under certain circumstances, may be appointed receiver of a “covered financial company,” which could include an insurance company, for purposes of liquidating such company. This would apply to insurance companies in a limited context, where the relevant state insurance regulator has failed to act within 60 days after a determination has been made to subject the insurance company to the FDIC’s orderly liquidation authority, and resolution by the FDIC would be in accordance with state insurance law. The uncertainty about regulatory requirements could influence the Company’s product line or other business decisions with respect to some product lines.

Additionally, Dodd-Frank created the Consumer Financial Protection Bureau (“CFPB”), an independent division of the Department of Treasury with jurisdiction over credit, savings, payment, and other consumer financial products and services, but excluding investment products already regulated by the SEC or the CFTC. The CFPB has supervisory authority over certain non-banks whose activities or products it determines pose risks to consumers.

In addition to promulgating rules that could impose compliance obligations on the Company, the CFPB continues to bring enforcement actions involving a growing number of issues, including actions brought jointly with state Attorneys General, which could directly or indirectly affect the Company. Additionally, the CFPB is exploring the possibility of helping Americans manage their retirement savings and is considering the extent of its authority in that area. The Company is unable at this time to predict the impact of the CFPB’s activities on the Company.

Although the full impact of the Dodd-Frank Act cannot be determined until all of the various studies mandated by the law are conducted and all implementing regulations are adopted, many of the legislation’s requirements could have adverse consequences for the financial services industry, including for the Company. The Dodd-Frank Act could make it more expensive for the Company to conduct business, require the Company to make changes to its business model, or satisfy increased capital requirements.

Regulation of Broker-Dealers and Sales of Insurance Products

The sales of our insurance products could also be adversely affected to the extent that some or all of the firms that distribute our products face heightened regulatory scrutiny, increased regulation and potentially heightened litigation risks that cause them to de-emphasize sales of the types of products issued by us.

The SEC adopted a series of rules related to the standard of care owed by a broker-dealer to its customers (“Regulation BI”), and the creation of a Form CRS Relationship Summary. The obligations of Regulation BI and Form CRS generally went effective on June 30, 2020. Among other things, Regulation BI would impose a “best interest” standard of care on broker-dealers making recommendations to their customers. Broker-dealers and investment advisers would be required to provide the Form CRS Relationship Summary to their customers. The Form is designed to provide information about the broker-dealer or investment adviser to their customers. The changes under Regulation BI and the Form CRS could increase our overall compliance costs. In addition, these changes may lead to greater exposure to legal claims in certain circumstances, including an increased risk of regulatory enforcement actions or potentially private claims.

There is also a possibility that the various states may develop rules raising the standard of care owed by insurance agents to their customers. For example, the NAIC has been working towards the adoption of revisions to the NAIC’s Suitability in Annuity Transactions Model Regulation that would impose a requirement that any recommendation of an annuity product be in the consumer’s best interest. As a result, as this or similar changes are adopted by our state insurance regulator(s) and made applicable to us or the third-party firms that distribute our products, they could have an adverse impact on our business. Whether other state proposals, or the proposed amendments to the NAIC’s Suitability in Annuity Transactions Model Regulation, will ultimately be adopted is uncertain.

Events outside of our control may negatively affect our business continuity, results of operations and financial performance

The occurrence of a disaster, such as a natural catastrophe, pandemic, industrial accident, blackout, terrorist attack, war, cyberattack, computer virus, insider threat, unanticipated problems with our disaster recovery processes, a support failure from external providers or other events outside of our control, could have an adverse effect on our ability to conduct business and on our results of operations and financial condition, particularly if those events affects our computer-based data processing transmission, storage, and retrieval systems or destroy data. If a significant number of employees were unavailable in the event of a disaster, our ability to effectively conduct business could be severely compromised. Our systems are also subject to compromise from internal threats.

In addition to disruptions to our operations, period of market volatility may occur in response to pandemics or other events outside of our control. For example, in December 2019, a novel strain of coronavirus surfaced in Wuhan, China, which has resulted in the temporary closure of many corporate offices, retail stores, and manufacturing facilities and factors around the world. As the potential impact on global markets from the coronavirus is difficult to predict, the extent to which the coronavirus may negatively affect our results of operations and financial performance or the duration of any potential business disruption is uncertain. Any potential impact to our results of operations and financial performance will depend to a large extent on future developments and new information that may emerge regarding the duration and severity of the coronavirus and the actions taken by authorities and other entities to contact the coronavirus or treat its impact, all of which are beyond our control. These potential impacts, while uncertain, could adversely affect our results of operations and financial performance.

Changes in federal income taxation laws may affect sales of our products and profitability.

The annuity products that we market generally provide the policyholder with certain federal income tax advantages. For example, federal income taxation on any increases in non-qualified annuity contract values (i.e., the “inside build-up”) is deferred until it is received by the policyholder. With other savings and investments, such as certificates of deposit and taxable bonds, the increase in value is generally taxed each year as it is earned.

From time to time, various tax law changes have been proposed that could have an adverse effect on our business, including the elimination of all or a portion of the income tax advantages for annuities. If legislation were enacted to eliminate the tax deferral for annuities, such a change may have an adverse effect on our ability to sell non-qualified annuities. Non-qualified annuities are annuities that are not sold to a qualified retirement plan.

Distributions from non-qualified annuity policies have been considered “investment income” for purposes of the Medicare tax on investment income contained in the Health Care and Education Reconciliation Act of 2010. As a result, in certain circumstances, a 3.8% tax (“Medicare Tax”) may be applied to some or all of the taxable portion of distributions from non-qualified annuities to individuals whose income exceeds certain threshold amounts. This new tax may have an adverse effect on our ability to sell non-qualified annuities to individuals whose income exceeds these threshold amounts and could accelerate withdrawals due to this additional tax. The constitutionality of the Health Care and Education Reconciliation Act of 2010 is currently the subject of multiple litigation actions initiated by various state attorneys general, and the Act is also the subject of several proposals in the U.S. Congress for amendment and/or repeal. The outcome of such litigation and legislative action as it relates to the 3.8% Medicare Tax is unknown at this time.

We face risks relating to litigation, including the costs of such litigation, management distraction and the potential for damage awards, which may adversely impact our business.

We may become involved in litigation, both as a defendant and as a plaintiff, relating to claims arising out of our operations in the normal course of business. In addition, state regulatory bodies, such as state insurance departments, the SEC, FINRA, the Department of Labor, and other regulatory bodies regularly make inquiries and conduct examinations or investigations of companies in the annuity business concerning compliance with, among other things, insurance laws, securities laws, the Employee Retirement Income Security Act of 1974, as amended, and laws governing the activities of broker-dealers. Companies in the annuity business have faced litigation, including class action lawsuits, alleging improper product design, improper sales practices and similar claims. There can be no assurance that any future litigation will not have a material adverse effect on our business, financial condition or results of operations through distraction of our management or otherwise.

SELECTED FINANCIAL DATA

The following selected financial data is derived from the Company’s statutory basis financial statements and should be read in conjunction with the discussion under Management’s Discussion and Analysis of Financial Condition and Results of Operations. The results of operations data for the three months ended March 31, 2021 and 2020 and years ended December 31, 2020, 2019 and 2018 and the balance sheet data as of March 31, 2021 and December 31, 2020 and 2019 should be read in conjunction with the Company’s statutory basis financial statements and related notes appearing elsewhere in this Prospectus. The results for the past periods are not necessarily indicative of results that may be achieved in future periods. The Company entered into reinsurance agreements in 2021, 2019 and 2012 which significantly impact the Company’s financial results and presentation. See Note 7 of the Notes to Statutory Basis Financial Statements appearing elsewhere in this Prospectus for additional information on these agreements.

	For the year ended December 31,
Results of Operations Data	2020	2019	2018	(unaudited) 2017	(unaudited) 2016
	(Dollars in thousands)

Income
Premiums and annuity considerations	$-	$-	$-	$-	$(21)
Reinsurance commissions	103,297	85,813	71,157	56,631	45,156
Net investment income	1,017	1,626	758	517	347
Commission and fee income	-	38	18	7	1
Other income	31,596	39,864	40,425	44,930	21,622

Total income	135,910	127,341	112,358	102,085	67,105

Benefits and expenses
General insurance expenses	45,029	37,669	30,755	21,713	15,053
Insurance taxes, licenses, fees and commissions	58,279	48,143	40,402	36,463	31,076
Net transfers to separate accounts	31,908	40,318	40,705	41,501	19,279

Total benefits and expenses	135,216	126,130	111,862	99,677	65,408

Income before federal income tax expense (benefit) and net realized capital gains (losses)	694	1,211	496	2,408	1,697
Federal income tax expense (benefit)	256	(59)	(74)	752	1,166
Income before net realized capital gains (losses)	438	1,270	570	1,656	531
Net realized capital gains (losses)	(241)	(20)	(151)	258	520

Net income	$197	$1,250	$419	$1,914	$1,051

	For the three months ended
	March 31,
Results of Operations Data	(unaudited) 2021	(unaudited) 2020
	(Dollars in thousands)
Income
Reinsurance commissions	$34,632	$25,616
Net investment income	193	347
Commission and fee income	-	10
Other income	10,382	10,949

Total income	45,207	36,922
Benefits and expenses
General insurance expenses	12,851	11,229
Insurance taxes, licenses, fees and commissions	21,781	14,389
Net transfers to separate accounts	10,369	11,047

Total benefits and expenses	45,001	36,665

Income before federal income tax expense (benefit) and net realized capital (losses)	206	257
Federal income tax expense (benefit)	184	(3)

Income before net realized capital gains (losses)	22	260
Net realized capital (losses)	(15)	(49)

Net income	$7	$211

		As of
Balance Sheet Data	(unaudited) March 31, 2021	December 31, 2020	December 31 2019	(unaudited) December 31, 2018	(unaudited) December 31, 2017	(unaudited) December 31, 2016
		(Dollars in thousands)

Admitted Assets
Bonds and notes	$29,016	$30,309	$34,412	$29,885	$10,650	$11,036
Cash and cash equivalents	44,913	26,410	29,037	24,912	18,440	18,732
Amounts due from reinsurers	23,162	12,718	6,827	3,175	14,597	13,114
Other assets	3,567	4,024	4,542	3,562	7,709	10,813
Separate account assets	249,095	230,314	169,654	103,205	69,005	20,221
Total admitted assets	$349,753	$303,775	$244,472	$164,739	$120,401	$73,916

Liabilities and capital and surplus
Reinsurance payable	$18,681	$7,397	$14,933	$7,411	$16,016	$12,367
Payable to affiliates	20,491	18,329	8,626	5,194	3,321	6,196
Other liabilities	21,432	7,035	11,270	9,482	13,459	11,927
Separate account liabilities	249,095	230,314	169,654	103,205	69,205	20,221
Total liabilities	309,699	263,075	204,483	125,292	101,801	50,711
Total capital and surplus	40,054	40,700	39,989	39,447	18,600	23,205
Total liabilities and capital and surplus	$349,753	$303,775	$244,472	$164,739	$120,401	$73,916

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Management’s Discussion and Analysis of Financial Condition and Results of Operations reviews our financial condition at March 31, 2021, December 31, 2020 and December 31, 2019; our results of operations for the three months ended March 31, 2021 and 2020 and years ended December 2020, 2019 and 2018; and where appropriate, factors that may affect future financial performance. This discussion should be read in conjunction with our statutory basis financial statements and notes thereto appearing elsewhere in this Prospectus. The dollar amounts disclosed in this Management’s Discussion and Analysis of Financial Condition and Results of Operations are in thousands.

Cautionary Statement Regarding Forward-Looking Information

All statements, trend analyses and other information contained in this Prospectus and elsewhere (such as in press releases, presentations by us, our immediate parent CMIC, or CM Holding, our management or oral statements) relative to markets for our products and trends in our operations or financial results, as well as other statements including words such as “anticipate”, “believe”, “plan”, “estimate”, “expect”, “intend”, and other similar expressions, constitute forward-looking statements. The Company cautions that these statements may vary from actual results and the differences between these statements and actual results can be material. Accordingly, the Company cannot assure you that actual results will not differ materially from those expressed or implied by the forward-looking statements. Factors that could contribute to these differences include, among other things:

●	general economic conditions and other factors, including prevailing interest rate levels and stock and credit market performance which may affect (among other things) our ability to sell our products, our ability to access capital resources and the costs associated therewith, the fair value of our investments, which could result in other than temporary impairments, and certain liabilities, and the lapse rate and profitability of policies;

●	customer response to new products and marketing initiatives;

●	changes in the Federal income tax laws and regulations that may affect the relative income tax advantages of our products;

●	increasing competition in the sale of annuities;

●	regulatory changes or actions, including those relating to regulation of financial services affecting (among other things) bank and credit union sales and underwriting of insurance products and regulation of the sale, underwriting and pricing of products; and

●	the risk factors or uncertainties disclosed in this Prospectus.

In March 2020, the World Health Organization declared the outbreak of a novel coronavirus disease (“COVID-19”) as a pandemic, which continues to spread throughout the U.S. COVID-19 is having an unprecedented impact on the U.S. economy as federal, state, and local governments react to this public health crisis.

The impacts of the current COVID-19 pandemic are broad reaching, and the impacts on the Company’s financial statements have not been estimated. Due to the COVID-19 outbreak, there is uncertainty surrounding the potential impact on the Company’s future financial position, results of operations and related cash flows. Continued impacts of the pandemic could materially adversely affect the Company’s near-term and long-term premium revenues, policyholder benefits, earnings, liquidity, and cash flows. These potential impacts will largely depend on future developments that cannot be accurately predicted, including the duration and severity of the pandemic, government actions, and the length of time until the economy recovers.

For a detailed discussion of these and other factors that might affect our performance see the section entitled “Potential Risk Factors That May Affect Our Business and Our Future Results.”

Overview

The Company is a wholly-owned indirect subsidiary of CMFG Life and a direct wholly-owned subsidiary of CMIC. Our ultimate parent is CM Holding, a mutual insurance holding company organized under the laws of Iowa. On May 3, 2007, the Company re-domiciled from Wisconsin to Iowa. On February 17, 2012, the Company amended and restated the Company’s Articles of Incorporation to change the Company’s purpose to be the writing of any and all of the lines of insurance and annuity business authorized by Iowa Code Chapter 508 as authorized by the laws of the State of Iowa.

The Company is authorized to sell life, health and annuity policies in all states in the U.S. and the District of Columbia, except New York. The following table identifies states with premiums greater than 5% of total direct premium and states with deposits on annuity contracts greater than 5% of total deposits. Results associated with the deposits on annuity contracts include MEMBERS® Zone Annuity, MEMBERS® Horizon Flexible Premium Deferred Variable and Index Linked Annuity, MEMBERS® Horizon II Flexible Premium Deferred Variable and Index Linked Annuity and CUNA Mutual Group Zone Income™ Annuity.

	Direct Life and Health Premium				Deposits on Annuity Contracts
	2021^	2020	2019	2018	2021^	2020	2019	2018
Michigan	40%	61%	60%	62%	6%	5%	6%	7%
Texas	20	24	25	24	*	6	5	*
California	*	5	5	5	*	5	*	*
Pennsylvania	*	*	*	*	13	7	7	8
Iowa	*	*	*	*	*	*	5	6
Indiana	*	*	*	*	*	5	*	5
North Carolina		*	*	*	*	5	*	*
Wisconsin	*	*	*	*	5	6	6	5
Florida	*	*	*	*	*	5	5	6
^For the three months ended March 31, 2021 *Lower than 5%

No other state represents more than 5% of the Company’s premiums or deposits for the three months ended March 31, 2021 or any year in the three years ended December 31, 2020.

As of March 31, 2021, December 31, 2020 and December 2019, the Company had more than $349 million, $303 million and $244 million in assets and more than $86 million, $65 million and $72 million of life insurance in force, respectively.

In August 2013, the Company began issuing a single premium deferred index annuity contract under the name “MEMBERS® Zone Annuity”. In July 2016, the Company began issuing a flexible premium deferred variable and index-linked annuity contract under the name “MEMBERS® Horizon Flexible Premium Deferred Variable and Index Linked Annuity”. In December 2018, the Company began issuing a flexible premium variable and index-linked annuity contract under the name “MEMBERS® Horizon II Flexible Premium Deferred Variable and Index Linked Annuity”. In August 2019, the Company began issuing a single premium deferred modified guaranteed index annuity contract under the name “CUNA Mutual Group Zone Income™ Annuity”. In July 2021, the Company began issuing a single premium deferred variable annuity contract under the name “CUNA Mutual Group ZoneChoice™ Annuity.” The Company distributes the annuity contracts through multiple face-to-face distribution channels, including:

●	Managed Agents: employees of CMFG Life who sell insurance and investment products to members of credit unions that have contracted with the Company and its affiliates to provide these services;

●	Dual Employee Agents: employees of credit unions who sell insurance and investment products to members of credit unions that have contracted with the Company and its affiliates to provide these services. These agents are registered representatives of the Company’s affiliated broker dealer, CBSI: and

●	Independent Agents: agents who also represent other insurance companies and, along with or through an unaffiliated broker-dealer, contract with the Company to offer its annuity products that are made available for distribution through this channel.

In December 2019, the Company entered into a reinsurance agreement to cede to CMFG Life 100% of the business related to MEMBERS® Zone Annuity MEMBERS® Horizon Flexible Premium Deferred Variable and Index Linked Annuity, MEMBERS® Horizon II Flexible Premium Deferred Variable and Index Linked Annuity and CUNA Mutual Group Zone Income Annuity contracts and all insurance policies in force with the Company’s state of domicile. This agreement was approved by the regulator in January 2020 and effective in 2019. On February 4, 2021, the Company amended this agreement to include the Contract described in this Prospectus. These agreements do not relieve the Company of the Company’s obligations to our policyholders under contracts covered by these agreements. However, they do transfer all of the Company’s underwriting profits and losses to CMFG Life and require CMFG Life to indemnify the Company for all of its liabilities. As a result, the Company believes its profitability from insurance operations going forward will be minimal.

Prior to 2021, the Company only serviced existing closed blocks of individual and group life policies which were 100% ceded under a 2012 Coinsurance Agreement with CMFG Life. In 2021, the Company began selling a whole life policy under the name “TruStage Advantage Whole Life”. The Company distributes TruStage Advantage Whole Life through an unaffiliated broker-dealer who also represents other insurance companies and contracts with the Company to offer its whole life product through the broker-dealer’s distribution channels. In 2021, the Company entered into a reinsurance agreement to cede 100% of the premium, expenses and benefits of TruStage Advantage Whole Life to CMFG Life.

CMFG Life provides significant services required in the conduct of the Company’s operations pursuant to a Cost Sharing, Procurement, Disbursement and Billing and Collection Agreement. CMFG Life allocates expenses to the Company on the basis of estimated time spent by employees of CMFG Life on Company matters and the use of operational resources. Management believes the allocations of expenses are reasonable and that the results of the Company’s operations may have materially differed in a negative manner from the results reflected in the accompanying statutory basis financial statements if the Company did not have this relationship.

Critical Accounting Policies

The complexity of the business environment and applicable authoritative accounting guidance requires us to closely monitor the Company’s accounting policies. The following summary of the Company’s critical accounting policies is intended to enhance your ability to assess the Company’s financial condition and results of operations and the potential volatility due to changes in estimates.

Use of Estimates - The preparation of the statutory basis financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the statutory basis financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates and, in some cases, the difference could be material. Investment valuations, policy reserve valuations, determination of other-than-temporary impairments (“OTTI”), deferred tax asset valuation reserves and reinsurance balances are most affected by the use of estimates and assumptions.

Investments - Investments are valued as prescribed by the National Association of Insurance Commissioners (“NAIC”).

Bonds and notes: Bonds and notes with an NAIC designation of 1 through 5 are generally stated at amortized cost. Bonds and notes with an NAIC designation of 6 are stated at the lower of amortized cost or fair value. Loan-backed securities may be carried at the lower of amortized cost or fair value if they receive an initial rating of 6 under the multiple-designation methodology. Prepayment assumptions for loan-backed securities are obtained from historical industry prepayment averages, industry survey values or internal estimates to determine the effective yield. Changes in the anticipated prepayments are incorporated when determining statement values. Changes in estimated cash flows from the previous assumptions are accounted for using the prospective method.

Fair Value - Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

The fair value hierarchy prioritizes the inputs to valuation techniques used to measure fair value of assets and liabilities into three broad levels. The Company has categorized its financial instruments, based on the degree of subjectivity inherent in the valuation technique, as follows:

Level 1: Inputs are directly observable and represent quoted prices for identical assets or liabilities in active markets the Company has the ability to access at the measurement date.

Level 2: All significant inputs are observable, either directly or indirectly, other than quoted prices included in Level 1, for the asset or liability. This includes: (i) quoted prices for similar instruments in active markets, (ii) quoted prices for identical or similar instruments in markets that are not active, (iii) inputs other than quoted prices that are observable for the instruments, and (iv) inputs that are derived principally from or corroborated by observable market data by correlation or other means.

Level 3: One or more significant inputs are unobservable and reflect the Company’s estimates of the assumptions that market participants would use in pricing the asset or liability, including assumptions about risk.

For purposes of determining the fair value of the Company’s assets and liabilities, observable inputs are those inputs used by market participants in valuing financial instruments, which are developed based on market data obtained from independent sources. In the absence of sufficient observable inputs, unobservable inputs, reflecting the Company’s estimates of the assumptions market participants would use in valuing financial assets and liabilities, are developed based on the best information available in the circumstances. The Company uses prices and inputs that are current as of the measurement date. In some instances, valuation inputs used to measure fair value fall into different levels of the fair value hierarchy. The category level in the fair value hierarchy is determined based on the lowest level input that is significant to the fair value measurement in its entirety.

The following table summarizes the carrying amounts and fair values of the Company’s financial instruments for which it is practicable to estimate fair value by fair value measurement level at March 31, 2021:

	Carrying Amount	Fair Value	Level 1	Level 2	Level 3
Financial instruments recorded as assets:
Bonds and notes	$29,016	$30,111	$-	$29,113	$998
Cash equivalents	36,688	36,688	36,688	-	-
Separate account assets	249,095	249,095	-	249,095	-
Financial instruments recorded as liabilities:
Separate account liabilities	249,095	249,095	-	249,095	-

The following table summarizes the carrying amounts and fair values of the Company’s financial instruments for which it is practicable to estimate fair value by fair value measurement level at December 31, 2020:

	Carrying Amount	Fair Value	Level 1	Level 2	Level 3
Financial instruments recorded as assets:
Bonds and notes	$30,309	$33,449	$-	$32,459	$990
Cash equivalents	24,336	24,336	24,336	-	-
Separate account assets	230,314	230,134	-	230,314	-
Financial instruments recorded as liabilities:
Separate account liabilities	230,314	230,314	-	230,314	-

Other-Than-Temporary Investment Impairments – Investment securities are reviewed for other than temporary impairment (“OTTI”) on an ongoing basis. The Company creates a watchlist of securities primarily based largely on the fair value of an investment security relative to its amortized cost. When the fair value drops below the Company’s cost, the Company monitors the security for OTTI. The determination of OTTI requires significant judgment on the part of the Company and depends on several factors, including, but not limited to:

●	The existence of any plans to sell the investment security.

●	The extent to which fair value is less than statement value.

●	The underlying reason for the decline in fair value (credit concerns, interest rates, etc.).

●	The financial condition and near term prospects of the issuer/borrower, including the ability to meet contractual obligations, relevant industry trends and conditions and cash flow analysis.

●

For loan-backed and structured securities and equity securities, the Company’s intent and ability to retain our investment for a period of time sufficient to allow for an anticipated recovery in fair value.

●	The Company’s ability to recover all amounts due according to the contractual terms of the agreements.

●	The Company’s collateral position in the case of bankruptcy or restructuring.

A bond and note is considered to be other-than-temporarily impaired when the fair value is less than the amortized cost basis and its value is not expected to recover through the Company’s holding period. When this occurs, the Company records a realized capital loss equal to the difference between the amortized cost and fair value. The fair value of the other-than-temporarily impaired security becomes its new amortized cost. If the bond is a loan-backed or structured security, it is considered to be other-than-temporarily impaired when the amortized cost exceeds the present value of cash flows expected to be collected and its value is not expected to recover through the Company’s holding period. The amount of the OTTI recognized in net income as a realized loss equals the difference between the investment’s amortized cost basis and its expected cash flows. In determining whether an unrealized loss is expected to be other-than-temporary, the Company considers, among other factors, any plans to sell the security, the severity of impairment, financial position of the issuer, recent events affecting the issuer’s business and industry sector, credit ratings, and the intent and ability of the Company to hold the investment until the fair value has recovered above its amortized cost.

Management believes it has made an appropriate provision for other-than-temporarily impaired securities owned at March 31, 2021, December 31, 2020 and December 31, 2019. Future declines in fair value may result in additional OTTI. Additional OTTI will be recorded as appropriate and as determined by the Company’s regular monitoring procedures of additional facts. In light of the variables involved, such additional OTTI could be significant.

Reinsurance - Reinsurance premiums, claims and benefits, commission expense reimbursements, and reserves related to reinsured business ceded are accounted for on a basis consistent with the accounting for the underlying direct policies issued and the terms of the reinsurance contracts. Premiums and benefits ceded to other companies have been reported as reductions of premium income and benefits in the accompanying statutory basis statements of operations. Policy and claim reserves are reported net of unbilled reinsurance recoverables. The Company has evaluated its reinsurance contracts and determined that all significant contracts transfer the underlying economic risk of loss. CMFG Life is the only reinsurer, and there is no allowance for doubtful accounts given the lack of concern about the risk of default on reinsurance receivable balances.

The Company entered into a coinsurance and modified coinsurance agreement with its affiliate, CMFG Life, to cede 100% of its life, accident and health, and annuity business as described previously in the Overview of this Management’s Discussion and Analysis of Financial Condition and Results of Operations. The Company entered into the coinsurance and modified coinsurance agreement for the purpose of limiting its exposure to loss on any one single insured, diversifying its risk and limiting its overall financial exposure, to certain products, and to meet its overall financial objectives. The Company retains the risk of loss in the event that CMFG Life is unable to meet the obligations assumed under the reinsurance agreements.

Separate Accounts - The Company issues single premium deferred index annuities, single premium deferred modified guaranteed index annuities and flexible premium variable and index linked deferred annuities, the assets and liabilities of which are legally segregated and reflected in the accompanying statutory basis statements of admitted assets, liabilities and capital and surplus as assets and liabilities of the separate accounts. All separate account assets and liabilities are ceded except the MEMBERS Life Variable Separate Account which is used to fund the variable accounts within the flexible premium variable and index linked deferred annuities.

Separate account assets for the variable annuity component of the flexible premium variable and index linked deferred and single premium deferred modified guaranteed index annuity are stated at fair value. Separate account liabilities are accounted for in a manner similar to other policy reserves. Separate account premium deposits, benefit expenses and contract fee income for investment management and policy administration are reflected by the Company in the accompanying statutory basis statements of operations.

Variable annuity contract holders are able to invest in investment funds managed for their benefit. All of the separate account assets are invested in unit investment trusts that are registered with the Securities and Exchange Commission as of March 31, 2021, December 31, 2020 and December 31, 2019.

CMFG Life, on behalf of the Company, invests the single premium deferred index annuity, single premium deferred modified guaranteed index annuity and flexible premium deferred variable premiums for the benefit of the contract holder. The single premium deferred index, single premium deferred modified guaranteed index and flexible premium variable and index linked deferred annuities have two risk control accounts, referred to as the Secure and Growth Accounts; the Secure Account has a yearly credited interest rate floor of 0% and the yearly Growth Account floor is -10%. The Secure and Growth Accounts both have credited interest rate caps that vary with issuance. Interest is credited at the end of each Contract Year during the selected index term based on the allocation between risk control accounts and the performance of an external index during that Contract Year. At the end of the initial index term, only the Secure Account will be available as an option to the policyholder.

Policy and Contract Claim Reserves - Liabilities established for unpaid benefits for life insurance contracts represent the estimated amounts required to cover the ultimate cost of settling reported and incurred but unreported losses. These estimates are adjusted in the aggregate for ultimate loss expectations based on historical experience patterns and current economic trends. Any change in the probable ultimate liabilities, which might arise from new information emerging, is reflected in the statutory basis statements of operations in the period the change is determined to be necessary. Such adjustments could be material.

The policy and contract claim reserves are 100% ceded to CMFG Life.

Policy Reserves – Life Insurance reserves: Traditional life insurance reserves are computed on either the net level reserve basis or the CRVM basis dependent on product type and issue date. Depending upon the issue year, the American Experience table, the American Men table, or the 1941, 1958, 1980, 2001, or 2017 Commissioners Standard Ordinary mortality table is used.

The Company waives deduction of deferred fractional premiums upon death of the insured and returns the portion of the final premium beyond the date of death. Surrender values are not promised in excess of legally computed reserves.

Extra premiums are charged for substandard lives, plus the gross premium for a rated age. Mean reserves are determined by computing the regular mean reserve for the plan at the rated age and holding, plus one-half of the extra premium charge for the year.

Tabular interest, tabular less actual reserves released, tabular cost and tabular interest on funds not involving life contingencies have all been determined by formulas prescribed by the regulator of the Company’s state of domicile (“Insurance Department”).

Individual annuity reserves: Policyholder reserves related to individual annuity contracts are computed using the Commissioner’s Annuity Reserve Valuation Method (“CARVM”), along with Valuation Method (“VM”) 21 for fixed annuities, equity indexed annuities and variable annuities, during the contract accumulation period and the present value of future payments for contracts that have annuitized. Policyholder reserves related to single premium deferred index annuity, single premium deferred modified guaranteed index annuity and flexible premium variable and index linked deferred annuity contracts are computed using CARVM, along with Actuarial Guideline (AG) 33 and 35 and VM 21 for policies greater than ten days after issue; for the first ten days, the reserve is equal to the return of premium. A reserve floor for all deferred annuities is set equal to the cash surrender value.

The policy reserves are 100% ceded to CMFG Life.

Liability for Deposit-Type Contracts - The Company recognizes a liability for policyholder deposits that are not subject to policyholder mortality or longevity risk at the stated account value. The account value equals the sum of the original deposit plus accumulated interest, less any withdrawals and expense charges. Such deposits primarily represent annuity contracts without life contingencies.

The liability for deposit-type contracts is 100% ceded to CMFG Life.

Income Tax - Deferred income taxes are recognized, subject to an admissibility test for deferred tax assets, and represent the future tax consequences attributable to differences between the statutory basis financial statement carrying amount of assets and liabilities and their respective tax bases. Gross deferred tax assets are reduced by a statutory valuation allowance if it is more likely than not that some portion or all of the deferred tax assets will not be realized. Recorded deferred tax amounts are adjusted to reflect changes in income tax rates and other tax law provisions as they are enacted. The net change in deferred taxes is recorded directly to unassigned surplus.

The Company is subject to tax-related audits. The Company accounts for any federal and foreign tax contingent liabilities in accordance with Statement of Statutory Accounting Principles (“SSAP”) No. 5R, Liabilities, Contingencies and Impairments of Assets as modified by SSAP No. 101, Income Taxes, and any state and other tax contingent liabilities in accordance with SSAP No. 5R.

The Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”) was enacted by the U.S. federal government on March 27, 2020. The income tax provisions of the CARES Act did not have a material impact on the Company’s statutory basis financial statements.

Statutory Valuation Reserves - The Interest Maintenance Reserve (“IMR”) is maintained for the purpose of stabilizing the surplus of the Company against gains and losses on sales of investments that are primarily attributable to changing interest rates. The interest rate-related gains and losses are deferred and amortized into income over the remaining lives of the securities sold. If the IMR is calculated to be a net asset, it is nonadmitted.

The AVR is a formulaic reserve for fluctuations in the values of invested assets, primarily bonds and notes. Changes in the AVR are charged or credited directly to unassigned surplus.

Other Liabilities - The Company issues the single premium deferred index annuity contracts, single premium deferred modified guaranteed index annuity contracts and flexible premium deferred variable and index linked annuity contracts on the 10th and 25th of each month. The Company recognizes a liability on contracts for which it has received cash, but has not issued a contract. Other liabilities primarily consist of these pending customer funds, which are released from other liabilities when the policy is issued.

Executive Summary

The Company provides life and health insurance throughout the United States servicing its existing blocks of individual and group life policies and in 2021 began marketing TruStage Advantage Whole Life. The Company began marketing the MEMBERS® Zone Annuity contract in 2013, the MEMBERS® Horizon Flexible Premium Deferred Variable and Index Linked Annuity contract in 2016, the MEMBERS® Horizon II Flexible Premium Deferred Variable and Index Linked Annuity contract in 2018 and the CUNA Mutual Group Zone Income™ Annuity Contract in 2019, TruStage Advantage Whole Life in 2021 and the Contract offered by this Prospectus as of the date of this prospectus.

The Company began distributing the MEMBERS® Zone Annuity, an individual or joint owned, single premium deferred index annuity contract, in 2013. The Company began distributing the MEMBERS® Horizon Flexible Premium Deferred Variable and Index Linked Annuity contract, an individual or joint owned, flexible premium deferred variable and index linked annuity contract in 2016 and the MEMBERS® Horizon II Flexible Premium Deferred Variable and Index Linked Annuity contract, an individual or joint owned, flexible premium deferred variable and index linked annuity contract in 2018. The Company began distributing the CUNA Mutual Group Zone Income™ Annuity Contract, an individual or joint owned, single premium deferred modified guaranteed index annuity Contract in 2019. The results of the Company’s annuities, which includes the MEMBERS® Zone Annuity, the MEMBERS® Horizon Variable Annuity, the MEMBERS® Horizon II Variable Annuity and CUNA Mutual Group Zone Income™ Annuity contracts, are ceded 100% to CMFG Life under the 2019 ceding agreements and accordingly do not impact the results of operations.

The Company cedes 100% of its insurance and annuity policies in force to CMFG Life. This does not relieve the Company of its obligations to its policyholders under contracts covered by these agreements. However, they do transfer all of the Company’s underwriting profits and losses to CMFG Life and require CMFG Life to indemnify the Company for all of its liabilities. See Note 7 of the Notes to the Statutory Basis Financial Statements appearing elsewhere in this Prospectus for information on the effect of these agreements and information on commissions.

Results of Operations for the Years ended December 31, 2020, 2019 and 2018

Total revenues, which consisted mainly of investment income, reinsurance commissions and other income, were $135,910, $127,341 and $112,358 for the years ended December 31, 2020, 2019 and 2018, respectively. The increase in total revenues in 2020 as compared to 2019, and 2019 as compared to 2018 were primarily due to an increase in reinsurance commissions. Total net investment income was $1,017, $1,626 and $758 for the years ended December 31, 2020, 2019 and 2018, respectively, which represents an average yield earned of 1.7%, 2.8% and 1.8% for the same periods, respectively. The 2020 decrease primarily reflects a decrease in the Company’s investment in money market funds along with decreased rates on these assets. The growth in net investment income in 2019 is due to the Company’s receipt of bonds and notes in late 2018 from its parent company. Additionally, the Company had an increased investment in money market funds throughout 2019 as compared to 2018. All premiums are 100% ceded to CMFG Life, resulting in no net premium in 2020, 2019 or 2018 due to the reinsurance agreements as described in the Executive Summary. The Company receives a reinsurance commission equal to 100% of its actual expenses incurred for the Company’s business in its single premium deferred index annuity product, flexible premium deferred variable and index linked annuity product, and single premium deferred modified guaranteed index annuity product, which was $102,791, $86,481 and $70,391 for the years ended December 31, 2020, 2019, and 2018, respectively. All remaining reinsurance commissions relate to the Company’s life and health products and total $506, ($668) (return of commission) and $766 for the years ended December 31, 2020, 2019, and 2018, respectively. The 2020 and 2019 increases in reinsurance commissions relate to the sales growth of annuity products. The Company also records other income related to its modified coinsurance agreement, which represents the aggregate ceding allowance payable by the reinsurer to the Company in relation to its flexible premium deferred variable annuity contracts.

Total benefits and expenses were $135,216, $126,130 and $111,862 for the years ended December 31, 2020, 2019 and 2018, respectively. The increase in benefits and expenses in 2020 as compared to 2019 and in 2019 as compared to 2018 was primarily due to the increases in the Company’s general insurance expenses and insurance, taxes, licenses, fees and commissions related to increasing sales and production of the Company’s annuity products. CMFG Life provides significant services required in the conduct of the Company’s operations. Operating expenses incurred by the Company that are specifically identifiable are borne by the Company; other operating expenses are allocated from CMFG Life on the basis of estimated time and usage studies. Operating expenses are primarily related to and include employee costs such as wages and benefits, legal expenses and other operating expenses such as rent, insurance and utilities. The increase in operating expenses in 2020 as compared to 2019 and in 2019 as compared to 2018 was primarily due to increased sales of the Company’s products.

Federal income tax expense (benefit) was $256, ($59) and ($74) for the years ended December 31, 2020, 2019 and 2018, respectively, which represents an effective tax rate of 36.9%, (4.8%) and (14.9%) for the same periods, respectively. The effective tax rates differ from the statutory income tax rate of 21% primarily due to the following: 1) nondeductible IMR amortization; 2) dividends received deductions and foreign tax credits related to separate account investments; 3) expenses required to be capitalized and amortized for tax purposes; 4) differences in timing of certain accrued expenses; and 5) interest on accrued refund claims filed for prior years. The increase from 2019 to 2020 was driven by expenses required to be capitalized and amortized for tax purposes followed by various differences in timing of certain accrued expenses and interest on accrued refund claims filed for prior years. The decrease from 2018 to 2019 was driven mainly by differences in timing of certain accrued expenses followed by interest on accrued refund claims filed for prior years, and dividends received deductions and foreign tax credits related to separate account investments.

Net income was $197, $1,250 and $419 for the years ended December 31, 2020, 2019 and 2018, respectively. The decrease in 2020 as compared to 2019 was primarily due to a decrease in net investment income and an increase in income tax expense as described previously. The increase in 2019 net income as compared to 2018 was primarily due to increased net investment income as described previously.

Results of Operations for the Three Months Ended March 31, 2021 and 2020

Total revenues, which consisted mainly of investment income, reinsurance commissions and other income, were $45,207 and $36,922 for the three months ended March 31, 2021 and 2020, respectively. The increase in total revenues for the three months ended March 31, 2021 as compared to the three months ended March 31, 2020 was primarily due to an increase in reinsurance commissions. Total net investment income was $193 and $347 for the three months ended March 31, 2021 and 2020, respectively, which represents an average yield earned of 1.2% and 2.3%, respectively. The decrease primarily reflects a change in investment allocation. The Company had higher notes and bonds balances during the three months ended March 31, 2020 compared to the three months ended March 31, 2021. All premiums are 100% ceded to CMFG Life, resulting in no net premium for the three months ended March 31, 2021 and 2020 due to the reinsurance agreements as described in the Executive Summary. The Company receives a reinsurance commission equal to 100% of its actual expenses incurred for the Company’s business in its single premium deferred index annuity product, flexible premium deferred variable and index linked annuity product, single premium deferred modified guaranteed index annuity product and single premium deferred variable annuity product, which was $30,284 and $25,529 for the three months ended March 31, 2021 and 2020, respectively. All remaining reinsurance commissions relate to the Company’s life and health products and total $4,348 and $87 for the three months ended March 31, 2021 and 2020, respectively. The increase for the three months ended March 31, 2021 compared to the three months ended March 31, 2020 was primarily due to reinsurance commissions received on the TruStage Advantage Whole Life product that began sales in 2021. The Company also records other income related to its modified coinsurance agreement, which represents the aggregate ceding allowance payable by the reinsurer to the Company in relation to its flexible premium deferred variable annuity contracts.

Total benefits and expenses were $45,001 and $36,665 for the three months ended March 31, 2021 and 2020, respectively. The increase in benefits and expenses for the three months ended March 31, 2021 as compared to the three months ended March 31, 2020 was primarily due to the increases in the Company’s insurance, taxes, licenses, fees and commissions related to increased sales and production of the Company’s current annuity and life insurance products along with the Company’s TruStage Advantage Whole Life product which the Company began selling in 2021. CMFG Life provides significant services required in the conduct of the Company’s operations. Operating expenses incurred by the Company that are specifically identifiable are borne by the Company; other operating expenses are allocated from CMFG Life on the basis of estimated time and usage studies. Operating expenses are primarily related to and include employee costs such as wages and benefits, legal expenses and other operating expenses such as rent, insurance and utilities. The increase in these expenses for the three months ended March 31, 2021 as compared to the three months period ended March 31, 2020 was primarily due to increased sales of the Company’s existing products and new product that began sales in 2021.

Federal income tax expense (benefit) was $184 and ($3) for the three months ended March 31, 2021 and 2020, respectively, which represents an effective tax rate of 89.3%, and (1.2%) for the same periods, respectively. The effective tax rates differ from the statutory income tax rate of 21% primarily due to the following: 1) nondeductible IMR amortization; 2) dividends received deductions and foreign tax credits related to separate account investments; 3) expenses required to be capitalized and amortized for tax purposes; 4) differences in timing of certain accrued expenses; and 5) interest on accrued refund claims filed for prior years. The increase from March 31, 2020 to March 31, 2021 was driven mainly by expenses required to be capitalized and amortized for tax purposes followed by various differences in timing of certain accrued expenses.

Net income was $7 and $211 for the three months ended March 31, 2021 and 2020, respectively. The decrease in net income for the three months ended March 31, 2021 as compared to the three months ended March 31, 2020 is primarily due to lower net investment income and higher federal income tax expense (benefit).

Financial Condition

The Company’s investment strategy is based upon a strategic asset allocation framework that considers the need to manage the Company’s General Account investment portfolio on a risk-adjusted spread basis for the underwriting of contract liabilities and to maximize return on retained capital. The Company’s investment in bonds and notes consists of U.S. Treasury securities, domestic industrial and miscellaneous securities, commercial mortgage-backed securities, residential mortgage-backed securities and non-mortgage-backed securities. The Company generally holds the bond portfolio to maturity.

Insurance statutes regulate the type of investments that the Company is permitted to purchase and limit the amount of funds that may be used for any one type of investment. In light of these statutes and regulations and the Company’s business and investment strategy, the Company generally seeks to invest in United States government and government-sponsored agency securities and bonds and notes rated investment grade by established nationally recognized rating organizations or in securities of comparable investment quality, if not rated.

The Company’s investment portfolio is comprised solely of bonds and notes at March 31, 2021 and December 31, 2020. The table below presents the carrying value of the Company’s total bonds and notes by type at March 31, 2021 and December 31, 2020.

	March 31		December 31
	2021	%	2020	%

U.S. government and agencies	$8,733	30.1%	$8,734	28.8%
Industrial and miscellaneous	15,927	54.9	16,926	55.8
Commercial mortgage-backed securities	1,972	6.8	1,977	6.5
Residential mortgage-backed securities	1,386	4.8	1,674	5.5
Non-mortgage asset-backed securities	998	3.4	998	3.4

Total bonds and notes	$29,016	100.0%	$30,309	100.0%

The statement value and estimated fair value of bonds and notes by contractual maturity are shown below at March 31, 2021. Actual maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

	Statement Value	Estimated Fair Value

Due in one year or less	$1,996	$2,063
Due after one year through five years	6,972	7,562
Due after five years through ten years	6,959	6,898
Due after ten years	8,733	9,194
Residential mortgage-backed securities	1,386	1,440
Commercial mortgage-backed securities	1,972	1,956
Non-asset mortgage-backed securities	998	998
Total bonds and notes	$29,016	$30,111

Bonds and notes with an NAIC designation of 1 through 5 are generally stated at amortized cost. Bonds and notes with an NAIC designation of 6 are stated at the lower of amortized cost or fair value. Loan-backed securities may be carried at the lower of amortized cost or fair value if they receive an initial rating of 6 under the multiple-designation methodology. Prepayment assumptions for loan-backed securities are obtained from historical industry prepayment averages, industry survey values or internal estimates to determine the effective yield. Changes in the anticipated prepayments are incorporated when determining statement values. Changes in estimated cash flows from the previous assumptions are accounted for using the prospective method.

At March 31, 2021, the Company owned six bonds and notes with a fair value of $6,606 in an unrealized loss position of $337 for less than twelve months. At December 31, 2020, the Company owned two bonds and notes with a fair value of $1,994 in an unrealized loss position of $9 for less than twelve months.

Liquidity and Capital Resources

The Company cedes 100% of its insurance and annuities policies in force to CMFG Life. This does not relieve the Company of the Company’s obligations to our policyholders under contracts covered by these agreements. However, they do transfer all of the Company’s underwriting profits and losses to CMFG Life and require CMFG Life to indemnify the Company for all of its liabilities.

As consideration for the reinsurance provided under these agreements, the Company transfers all of the Company’s revenues to CMFG Life. Specifically, CMFG Life receives 100% of all premiums and other amounts received on account of the Company’s existing business and new business. CMFG Life pays the Company a monthly expense allowance to reimburse the Company for expenses and costs incurred on account of its insurance business.

While the reinsurance transactions have a minimal impact on the Company’s capital and surplus, they substantially diminish the Company’s net liabilities and greatly decrease the amount of capital and liquidity needed within the Company.

Operating activities provided (used) ($5,597), $4,973 and $7,748 of net operating cash flow for the years ended December 31, 2020, 2019 and 2018, respectively. The Company’s sources of funds include renewal premiums, sales of investment-type contracts and investment income. The Company’s primary use of funds include the payment of benefits and related operating expenses as well as settlements related to the reinsurance agreements with CMFG Life. The Company issues the single premium deferred index annuity contracts, flexible premium deferred variable and index linked annuity contracts, single premium deferred modified guaranteed index annuity Contracts on the 10th and 25th of each month. The Company recognizes a liability on contracts for which it has received cash, but has not issued a contract. The decrease in operating cash flow in 2020, as compared to 2019, was primarily due to an increase in operating expenses paid. The decrease in operating cash flow in 2019 as compared to 2018 was primarily due to an increase in operating expenses paid.

Investing activities provided (used) $3,913, ($4,566) and $1,268 of net cash flow for the years ended December 31, 2020, 2019 and 2018, respectively. The Company’s main investing activities include purchases, sales and maturity of bonds and notes. The Company had maturities on bonds and notes, which provided cash of $11,864, $428 and $1,268 in 2020, 2019 and 2018, respectively. In 2020 and 2019, the Company purchased $7,951 and $4,994 of bonds and notes, respectively, which contributed to the net decrease of cash from investing activities in 2019 as compared to 2018.

The Company’s financing activities provided (used) ($943), $3,718 and ($2,543) of net cash flow for the years ended December 31, 2020, 2019 and 2018, respectively. The Company’s main financing activities include the collection of deposits and payment of withdrawals from policyholder’s accounts. The decrease in financing activities in 2020 was due to a decrease in the amount of sales at the end of the year not issued in 2020 (issued in 2021) as compared to 2019. The increase in financing activities in 2019 was due to the Company’s increased annuity sales at the end of the year that had not yet been issued in 2019 (issued in 2020) as compared to 2018.

Operating activities provided (used) $4,775 and ($4,811) of net cash flow for the three months ended March 31, 2021 and 2020, respectively. The Company’s sources of funds include renewal premiums, sales of investment-type annuities and investment income. The Company’s primary uses of funds include the payment of benefits and related operating expenses as well as settlements related to the reinsurance agreements with CMFG Life. The Company issues the single premium deferred index annuity contracts, flexible premium deferred variable and index linked annuity contracts, single premium deferred modified guaranteed index annuity contracts on the 10th and 25th of each month. The Company recognizes a liability on contracts for which it has received cash but has not issued a contract. The increase in operating cash flow for the three months ended March 31, 2021 as compared to the three months ended March 31, 2020 was primarily due to an increase in premiums and other considerations.

Investing activities provided $1,273 and $2,214 of net cash flow for the three months ended March 31, 2021 and 2020, respectively. The Company’s main investing activities include purchases, sales and maturity of bonds and notes. The Company had maturities on bonds and notes, which provided cash of $1,280 and $2,221 for the three months ended March 31, 2021 and 2020, respectively, and contributed to the net increase of cash from investing activities in 2020 as compared to 2021.

The Company’s financing activities provided (used) $12,455 and ($1,988) of net cash flow for the three months ended March 31, 2021 and 2020, respectively. The Company’s main financing activities include the collection of deposits and payment of withdrawals on deposit contracts. The increase in financing activities for the three months ended March 31, 2021 compared to the three months ended March 31, 2020 was due to an increase in the amount of unissued contracts at the end of the three-month period ended March 31, 2021 as compared to the end of the three-month period ended March 31, 2020. Total cash provided or (used) for financing activities can vary based upon the timing of deposits received.

Liquidity requirements are met primarily through monthly settlements under the coinsurance and modified coinsurance agreements with CMFG Life. The Company anticipates receiving adequate cash flow from these settlements and investment income to meet its obligations. However, a primary liquidity concern going forward is the risk of an extraordinary level of early policyholder withdrawals. The Company includes provisions within its policies, such as Surrender Charges, that help limit and discourage early withdrawals.

The Company believes that cash flows generated from sources above will be sufficient to satisfy the near term liquidity requirements of its operations, including reasonable foreseeable contingencies. However, the Company cannot predict future experience regarding benefits and surrenders since benefit and surrender levels are influenced by such factors as the interest rate environment, the Company’s claims paying ability and the Company’s financial credit ratings.

Most annuity deposits the Company will receive going forward will be invested in high quality investments, those identified by the Company as investment grade, to fund future commitments. The Company believes that the settlement it receives under the reinsurance agreements with CMFG Life, the diversity of its investment portfolio and a concentration of investments in high quality securities should provide sufficient liquidity to meet foreseeable cash requirements. Although there is no present need or intent to dispose of the Company’s investments, the Company could readily liquidate portions of the Company’s investments, if such a need arose.

Statutory Financial Data and Dividend Restrictions

The Company is subject to statutory regulations as to maintenance of equity and the payment of dividends. Generally, ordinary dividends from an insurance subsidiary to its parent company must meet notice requirements promulgated by the Insurance Department. Extraordinary dividends, as defined by state statutes, must be approved by the Insurance Department. Based on Iowa statutory regulations, the Company could pay dividends of up to $4,070 during 2021 without prior approval of the Iowa Department of Commerce Insurance Division.

Risk-based capital requirements promulgated by the NAIC require U.S. insurers to maintain minimum capitalization levels that are determined based on formulas incorporating credit risk, insurance risk, interest rate risk and general business risk. At March 31, 2021 and December 31, 2020, the Company’s adjusted capital exceeded the minimum capitalization requirements.

Contractual Obligations

In December 2007, the Company entered into a Procurement and Disbursement and Billing and Collection Services Agreement with CMFG Life and certain other affiliated companies whereby CMFG Life has agreed to provide certain of the Company’s operational requirements. In January 2008, the Company entered into a Cost Sharing, Procurement, Disbursement, Billing and Collection Agreement with CMFG Life and certain other affiliated companies. Pursuant to this agreement, CMFG Life has agreed to provide the Company with certain office and market services and personnel services. On January 1, 2015, the Company entered into a Cost Sharing, Procurement, Disbursement, Billing and Collection Agreement which replaced all prior agreements. Additionally, CMFG Life allocated a certain portion of the total compensation of each of the Company’s executive officers and directors, based on various factors, the primary being the estimated time allocated to providing services to the Company. In exchange for providing these administrative functions and use of shared resources and personnel, the Company reimburses CMFG Life for the cost of providing such administrative functions, resources and personnel. The Company reimbursed CMFG Life $47,364, $38,579 and $30,131 for these expenses for the years ended December 31, 2020, 2019 and 2018, respectively. The Company reimbursed CMFG Life $13,085 and $11,358 for these expenses for the three months ended March 31, 2021 and 2020, respectively.

For detailed discussion of the management services agreement, the investment advisory agreement and the coinsurance agreements, see “Management – Transactions with Related Persons, Promoters and Certain Control Persons.”

In the future, the Company may enter into financing transactions, lease agreements, or other commitments in the normal course of the Company’s business.

The Company has the following future minimum estimated claim and benefit payments that are 100% reinsured as of March 31, 2021.

Estimated Future Claim and Benefit Payments

Due in one year or less	$1,975
Due after one year through three years	7,146
Due after three years through five years	4,191
Due after five years	35,362

Total estimated payments	$48,674

Quantitative and Qualitative Disclosures about Market Risk and Cyber Security

The Company has exposure to market risk through both the Company’s insurance operations and investment activities, although a significant portion of this risk is reinsured by CMFG Life pursuant to the coinsurance and modified coinsurance agreements discussed above. In addition, many of the measures described herein to offset these market risks are taken by CMFG Life because it holds all assets related to the Company’s insurance business as a result of the coinsurance agreements.

Interest rate risk is the Company’s primary market risk exposure. Substantial and sustained increases and decreases in market interest rates will affect the profitability of the Company’s annuity products and the fair value of the Company’s investments. Most of the interest rate risk is absorbed by CMFG Life under the coinsurance and modified coinsurance agreements. The profitability of most of the Company’s annuity products will depend on the spreads between interest yield on investments and rates credited on the annuity products. The Company has the ability to adjust crediting rates (caps, participation rates or asset fee rates for indexed annuities) on substantially all of the Company’s annuity products at least annually (subject to minimum guaranteed values). In addition, substantially all of the Company’s annuity products have surrender and withdrawal penalty provisions designed to encourage persistency and to help ensure targeted spreads are earned. However, competitive factors, including the impact of the level of surrenders and withdrawals, may limit the Company’s ability to adjust or maintain crediting rates at levels necessary to avoid narrowing of spreads under certain market conditions.

A major component of our interest rate risk management program is structuring the General Account investment portfolio with cash flow characteristics consistent with the cash flow characteristics of the Company’s annuity products. The Company uses computer models to simulate cash flows expected from the Company’s existing business under various interest rate scenarios. These simulations enable the Company to measure the potential gain or loss in fair value of the Company’s interest rate-sensitive financial instruments, to evaluate the adequacy of expected cash flows from the Company’s assets to meet the expected cash requirements of the Company’s annuity products and to determine if it is necessary to lengthen or shorten the average life and duration of the Company’s investment portfolio. The “duration” of a security is the time weighted present value of the security’s expected cash flows and is used to measure a security’s sensitivity to changes in interest rates. When the durations of assets and liabilities are similar, exposure to interest rate risk is minimized because a change in value of assets should be largely offset by a change in the value of liabilities. As of March 31, 2021, the Company’s fixed bonds and notes securities investment portfolio consisted of U.S. government and agency securities, industrial and miscellaneous, commercial mortgage-backed securities, residential mortgage-backed securities and other non-mortgage asset-backed securities with statement values of $8,733, $15,927, $1,972, $1,386 and $998, respectively, and has an average duration of 10 years.

The Company’s business is highly dependent upon the effective operation of the Company’s computer systems and those of the Company’s business partners, so that the Company’s business is potentially susceptible to operational and information security risks resulting from a cyber-attack. These risks include, among other things, the theft, misuse, corruption and destruction of data maintained online or digitally, denial of service on websites and other operational disruption and unauthorized release of confidential customer information. Cyber-attacks affecting the Company may adversely affect the Company and the Company’s contractholders. For instance, cyber-attacks may interfere with the processing of Contract transactions, cause the release and possible destruction of confidential Owner or business information, impede order processing, subject the Company to regulatory fines and financial losses and/or cause reputational damage. There can be no assurance that the Company will avoid losses affecting the Company’s customer’s Contract due to cyber-attacks or information security breaches in the future.

MANAGEMENT

Directors and Executive Officers

Our directors and executive officers are as follows:

Name	Age	Position

David L. Sweitzer	57	President and Director
Paul D. Barbato	44	Secretary and Director
Brian J. Borakove	42	Treasurer
Michael F. Anderson	53	Director
William Karls	50	Director
Abigail R. Rodriguez	39	Director

All executive officers and directors are elected annually.

David L. Sweitzer has served as President and as director of the Company since October 31, 2016. He also serves as the Senior Vice President of Wealth Management for CMFG Life where he leads overall business strategy and product management for CBSI and CMFG Life’s and affiliates family of annuity products. Mr. Sweitzer has held various positions in CMFG Life for 28 years. He brings more than 27 years of progressive experience in sales and marketing, sales operations and sales strategy.

Paul D. Barbato has served as Secretary and as director of the Company since December 28, 2018. As of January 7, 2019, he also serves as Vice President, Associate General Counsel for CMFG Life. Mr. Barbato re-joined CMFG Life in May 2017 after spending two years as corporate counsel with Epic Systems Corporation (March 2015-May 2017). He originally joined CMFG Life in January 2009 as a Lead Counsel and later held roles as Associate General Counsel and Director of Corporate Governance. Before joining CMFG Life, Mr. Barbato spent two years at Michael Best & Friedrich, LLP, in Madison, Wisconsin, where he was an Associate Attorney.

Brian J. Borakove has served as our Treasurer since November 9, 2012 and Vice President, Corporate Treasurer since November 19, 2012 at CMFG Life. He served as Director of Investment Finance from 2007 to 2011 and was promoted to Associate Treasurer in 2011. Prior to joining CMFG Life, he was a Senior Manager, Investment Finance at Liberty Mutual Insurance in Boston, Massachusetts from 2005 to 2007. Prior to joining Liberty Mutual Insurance, Mr. Borakove served as a Senior Analyst, Treasury at FM Global in Johnston, Rhode Island from 2003-2005. Mr. Borakove held various positions at State Street Bank in Boston, Massachusetts from 2001-2003.

Michael F. Anderson has been a director of the Company since December 15, 2015. He also serves as the Senior Vice President, Chief Legal Officer for CMFG Life where he has been responsible for all legal matters across CMFG Life’s business entities since 2011. He served as Managing Associate General Counsel from 2008 to 2009, was promoted to Vice President in 2009 and in 2011 was promoted to Senior Vice President. Before joining the Company, Mr. Anderson spent 15 years in private practice, most recently as a partner in the New York office of Morgan, Lewis & Bockius.

William Karls has been director of the Company since August 4, 2017 and has served as Controller for CMFG Life since 2012. Prior to joining CMFG Life in 2004, Mr. Karls was a Senior Manager with Strohm Ballweg, LLP, which provides audit and consulting services to insurance companies.

Abigail R. Rodriguez has been a director of the Company since October 1, 2019. She also serves as Senior Vice President of Customer Success within the Customer Experience Unit at CMFG Life. Ms. Rodriguez previously served as Vice President of Consumer Operations from 2013-2019, and Senior Business Continuous Improvement Consultant from 2011-2013. Before joining the Company, Ms. Rodriguez held several positions at Ace World Wide in Muskego, Wisconsin from 2008-2011. Ms. Rodriguez served as Six Sigma Black Belt at Graphic Packaging International in Kalamazoo, Michigan from 2004-2008. Ms. Rodriguez served as Implementation Specialist at Sonoo Products Company in Hartsville, South Carolina in 2004.

Transactions with Related Persons, Promoters and Certain Control Persons

Policy Regarding Related Person Transactions. It is our policy to enter into or ratify related person transactions only when our Board of Directors determines that the transaction either is in, or is not inconsistent with, our best interests, including but not limited to situations where we may obtain products or services of a nature, quantity or quality, or on other terms, that are not readily available from alternative sources or when we provide products or services to related persons on an arm’s length basis on terms comparable to those provided to unrelated third parties or on terms comparable to those provided to employees generally.

Therefore, we have adopted the following written procedures for the review, approval or ratification of related person transactions. For purposes of the related person transaction policy, a related person transaction is a transaction, arrangement, or relationship (or any series of similar transactions, arrangements, or relationships) in which (i) we were, are or will be a participant, (ii) the amount of the transaction, arrangement or relationship exceeds $120,000, and (iii) in which a related person had, has or will have a direct or indirect material interest in the transaction.

A related person means:

•	any person who is, or at any time since the beginning of our last fiscal year was, a member of our Board of Directors or an executive officer or a nominee to become a member of our Board of Directors;

•	any person who is known to be the beneficial owner of more than 5% of any class of our voting securities;

•	any immediate family member of any of the foregoing persons; or

•	any firm, corporation, or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest.

Any proposed transaction with a related person will be consummated or amended only if the following steps are taken:

•	Counsel (either inside or outside) will assess whether the proposed transaction is a related person transaction for purposes of this policy.

•	If counsel determines that the proposed transaction is a related person transaction, the proposed transaction will be submitted to the Board of Directors for consideration at the next meeting or, in those instances in which counsel, in consultation with the President or the Treasurer, determines that it is not practicable or desirable for us to wait until the next Board of Directors meeting, to the President of the Company (who has been delegated authority to act between meetings).

•	The Board of Directors shall consider all of the relevant facts and circumstances available, including (if applicable) but not limited to: (i) the benefits to the Company; (ii) the impact on a director’s independence in the event the related person is a director, an immediate family member of a director, or an entity in which a director is a partner, shareholder, or executive officer; (iii) the availability of other suppliers or customers for comparable products or services; (iv) the terms of the transaction; and (v) the terms available to unrelated third parties or to employees generally.

•	The Board of Directors shall approve only those related person transactions that are in, or are not inconsistent with, the best interests of the Company and its shareholders, as the Board of Directors determines in good faith. The Board of Directors, shall convey the decision to counsel, who shall convey the decision to the appropriate persons within the Company.

At the Board of Director’s first meeting of each fiscal year, it shall review any previously approved related person transactions that remain ongoing and have a remaining term of more than six months or remaining amounts payable to or receivable from the Company of more than $120,000. Based on all relevant facts and circumstances, taking into consideration the Company’s contractual obligations, the Board of Directors shall determine if it is in the best interests of the Company and its shareholders to continue, modify, or terminate the related person transaction.

No member of the Board of Directors shall participate in any review, consideration, or approval of any related person transaction with respect to which such member or any of his or her immediate family members is the related person.

Certain Relationships and Related Person Transactions. Except for the agreements noted below, there have been no transactions between the Company and any related person since January 1, 2011, nor are any such related person transactions currently being contemplated for which disclosure would be required.

On September 30, 2015, the Company amended its coinsurance agreement with CMFG Life and now cedes 100% of its insurance policies in force to CMFG Life. In 2013, we entered into a second coinsurance agreement to cede 100% of all insurance issued on and after January 1, 2013 to CMFG Life. On November 1, 2015, we entered into a Coinsurance and Modified Coinsurance Agreement with CMFG Life to cede 100% of the business related to the Contract, and other investment type contracts similar to the Contract. These agreements do not relieve us of our obligations to our policyholders under contracts covered by these agreements. However, they do transfer nearly all of the Company’s underwriting profits and losses to CMFG Life and require CMFG Life to indemnify the Company for nearly all of its liabilities. We filed a new Coinsurance Agreement to cede 100% of the business related to CUNA Mutual Group Zone Income Annuity Contracts for approval with the State of Iowa in July, 2019.

On January 1, 2015, the Company entered into a Cost Sharing, Procurement, Disbursement, Billing and Collection Agreement with CMFG Life and certain other affiliated companies and on that same day, January 1, 2015, the Company entered into an Amended and Restated Expense Sharing Agreement with CMFG Life. See “Contractual Obligations” for more information about each of these agreements.

The Company has hired MEMBERS Capital Advisors, Inc. (“MCA”) to provide investment advisory services with respect to the Company’s General Account assets. MCA, which is 100% owned by CMIC, manages substantially all of the Company’s invested assets in accordance with policies, directives and guidelines established by the Company.

Committees of the Board of Directors

Our Board of Directors of the Company has not established any committees. The Board of Directors relies upon the committees of the CM Holding to oversee actions over the subsidiary companies. For example, the CM Holding Audit Committee will assist with oversight of the Company’s external auditors, performance of internal audit functions and legal and regulatory compliance requirements.

Compensation Committee Interlocks and Insider Participation

Our Board of Directors has not established a compensation committee. None of our current executive officers serves on the board of directors or compensation committee (or other committee serving an equivalent function) of any other entity whose executive officers served on our Board of Directors. Mr. Sweitzer is on the Board of Directors for CBSI whose Board of Directors include Messrs. Anderson, Karls, Copeland and Ms. Rodriguez, the other Directors of the Company.

Executive Compensation. We do not have any employees but rather are provided personnel, including our named executive officers, by our parent company, CMFG Life, pursuant to the Amended and Restated Expense Sharing Agreement between CMFG Life and us. As a result, we do not determine or pay any compensation to our named executive officers or additional personnel provided by CMFG Life for our operations. CMFG Life determines and pays the salaries, bonuses and other wages earned by our named executive officers and by additional personnel provided to us by CMFG Life. CMFG Life also determines whether and to what extent our named executive officers and additional personnel from CMFG Life may participate in any employee benefit plans. We do not have employment agreements with our named executive officers and do not provide pension or retirement benefits, perquisites or other personal benefits to our named executive officers. We do not have arrangements to make payments to our named executive officers upon their termination or in the event of a change in control of the Company. See “Contractual Obligations” for more information about the Amended and Restated Expense Sharing Agreement between CMFG Life and us.

Director Compensation

The directors of the Company are also officers of CMFG Life. The Company’s directors receive no compensation for their service as directors of the Company but are compensated by CMFG Life for their services as officers of CMFG Life. Accordingly, no costs were allocated to the Company for services of following persons in their role as current directors: Michael F. Anderson, William Karls, Paul D. Barbato, David L. Sweitzer and Abigail R. Rodriguez.

Legal Proceedings

Like other insurance companies, we routinely are involved in litigation and other proceedings, including class actions, reinsurance claims and regulatory proceedings arising in the ordinary course of our business. In recent years, the life insurance and annuity industry, including us and our affiliated companies, has been subject to an increase in litigation pursued on behalf of both individual and purported classes of insurance and annuity purchasers, questioning the conduct of insurance companies and their agents in the marketing of their products. In addition, state and federal regulatory bodies, such as state insurance departments and attorneys general, periodically make inquiries and conduct examinations concerning compliance by us and others with applicable insurance and other laws.

In connection with regulatory examinations and proceedings, government authorities may seek various forms of relief, including penalties, restitution and changes in business practices. The Company has established procedures and policies to facilitate compliance with laws and regulations and to support financial reporting. These actions are based on a variety of issues and involve a range of the Company’s practices. We respond to such inquiries and cooperate with regulatory examinations in the ordinary course of business. In the opinion of management, the ultimate liability, if any, resulting from all such pending actions will not materially affect the financial statements of the Company, nor the Company’s ability to meet its obligations under the Contracts.

* * *

We do not file reports under the 1934 Act in reliance on Rule 12h-7 under the 1934 Act, which provides an exemption from the reporting requirements of Sections 13 and 15 of the 1934 Act.

FINANCIAL STATEMENTS

MEMBERS Life Insurance Company

Unaudited Condensed Statutory Basis Financial Statements

as of March 31, 2021 and December 31, 2020

and for the three months ended March 31, 2021 and 2020

MEMBERS Life Insurance Company Condensed Statutory Basis Statements of Admitted Assets, Liabilities and Capital and Surplus, Unaudited March 31, 2021 and December 31, 2020 ($ in 000s)

	March 31,	December 31,
Admitted Assets	2021	2020
Cash and invested assets
Bonds and notes	$29,016	$30,309
Receivable for securities sold	7	-
Cash and cash equivalents	44,913	26,410
Total cash and invested assets	73,936	56,719
Accrued investment income	187	257
Federal income taxes recoverable from affiliate	3,079	3,278
Net deferred tax asset	255	255
Amounts due from reinsurers	23,162	12,718
Receivables from affiliates	25	223
Other assets	14	11
Separate account assets	249,095	230,314
Total admitted assets	$349,753	$303,775
Liabilities and Capital and Surplus
Liabilities
Reinsurance payable	$18,681	$7,397
Amount held for others	140	27
Payable to affiliates	20,491	18,329
Commissions, expenses, taxes, licenses, and fees accrued	1,231	499
Other liabilities	28,955	15,925
Transfers to (from) separate accounts	(8,894)	(9,416)
Separate account liabilities	249,095	230,314
Total liabilities	309,699	263,075
Capital and surplus
Capital
Common stock, $5 par value, 1,000 shares
issued and outstanding	5,000	5,000
Paid-in capital	31,153	31,153
Unassigned surplus	3,901	4,547
Total capital and surplus	40,054	40,700
Total liabilities and capital and surplus	$349,753	$303,775

See accompanying notes to unaudited condensed statutory basis financial statements	2

MEMBERS Life Insurance Company

Condensed Statutory Basis Statements of Operations, Unaudited

Three Months Ended March 31, 2021 and 2020

($ in 000s)

	March 31,	March 31,
	2021	2020
Income
Reinsurance commissions	$34,632	$25,616
Net investment income	193	347
Other income	10,382	10,959
Total income	45,207	36,922
Benefits and expenses
General insurance expenses	12,851	11,229
Insurance taxes, licenses, fees, and commissions	21,781	14,389
Net transfers to separate accounts	10,369	11,047
Total benefits and expenses	45,001	36,665
Income before federal income tax expense (benefit) and net realized capital (losses)	206	257
Federal income tax expense (benefit)	184	(3)
Income before net realized capital (losses)	22	260
Net realized capital (losses), net of tax expense (2021 - $15; 2020 - $49)	(15)	(49)
Net income	$7	$211

See accompanying notes to unaudited condensed statutory basis financial statements	3

MEMBERS Life Insurance Company

Condensed Statutory Basis Statements of Changes in Capital and Surplus, Unaudited

Three Months Ended March 31, 2021 and 2020

($ in 000s)

	March 31,	March 31,
	2021	2020
Capital and surplus at beginning of period	$40,700	$39,989
Additions (deductions)
Net income	7	211
Change in net deferred income tax	341	(45)
Change in nonadmitted assets	(994)	386
Net additions (deductions)	(646)	552
Capital and surplus at end of period	$40,054	$40,541

See accompanying notes to unaudited condensed statutory basis financial statements	4

MEMBERS Life Insurance Company

Condensed Statutory Basis Statements of Cash Flows, Unaudited

Three Months Ended March 31, 2021 and 2020

($ in 000s)

	March 31,	March 31,
	2021	2020
Cash from operating activities
Premiums and other considerations	$11,284	$(5,220)
Net investment income received	250	491
Reinsurance commissions	34,632	25,616
Other income	1,098	7,006
Policy and contract benefits and dividends paid	(184)	461
Operating expenses paid	(32,458)	(22,833)
Net transfers (to) separate accounts	(9,847)	(10,332)
Net cash provided by (used in) operating activities	4,775	(4,811)
Cash from investing activities
Proceeds from investments sold, matured or repaid
Bonds and notes	1,280	2,221
Total investment proceeds	1,280	2,221
Cost of investments acquired
Miscellaneous applications	7	7
Total investments acquired	7	7
Net cash provided by investing activities	1,273	2,214
Cash from financing and miscellaneous activities
Net (withdrawals) on deposit-type contracts	(38)	(4)
Other cash provided by (used in)	12,493	(1,984)
Net cash provided by (used in) financing and miscellaneous activities	12,455	(1,988)
Net change in cash and cash equivalents	18,503	(4,585)
Cash and cash equivalents at the beginning of the period	26,410	29,037

Cash and cash equivalents at the end of the period	$44,913	$24,452

See accompanying notes to unaudited condensed statutory basis financial statements	5

Note 1: Nature of Business

MEMBERS Life Insurance Company (“MEMBERS Life” or the “Company” or “MLIC”) is a stock life and health insurance company organized under the laws of Iowa and a wholly-owned subsidiary of CUNA Mutual Investment Corporation (“CMIC”). CMIC is organized under the laws of Wisconsin and is a wholly-owned subsidiary of CMFG Life Insurance Company (“CMFG Life”), an Iowa life insurance company. CMFG Life and its affiliated companies primarily sell insurance and other products to credit unions and their members. The Company’s ultimate parent is CUNA Mutual Holding Company (“CMHC”), a mutual insurance holding company organized under the laws of Iowa.

The Company began selling single premium deferred index annuity contracts in 2013, flexible premium deferred variable and index linked annuity contracts in 2016, and single premium deferred modified guaranteed index annuity in 2019. All annuity products are sold to consumers, including credit union members, through the face-to-face distribution channel. In 2021, the Company began selling whole life insurance. The Company has reinsurance agreements with CMFG Life under which it cedes 100% of its business to CMFG Life. See Note 7, Reinsurance, for information on the Company’s reinsurance agreements. Prior to 2013, the Company did not actively market new business; it primarily serviced existing blocks of individual and group life policies.

The Company is authorized to sell life, health and annuity policies in all states in the U.S. and the District of Columbia, except New York.

The accompanying unaudited condensed statutory basis financial statements reflect various transactions and balances with the Company’s affiliates. See Note 6, Related Party Transactions, for a description of the material transactions. While the Company believes that these transactions were at reasonable terms, the results of operations of the Company may have materially differed had these transactions been consummated with unrelated parties.

In March 2020, the World Health Organization declared the outbreak of a novel coronavirus disease (“COVID-19”) as a pandemic, which continues to spread throughout the U.S. COVID-19 is having an unprecedented impact on the U.S economy as federal, state, and local governments react to this public health crisis.

The impacts of the current COVID-19 pandemic are broad reaching, and the impacts on the Company’s unaudited condensed statutory basis financial statements have not been estimated. Due to the COVID-19 outbreak, there is uncertainty surrounding the potential impact on the Company’s future financial position, results of operations and related cash flows. Continued impacts of the pandemic could materially adversely affect the Company’s near-term and long-term premium revenues, policyholder benefits, earnings, liquidity, and cash flows. These potential impacts will largely depend on future developments that cannot be accurately predicted, including the duration and severity of the pandemic, government actions, and the length of time until the economy recovers.

Note 2: Summary of Significant Accounting Policies

Basis of Presentation

The accompanying unaudited condensed statutory basis financial statements have been prepared in conformity with accounting practices prescribed or permitted by the Iowa Department of Commerce, Insurance Division (“Insurance Department”), which differ in some respects from accounting principles generally accepted in the United States of America (“GAAP”).

Prescribed statutory accounting practices are practices incorporated directly or by reference in state laws, regulations and general administrative rules and are applicable to all insurance enterprises domiciled in a particular state. The Insurance Department has identified the Accounting Practices and Procedures Manual (“APPM”), as promulgated by the National Association of Insurance Commissioners (“NAIC”), as a source of prescribed statutory accounting practices for insurers domiciled in Iowa. Permitted statutory accounting practices encompass all accounting practices not prescribed by the NAIC and are approved by the insurance department of the insurer’s state of domicile. The Company does not utilize any permitted practices.

See accompanying notes to unaudited condensed statutory basis financial statements	6

The accompanying unaudited condensed financial statements contain all adjustments (consisting of only normal recurring items, unless otherwise disclosed) necessary for a fair statement of the financial position as of March 31, 2021 and December 31, 2020, the results of operations, cash flows, and changes in capital and surplus for the three months ended March 31, 2021 and 2020. These financial statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). Certain information and disclosures normally included in the annual financial statements prepared in accordance with the accounting practices prescribed or permitted by the Insurance Department have been condensed or omitted pursuant to such rules and regulations.  However, the Company believes that the disclosures included herein are adequate to make the information presented not misleading. These unaudited condensed financial statements and notes should be read in conjunction with the audited financial statements and the notes thereto for the year ended December 31, 2020. These results are not necessarily indicative of the results to be expected for the full year.

Use of Estimates

The preparation of the unaudited condensed statutory basis financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the unaudited condensed statutory basis financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates and, in some cases, the difference could be material. Investment valuations, policy reserve valuations, determination of other-than-temporary impairments (“OTTI”), deferred tax asset valuation reserves and reinsurance balances are most affected by the use of estimates and assumptions.

Investments

Investments are valued as prescribed by the NAIC.

Bonds and notes: Bonds and notes with an NAIC designation of 1 through 5 are generally stated at amortized cost. Bonds and notes with an NAIC designation of 6 are stated at the lower of amortized cost or fair value. Loan-backed securities may be carried at the lower of amortized cost or fair value if they receive an initial rating of 6 under the multiple-designation methodology. Prepayment assumptions for loan-backed securities are obtained from historical industry prepayment averages, industry survey values or internal estimates to determine the effective yield. Changes in the anticipated prepayments are incorporated when determining statement values. Changes in estimated cash flows from the previous assumptions are accounted for using the prospective method.

Net investment income: Net investment income is recognized on an accrual basis. Investment income reflects amortization of premiums and accretion of discounts on an effective-yield basis using expected cash flows.

Net realized capital (losses): Net realized capital (losses) on the sale of investments are determined based upon the specific identification method and are recorded on the trade date.

Cash and Cash Equivalents

Cash includes unrestricted deposits in financial institutions. Cash equivalents include money market mutual funds and investments with maturities at the date of purchase of 90 days or less and are reported at carrying value, which approximates amortized cost. Money market mutual funds are valued based on the closing price as of March 31, 2021 and December 31, 2020, as applicable.

Income Tax

Deferred income taxes are recognized, subject to an admissibility test for deferred tax assets, and represent the future tax consequences attributable to differences between the unaudited condensed statutory basis financial statement carrying amount of assets and liabilities and their respective tax bases. Gross deferred tax assets are reduced by a statutory valuation allowance if it is more likely than not that some portion or all of the deferred tax assets will not be realized. Recorded deferred tax amounts are adjusted to reflect changes in income tax rates and other tax law provisions as they are enacted. The net change in deferred taxes is recorded directly to unassigned surplus.

See accompanying notes to unaudited condensed statutory basis financial statements	7

The Company is subject to tax-related audits. The Company accounts for any federal and foreign tax contingent liabilities in accordance with Statement of Statutory Accounting Principles (“SSAP”) No. 5R, Liabilities, Contingencies and Impairments of Assets as modified by SSAP No. 101, Income Taxes, and any state and other tax contingent liabilities in accordance with SSAP No. 5R.

The Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”) was enacted by the U.S. federal government on March 27, 2020.  The income tax provisions of the CARES Act did not have a material impact on the Company’s unaudited condensed statutory basis financial statements.

Reinsurance

Reinsurance premiums, claims and benefits, commission expense reimbursements, and reserves related to reinsured business ceded are accounted for on a basis consistent with the accounting for the underlying direct policies issued and the terms of the reinsurance contracts. Premiums and benefits ceded to other companies have been reported as reductions of premium income and benefits in the accompanying unaudited condensed statutory basis statements of operations. Policy and claim reserves are reported net of unbilled reinsurance recoverables. The Company has evaluated its reinsurance contracts and determined that all significant contracts transfer the underlying economic risk of loss. CMFG Life is the only reinsurer, and there is no allowance for doubtful accounts given the lack of concern about the risk of default on reinsurance receivable balances.

Separate Accounts

The Company issues single premium deferred index annuities, single premium deferred modified guaranteed index annuities and flexible premium variable and index linked deferred annuities, the assets and liabilities of which are legally segregated and reflected in the accompanying unaudited condensed statutory basis statements of admitted assets, liabilities and capital and surplus as assets and liabilities of the separate accounts. All separate account assets and liabilities are ceded to CMFG Life on a coinsurance basis except the variable annuity of the flexible premium variable and index linked deferred annuities that are ceded on a modified coinsurance basis and the related assets and liabilities are retained in the Company’s separate account.

Separate account assets for the variable annuity component of the flexible premium variable and index linked deferred and single premium deferred modified guaranteed index annuity are stated at fair value. Separate account liabilities are accounted for in a manner similar to other policy reserves. Separate account premium deposits, benefit expenses and contract fee income for investment management and policy administration are reflected by the Company in the accompanying unaudited condensed statutory basis statements of operations.

The variable annuity contract holders of the flexible premium variable and index linked deferred and the single premium deferred modified guaranteed index annuity are able to invest in investment funds managed for their benefit. All of the flexible premium variable separate account assets are invested in unit investment trusts that are registered with the Securities and Exchange Commission as of March 31, 2021 and December 31, 2020, respectively.

CMFG Life, on behalf of MLIC, invests the single premium deferred index annuity, single premium deferred modified guaranteed index annuity and flexible premium deferred variable premiums for the benefit of the contract holder. The single premium deferred index, single premium deferred modified guaranteed index and flexible premium variable and index linked deferred annuities have two risk control accounts, referred to as the Secure and Growth Accounts; the Secure Account has a yearly credited interest rate floor of 0% and the yearly Growth Account floor is -10%. The Secure and Growth Accounts both have credited interest rate caps that vary with issuance. Interest is credited at the end of each contract year during the selected index term based on the allocation between risk control accounts and the performance of an external index during that contract year. At the end of the initial index term, only the Secure Account will be available as an option to the policyholder.

Policy and Contract Claim Reserves

Liabilities established for unpaid benefits for life insurance contracts represent the estimated amounts required to cover the ultimate cost of settling reported and incurred but unreported losses. These estimates are adjusted in the aggregate for ultimate loss expectations based on historical experience patterns and current economic trends. Any change in the probable ultimate liabilities, which might arise from new information emerging, is reflected in the unaudited condensed statutory basis statements of operations in the period the change is determined to be necessary. Such adjustments could be material.

See accompanying notes to unaudited condensed statutory basis financial statements	8

The policy and contract claim reserves are 100% ceded to CMFG Life.

Policy Reserves

Life insurance reserves: Traditional life insurance reserves are computed on either the net level reserve basis or the Commissioner’s Reserve Valuation Method (“CRVM”) basis dependent on product type and issue date. Depending upon the issue year, the American Experience table, the American Men table, or the 1941, 1958, 1980, 2001, or 2017 Commissioners Standard Ordinary mortality table is used.

The Company waives deduction of deferred fractional premiums upon death of the insured and returns the portion of the final premium beyond the date of death. Surrender values are not promised in excess of legally computed reserves.

Extra premiums are charged for substandard lives, plus the gross premium for a rated age. Mean reserves are determined by computing the regular mean reserve for the plan at the rated age and holding, plus one-half of the extra premium charge for the year.

Tabular interest, tabular less actual reserves released, tabular cost and tabular interest on funds not involving life contingencies have all been determined by formulas prescribed by the Insurance Department.

Individual annuity reserves: Policyholder reserves related to individual annuity contracts are computed using the Commissioner’s Annuity Reserve Valuation Method (“CARVM”), along with Valuation Manual (“VM”) 21 for fixed annuities, equity indexed annuities and variable annuities, during the contract accumulation period and the present value of future payments for contracts that have annuitized. Policyholder reserves related to single premium deferred index annuity, single premium deferred modified guaranteed index annuity and flexible premium variable and index linked deferred annuity contracts are computed using CARVM, along with Actuarial Guideline (“AG”) 33 and 35 and VM 21 for policies greater than ten days after issue; for the first ten days, the reserve is equal to the return of premium. A reserve floor for all deferred annuities is set equal to the cash surrender value.

The policy reserves are 100% ceded to CMFG Life.

Liability for Deposit-Type Contracts

The Company recognizes a liability for policyholder deposits that are not subject to policyholder mortality or longevity risk at the stated account value. The account value equals the sum of the original deposit plus accumulated interest, less any withdrawals and expense charges. Such deposits primarily represent annuity contracts without life contingencies.

The liability for deposit-type contracts is 100% ceded to CMFG Life.

Statutory Valuation Reserves

The interest maintenance reserve (“IMR”) is maintained for the purpose of stabilizing the surplus of the Company against gains and losses on sales of investments that are primarily attributable to changing interest rates. The interest rate-related gains and losses are deferred and amortized into income over the remaining lives of the securities sold. If the IMR is calculated to be a net asset, it is nonadmitted.

The asset valuation reserve (“AVR’) is a formulaic reserve for fluctuations in the values of invested assets, primarily bonds and notes. Changes in the AVR are charged or credited directly to unassigned surplus.

See accompanying notes to unaudited condensed statutory basis financial statements	9

Other Liabilities

The Company issues the single premium deferred index annuity contracts, single premium deferred modified guaranteed index annuity contracts and flexible premium deferred variable and index linked annuity contracts on the 10th and 25th of each month. The Company recognizes a liability on contracts for which it has received cash but has not issued a contract.  Other liabilities primarily consist of these pending customer funds, which are released from other liabilities when the policy is issued.

Note 3: Investments

Bonds and Notes

The statement value, which generally represents amortized cost, gross unrealized gains and losses and fair value of investments in bonds and notes at March 31, 2021 are as follows:

	Statement	Gross Unrealized
	Value	Gains	Losses	Fair Value

U.S. government and agencies	$8,733	$462	$-	$9,195
Industrial and miscellaneous	15,927	916	(321)	16,522
Commercial mortgage-backed securities	1,972	-	(16)	1,956
Residential mortgage-backed securities	1,386	54	-	1,440
Non-mortgage asset-backed securities	998	-	-	998

Total bonds and notes	$29,016	$1,432	$(337)	$30,111

The statement value, which generally represents amortized cost, gross unrealized gains and losses and fair value of investments in bonds and notes at December 31, 2020 are as follows:

		Gross	Gross
	Statement	Unrealized	Unrealized
	Value	Gains	Losses	Fair Value

U.S. government and agencies	$8,734	$1,916	$-	$10,650
Industrial and miscellaneous	16,926	1,170	(1)	18,095
Commercial mortgage-backed securities	1,977	3	-	1,980
Residential mortgage-backed securities	1,674	60	-	1,734
Non-mortgage asset-backed securities	998	-	(8)	990

Total bonds and notes	$30,309	$3,149	$(9)	$33,449

See accompanying notes to unaudited condensed statutory basis financial statements	10

The statement value and fair value of bonds and notes at March 31, 2021, by contractual maturity, are shown below. Expected maturities may differ from contractual maturities because certain borrowers have the right to call or prepay obligations with or without call or prepayment penalties. Because of the potential for prepayment on residential mortgage-backed, commercial mortgage-backed and non-mortgage asset-backed securities, such securities have not been classified by expected maturity in the table below by contractual maturity.

	Statement
	Value	Fair Value

Due in one year or less	$1,996	$2,063
Due after one year through five years	6,972	7,562
Due after five years through ten years	6,959	6,898
Due after ten years	8,733	9,194
Residential mortgage-backed securities	1,386	1,440
Commercial mortgage-backed securities	1,972	1,956
Non-mortgage asset-backed securities	998	998

Total bonds and notes	$29,016	$30,111

Cash and Cash Equivalents

The details of cash and cash equivalents as of March 31, 2021 and December 31, 2020, are as follows:

	March 31,	December 31,
	2021	2020

Cash equivalents	$36,688	$24,336
Cash	8,225	2,074

Total cash and cash equivalents	$44,913	$26,410

Net Investment Income

Sources of net investment income for the three months ended March 31 are summarized as follows:

	March 31,	March 31,
	2021	2020

Bonds and notes	$204	$266
Cash and cash equivalents	3	96

Gross investment income	207	362

Less investment expenses	14	15

Net investment income	$193	$347

Investment expenses are allocated from a related party for investment management fees and include interest, salaries, brokerage fees and securities’ custodial fees.

See accompanying notes to unaudited condensed statutory basis financial statements	11

Due and accrued investment income over 90 days past due is excluded from the unaudited condensed statutory basis statements of admitted assets, liabilities, and capital and surplus as a nonadmitted asset. There was no accrued investment income excluded at March 31, 2021 and December 31, 2020 on this basis.

Net Realized Capital (Losses)

The net realized capital (losses) of ($15) and ($49) for the three months ended March 31, 2021 and 2020 related to taxes on previously deferred capital gains (losses) on intercompany portfolio transfers between the Company and affiliates.

There were no proceeds from the sales of bonds and notes for the three months ended March 31, 2021 and 2020, respectively.

Other-Than-Temporary Investment Impairments

Investment securities are reviewed for OTTI on an ongoing basis. The Company creates a watchlist of securities based primarily on the fair value of an investment security relative to its amortized cost. When the fair value drops below the Company’s amortized cost, the Company monitors the security for OTTI. The determination of OTTI requires significant judgment on the part of the Company and depends on several factors, including, but not limited to:

●	The existence of any plans to sell the investment security.

●	The extent to which fair value is less than statement value.

●	The underlying reason for the decline in fair value (credit concerns, interest rates, etc.).

●	The financial condition and near-term prospects of the issuer/borrower, including the ability to meet contractual obligations, relevant industry trends and conditions and cash flow analysis.

●	For mortgage-backed and structured securities, the Company’s intent and ability to retain its investment for a period of time sufficient to allow for an anticipated recovery in fair value.

●	The Company’s ability to recover all amounts due according to the contractual terms of the agreements.

●	The Company’s collateral position, in the case of bankruptcy or restructuring.

A bond and note is considered to be other-than-temporarily impaired when the fair value is less than the amortized cost basis and its value is not expected to recover through the Company’s holding period. When this occurs, the Company records a realized capital loss equal to the difference between the amortized cost and fair value. The fair value of the other-than-temporarily impaired security becomes its new cost basis. If the bond is a loan-backed or structured security, it is considered to be other-than-temporarily impaired when the amortized cost exceeds the present value of cash flows expected to be collected and its value is not expected to recover through the Company’s holding period. The amount of OTTI recognized in net income as a realized loss equals the difference between the investment’s amortized cost basis and its expected cash flows. In determining whether an unrealized loss is expected to be other-than-temporary, the Company considers, among other factors, any plans to sell the security, the severity of impairment, financial position of the issuer, recent events affecting the issuer’s business and industry sector, credit ratings, and the intent and ability of the Company to hold the investment until the fair value has recovered above its cost basis.

Management believes it has made an appropriate provision for other-than-temporarily impaired securities owned at March 31, 2021 and December 31, 2020. Future declines in fair value may result in additional OTTI. Additional OTTI will be recorded as appropriate and as determined by the Company’s regular monitoring procedures of additional facts. In light of the variables involved, such additional OTTI could be significant.

The Company did not recognize any OTTI on mortgage-backed and structured securities during the three months ended March 31, 2021 and 2020 caused by an intent to sell or lack of intent and ability to hold until recovery of the amortized cost basis.

See accompanying notes to unaudited condensed statutory basis financial statements	12

Net Unrealized Capital (Losses)

Information regarding the Company’s bonds and notes with unrealized losses at March 31, 2021 is presented below, segregated between those that have been in a continuous unrealized loss position for less than twelve months and those that have been in a continuous unrealized loss position for twelve or more months.

	Months in Unrealized Loss Position
	Less Than		Twelve		Total
	Twelve Months		Months or Greater		March 31, 2021
	Fair Value	Unrealized Loss	Fair Value	Unrealized Loss	Fair Value	Unrealized Loss

Industrial and miscellaneous	$4,651	$(321)	$-	$-	$4,651	$(321)
Commercial mortgage-backed	1,955	(16)	-	-	1,955	(16)

Total bonds and notes	$6,606	$(337)	$-	$-	$6,606	$(337)

At March 31, 2021, the Company owned six securities with a fair value of $6,606 in an unrealized loss position. The Company owned five industrial and miscellaneous securities with an unrealized loss of $321, and one commercial mortgage-backed security with an unrealized loss of $16. The total fair value of securities with unrealized losses at March 31, 2021 and which are rated “investment grade” based on having an NAIC rating of 1 or 2 is $6,606 or 100% of the total fair value of all securities with unrealized losses at March 31, 2021.

Information regarding the Company’s bonds and notes with unrealized losses at December 31, 2020 is presented below, segregated between those that have been in a continuous unrealized loss position for less than twelve months and those that have been in a continuous unrealized loss position for twelve or more months.

	Months in Unrealized Loss Position
	Less Than		Twelve		Total
	Twelve Months		Months or Greater		December 31, 2020
	Fair Value	Unrealized Loss	Fair Value	Unrealized Loss	Fair Value	Unrealized Loss

Industrial and miscellaneous	$1,004	$(1)	$-	$-	$1,004	$(1)
Non-mortgage asset-backed	990	(8)	-	-	990	(8)

Total bonds and notes	$1,994	$(9)	$-	$-	$1,994	$(9)

At December 31, 2020, the Company owned two securities with a fair value of $1,994 in an unrealized loss position. The Company owned one industrial and miscellaneous security with an unrealized loss of $1, and one non-mortgage asset-backed security with an unrealized loss of $8. The total fair value of securities with unrealized losses at December 31, 2020 and which are rated “investment grade” based on having an NAIC rating of 1 or 2 is $1,994 or 100% of the total fair value of all securities with unrealized losses at December 31, 2020.

See accompanying notes to unaudited condensed statutory basis financial statements	13

Note 4: Fair Value

The Company uses fair value measurements to record fair value of certain assets and liabilities and to estimate fair value of financial instruments not recorded at fair value but required to be disclosed at fair value. Certain financial instruments, such as insurance policy liabilities other than deposit-type contracts, are excluded from the fair value disclosure requirements. The Company uses fair value measurements obtained using observable inputs or internally determined estimates to estimate fair value.

Valuation Hierarchy

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

The fair value hierarchy prioritizes the inputs to valuation techniques used to measure fair value of assets and liabilities into three broad levels. The Company has categorized its financial instruments, based on the degree of subjectivity inherent in the valuation technique, as follows:

●	Level 1: Inputs are directly observable and represent quoted prices for identical assets or liabilities in active markets the Company has the ability to access at the measurement date.

●	Level 2: All significant inputs are observable, either directly or indirectly, other than quoted prices included in Level 1, for the asset or liability. This includes: (i) quoted prices for similar instruments in active markets, (ii) quoted prices for identical or similar instruments in markets that are not active, (iii) inputs other than quoted prices that are observable for the instruments and (iv) inputs that are derived principally from or corroborated by observable market data by correlation or other means.

●	Level 3: One or more significant inputs are unobservable and reflect the Company’s estimates of the assumptions that market participants would use in pricing the asset or liability, including assumptions about risk.

For purposes of determining the fair value of the Company’s assets and liabilities, observable inputs are those inputs used by market participants in valuing financial instruments, which are developed based on market data obtained from independent sources. In the absence of sufficient observable inputs, unobservable inputs, reflecting the Company’s estimates of the assumptions market participants would use in valuing financial assets and liabilities, are developed based on the best information available in the circumstances. The Company uses prices and inputs that are current as of the measurement date. In some instances, valuation inputs used to measure fair value fall into different levels of the fair value hierarchy. The category level in the fair value hierarchy is determined based on the lowest level input that is significant to the fair value measurement in its entirety.

The hierarchy requires the use of market observable information when available for measuring fair value. The availability of observable inputs varies by investment. In situations where the fair value is based on inputs that are unobservable in the market or on inputs from inactive markets, the determination of fair value requires more judgment and is subject to the risk of variability. The degree of judgment exercised by the Company in determining fair value is typically greatest for investments categorized in Level 3. Transfers in and out of level categorizations are reported as having occurred at the end of the quarter in which the transfer occurred. Therefore, for all transfers into Level 3, all realized gains and losses and all changes in unrealized gains and losses in the applicable quarter are not reflected in the Level 3 rollforward table.

Valuation Process

The Company is responsible for the determination of fair value and the supporting assumptions and methodologies. The Company gains assurance on the overall reasonableness and consistent application of valuation methodologies and inputs and compliance with accounting standards through the execution of various processes and controls designed to provide assurance that assets and liabilities are appropriately valued.

See accompanying notes to unaudited condensed statutory basis financial statements	14

The Company has policies and guidelines that require the establishment of valuation methodologies and consistent application of such methodologies. These policies and guidelines govern the use of inputs and price source hierarchies and provide controls around the valuation processes. These controls include appropriate review and analysis of prices against market activity or indicators of reasonableness, approval of price source changes, price overrides, methodology changes and classification of fair value hierarchy levels. The valuation policies and guidelines are reviewed and updated as appropriate.

For fair values received from third parties or internally estimated, the Company’s processes are designed to provide assurance that the valuation methodologies and inputs are appropriate and consistently applied, the assumptions are reasonable and consistent with the objective of determining fair value, and the fair values are appropriately recorded. The Company performs procedures to understand and assess the methodologies, processes and controls of valuation service providers. In addition, the Company may validate the reasonableness of fair values by comparing information obtained from valuation service providers or brokers to other third-party valuation sources for selected securities. When using internal valuation models, these models are developed by the Company’s investment group using established methodologies. The models, including key assumptions, are reviewed with various investment sector professionals, accounting, operations, compliance, and risk management professionals. In addition, when fair value estimates involve a high degree of subjectivity, the Company validates them through reviews by members of management who have relevant expertise and who are independent of those charged with executing investment transactions.

Transfers Between Levels

There were no transfers between levels during the three months ended March 31, 2021 and 2020.

Determination of Fair Values

The following table summarizes the Company’s assets and liabilities that are measured at fair value as of March 31, 2021.

Assets, at Fair Value	Level 1	Level 2	Level 3	Total

Cash equivalents	$36,688	$-	$-	$36,688
Separate account assets	-	249,095	-	249,095

Total assets at fair value	$36,688	$249,095	$-	$285,783

Liabilities, at Fair Value	Level 1	Level 2	Level 3	Total

Separate account liabilities	$-	$249,095	$-	$249,095

Total liabilities at fair value	$-	$249,095	$-	$249,095

See accompanying notes to unaudited condensed statutory basis financial statements	15

The following table summarizes the Company’s assets and liabilities that are measured at fair value as of December 31, 2020.

Assets, at Fair Value	Level 1	Level 2	Level 3	Total

Cash equivalents	$24,336	$-	$-	$24,336
Separate account assets	-	230,314	-	230,314

Total assets at fair value	$24,336	$230,314	$-	$254,650

Liabilities, at Fair Value	Level 1	Level 2	Level 3	Total

Separate account liabilities	$-	$230,314	$-	$230,314

Total liabilities at fair value	$-	$230,314	$-	$230,314

Fair Value Measurement of Financial Instruments

Accounting standards require disclosure of fair value information about certain on and off-balance sheet financial instruments for which it is practicable to estimate that value.

See accompanying notes to unaudited condensed statutory basis financial statements	16

The following table summarizes the carrying amounts and fair values of the Company’s financial instruments for which it is practicable to estimate fair value by fair value measurement level at March 31, 2021:

	Carrying
	Amount	Fair Value	Level 1	Level 2	Level 3
Financial instruments recorded as assets:
Bonds and notes	$29,016	$30,111	$-	$29,113	$998
Cash equivalents¹	36,688	36,688	36,688	-	-
Separate account assets	249,095	249,095	-	249,095	-
Financial instruments recorded as liabilities:
Separate account liabilities	249,095	249,095	-	249,095	-

1 Excludes cash of $8,225 that is not subject to fair value accounting.

The following table summarizes the carrying amounts and fair values of the Company’s financial instruments for which it is practical to estimate by fair value measurement level at December 31, 2020:

	Carrying
	Amount	Fair Value	Level 1	Level 2	Level 3

Financial instruments recorded as assets:
Bonds and notes	$30,309	$33,449	$-	$32,459	$990
Cash equivalents[1]	24,336	24,336	24,336	-	-
Separate account assets	230,314	230,314	-	230,314	-
Financial instruments recorded as liabilities:
Separate account liabilities	230,314	230,314	-	230,314	-

1 Excludes cash of $2,074 that is not subject to fair value accounting.

The carrying amount for cash approximates fair value due to the short-term nature and has been excluded from the fair value tables above.

The following methods and assumptions were used by the Company in estimating its fair value disclosures for financial instruments by fair value hierarchy level:

Level 1 Measurements

Cash equivalents: Consists of money market mutual funds reported as cash and cash equivalents. Their valuation is based on the closing price as of the unaudited condensed statements of admitted assets, liabilities and capital and surplus date.

Level 2 Measurements

Bonds and notes: Valuation is principally based on observable inputs including quoted prices for similar assets in markets that are active and observable market data.

Separate account assets and liabilities: Separate account assets are investments in mutual funds and unit investment trusts in which the contract holder could redeem its investment at net asset value per share at the measurement date with the investee; and bonds and notes where valuation is principally based on observable inputs including quoted prices for similar assets in markets that are active and observable market data; and options where valuation is based primarily on quoted interest rates, derivative markets, market-implied volatility and other observable inputs regularly used by industry participants in over-the-counter derivatives markets. Separate account liabilities represent the account value owed to the customer; the fair value is determined by reference to the fair value of the related separate account assets.

See accompanying notes to unaudited condensed statutory basis financial statements	17

Level 3 Measurements

Bonds and notes: Valuation is principally based on unobservable inputs that are significant including estimated prices for similar assets in markets that may not be active. When available, market indices and observable inputs, along with analytical modeling are used.

Note 5: Income Tax

The Company has entered into a tax sharing agreement with CMHC and its subsidiaries. The agreement provides for the allocation of tax expense based on each subsidiary’s contribution to the consolidated federal income tax liability. Pursuant to the agreement, subsidiaries that have incurred losses are reimbursed regardless of the utilization of the loss in the current year.

Reconciliation to U.S. Tax Rate

The total statutory provision for income taxes for the three months ended March 31, 2021 and 2020 differs from the amount computed by applying the U. S. federal corporate income tax rate of 21% to income before federal income taxes plus gross realized capital gains (losses) due to the items listed in the following reconciliation:

	March 31,	March 31,
	2021	2020

Tax expense computed at federal corporate rate	$43	$54
Foreign tax credit	(8)	(10)
Income tax (benefit) related to prior years	(21)	(34)
Nonadmitted assets	(142)	96
Interest maintenance reserve amortization	5	6
Dividends received deductions	(19)	(21)

Total statutory income taxes	$(142)	$91

Federal income tax expense	$199	$46
Change in net deferred income tax	(341)	45

Total statutory income taxes	$(142)	$91

See accompanying notes to unaudited condensed statutory basis financial statements	18

Note 6: Related Party Transactions

In the normal course of business, the Company has various lending and other transactions with related entities. In certain circumstances, expenses are shared between the companies. Expenses incurred that are specifically identifiable with a particular company are borne by that company; other expenses are allocated among the companies on the basis of time and usage studies. Amounts due from intercompany activity are generally settled monthly. The Company reimbursed CMFG Life $13,085 and $11,358 in the three months ended March 31, 2021 and 2020, respectively.

CMFG Life provides significant services required in the conduct of the Company’s operations pursuant to an agreement. CMFG Life allocates expenses to the Company on the basis of estimated time spent by employees of CMFG Life on Company matters and the use of operational resources. The Company believes the allocations of expenses are reasonable, and that the results of the Company’s operations may have materially differed in a negative manner from the results reflected in the condensed statutory basis financial statements if the Company did not have this relationship.

Significant amounts due to/from affiliates are shown in the following table:

	March 31,	December 31,
	2021	2020
Due to the Company:
CMFG Life	$-	$218
Other	25	5
Total	$25	$223

Due from the Company:
CMFG Life	$15,711	$14,680
CUNA Brokerage Services, Inc. (“CBSI”)	4,631	3,513
Other	149	136
Total	$20,491	$18,329

MEMBERS Capital Advisors, Inc., (“MCA”) which is 100% owned by CMIC, manages substantially all of the Company’s invested assets in accordance with policies, directives, and guidelines established by the Company’s upstream parent, CMFG Life. The Company recorded MCA investment management fees totaling $14 and $15 for the three months ended March 31, 2021 and 2020, respectively, which are included in net investment income on the unaudited condensed statutory basis statements of operations.

The Company utilizes CBSI, which is 100% owned by CMIC, to distribute its annuity products and recorded commission expense for this service of $10,970 and $9,401 for the three months ended March 31, 2021 and 2020, respectively, which is included in insurance taxes, licenses, fees and commissions on the unaudited condensed statutory basis statements of operations. Commissions paid to non-affiliates totaled $9,972 and $4,405 for the three months ended March 31, 2021 and 2020, respectively, which are included in insurance taxes, licenses, fees and commissions on the unaudited condensed statutory basis statements of operations.

See accompanying notes to unaudited condensed statutory basis financial statements	19

Note 7: Reinsurance

The Company entered into a coinsurance and modified coinsurance agreement with its affiliate, CMFG Life, to cede 100% of its life, accident and health, and annuity business. The Company entered into the coinsurance and modified coinsurance agreement for the purpose of limiting its exposure to loss on any one single insured, diversifying its risk and limiting its overall financial exposure, to certain products, and to meet its overall financial objectives. The Company retains the risk of loss in the event that CMFG Life is unable to meet the obligations assumed under the reinsurance agreements.

The Company cedes 100% of its annuity business to its parent, CMFG Life, which is accounted for as reinsurance ceded under statutory accounting. These contracts are accounted for as investment-type contracts under GAAP; as such, deposits are not reported as revenues for GAAP. Consequently, deposit accounting is used to account for the reinsurance agreement for GAAP.

The following table shows the effect of reinsurance on premiums, benefits, and surrenders, and increase in policy reserves for the three months ended March 31, 2021 and 2020.

	March 31,	March 31,
	2021	2020
Premiums earned:
Direct	$336,936	$308,418
Ceded to affiliates	(336,936)	(308,418)
Premiums earned, net of reinsurance	$-	$-
Contract charges
Direct	(920)	313
Ceded to affiliates	920	(313)
Contract charges, net of reinsurance	$-	$-
Benefits and surrender expenses:
Direct	$113,528	$67,365
Ceded to affiliates	(113,528)	(67,365)
Benefits and surrender expenses, net of reinsurance	$-	$-
Increase in policy reserves:
Direct	$2,285	$(1,420)
Ceded to affiliates	(2,285)	1,420
Increase in policy reserves, net of reinsurance	$-	$-

Note 8: Commitments and Contingencies

Insurance Guaranty Funds

The Company is liable for guaranty fund assessments related to certain unaffiliated insurance companies that have become insolvent during 2021 and prior years. The Company includes a provision for all known assessments that will be levied as well as an estimate of amounts that it believes will be assessed in the future relating to past insolvencies. The Company has established a liability of $132 at March 31, 2021 and December 31, 2020 for guaranty fund assessments, respectively, which is reported in other liabilities in the unaudited condensed statutory basis statements of admitted assets, liabilities and capital and surplus. The Company also estimates the amount recoverable from future premium tax payments related to these assessments and has not established an asset as of March 31, 2021 and December 31, 2020 since it does not believe any amount will be recoverable. Recoveries of assessments from premium taxes are generally made over a five-year period.

See accompanying notes to unaudited condensed statutory basis financial statements	20

Legal Matters

Various legal and regulatory actions, including state market conduct exams and federal tax audits, are currently pending that involve the Company and specific aspects of its conduct of business. Like other members of the insurance industry, the Company is routinely involved in a number of lawsuits and other types of proceedings, some of which may involve claims for substantial or indeterminate amounts. These actions are based on a variety of issues and involve a range of the Company’s practices. The ultimate outcome of these disputes is unpredictable.

These matters in some cases raise difficult and complicated factual and legal issues and are subject to many uncertainties and complexities, including but not limited to, the underlying facts of each matter; novel legal issues; variations between jurisdictions in which matters are being litigated, heard or investigated; differences in applicable laws and judicial interpretations; the length of time before many of these matters might be resolved by settlement, through litigation or otherwise and, in some cases, the timing of their resolutions relative to other similar matters involving other companies. In connection with regulatory examinations and proceedings, government authorities may seek various forms of relief, including penalties, restitution and changes in business practices. The Company may not be advised of the nature and extent of relief sought until the final stages of the examination or proceeding. In the opinion of management, the ultimate liability, if any, resulting from all such pending actions will not materially affect the unaudited condensed statutory basis financial statements of the Company.

Note 9: Subsequent Events

The Company evaluated subsequent events through the date the unaudited condensed statutory basis financial statements were issued. During this period, there were no subsequent events that required adjustment to or disclosure in the accompanying unaudited condensed statutory basis financial statements.

See accompanying notes to unaudited condensed statutory basis financial statements	21

MEMBERS Life Insurance Company

Statutory Basis Financial Statements

as of December 31, 2020 and 2019

and for each of the Three Years Ended

December 31, 2020, 2019 and 2018,

Supplemental Schedules as of and for the

the Year Ended December 31, 2020

and Independent Auditors’ Report

1

INDEPENDENT AUDITORS’ REPORT

Audit Committee and Stockholder of
MEMBERS Life Insurance Company
Waverly, Iowa

We have audited the accompanying statutory basis financial statements of MEMBERS Life Insurance Company (the “Company”), which comprise the statutory basis statements of admitted assets, liabilities, and capital and surplus as of December 31, 2020 and 2019, and the related statutory basis statements of operations, changes in capital and surplus, and cash flows for each of the three years in the period ended December 31, 2020, and the related notes to the statutory basis financial statements.

Management’s Responsibility for the Statutory Basis Financial Statements

Management is responsible for the preparation and fair presentation of these statutory basis financial statements in accordance with the accounting practices prescribed or permitted by the Iowa Department of Commerce, Insurance Division. Management is also responsible for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these statutory basis financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statutory basis financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the statutory basis financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the statutory basis financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Company’s preparation and fair presentation of the statutory basis financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the statutory basis financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Basis for Adverse Opinion on Accounting Principles Generally Accepted in the United States of America

As described in Note 2 to the statutory basis financial statements, the statutory basis financial statements are prepared by MEMBERS Life Insurance Company using the accounting practices prescribed or permitted by the Iowa Department of Commerce, Insurance Division, which is a basis of accounting other than accounting principles generally accepted in the United States of America, to meet the requirements of the Iowa Department of Commerce, Insurance Division.

2

The effects on the statutory basis financial statements of the variances between the statutory basis of accounting described in Note 2 to the statutory basis financial statements and accounting principles generally accepted in the United States of America, although not reasonably determinable, are presumed to be material.

Adverse Opinion on Accounting Principles Generally Accepted in the United States of America

In our opinion, because of the significance of the matter described in the Basis for Adverse Opinion on Accounting Principles Generally Accepted in the United States of America paragraph, the statutory basis financial statements referred to above do not present fairly, in accordance with accounting principles generally accepted in the United States of America, the financial position of MEMBERS Life Insurance Company as of December 31, 2020 and 2019, or the results of its operations or its cash flows for each of the three years in the period ended December 31, 2020.

Opinion on Statutory Basis of Accounting

In our opinion, the statutory basis financial statements referred to above present fairly, in all material respects, the admitted assets, liabilities, and capital and surplus of MEMBERS Life Insurance Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2020 in accordance with the accounting practices prescribed or permitted by the Iowa Department of Commerce, Insurance Division as described in Note 2 to the statutory basis financial statements.

Emphasis of Matter

As discussed in Note 1 to the statutory basis financial statements, results of the Company may not be indicative of those of a stand-alone entity, as the Company is a member of a controlled group of affiliated companies. Our opinion is not modified with respect to this matter.

3

Report on Supplemental Schedules

Our 2020 audit was conducted for the purpose of forming an opinion on the 2020 statutory basis financial statements as a whole. The supplemental schedule of selected financial data, the supplemental summary investment schedule, the supplemental investment risks interrogatories, and the supplemental reinsurance contract interrogatories as of and for the year ended December 31, 2020 are presented for purposes of additional analysis and are not a required part of the 2020 statutory basis financial statements. These schedules are the responsibility of the Company’s management and were derived from and relate directly to the underlying accounting and other records used to prepare the statutory basis financial statements. Such schedules have been subjected to the auditing procedures applied in our audit of the 2020 statutory basis financial statements and certain additional procedures, including comparing and reconciling such schedules directly to the underlying accounting and other records used to prepare the statutory basis financial statements or to the statutory basis financial statements themselves, and other additional procedures in accordance with auditing standards generally accepted in the United States of America. In our opinion, such schedules are fairly stated in all material respects in relation to the 2020 statutory basis financial statements as a whole.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

March 4, 2021

4

MEMBERS Life Insurance Company Statutory Basis Statements of Admitted Assets, Liabilities and Capital and Surplus December 31, 2020 and 2019 ($ in 000s)

Admitted Assets	2020	2019
Cash and invested assets
Bonds and notes	$30,309	$34,412
Cash and cash equivalents	26,410	29,037
Total cash and invested assets	56,719	63,449
Accrued investment income	257	358
Federal income taxes recoverable from affiliate	3,278	3,493
Net deferred tax asset	255	670
Amounts due from reinsurers	12,718	6,827
Receivables from affiliates	223	8
Other assets	11	13
Separate account assets	230,314	169,654
Total admitted assets	$303,775	$244,472

Liabilities and Capital and Surplus
Liabilities
Reinsurance payable	$7,397	$14,933
Amount held for others	27	8
Payable to affiliates	18,329	8,626
Commissions, expenses, taxes, licenses, and fees accrued	499	763
Asset valuation reserve	-	40
Other liabilities	15,925	17,608
Transfers to (from) separate accounts	(9,416)	(7,149)
Separate account liabilities	230,314	169,654
Total liabilities	263,075	204,483
Capital and surplus
Capital

Common stock, $5 par value, 1,000 shares issued and outstanding	5,000	5,000
Paid-in capital	31,153	31,153
Unassigned surplus	4,547	3,836
Total capital and surplus	40,700	39,989
Total liabilities and capital and surplus	$303,775	$244,472

See accompanying notes to statutory basis financial statements

5

MEMBERS Life Insurance Company Statutory Basis Statements of Operations Years Ended December 31, 2020, 2019, and 2018 ($ in 000s)

	2020	2019	2018
Income
Net investment income	$1,017	$1,626	$758
Reinsurance commissions	103,297	85,813	71,157
Commission and fee income	-	38	18
Other income	31,596	39,864	40,425
Total income	135,910	127,341	112,358
Benefits and expenses
General insurance expenses	45,029	37,669	30,755
Insurance taxes, licenses, fees, and commissions	58,279	48,143	40,402
Net transfers to separate accounts	31,908	40,318	40,705
Total benefits and expenses	135,216	126,130	111,862
Income before federal income tax expense (benefit)
and net realized capital (losses)	694	1,211	496
Federal income tax expense (benefit)	256	(59)	(74)
Income before net realized capital (losses)	438	1,270	570
Net realized capital (losses), excluding gains transferred
to IMR, net of tax expense (2020 - $100; 2019 - $23;
2018 - $154) excluding taxes transferred to IMR
(2020 - $0; 2019 - ($4); 2018 - ($3))	(241)	(20)	(151)
Net income	$197	$1,250	$419

See accompanying notes to statutory basis financial statements

6

MEMBERS Life Insurance Company Statutory Basis Statements of Changes in Capital and Surplus Years Ended December 31, 2020, 2019, and 2018 ($ in 000s)

	2020	2019	2018
Capital and surplus at beginning of year	$39,989	$39,447	$18,600
Additions (deductions)
Net income	197	1,250	419
Change in net deferred income tax	241	209	387
Change in nonadmitted assets	233	(897)	(595)
Change in asset valuation reserve	40	(20)	(17)
Paid-in capital	-	-	20,653
Net additions	711	542	20,847
Capital and surplus at end of year	$40,700	$39,989	$39,447

See accompanying notes to statutory basis financial statements

7

MEMBERS Life Insurance Company Statements of Cash Flows Years Ended December 31, 2020, 2019, and 2018 ($ in 000s)

	2020	2019	2018
Cash from operating activities
Premiums and other considerations	$(7,537)	$7,522	$(8,605)
Net investment income received	1,191	1,568	790
Reinsurance commissions	103,297	85,813	71,157
Other income	25,668	36,446	52,391
Policy and contract benefits and dividends paid	187	(44)	(363)
Operating expenses paid	(94,087)	(83,030)	(64,178)
Federal income taxes paid	(141)	(568)	(497)
Net transfers (to) separate accounts	(34,175)	(42,734)	(42,947)
Net cash provided by (used in) operating activities	(5,597)	4,973	7,748
Cash from investing activities
Proceeds from investments sold, matured or repaid
Bonds and notes	11,864	428	1,268
Total investment proceeds	11,864	428	1,268
Cost of investments acquired
Bonds and notes	7,951	4,994	-
Total investments acquired	7,951	4,994	-
Net cash provided by (used in) investing activities	3,913	(4,566)	1,268
Cash from financing and miscellaneous activities
Net deposits (withdrawals) on deposit-type contracts	(26)	(12)	(7)
Other cash provided (used)	(917)	3,730	(2,536)
Net cash provided by (used in) financing
and miscellaneous activities	(943)	3,718	(2,543)
Net change in cash and cash equivalents	(2,627)	4,125	6,473
Cash and cash equivalents at the beginning of the year	29,037	24,912	18,439

Cash and cash equivalents at the end of the year	$26,410	$29,037	$24,912

Supplemental disclosure of non-cash transactions
Capital contribution of securities from parent	$-	$-	$20,653

See accompanying notes to statutory basis financial statements

8

MEMBERS Life Insurance Company Notes to Statutory Basis Financial Statements ($ in 000s)

Note 1: Nature of Business

MEMBERS Life Insurance Company (“MEMBERS Life” or the “Company” or “MLIC”) is a stock life and health insurance company organized under the laws of Iowa and a wholly-owned subsidiary of CUNA Mutual Investment Corporation (“CMIC”). CMIC is organized under the laws of Wisconsin and is a wholly-owned subsidiary of CMFG Life Insurance Company (“CMFG Life”), an Iowa life insurance company. CMFG Life and its affiliated companies primarily sell insurance and other products to credit unions and their members. The Company’s ultimate parent is CUNA Mutual Holding Company (“CMHC”), a mutual insurance holding company organized under the laws of Iowa. The Company began selling a single premium deferred index annuity contracts in 2013, a flexible premium deferred variable and index linked annuity contracts in 2016, and a single premium deferred modified guaranteed index annuity in 2019. All products are sold to consumers, including credit union members, through the face-to-face distribution channel. The Company has reinsurance agreements with CMFG Life under which it cedes 100% of its business to CMFG Life. See Note 7, Reinsurance, for information on the Company’s reinsurance agreements. Prior to 2013, the Company did not actively market new business; it primarily serviced existing blocks of individual and group life policies.

The Company is authorized to sell life, health and annuity policies in all states in the U.S. and the District of Columbia, except New York. The following table identifies states with premiums greater than 5% of total direct premium and states with deposits on annuity contracts greater than 5% of total deposits:

				Deposits on
	Direct Premium			Annuity Contracts

	2020	2019	2018	2020	2019	2018
0
Michigan	61%	60%	62%	5%	6%	7%
Texas	24	25	24	6	5	*
California	5	5	5	5	*	*
Pennsylvania	*	*	*	7	7	8
Wisconsin	*	*	*	6	6	5
North Carolina	*	*	*	5	*	*
Florida	*	*	*	5	5	6
Indiana	*	*	*	5	*	5
Iowa	*	*	*	*	5	6

*Less than 5%

No other state represents more than 5% of the Company’s premiums or deposits for any year in the three years ended December 31, 2020.

The accompanying statutory basis financial statements reflect various transactions and balances with the Company’s affiliates. See Note 6 for a description of the more significant transactions. While the Company believes that these transactions were at reasonable terms, the results of operations of the Company may have differed had these transactions been consummated with unrelated parties.

In March 2020, the World Health Organization declared the outbreak of a novel coronavirus disease (“COVID-19”) as a pandemic, which continues to spread throughout the U.S. COVID-19 is having an unprecedented impact on the U.S economy as federal, state, and local governments react to this public health crisis.

The impacts of the current COVID-19 pandemic are broad reaching, and the impacts on the Company’s financial statements to date have not been estimated. Due to the COVID-19 outbreak, there is uncertainty surrounding the potential impact on the Company’s future financial position, results of operations and related cash flows. Continued impacts of the pandemic could materially adversely affect the Company’s near-term and long-term premium revenues, policyholder benefits, earnings, liquidity, and cash flows. These potential impacts will largely depend on future developments that cannot be accurately predicted, including the duration and severity of the pandemic, government actions, and the length of time until the economy recovers.

9

MEMBERS Life Insurance Company Notes to Statutory Basis Financial Statements ($ in 000s)

Note 2: Summary of Significant Accounting Policies

Basis of Presentation

The accompanying statutory basis financial statements have been prepared in conformity with accounting practices prescribed or permitted by the Iowa Department of Commerce, Insurance Division (“Insurance Department”), which differ in some respects from accounting principles generally accepted in the United States of America (“GAAP”).

Prescribed statutory accounting practices are practices incorporated directly or by reference in state laws, regulations and general administrative rules and are applicable to all insurance enterprises domiciled in a particular state. The Insurance Department has identified the Accounting Practices and Procedures Manual (“APPM”), as promulgated by the National Association of Insurance Commissioners (“NAIC”), as a source of prescribed statutory accounting practices for insurers domiciled in Iowa. Permitted statutory accounting practices encompass all accounting practices not prescribed by the NAIC and are approved by the insurance department of the insurer’s state of domicile. The Company does not utilize any permitted practices.

GAAP/Statutory Accounting Differences

The following summary identifies the significant differences between the accounting practices prescribed or permitted by the Insurance Department and GAAP:

“Nonadmitted assets” (principally a portion of deferred taxes, the interest maintenance reserve and items not allocated) are excluded from the statutory basis statements of admitted assets, liabilities and capital and surplus through a direct charge to unassigned surplus. Under GAAP, nonadmitted assets are presented in the balance sheet, net of any valuation allowance.

Investments in bonds and notes are generally carried at amortized cost, while under GAAP, they are carried at either amortized cost or fair value based on their classification according to the Company’s ability and intent to hold or trade the securities.

For statutory accounting, after an other-than-temporary impairment of bonds, other than loan-backed securities, is recorded, the fair value of the other-than-temporarily impaired bond becomes its new cost basis. For GAAP, an impairment is based on the net present value of expected cash flows if the Company intends to hold the security until it has recovered, and an impairment is recorded as a valuation allowance.

Policy reserves, which are 100% ceded to CMFG Life, are established based on mortality and interest assumptions prescribed or permitted by state statutes, without consideration for withdrawals, which may differ from reserves established for GAAP using assumptions with respect to mortality, interest, expense, and withdrawals that are based on company experience and expectations.

Under both GAAP and statutory accounting, deferred federal income taxes are provided for unrealized capital gains or losses on investments and the temporary differences between the reporting and tax bases of assets and liabilities; however, there are limits as to the amount of deferred tax assets that may be reported as admitted assets under statutory accounting. Further, the change in deferred taxes is recognized as an adjustment to unassigned surplus under statutory accounting. For GAAP, changes in deferred taxes related to revenue and expense items are recorded in the statements of operations and comprehensive income. A federal income tax provision is required on a current basis only for the statutory basis statements of operations.

10

MEMBERS Life Insurance Company Notes to Statutory Basis Financial Statements ($ in 000s)

The asset valuation reserve (“AVR”), a statutory only reserve established by formula for the purpose of stabilizing the surplus of the Company against fluctuations in the fair value of certain invested assets, is recorded as a liability by a direct charge to unassigned surplus for statutory reporting. Such a reserve is not recorded under GAAP. For statutory reporting, the interest maintenance reserve (“IMR”) defers recognition of interest rate-related gains and losses resulting from the disposal of investment securities and amortizes them into income over the remaining contractual maturities of those securities; under GAAP, such gains and losses are recognized in income immediately.

Amounts due from reinsurers for their share of ceded reserves are netted against the reserves rather than shown as assets as under GAAP.

Deposits, surrenders, and benefits on certain annuities, including those recorded in the separate accounts, are recorded in the statutory basis statements of operations, while such deposits and benefits are credited or charged directly to the policyholder account balances under GAAP. As a result, under GAAP, revenues on these types of contracts are composed of contract charges and fees, which are recognized when assessed against the account balance. Under GAAP, amounts collected are credited directly to policyholder account balances, and the benefits and claims on these contracts that are charged to expense only include benefits incurred in the period in excess of related policyholder account balances.

Single premium deferred index annuities, single premium deferred modified guaranteed index annuities and flexible premium variable and index linked deferred annuities are reported as a separate account product for statutory reporting. For GAAP, only the variable annuity component of the flexible premium variable and index linked deferred annuity is reported as a separate account product, with the other related assets and liabilities reported in the general account because criteria for separate account reporting are not met. The criteria are that funds must be invested at the direction of the contract holder and investment results must be passed through to the contract holder.

Comprehensive income and its components are not presented in the statutory basis financial statements, whereas under GAAP, comprehensive income is presented and changes in comprehensive income are reflected in accumulated other comprehensive income, a component of stockholder’s equity.

The statutory basis statements of cash flows are presented in the required statutory format. Under GAAP, the indirect method for the statements of cash flows requires a reconciliation of net income to net cash provided by operating activities.

Use of Estimates

The preparation of the statutory basis financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the statutory basis financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates and, in some cases, the difference could be material. Investment valuations, policy reserve valuations, determination of other-than-temporary impairments (“OTTI”), deferred tax asset valuation reserves and reinsurance balances are most affected by the use of estimates and assumptions.

Investments

Investments are valued as prescribed by the NAIC.

Bonds and notes: Bonds and notes with an NAIC designation of 1 through 5 are generally stated at amortized cost. Bonds and notes with an NAIC designation of 6 are stated at the lower of amortized cost or fair value. Loan-backed securities may be carried at the lower of amortized cost or fair value if they receive an initial rating of 6 under the multiple-designation methodology. Prepayment assumptions for loan-backed securities are obtained from historical industry prepayment averages, industry survey values or internal estimates to determine the effective yield. Changes in the anticipated prepayments are incorporated when determining statement values. Changes in estimated cash flows from the previous assumptions are accounted for using the prospective method.

11

MEMBERS Life Insurance Company Notes to Statutory Basis Financial Statements ($ in 000s)

Net investment income: Investment income is recognized on an accrual basis. Investment income reflects amortization of premiums and accretion of discounts on an effective-yield basis using expected cash flows.

Net realized capital (losses): Realized capital (losses) on the sale of investments are determined based upon the specific identification method and are recorded on the trade date.

Net unrealized capital gains: Unrealized capital gains and losses are included in unassigned surplus, net of deferred federal income taxes.

Cash and Cash Equivalents

Cash includes unrestricted deposits in financial institutions. Cash equivalents include money market mutual funds and investments with maturities at the date of purchase of 90 days or less and are reported at carrying value, which approximates amortized cost. Money market mutual funds are valued based on the closing price as of December 31.

Income Tax

Deferred income taxes are recognized, subject to an admissibility test for deferred tax assets, and represent the future tax consequences attributable to differences between the statutory basis financial statement carrying amount of assets and liabilities and their respective tax bases. Gross deferred tax assets are reduced by a statutory valuation allowance if it is more likely than not that some portion or all of the deferred tax assets will not be realized. See Note 5 for the components of the admissibility test used to calculate the admitted deferred tax assets. Recorded deferred tax amounts are adjusted to reflect changes in income tax rates and other tax law provisions as they are enacted. The net change in deferred taxes is recorded directly to unassigned surplus.

The Company is subject to tax-related audits. The Company accounts for any federal and foreign tax contingent liabilities in accordance with Statement of Statutory Accounting Principles (“SSAP”) No. 5R, Liabilities, Contingencies and Impairments of Assets as modified by SSAP No. 101, Income Taxes, and any state and other tax contingent liabilities in accordance with SSAP No. 5R.

The Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”) was enacted by the U.S. federal government on March 27, 2020.  The income tax provisions of the CARES Act did not have a material impact on the Company’s statutory basis financial statements.

Reinsurance

Reinsurance premiums, claims and benefits, commission expense reimbursements, and reserves related to reinsured business ceded are accounted for on a basis consistent with the accounting for the underlying direct policies issued and the terms of the reinsurance contracts. Premiums and benefits ceded to other companies have been reported as reductions of premium income and benefits in the accompanying statutory basis statements of operations. Policy and claim reserves are reported net of unbilled reinsurance recoverables. The Company has evaluated its reinsurance contracts and determined that all significant contracts transfer the underlying economic risk of loss. Since CMFG Life is the only reinsurer, there is no concern of default on reinsurance receivable balances.

12

MEMBERS Life Insurance Company Notes to Statutory Basis Financial Statements ($ in 000s)

Separate Accounts

The Company issues single premium deferred index annuities, single premium deferred modified guaranteed index annuities and flexible premium variable and index linked deferred annuities, the assets and liabilities of which are legally segregated and reflected in the accompanying statutory basis statements of admitted assets, liabilities and capital and surplus as assets and liabilities of the separate accounts. All separate account assets and liabilities are ceded to CMFG Life on a coinsurance basis except the variable annuity of the flexible premium variable and index linked deferred annuities that are ceded on a modified coinsurance basis and the related assets and liabilities are retained in the Company’s separate account.

Separate account assets for the variable annuity component of the flexible premium variable and index linked deferred and single premium deferred modified guaranteed index annuity are stated at fair value. Separate account liabilities are accounted for in a manner similar to other policy reserves. Separate account premium deposits, benefit expenses and contract fee income for investment management and policy administration are reflected by the Company in the accompanying statutory basis statements of operations.

The variable annuity contract holders of the flexible premium variable and index linked deferred and the single premium deferred modified guaranteed index annuity are able to invest in investment funds managed for their benefit. All of the flexible premium variable separate account assets are invested in unit investment trusts that are registered with the Securities and Exchange Commission as of December 31, 2020 and 2019, respectively.

CMFG Life, on behalf of MLIC, invests the single premium deferred index annuity, single premium deferred modified guaranteed index annuity and flexible premium deferred variable premiums for the benefit of the contract holder. The single premium deferred index, single premium deferred modified guaranteed index and flexible premium variable and index linked deferred annuities have two risk control accounts, referred to as the Secure and Growth Accounts; the Secure Account has a yearly credited interest rate floor of 0% and the yearly Growth Account floor is -10%. The Secure and Growth Accounts both have credited interest rate caps that vary with issuance. Interest is credited at the end of each contract year during the selected index term based on the allocation between risk control accounts and the performance of an external index during that contract year. At the end of the initial index term only the Secure Account will be available as an option to the policyholder.

Policy and Contract Claim Reserves

Liabilities established for unpaid benefits for life insurance contracts represent the estimated amounts required to cover the ultimate cost of settling reported and incurred but unreported losses. These estimates are adjusted in the aggregate for ultimate loss expectations based on historical experience patterns and current economic trends. Any change in the probable ultimate liabilities, which might arise from new information emerging, is reflected in the statutory basis statements of operations in the period the change is determined to be necessary. Such adjustments could be material.

The policy and contract claim reserves are 100% ceded to CMFG Life.

Policy Reserves

Life insurance reserves: Traditional life insurance reserves are computed on either the net level reserve basis or the Commissioner’s Reserve Valuation Method (“CRVM”) basis dependent on product type and issue date. Depending upon the issue year, either the American Experience table, the American Men table, the 1941, 1958, 1980, 2001, or 2017 Commissioners Standard Ordinary mortality table is used.

The Company waives deduction of deferred fractional premiums upon death of the insured and returns the portion of the final premium beyond the date of death. Surrender values are not promised in excess of legally computed reserves.

13

MEMBERS Life Insurance Company Notes to Statutory Basis Financial Statements ($ in 000s)

Extra premiums are charged for substandard lives, plus the gross premium for a rated age. Mean reserves are determined by computing the regular mean reserve for the plan at the rated age and holding, plus one-half of the extra premium charge for the year.

Tabular interest, tabular less actual reserves released, tabular cost and tabular interest on funds not involving life contingencies have all been determined by formulas prescribed by the Insurance Department.

Individual annuity reserves: Policyholder reserves related to individual annuity contracts are computed using the Commissioner’s Annuity Reserve Valuation Method (“CARVM”), along with Valuation Manual (“VM”) 21 for fixed annuities, equity indexed annuities and variable annuities, during the contract accumulation period and the present value of future payments for contracts that have annuitized. Policyholder reserves related to single premium deferred index annuity, single premium deferred modified guaranteed index annuity and flexible premium variable and index linked deferred annuity contracts are computed using CARVM, along with Actuarial Guideline (“AG”) 33 and 35 and VM 21 for policies greater than ten days after issue; for the first ten days, the reserve is equal to the return of premium. A reserve floor for all deferred annuities is set equal to the cash surrender value.

The policy reserves are 100% ceded to CMFG Life.

Liability for Deposit-Type Contracts

The Company recognizes a liability for policyholder deposits that are not subject to policyholder mortality or longevity risk at the stated account value. The account value equals the sum of the original deposit plus accumulated interest, less any withdrawals and expense charges. Such deposits primarily represent annuity contracts without life contingencies.

Statutory Valuation Reserves

The IMR is maintained for the purpose of stabilizing the surplus of the Company against gains and losses on sales of investments that are primarily attributable to changing interest rates. The interest rate-related gains and losses are deferred and amortized into income over the remaining lives of the securities sold. If the IMR is calculated to be a net asset, it is nonadmitted.

The AVR is a formulaic reserve for fluctuations in the values of invested assets, primarily bonds and notes. Changes in the AVR are charged or credited directly to unassigned surplus.

Other Liabilities

The Company issues the single premium deferred index annuity contracts, single premium deferred modified guaranteed index annuity contracts and flexible premium deferred variable and index linked annuity contracts on the 10th and 25th of each month. The Company recognizes a liability on contracts for which it has received cash, but has not issued a contract.  Other liabilities primarily consist of these customer funds pending completion of the policy issuance process. The customer funds are released from other liabilities when the policy application is completed.

Recently Adopted Accounting Standards

The Company adopted revised statutory principles-based based reserve valuation standards effective January 1, 2020. For life insurance, the amendments affect new business only and therefore had no impact on existing policy reserves. Further, the Company does not currently issue new life insurance business which would be impacted by the new valuation standards. For the flexible premium deferred variable and index linked annuities and single premium deferred modified guaranteed index annuity, there was an immaterial impact from adoption on the direct reserves, which are 100% ceded to CMFG Life.

14

MEMBERS Life Insurance Company Notes to Statutory Basis Financial Statements ($ in 000s)

Note 3: Investments

Bonds and Notes

The statement value, which generally represents amortized cost, gross unrealized gains and losses and fair value of investments in bonds and notes at December 31, 2020 are as follows:

		Gross	Gross
	Statement	Unrealized	Unrealized
	Value	Gains	Losses	Fair Value

U.S. government and agencies	$8,734	$1,916	$-	$10,650
Industrial and miscellaneous	16,926	1,170	(1)	18,095
Commercial mortgage-backed securities	1,977	3	-	1,980
Residential mortgage-backed securities	1,674	60	-	1,734
Non-mortgage asset-backed securities	998	-	(8)	990

Total bonds and notes	$30,309	$3,149	$(9)	$33,449

The statement value, which generally represents amortized cost, gross unrealized gains and losses, and fair value of investments in bonds and notes at December 31, 2019 are as follows:

		Gross	Gross
	Statement	Unrealized	Unrealized
December 31, 2019	Value	Gains	Losses	Fair Value

U.S. government and agencies	$8,739	$454	$-	$9,193
Industrial and miscellaneous	20,455	861	-	21,316
Residential mortgage-backed securities	3,217	18	-	3,235
Non-mortgage asset-backed securities	2,001	-	-	2,001

Total bonds and notes	$34,412	$1,333	$-	$35,745

15

MEMBERS Life Insurance Company Notes to Statutory Basis Financial Statements ($ in 000s)

The statement value and fair value of bonds and notes at December 31, 2020, by contractual maturity, are shown below. Expected maturities may differ from contractual maturities because certain borrowers have the right to call or prepay obligations with or without call or prepayment penalties. Because of the potential for prepayment on residential mortgage-backed, commercial mortgage-backed and non-mortgage asset-backed securities, such securities have not been displayed in the table below by contractual maturity.

	Statement
	Value	Fair Value

Due in one year or less	$2,004	$2,022
Due after one year through five years	7,964	8,709
Due after five years through ten years	6,958	7,364
Due after ten years	8,734	10,650
Residential mortgage-backed securities	1,674	1,734
Commercial mortgage-backed securities	1,977	1,980
Non-mortgage asset-backed securities	998	990

Total bonds and notes	$30,309	$33,449

Cash and Cash Equivalents

The details of cash and cash equivalents as of December 31, are as follows:

	2020	2019
Cash equivalents	$24,336	$28,122
Cash	2,074	915
Total cash and cash equivalents	$26,410	$29,037

Net Investment Income

Sources of net investment income for the years ended December 31 are summarized as follows:

	2020	2019	2018
Bonds and notes	$954	$971	$364
Cash and cash equivalents	116	709	452
Gross investment income	1,070	1,680	816
Less investment expenses	53	54	58
Net investment income	$1,017	$1,626	$758

Investment expenses include interest, salaries, brokerage fees and securities’ custodial fees.

16

MEMBERS Life Insurance Company Notes to Statutory Basis Financial Statements ($ in 000s)

Due and accrued investment income over 90 days past due is excluded from the statutory basis statements of admitted assets, liabilities, and capital and surplus as a nonadmitted asset. There was no accrued investment income excluded at December 31, 2020 or 2019 on this basis.

Net Realized Capital (Losses)

Net realized capital (losses) for the years ended December 31 are summarized as follows:

	2020	2019	2018
Gross gains from sales of bonds and notes	$1	$17	$17
Other	(142)	-

Realized capital gains (losses) before taxes and transfer to IMR	(141)	17	17

Tax on realized capital gains (losses)	(100)	(24)	(155)
Transfer to interest maintenance reserve	-	(13)	(13)
Net realized capital (losses)	$(241)	$(20)	$(151)

Proceeds from the sale of bonds and notes were $2,002, $338, and $651 in 2020, 2019 and 2018, respectively.

Other-Than-Temporary Investment Impairments

Investment securities are reviewed for OTTI on an ongoing basis. The Company creates a watchlist of securities based largely on the fair value of an investment security relative to its amortized cost. When the fair value drops below the Company’s amortized cost, the Company monitors the security for OTTI. The determination of OTTI requires significant judgment on the part of the Company and depends on several factors, including, but not limited to:

●	The existence of any plans to sell the investment security.

●	The extent to which fair value is less than statement value.

●	The underlying reason for the decline in fair value (credit concerns, interest rates, etc.).

●	The financial condition and near-term prospects of the issuer/borrower, including the ability to meet contractual obligations, relevant industry trends and conditions and cash flow analysis.

●	For mortgage-backed and structured securities, the Company’s intent and ability to retain its investment for a period of time sufficient to allow for an anticipated recovery in fair value.

●	The Company’s ability to recover all amounts due according to the contractual terms of the agreements.

●	The Company’s collateral position, in the case of bankruptcy or restructuring.

A bond and note is considered to be other-than-temporarily impaired when the fair value is less than the amortized cost basis and its value is not expected to recover through the Company’s holding period. When this occurs, the Company records a realized capital loss equal to the difference between the amortized cost and fair value. The fair value of the other-than-temporarily impaired security becomes its new cost basis. If the bond is a loan-backed or structured security, it is considered to be other-than-temporarily impaired when the amortized cost exceeds the present value of cash flows expected to be collected and its value is not expected to recover through the Company’s holding period. The amount of the other-than-temporary impairment recognized in net income as a realized loss equals the difference between the investment’s amortized cost basis and its expected cash flows. In determining whether an unrealized loss is expected to be other-than-temporary, the Company considers, among other factors, any plans to sell the security, the severity of impairment, financial position of the issuer, recent events affecting the issuer’s business and industry sector, credit ratings, and the intent and ability of the Company to hold the investment until the fair value has recovered above its cost basis.

17

MEMBERS Life Insurance Company Notes to Statutory Basis Financial Statements ($ in 000s)

Management believes it has made an appropriate provision for other-than-temporarily impaired securities owned at December 31, 2020 and 2019. As a result of the subjective nature of these estimates, however, additional provisions may subsequently be determined to be necessary, as new facts emerge and a greater understanding of economic trends develop. Additional OTTI will be recorded as appropriate and as determined by the Company’s regular monitoring procedures of additional facts. In light of the variables involved, such additional OTTI could be significant.

The Company did not recognize any OTTI on mortgage-backed and structured securities during 2020, 2019 and 2018 caused by an intent to sell or lack of intent and ability to hold until recovery of the amortized cost basis.

Net Unrealized Capital (Losses)

Information regarding the Company’s bonds and notes with unrealized losses at December 31, 2020 is presented below, segregated between those that have been in a continuous unrealized loss position for less than twelve months and those that have been in a continuous unrealized loss position for twelve or more months.

	Months in Unrealized Loss Position
	Less Than		Twelve		Total
	Twelve Months		Months or Greater		December 31, 2020
	Fair Value	Unrealized Loss	Fair Value	Unrealized Loss	Fair Value	Unrealized Loss

Industrial and miscellaneous	$1,004	$(1)	$-	$-	$1,004	$(1)
Non-mortgage asset-backed	990	(8)	-	-	990	(8)

Total bonds and notes	$1,994	$(9)	$-	$-	$1,994	$(9)

At December 31, 2020, the Company owned two securities with a fair value of $1,994 in an unrealized loss position. The Company owned one industrial and miscellaneous security with an unrealized loss of $1, and one non-mortgage asset-backed security with an unrealized loss of $8. The total fair value of securities with unrealized losses at December 31, 2020 and which are rated “investment grade” based on having an NAIC rating of 1 or 2 is $1,994 or 100% of the total fair value of all securities with unrealized losses at December 31, 2020.

The Company had no securities in an unrealized loss position at December 31, 2019.

18

MEMBERS Life Insurance Company Notes to Statutory Basis Financial Statements ($ in 000s)

Assets Designated/Securities on Deposit

Iowa law requires that assets equal to a life insurer’s legal reserve must be designated for the Insurance Department for the protection of all policyholders. The legal reserve is equal to the net present value of all outstanding policies and contracts involving life contingencies. At December 31, 2020 and 2019, bonds and notes and cash with a statement value of $28,240 and $32,342, respectively, were accordingly designated for Iowa. Additionally, the Company designates assets for other regulatory jurisdictions who require cash and securities be deposited for the benefit of policyholders. Pursuant to these requirements, bonds and notes with a statement value of $2,119 and $2,120 were on deposit with other regulatory jurisdictions as of December 31, 2020 and 2019, respectively.

Investment Credit Risk

The Company maintains a diversified investment portfolio including issuer, sector and geographic stratification, where applicable, and has established certain exposure limits, diversification standards, and review procedures to mitigate credit risk.

Note 4: Fair Value

The Company uses fair value measurements to record fair value of certain assets and liabilities and to estimate fair value of financial instruments not recorded at fair value but required to be disclosed at fair value. Certain financial instruments, such as insurance policy liabilities other than deposit-type contracts, are excluded from the fair value disclosure requirements. The Company uses fair value measurements obtained using observable inputs or internally determined estimates to estimate fair value.

Valuation Hierarchy

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

The fair value hierarchy prioritizes the inputs to valuation techniques used to measure fair value of assets and liabilities into three broad levels. The Company has categorized its financial instruments, based on the degree of subjectivity inherent in the valuation technique, as follows:

●	Level 1: Inputs are directly observable and represent quoted prices for identical assets or liabilities in active markets the Company has the ability to access at the measurement date.

●	Level 2: All significant inputs are observable, either directly or indirectly, other than quoted prices included in Level 1, for the asset or liability. This includes: (i) quoted prices for similar instruments in active markets, (ii) quoted prices for identical or similar instruments in markets that are not active, (iii) inputs other than quoted prices that are observable for the instruments and (iv) inputs that are derived principally from or corroborated by observable market data by correlation or other means.

●	Level 3: One or more significant inputs are unobservable and reflect the Company’s estimates of the assumptions that market participants would use in pricing the asset or liability, including assumptions about risk.

For purposes of determining the fair value of the Company’s assets and liabilities, observable inputs are those inputs used by market participants in valuing financial instruments, which are developed based on market data obtained from independent sources. In the absence of sufficient observable inputs, unobservable inputs, reflecting the Company’s estimates of the assumptions market participants would use in valuing financial assets and liabilities, are developed based on the best information available in the circumstances. The Company uses prices and inputs that are current as of the measurement date. In some instances, valuation inputs used to measure fair value fall into different levels of the fair value hierarchy. The category level in the fair value hierarchy is determined based on the lowest level input that is significant to the fair value measurement in its entirety.

19

MEMBERS Life Insurance Company Notes to Statutory Basis Financial Statements ($ in 000s)

The hierarchy requires the use of market observable information when available for measuring fair value. The availability of observable inputs varies by investment. In situations where the fair value is based on inputs that are unobservable in the market or on inputs from inactive markets, the determination of fair value requires more judgment and is subject to the risk of variability. The degree of judgment exercised by the Company in determining fair value is typically greatest for investments categorized in Level 3. Transfers in and out of level categorizations are reported as having occurred at the end of the quarter in which the transfer occurred. Therefore, for all transfers into Level 3, all realized gains and losses and all changes in unrealized gains and losses in the fourth quarter are not reflected in the Level 3 rollforward table.

Valuation Process

The Company is responsible for the determination of fair value and the supporting assumptions and methodologies. The Company gains assurance on the overall reasonableness and consistent application of valuation methodologies and inputs and compliance with accounting standards through the execution of various processes and controls designed to provide assurance that assets and liabilities are appropriately valued.

The Company has policies and guidelines that require the establishment of valuation methodologies and consistent application of such methodologies. These policies and guidelines govern the use of inputs and price source hierarchies and provide controls around the valuation processes. These controls include appropriate review and analysis of prices against market activity or indicators of reasonableness, approval of price source changes, price overrides, methodology changes and classification of fair value hierarchy levels. The valuation policies and guidelines are reviewed and updated as appropriate.

For fair values received from third parties or internally estimated, the Company’s processes are designed to provide assurance that the valuation methodologies and inputs are appropriate and consistently applied, the assumptions are reasonable and consistent with the objective of determining fair value, and the fair values are appropriately recorded. The Company performs procedures to understand and assess the methodologies, process and controls of valuation service providers. In addition, the Company may validate the reasonableness of fair values by comparing information obtained from valuation service providers or brokers to other third-party valuation sources for selected securities. When using internal valuation models, these models are developed by the Company’s investment group using established methodologies. The models, including key assumptions, are reviewed with various investment sector professionals, accounting, operations, compliance, and risk management professionals. In addition, when fair value estimates involve a high degree of subjectivity, the Company validates them through reviews by members of management who have relevant expertise and who are independent of those charged with executing investment transactions.

Transfers Between Levels

There were no transfers between levels during the years ended December 31, 2020 and 2019.

20

MEMBERS Life Insurance Company Notes to Statutory Basis Financial Statements ($ in 000s)

Determination of Fair Values

The following table summarizes the Company’s assets and liabilities that are measured at fair value as of December 31, 2020.

Assets, at Fair Value	Level 1	Level 2	Level 3	Total

Cash equivalents	$24,336	$-	$-	$24,336
Separate account assets	-	230,314	-	230,314
Total assets at fair value	$24,336	$230,314	$-	$254,650

Liabilities, at Fair Value	Level 1	Level 2	Level 3	Total

Separate account liabilities	$-	$230,314	$-	$230,314
Total liabilities at fair value	$-	$230,314	$-	$230,314

The following table summarizes the Company’s assets and liabilities that are measured at fair value as of December 31, 2019.

Assets, at Fair Value	Level 1	Level 2	Level 3	Total

Cash equivalents	$28,122	$-	$-	$28,122
Separate account assets	-	169,654	-	169,654
Total assets at fair value	$28,122	$169,654	$-	$197,776

Liabilities, at Fair Value	Level 1	Level 2	Level 3	Total

Separate account liabilities	$-	$169,654	$-	$169,654
Total liabilities at fair value	$-	$169,654	$-	$169,654

Fair Value Measurement of Financial Instruments

Accounting standards require disclosure of fair value information about certain on and off-balance sheet financial instruments for which it is practicable to estimate that value.

21

MEMBERS Life Insurance Company Notes to Statutory Basis Financial Statements ($ in 000s)

The following table summarizes the carrying amounts and fair values of the Company’s financial instruments for which it is practicable to estimate fair value by fair value measurement level at December 31, 2020:

	Carrying
	Amount	Fair Value	Level 1	Level 2	Level 3
Financial instruments recorded as assets:
Bonds and notes	$30,309	$33,449	$-	$32,459	$990
Cash equivalents¹	24,336	24,336	24,336	-	-
Separate account assets	230,314	230,314	-	230,314	-
Financial instruments recorded as liabilities:
Separate account liabilities	230,314	230,314	-	230,314	-

[1]	Excludes cash of $2,074 that is not subject to fair value accounting.

The following table summarizes the carrying amounts and fair values of the Company’s financial instruments for which it is practical to estimate by fair value measurement level at December 31, 2019:

	Carrying
	Amount	Fair Value	Level 1	Level 2	Level 3
Financial instruments recorded as assets:
Bonds and notes	$34,412	$35,745	$-	$35,745	$-
Cash equivalents[1]	28,122	28,122	28,122	-	-
Separate account assets	169,654	169,654	-	169,654	-
Financial instruments recorded as liabilities:
Separate account liabilities	169,654	169,654	-	169,654	-
[1]	Excludes cash of $915 that is not subject to fair value accounting.

The carrying amount for cash approximates fair value due to the short-term nature and has been excluded from the fair value tables above.

The following methods and assumptions were used by the Company in estimating its fair value disclosures for financial instruments by fair value hierarchy level:

Level 1 Measurements

Cash equivalents: Consists of money market mutual funds reported as cash and cash equivalents. Their valuation is based on the closing price as of the balance sheet date.

Level 2 Measurements

Bonds and notes: Valuation is principally based on observable inputs including quoted prices for similar assets in markets that are active and observable market data.

Separate account assets and liabilities: Separate account assets are investments in mutual funds and unit investment trusts in which the contract holder could redeem its investment at net asset value per share at the measurement date with the investee; and bonds and notes where valuation is principally based on observable inputs including quoted prices for similar assets in markets that are active and observable market data; and options where valuation is based primarily on quoted interest rates, derivative markets, market-implied volatility and other observable inputs regularly used by industry participants in over-the-counter derivatives markets. Separate account liabilities represent the account value owed to the customer; the fair value is determined by reference to the fair value of the related separate account assets.

22

MEMBERS Life Insurance Company Notes to Statutory Basis Financial Statements ($ in 000s)

Level 3 Measurements

Bonds and notes: Valuation is principally based on unobservable inputs that are significant including estimated prices for similar assets in markets that may not be active. When available, market indices and observable inputs, along with analytical modeling are used.

Note 5: Income Tax

The Company is included in the consolidated federal income tax return of CMHC along with the following affiliates, which are also subsidiaries of CMHC: CMFG Life, CUMIS Mortgage Reinsurance Company, CUMIS Insurance Society, Inc., CUMIS Specialty Insurance Company, Inc., CUMIS Vermont, Inc., CUNA Mutual Investment Corporation, CUNA Mutual Insurance Agency, Inc., CUNA Brokerage Services, Inc., International Commons, Inc., MEMBERS Capital Advisors, Inc., CPI Qualified Plan Consultants, Inc., TruStage Financial Group, Inc., CUNA Mutual Global Holdings, Inc., CuneXus Solutions, Inc. and ForeverCar Holdings, Inc.

The Company has entered into a tax sharing agreement with CMHC and its subsidiaries. The agreement provides for the allocation of tax expense based on each subsidiary’s contribution to the consolidated federal income tax liability. Pursuant to the agreement, subsidiaries that have incurred losses are reimbursed regardless of the utilization of the loss in the current year.

Current income tax expense (benefit) consists of the following for the years ended December 31:

	2020	2019	2018
Federal income tax expense (benefit) on operations	$256	$(59)	$(74)
Federal income tax expense on realized capital gains (losses)	100	23	154
Federal income tax expense (benefit)	$356	$(36)	$80

23

MEMBERS Life Insurance Company Notes to Statutory Basis Financial Statements ($ in 000s)

The 2020 change in net deferred income tax is comprised of the following:

	December 31,	December 31,
	2020	2019	Change
Adjusted gross deferred tax assets	$1,108	$1,010	$98
Total deferred tax liabilities	(197)	(340)	143
Net deferred tax asset (excluding nonadmitted)	$911	$670	$241
Tax effect of unrealized capital gains and losses, unrealized foreign exchange capital gains and losses, and changes as a result of other surplus adjustments			-
Change in net deferred income tax			$241

The 2019 change in net deferred income tax is comprised of the following:

	December 31,	December 31,
	2019	2018	Change
Adjusted gross deferred tax assets	$1,010	$828	$182
Total deferred tax liabilities	(340)	(367)	27
Net deferred tax asset (excluding nonadmitted)	$670	$461	$209
Tax effect of unrealized capital gains and losses, unrealized foreign exchange capital gains and losses, and changes as a			-
Change in net deferred income tax			$209

The 2018 change in net deferred income tax is comprised of the following:

	December 31,	December 31,
	2018	2017	Change
Adjusted gross deferred tax assets	$828	$596	$232
Total deferred tax liabilities	(367)	(498)	131
Net deferred tax asset (excluding nonadmitted)	$461	$98	363
Tax effect of unrealized capital gains and losses, unrealized foreign exchange capital gains and losses, and changes as a result of other surplus adjustments			24
Change in net deferred income tax			$387

24

MEMBERS Life Insurance Company Notes to Statutory Basis Financial Statements ($ in 000s)

Reconciliation to U.S. Tax Rate

The total statutory provision for income taxes for the years ended December 31 differs from the amount computed by applying the U. S. federal corporate income tax rate of 21% to income before federal income taxes plus gross realized capital gains (losses) due to the items listed in the following reconciliation:

	2020	2019	2018

Tax expense computed at federal corporate rate	$116	$258	$108
Foreign tax credit	(32)	(40)	-
Income tax (benefit) related to prior years	(82)	(159)	(240)
Nonadmitted assets	161	(247)	(134)
Interest maintenance reserve amortization	26	29	33
Dividends received deductions	(76)	(87)	(59)
Other	3	2	(15)

Total statutory income taxes	$116	$(244)	$(307)

Federal income tax expense (benefit)	$356	$(36)	$80
Change in net deferred income tax	(240)	(208)	(387)

Total statutory income taxes	$116	$(244)	$(307)

Deferred Income Taxes

The components of the net deferred tax asset at December 31 are as follows:

	December 31, 2020			December 31, 2019			Change
	Ordinary	Capital	Total	Ordinary	Capital	Total	Ordinary	Capital	Total
Gross deferred tax assets	$1,108	$-	$1,108	$1,010	$-	$1,010	$98	$-	$98
Statutory valuation allowance adjustment	-	-	-	-	-	-	-	-	-
Adjusted gross deferred tax assets	1,108	-	1,108	1,010	-	1,010	98	-	98
Deferred tax assets nonadmitted	(656)	-	(656)	-	-	-	(656)	-	(656)
Admitted deferred tax assets	452	-	452	1,010	-	1,010	(558)	-	(558)
Deferred tax liabilities	-	(197)	(197)	-	(340)	(340)	-	143	143
Net admitted deferred tax assets	$452	$(197)	$255	$1,010	$(340)	$670	$(558)	$143	$(415)

25

MEMBERS Life Insurance Company Notes to Statutory Basis Financial Statements ($ in 000s)

The nonadmitted deferred tax asset increased $656 in 2020 and did not change in 2019. There are no known deferred tax liabilities not recognized. Gross deferred tax assets are reduced by a statutory valuation allowance adjustment if it is more likely than not that some portion or all of the deferred tax asset will not be realized. Based on the Company’s assessment, no valuation allowance was required as of December 31, 2020 and 2019.

The tax effects of temporary differences that give rise to the significant portions of the deferred tax assets and liabilities at December 31 are as follows:

	2020	2019	Change
Ordinary deferred tax assets:
Life reserves method change	$4	$7	$(3)
Investments	6	-	6
Deferred acquisition costs	807	479	328
Miscellaneous nonadmitted assets	223	384	(161)
Other - accrued general expense	68	140	(72)
Subtotal ordinary deferred tax assets	1,108	1,010	98
Nonadmitted ordinary deferred tax assets	(656)	-	(656)
Admitted ordinary deferred tax assets	452	1,010	(558)
Admitted deferred tax assets	452	1,010	(558)
Capital deferred tax liabilities:
Investments	(197)	(340)	143
Subtotal capital deferred tax liabilities	(197)	(340)	143
Total deferred tax liabilities	(197)	(340)	143
Net admitted deferred tax asset	$255	$670	$(415)

26

MEMBERS Life Insurance Company Notes to Statutory Basis Financial Statements ($ in 000s)

Deferred Tax Asset Admission Calculation

The components of the deferred tax asset admission calculation at December 31 are as follows:

	December 31, 2020			December 31, 2019			Change
	Ordinary	Capital	Total	Ordinary	Capital	Total	Ordinary	Capital	Total
(a) Federal income taxes paid in prior years recoverable through loss carrybacks	$-	$-	$-	$-	$-	$-	$-	$-	$-
(b) Adjusted gross deferred tax assets expected to be realized after application of the threshold limitation; the lesser of (i) or (ii):	255	-	255	680	-	680	(425)	-	(425)
(i) Adjusted gross deferred tax assets expected to be realized following the balance sheet date	255	-	255	680	-	680	(425)	-	(425)
(ii) Adjusted gross deferred tax assets allowed per limitation threshold	-	-	6,067	-	-	5,898	-	-	169
(c) Adjusted gross deferred tax assets offset by gross deferred tax liabilities	197	-	197	330	-	330	(133)	-	(133)
Admitted deferred tax assets	$452	$-	$452	$1,010	$-	$1,010	$(558)	$-	$(558)

The amounts calculated in (b)(i) and (b)(ii) in the table above are based on the following information:

	2020	2019
Ratio percentage used to determine recovery period and
threshold limitation amount (RBC reporting entity)	10514%	10916%
Recovery period used in (b)(i)	3 years	3 years
Percentage of adjusted capital and surplus used in (b)(ii)	15%	15%
Amount of adjusted capital and surplus used in (b)(ii)	$40,444	$39,319

No tax planning strategies were used in the calculation of adjusted gross deferred tax assets or net admitted adjusted gross deferred tax assets during 2020 and 2019.

27

MEMBERS Life Insurance Company Notes to Statutory Basis Financial Statements ($ in 000s)

Other Tax Items

As of December 31, 2020, the Company did not have any federal capital loss, operating loss, or credit carryforwards.

The Company has no taxes incurred in 2020, 2019, and 2018 that are available for recoupment in the event of future capital losses.

The Company did not have any protective tax deposits under Section 6603 of the Internal Revenue Code.

The Company did not have any tax contingencies as of December 31, 2020 and 2019 and has no tax loss contingencies for which it is reasonably possible that the total liability will significantly increase within twelve months of the reporting date.

The Company recognizes interest and penalties accrued related to tax contingencies in income tax expense in the statutory basis statements of operations. During the years ended December 31, 2020, 2019 and 2018, the Company did not recognize any addition or reduction in interest and penalties. The Company had accrued $2 and $2 for the payment of interest and penalties at December 31, 2020 and 2019, respectively.

The Company is included in a consolidated U.S. federal income tax return filed by CMHC. The Company also files income tax returns in various states. The Company is subject to tax audits. These audits may result in additional tax liabilities. For the major jurisdictions where it operates, the Company is generally no longer subject to income tax examination by tax authorities for the years ended before 2014.   Income tax liabilities have settled with the U.S. federal taxing authority (“IRS”) for tax year 2015, and the statute of limitations is closed.  Amended refund claims filed for tax years 2010 and 2012 are currently under examination as part of the Joint Committee on Taxation approval process.

Note 6: Related Party Transactions

In the normal course of business, the Company has various lending and other transactions with related entities. In certain circumstances, expenses are shared between the companies. Expenses incurred that are specifically identifiable with a particular company are borne by that company; other expenses are allocated among the companies on the basis of time and usage studies. Amounts due from intercompany activity are generally settled monthly. The Company reimbursed CMFG Life $47,364, $38,579 and $30,131 in 2020, 2019, and 2018, respectively.

28

MEMBERS Life Insurance Company Notes to Statutory Basis Financial Statements ($ in 000s)

Significant amounts due to/from affiliates are shown in the following table:

	2020	2019
Due to the Company:
CMFG Life	$218	$-
Other	5	8
Total	$223	$8

Due from the Company:
CUNA Brokerage Services, Inc.	$3,513	$3,383
CMFG Life	14,680	5,093
Other	136	150
Total	$18,329	$8,626

MEMBERS Capital Advisors, Inc., (“MCA”) which is 100% owned by CMIC, manages substantially all of the Company’s invested assets in accordance with policies, directives, and guidelines established by the Company’s upstream parent, CMFG Life. The Company recorded MCA investment management fees totaling $54, $54 and $58 in 2020, 2019, and 2018, respectively, which are included in net investment income on the statutory basis statements of operations.

Significant capital contributions from affiliates are shown in the following table:

	2020	2019	2018
Capital contribution to MLIC from:
CMIC	$-	$-	$20,653
Total	$-	$-	$20,653

The Company utilizes CBSI, which is 100% owned by CMIC, to distribute its annuity products and recorded commission expense for this service of $36,884, $34,180 and $29,996 in 2020, 2019, and 2018, respectively, which is included in insurance taxes, licenses, fees and commissions. Commissions paid to non-affiliates totaled $18,715, $12,994 and $8,136 in 2020, 2019, and 2018, respectively, which are included in insurance taxes, licenses, fees and commissions on the statutory basis statements of operations.

29

MEMBERS Life Insurance Company Notes to Statutory Basis Financial Statements ($ in 000s)

Note 7: Reinsurance

The Company entered into a coinsurance and modified coinsurance agreement with its affiliate, CMFG Life, to cede 100% of its life, accident and health, and annuity business. The Company entered into the coinsurance and modified coinsurance agreement for the purpose of limiting its exposure to loss on any one single insured, diversifying its risk and limiting its overall financial exposure, to certain products, and to meet its overall financial objectives. The Company retains the risk of loss in the event that CMFG Life is unable to meet the obligations assumed under the reinsurance agreements.

The Company cedes 100% of its annuity business to its parent, CMFG Life, which is accounted for as reinsurance ceded under statutory accounting. These contracts are accounted for as investment-type contracts under GAAP; as such, deposits are not reported as revenues for GAAP. Consequently, deposit accounting is used to account for the reinsurance agreement for GAAP.

The following table shows the effect of reinsurance on premiums, benefits, and surrenders, and increase in policy reserves for 2020, 2019, and 2018.

	2020	2019	2018
Premiums earned:
Direct	$1,170,733	$995,842	$830,582
Ceded to affiliates	(1,170,733)	(995,842)	(830,582)
Premiums earned, net of reinsurance	$-	$-	$-
Contract charges
Direct	(836)	1,865	2,106
Ceded to affiliates	836	(1,865)	(2,106)
Contract charges, net of reinsurance	$-	$-	$-
Benefits and surrender expenses:
Direct	$348,428	$158,793	$94,123
Ceded to affiliates	(348,428)	(158,793)	(94,123)
Benefits and surrender expenses, net of reinsurance	$-	$-	$-
Increase in policy reserves:
Direct	$(2,136)	$3,630	$2,536
Ceded to affiliates	2,136	(3,630)	(2,536)
Increase in policy reserves, net of reinsurance	$-	$-	$-

Policy reserves and claim liabilities are stated net of reinsurance balances ceded of $39,749 and $40,092 in 2020 and 2019, respectively.

The Company receives a commission equal to 100% of its actual expenses incurred for the Company’s business in its single premium deferred index annuity product, flexible premium deferred variable and index linked annuity product, and single premium deferred modified guaranteed index annuity product, which was $102,791, $86,481 and $70,391 for the years ended December 31, 2020, 2019, and 2018, respectively. All remaining commissions relate to the Company’s life and health products and total $506, ($668) and $766 for the years ended December 31, 2020, 2019, and 2018, respectively.

30

MEMBERS Life Insurance Company Notes to Statutory Basis Financial Statements ($ in 000s)

Note 8: Annuity Reserves and Deposit-Type Liabilities

The following tables show the withdrawal characteristics of the Company’s annuity reserves and deposit-type liabilities at December 31, 2020, which are reported as policy reserves on annuity contracts and liability for deposit-type contracts are as follows:

Individual Annuities

		Separate	Separate
	General	Account with	Account		% of
December 31, 2020	Account	Guarantees	Nonguaranteed	Total	Total

Subject to discretionary withdrawal -lump sum:
With market value adjustment	$-	$5,050,170	$-	$5,050,170	94.6%
At book value less surrender charge of 5% or more	2,851	-	-	2,851	0.1%
At fair value	-	-	220,969	220,969	4.1%

Total with adjustment or at fair value	2,851	5,050,170	220,969	5,273,990	98.8%
At book value with minimal or no charge adjustment	205	59,534	-	59,739	1.1%
Not subject to discretionary withdrawal	7,074	-	-	7,074	0.1%

Gross annuity reserves and deposit liabilities	10,130	5,109,704	220,969	5,340,803	100.0%
Reinsurance ceded	10,130	5,109,704	-	5,119,834

Total annuity reserves and deposit liabilities	$-	$-	$220,969	$220,969

31

MEMBERS Life Insurance Company Notes to Statutory Basis Financial Statements ($ in 000s)

Deposit-Type Contracts

		Separate	Separate
	General	Account with	Account		% of
December 31, 2020	Account	Guarantees	Nonguaranteed	Total	Total

Subject to discretionary withdrawal - lump sum:
With market value adjustment	$-	$-	$-	$-	0.0%
At book value less surrender charge of 5% or more	-	-	-	-	0.0%
At fair value	-	-	-	-	0.0%

Total with adjustment or at fair value	-	-	-	-	0.0%
At book value with minimal or no charge adjustment	-	-	-	-	0.0%
Not subject to discretionary withdrawal	4,473	-	-	4,473	100.0%

Gross annuity reserves and deposit liabilities	4,473	-	-	4,473	100.0%
Reinsurance ceded	4,473	-	-	4,473

Total annuity reserves and
deposit liabilities	$-	$-	$-	$-

The following table shows policy liabilities associated with the Company’s annuity products:

2020
Annuity reserves from the separate accounts	$220,969
Total annuity reserves	$220,969

32

MEMBERS Life Insurance Company Notes to Statutory Basis Financial Statements ($ in 000s)

The following table shows life reserves by withdrawal characteristics at December 31, 2020:

	General Account			Separate Account - Guaranteed and Non Guaranteed
	Account Value	Cash Value	Reserve	Account Value	Cash Value	Reserve
Subject to discretionary withdrawal, surrender values, or policy loans:
Term policies with cash value	$-	$38	$68	$-	$-	$-
Universal life	2,649	2,649	2,704	-	-	-
Other permanent cash value life insurance	-	11,474	12,353	-	-	-
Miscellaneous reserves	-	36	34	-	-	-
Not subject to discretionary withdrawal or no cash values:
Term policies with cash value	-	-	4,465	-	-	-
Accidental death benefits	-	-	7	-	-	-
Disability - active lives	-	-	3	-	-	-
Disability - disabled lives	-	-	113	-	-	-
Miscellaneous reserves	-	-	64	-	-	-
Gross reserves before reinsurance	2,649	14,197	19,811	-	-	-
Ceded reinsurance	2,649	14,197	19,811	-	-	-
Net reserves	$-	$-	$-	$-	$-	$-

33

MEMBERS Life Insurance Company Notes to Statutory Basis Financial Statements ($ in 000s)

The following tables show the withdrawal characteristics of the Company’s annuity reserves and deposit liabilities at December 31, 2019, which are reported as policy reserves on annuity contracts and liability for deposit-type contracts are as follows:

Individual Annuities

		Separate	Separate
	General	Account with	Account		% of
December 31, 2019	Account	Guarantees	Nonguaranteed	Total	Total

Subject to discretionary withdrawal -lump sum:
With market value adjustment	$-	$4,076,413	$-	$4,076,413	95.9%
At book value less surrender charge of 5% or more	6,019	-	-	6,019	0.1%
At fair value	-	-	161,987	161,987	3.9%

Total with adjustment or at fair value	6,019	4,076,413	161,987	4,244,419	99.9%
At book value with minimal or no charge adjustment	327	-	-	327	0.0%
Not subject to discretionary withdrawal	4,863	-	-	4,863	0.1%

Gross annuity reserves and deposit liabilities	11,209	4,076,413	161,987	4,249,609	100.0%
Reinsurance ceded	11,209	4,076,413	-	4,087,622

Total annuity reserves and deposit liabilities	$-	$-	$161,987	$161,987

34

MEMBERS Life Insurance Company Notes to Statutory Basis Financial Statements ($ in 000s)

Deposit-Type Contracts

		Separate	Separate
	General	Account with	Account		% of
December 31, 2019	Account	Guarantees	Nonguaranteed	Total	Total

Subject to discretionary withdrawal -lump sum:
With market value adjustment	$-	$-	$-	$-	0.0%
At book value less surrender charge of 5% or more	-	-	-	-	0.0%
At fair value	-	-	-	-	0.0%

Total with adjustment or at fair value	-	-	-	-	0.0%
At book value with minimal or no charge adjustment	-	-	-	-	0.0%
Not subject to discretionary withdrawal	3,873	-	-	3,873	100.0%

Gross annuity reserves and deposit liabilities	3,873	-	-	3,873	100.0%
Reinsurance ceded	3,873	-	-	3,873

Total annuity reserves and deposit liabilities	$-	$-	$-	$-

The following table shows policy liabilities associated with the Company’s annuity products:

2019
Annuity reserves from the separate accounts	$161,987
Total annuity reserves	$161,987

35

MEMBERS Life Insurance Company Notes to Statutory Basis Financial Statements ($ in 000s)

The following table shows life reserves by withdrawal characteristics at December 31, 2019:

	General Account			Separate Account - Guaranteed and Non Guaranteed
	Account Value	Cash Value	Reserve	Account Value	Cash Value	Reserve
Subject to discretionary withdrawal, surrender values, or policy loans:
Term policies with cash value	$-	$48	$85	$-	$-	$-
Universal life	2,816	2,816	2,878	-	-	-
Other permanent cash value life insurance	-	11,812	12,712	-	-	-
Miscellaneous reserves	-	35	35	-	-	-
Not subject to discretionary withdrawal or no cash values:
Term policies with cash value	-	-	4,954	-	-	-
Accidental death benefits	-	-	7	-	-	-
Disability - active lives	-	-	3	-	-	-
Disability - disabled lives	-	-	122	-	-	-
Miscellaneous reserves	-	-	72	-	-	-
Gross reserves before reinsurance	2,816	14,711	20,868	-	-	-
Ceded reinsurance	2,816	14,711	20,868	-	-	-
Net reserves	$-	$-	$-	$-	$-	$-

Note 9: Statutory Financial Data and Dividend Restrictions

Risk-based capital (“RBC”) requirements promulgated by the NAIC and adopted by the Insurance Department require U.S. life insurers to maintain minimum capitalization levels that are determined based on formulas incorporating asset risk, insurance risk, and business risk. The adequacy of the Company’s actual capital is evaluated by a comparison to the RBC results, as determined by the formula. At December 31, 2020 and 2019, the Company’s adjusted capital exceeded the RBC minimum requirements, as required by the NAIC.

The Company is subject to statutory regulations as to maintenance of policyholders’ surplus and payment of stockholder dividends. Generally, dividends to a parent must be reported to the appropriate state regulatory authority in advance of payment and extraordinary dividends, as defined by statutes, require regulatory approval. The Company could pay $4,070 in stockholder dividends in 2021 without the approval of the Insurance Department.

36

MEMBERS Life Insurance Company Notes to Statutory Basis Financial Statements ($ in 000s)

Note 10: Commitments and Contingencies

Insurance Guaranty Funds

The Company is liable for guaranty fund assessments related to certain unaffiliated insurance companies that have become insolvent during 2020 and prior years. The Company includes a provision for all known assessments that will be levied as well as an estimate of amounts that it believes will be assessed in the future relating to past insolvencies. The Company has established a liability of $132 and $116 at December 31, 2020 and 2019, respectively, for guaranty fund assessments. The Company also estimates the amount recoverable from future premium tax payments related to these assessments and has not established an asset as of December 31, 2020 and 2019 since it does not believe any amount will be recoverable. Recoveries of assessments from premium taxes are generally made over a five-year period.

Legal Matters

Various legal and regulatory actions, including state market conduct exams and federal tax audits, are currently pending that involve the Company and specific aspects of its conduct of business. Like other members of the insurance industry, the Company is routinely involved in a number of lawsuits and other types of proceedings, some of which may involve claims for substantial or indeterminate amounts. These actions are based on a variety of issues and involve a range of the Company’s practices. The ultimate outcome of these disputes is unpredictable.

These matters in some cases raise difficult and complicated factual and legal issues and are subject to many uncertainties and complexities, including but not limited to, the underlying facts of each matter; novel legal issues; variations between jurisdictions in which matters are being litigated, heard or investigated; differences in applicable laws and judicial interpretations; the length of time before many of these matters might be resolved by settlement, through litigation or otherwise and, in some cases, the timing of their resolutions relative to other similar matters involving other companies. In connection with regulatory examinations and proceedings, government authorities may seek various forms of relief, including penalties, restitution and changes in business practices. The Company may not be advised of the nature and extent of relief sought until the final stages of the examination or proceeding. In the opinion of management, the ultimate liability, if any, resulting from all such pending actions will not materially affect the statutory basis financial statements of the Company.

Note 11: Unassigned Surplus

Unassigned surplus at December 31 considers the accumulated balances for the following items:

	2020	2019
Nonadmitted assets:
Net deferred tax asset	$656	$-
Prepaid expenses	491	-
Interest maintenance reserve	907	1,029
Other	574	1,831
Total nonadmitted assets	$2,628	$2,860

Asset valuation reserve	$-	$40

37

MEMBERS Life Insurance Company Notes to Statutory Basis Financial Statements ($ in 000s)

Note 12: Separate Accounts

Separate accounts represent funds that are invested to support the Company’s obligations under the flexible premium variable and index linked deferred annuities policies.

Information relating to the Company’s flexible premium variable separate account business as of December 31 is set forth in the tables below:

	2020		2019
	Indexed with Guarantees	Non-Guaranteed	Indexed with Guarantees	Non-Guaranteed
Reserves with assets held:
At fair value	$-	$220,969	$-	$161,987
At amortized cost	-	-	-	-
Total	$-	$220,969	$-	$161,987
Reserves with assets subject to
discretionary withdrawal:
At fair value	$-	$220,969	$-	$161,987
With fair value adjustment	-	-	-	-
Not subject to discretionary withdrawal	-	-	-	-
Total	$-	$220,969	$-	$161,987

The following table shows the premiums and deposits for flexible premium variable contracts recorded in the separate accounts for the years ended December 31:

	2020		2019
	Indexed with Guarantees	Non-Guaranteed	Indexed with Guarantees	Non-Guaranteed
Non-guaranteed premiums, considerations and deposits received for separate account policies	$-	$220,969	$-	$161,987
Total	$-	$220,969	$-	$161,987

38

MEMBERS Life Insurance Company Notes to Statutory Basis Financial Statements ($ in 000s)

Details of the net transfers to separate accounts for all annuity contracts are shown in the table below for the years ended:

	2020		2019
	Indexed with Guarantees	Non-Guaranteed	Indexed with Guarantees	Non-Guaranteed
Transfers to separate accounts	$-	$1,170,261	$-	$990,809
Transfers from separate accounts	-	(1,141,308)	-	(952,622)
Valuation adjustment	-	2,955	-	2,131
Net transfers to separate accounts	$-	$31,908	$-	$40,318

Note 13: Subsequent Events

The Company evaluated subsequent events from December 31, 2020 through March 4, 2021, the date the statutory basis financial statements were available for issuance. During this period, there were no significant subsequent events that require adjustment to or disclosure in the accompanying statutory basis financial statements.

39

MEMBERS LIFE INSURANCE COMPANY Supplemental Schedules December 31, 2020

Supplemental Schedules

40

MEMBERS LIFE INSURANCE COMPANY Schedule of Selected Financial Data As of and for the Year Ended December 31, 2020 (000s omitted)

Investment income earned:
Government bonds	$240
Other bonds (unaffiliated)	714
Bonds of affiliates	-
Preferred stocks (unaffiliated)	-
Preferred stocks of affiliates	-
Common stocks (unaffiliated)	-
Common stocks of affiliates	-
Mortgage loans	-
Real estate	-
Premium notes, contract loans and liens	-
Collateral loans	-
Cash	116
Cash equivalents	-
Short-term investments	-
Other invested assets	-
Derivative financial instruments	-
Aggregate write-in for investment income	-
Gross investment income	$1,070

Real estate owned - book value less encumbrances	$-

Mortgage loans - book value:
Farm mortgages	-
Residential mortgages	-
Commercial mortgages	-
Total mortgage loans	$-

Mortgage loans by standing - book value:
Good standing	-
Good standing with restructured terms	-
Interest overdue more than three months, not in foreclosure	-
Foreclosure in process	-

Other long-term assets-statement value	-
Collateral loans	-
Bonds and stocks of parents, subsidiaries and affiliates - book value:
Bonds	-
Preferred stocks	-
Common stocks	-

41

MEMBERS LIFE INSURANCE COMPANY Schedule of Selected Financial Data, continued As of and for the Year Ended December 31, 2020 (000s omitted)

Bonds and short-term investments by class and maturity:
Bonds by maturity - statement value
Due within one year or less	$2,865
Over 1 year through 5 years	9,350
Over 5 years through 10 years	9,341
Over 10 years through 20 years	19
Over 20 years	8,734
Total by maturity	$30,309

Bonds by class - statement value
Class 1	$28,315
Class 2	1,994
Class 3	-
Class 4	-
Class 5	-
Class 6	-
Total by class	$30,309

Total bonds publicly traded	$27,315
Total bonds privately placed	2,994

Preferred stocks - statement value	-
Common stocks - market value	-
Short-term investments - book value	-
Options, caps & floors - statement value	-
Options, caps & floors written and in force - statement value	-
Collar, swap & forward agreements open - statement value	-
Futures contracts open - current value	-
Cash	2,074
Cash equivalents	24,336

42

MEMBERS LIFE INSURANCE COMPANY Schedule of Selected Financial Data, continued As of and for the Year Ended December 31, 2020 (000s omitted)

Life insurance in force:
Industrial
Ordinary	-
Credit life	-
Group life	-

Amount of accidental death insurance in force under ordinary policies	2,437

Life insurance policies with disability provisions in force:
Industrial	-
Ordinary	3,620
Credit life	-
Group life	300

43

MEMBERS LIFE INSURANCE COMPANY Schedule of Selected Financial Data, continued As of and for the Year Ended December 31, 2020 (000s omitted)

Supplementary contracts in force:
Ordinary - not involving life contingencies
Amount on deposit	-
Income payable	-
Ordinary - involving life contingencies
Income payable	-
Group - not involving life contingencies
Amount of deposit	-
Income payable	-
Group - involving life contingencies
Income payable	-
Annuities:
Ordinary
Immediate - amount of income payable	-
Deferred - fully paid - account balance	-
Deferred - not fully paid - account balance	-
Group
Immediate - amount of income payable	-
Fully paid account payable	-
Not fully paid - account balance	-
Accident and health insurance - premium in force
Ordinary	-
Group	-
Credit	-
Deposit funds and dividends accumulations:
Deposit funds - account balance	-
Dividend accumulations - account balance	-

44

MEMBERS LIFE INSURANCE COMPANY Schedule of Selected Financial Data, continued As of and for the Year Ended December 31, 2020 (000s omitted)

Claim payments 2020
Group accident and health - year ended December 31
2020	$-
2019	-
2018	-
2017	-
2016	-
Prior	-

Other accident and health
2020	-
2019	-
2018	-
2017	-
2016	-
Prior	-

Other coverages that use developmental methods to calculate claims reserves
2020	-
2019	-
2018	-
2017	-
2016	-
Prior	-

45

MEMBERS LIFE INSURANCE COMPANY Summary Investment Schedule December 31, 2020 (000s omitted)

	Gross	Admitted Invested Assets
	Investment	Reported in the Annual Statement
Investment Categories	Holdings	Amount	Percentage
Long-Term Bonds:
U.S. governments	$8,914	8,914	15.7%
All other governments	-	-	0.0%
U.S. states, territories and possessions, etc. guaranteed	-	-	0.0%
U.S. political subdivisions of states, territories, and possessions, guaranteed	-	-	0.0%
U.S. special revenue and special assessment obligations, etc. non-guaranteed	1,494	1,494	2.6%
Industrial and miscellaneous	19,901	19,901	35.1%
Hybrid securities	-	-	0.0%
Parent, subsidiaries and affiliates	-	-	0.0%
SVO identified funds	-	-	0.0%
Unaffiliated bank loans	-	-	0.0%
Total long-term bonds	30,309	30,309	53.4%
Preferred Stocks
Industrial and miscellaneous (unaffiliated)	-	-	0.0%
Parent, subsidiaries and affiliates	-	-	0.0%
Total preferred stocks	-	-	0.0%
Common Stocks

Industrial and miscellaneous Publicly traded (unaffiliated)	-	-	0.0%
Industrial and miscellaneous other (unaffiliated)	-	-	0.0%
Parent, subsidiaries and affiliates publicly traded	-	-	0.0%
Parent, subsidiaries and affiliates other	-	-	0.0%
Mutual funds	-	-	0.0%
Unit investment trusts	-	-	0.0%
Total common stocks	-	-	0.0%
Mortgage loans	-	-	0.0%
Real estate	-	-	0.0%
Cash, cash equivalents and short-term investments	26,410	26,410	46.6%
Contract loans	-	-	0.0%
Derivatives	-	-	0.0%
Other invested assets	-	-	0.0%
Receivables for securities	-	-	0.0%
Securities lending	-	-	0.0%
Total invested assets	$56,719	$56,719	100.0%

46

MEMBERS LIFE INSURANCE COMPANY Supplemental Investment Risks Interrogatories December 31, 2020 (000s omitted)

1.	Reporting entity’s total admitted assets, excluding separate account assets.	$73,461

2.	Ten largest exposures to a single issuer/borrower/investment.

	1	2	3	4
				Percentage of Total
	Issuer	Description of Exposure	Amount	Admitted Assets
2.01	Citigroup Commercial Mort.	Bond	$1,977	2.691%
2.02	Toyota Motor Credit Corp	Bond	1,005	1.368%
2.03	John Deere Capital Corp.	Bond	1,002	1.364%
2.04	Microsoft Corporation	Bond	1,001	1.363%
2.05	National Australia Bank, Ltd.	Bond	1,000	1.361%
2.06	MASS Mutual Global Fund.	Bond	998	1.359%
2.07	Blackrock, Inc.	Bond	998	1.359%
2.08	CFIP CLO Ltd.	Bond	998	1.359%
2.09	Automatic Data Prcoessing	Bond	997	1.357%
2.10	Nestle Holdings	Bond	996	1.356%

3.	Amounts and percentages of the reporting entity’s total admitted assets held in bonds and preferred stocks by NAIC rating.

		-
	Bonds		1	2
3.01	NAIC-1		$28,315	38.544%
3.02	NAIC-2		1,994	2.714%
3.03	NAIC-3		-	0.000%
3.04	NAIC-4		-	0.000%
3.05	NAIC-5		-	0.000%
3.06	NAIC-6		-	0.000%
	Preferred Stocks	-	3	4
3.07	P/RP-1		$-	0.000%
3.08	P/RP-2		-	0.000%
3.09	P/RP-3		-	0.000%
3.10	P/RP-4		-	0.000%
3.11	P/RP-5		-	0.000%
3.12	P/RP-6		-	0.000%

4.	Assets held in foreign investments:

4.01	Are assets held in foreign investments less than 2.5% of the reporting entity’s total Yes [ ] No [ X ]
Admitted assets?
If response to 4.01 above is yes, responses are not provided for interrogatories 5-10.

4.02	Total admitted assets held in foreign investments	$3,978	5.415%
4.03	Foreign-currency-denominated investments	-	0.000%
4.04	Insurance liabilities denominated in that same foreign currency	-	0.000%

47

MEMBERS LIFE INSURANCE COMPANY Supplemental Investment Risks Interrogatories, continued December 31, 2020 (000s omitted)

5.	Aggregate foreign investment exposure categorized by NAIC sovereign rating:

		1	2
5.01	Countries rated NAIC-1	$3,978	5.415%
5.02	Countries rated NAIC-2	-	0.000%
5.03	Countries rated NAIC-3 or below	-	0.000%

6.	Two largest foreign investment exposures by country, categorized by the country’s NAIC sovereign rating:

		1	2
	Countries rated NAIC-1:
6.01	Country 1: Australia	$1,000	1.361%
6.02	Country 2: Cayman Islands	998	1.359%

	Countries rated NAIC-2:
6.03	Country 1:	$-	0.000%
6.04	Country 2:	-	0.000%

	Countries rated NAIC-3 or below:
6.05	Country 1:	$-	0.000%
6.06	Country 2:	-	0.000%

Questions 7-9 are not applicable.

10.	Ten largest non-sovereign (i.e. non-governmental) foreign issues:

	1	2
	Issuer	NAIC Rating	3	4
10.01	National Australia Bank, Ltd.	2	$1,000	1.361%
10.02	CFIP CLO Ltd.	1	998	1.359%
10.03	Rabobank Nederland	2	994	1.353%
10.04	Lind PLC	1	986	1.342%
10.05			-	0.000%
10.06			-	0.000%
10.07			-	0.000%
10.08			-	0.000%
10.09			-	0.000%
10.10			-	0.000%

Questions 11-23 are not applicable.

48

MEMBERS LIFE INSURANCE COMPANY Reinsurance Contract Interrogatories Year Ended December 31, 2020

1.	MLIC has applied reinsurance accounting, as described in SSAP No. 61R, to reinsurance contracts entered into, renewed or amended on or after January 1, 1996, which do not include risk-limiting features, as described in SSAP No. 61R.

2.	MLIC has not entered into, renewed or amended reinsurance contracts on or after January 1, 1996, which contain provisions that allow (1) the reporting of losses or settlements with the reinsurer to occur less frequently than quarterly or (2) payments due from the reinsurer to not be made in cash within ninety days of the settlement date unless there is no activity during the period.

3.	MLIC has not entered into, renewed or amended reinsurance contracts on or after January 1, 1996, which contain a payment schedule, accumulating retentions from multiple years or any features inherently designed to delay timing of the reimbursement to the ceding company.

4.	MLIC has not ceded any risk during the period ended December 31, 2020 under any reinsurance contracts entered into, renewed or amended on or after January 1, 1996 accounted for as reinsurance under GAAP and as a deposit under SSAP No. 61R.

5.	MLIC cedes 100% of its annuity business to CMFG Life, which is accounted for as reinsurance ceded under statutory accounting. These contracts are accounted for as investment-type contracts under GAAP; as such, deposits are not reported as revenues for GAAP. Consequently, deposit accounting is used to account for the reinsurance agreement for GAAP.

49

APPENDIX A: EQUITY ADJUSTMENT

The Equity Adjustment for a Risk Control Account is equal to:

Crediting Base x (hypothetical option value - amortized option cost – trading costs)

The examples below show how the Equity Adjustment is calculated and how it may vary based on whether the reference Index has increased or decreased and how much time there is remaining in the Interest Term. The hypothetical option value and trading costs in the examples are expressed as a percentage of the Crediting Base.

	1-Year Indexed Interest Floor and Indexed Interest Cap	6-Year Indexed Interest Buffer and Indexed Interest Participation Rate
Interest Term Start Date
Crediting Base	$100,000	$100,000
Index Value	1,000	1,000
Number of Days in Interest Term	365	2,191
Hypothetical Option Value	2.28%	11.81%
Example A: Negative Index Return with Many Days Remaining in the Interest Term
Interest Term Valuation Date
Index Value	950	950
Index Return	-5%	-5%
Days Remaining in Interest Term	334	2,160
Hypothetical Option Value	-0.12%	4.71%
Amortized Option Value	2.28% x (334/365) = 2.09%	11.81% x (2,160/2,191) = 11.64%
Trading Costs	0.15%	0.15%
Equity Adjustment	$100,000 x (-0.12% - 2.09% - 0.15%) = -$2,356.36	$100,000 x (4.71% - 11.64% - 0.15%) = -$7,082.90
Risk Control Account Value	$100,000 - $2,456.36 = $97,643.64	$100,000 - $7,082.90 = $92,917.10
Example B: Negative Index Return with Few Days Remaining in the Interest Term
Interest Term Valuation Date
Index Value	950	950
Index Return	-5%	-5%
Days Remaining in Interest Term	30	30
Hypothetical Option Value	-4.25%	-0.31%
Amortized Option Value	2.28% x (30/365) = 0.19%	11.81% x (30/2,191) = 0.16%
Trading Costs	0.15%	0.15%
Equity Adjustment	$100,000 x (-4.25% - 0.19% - 0.15%) = -$4,587.40	$100,000 x (-0.31% - 0.16% - 0.15%) = -$621.71
Risk Control Account Value	$100,000 - $4,587.40 = $95,412.60	$100,000 - $621.71 = $99,378.29

A-1

Example C: Positive Index Return with Many Days Remaining in the Interest Term
Interest Term Valuation Date
Index Value	1050	1050
Index Return	5%	5%
Days Remaining in Interest Term	334	2,160
Hypothetical Option Value	4.01%	19.14%
Amortized Option Value	2.28% x (334/365) = 2.09%	11.81% x (2,160/2,191) = 11.64%
Trading Costs	0.15%	0.15%
Equity Adjustment	$100,000 x (4.01% - 2.09% - 0.15%) = $1,773.64	$100,000 x (19.14% - 11.64% - 0.15%) = $7,347.10
Risk Control Account Value	$100,000 + $1,773.64 = $101,773.64	$100,000 + $7,347.10 = $107,347.10
Example D: Positive Index Return with Few Days Remaining in the Interest Term
Interest Term Valuation Date
Index Value	1050	1050
Index Return	5%	5%
Days Remaining in Interest Term	334	2,160
Hypothetical Option Value	4.89%	11.62%
Amortized Option Value	2.28% x (30/365) = 0.19%	11.81% x (30/2,191) = 0.16%
Trading Costs	0.15%	0.15%
Equity Adjustment	$100,000 x (4.89% - 0.19% - 0.15%) = $4,552.60	$100,000 x (11.62% - 0.16% - 0.15%) = $11,308.29
Risk Control Account Value	$100,000 + $4,552.60 = $104,552.60	$100,000 + $11,308.29 = $111,308.29

A-2

APPENDIX B: EXAMPLES OF WITHDRAWALS WITH APPLICATION OF SURRENDER CHARGE AND INTEREST ADJUSTMENT

The examples below illustrate withdrawals during the first six Contract Years. Withdrawals after the first six Contract Years will not be subject to a Surrender Charge but may be subject to an Interest Adjustment.

Example 1: Withdrawal with a Negative Interest Adjustment

Assume the following information as it relates to the Contract:

●	Funds are allocated to the Declared Rate Account and a 1-Year Interest Term S&P 500 Risk Control Account (“Risk Control Account”).

●	A withdrawal of $20,000.00 is taken proportionally on the 2nd Contract Anniversary. No other withdrawals have been previously taken.

●	The Contract Value on the 2nd Contract Anniversary is $110,000.00.

○	The Contract Value in the Declared Rate Account is $20,500.

○	The Contract Value in the Risk Control Account is $89,500.

●	At the start of the six-year period, the interpolated 6-year Constant Maturity Treasury Rate (I) was 2.50% and the ICE BofA Index (K) was 1.00%.

●	At the time of the withdrawal the Constant Maturity Treasury Rate for the remaining Index period (J) is 2.90% and the ICE BofA Index (L) is 1.10%.

●	4 year remain in the 6-year period (N) at the time of the withdrawal.

●	The applicable Surrender Charge percentage is 8%.

We take the following steps to determine the net partial withdrawal amount (excluding taxes) payable to the Owner:

	Step 1	Step 2	Step 3	Step 4	Step 5	Step 6	Step 7
Account	Calculate the Withdrawal from each Account	Calculate the Free Partial Withdrawal Amount	Calculate the Surrender Charge	Calculate the IAF	Calculate the Interest Adjustment	Calculate the Net Withdrawal	Calculate the Contract Value after Withdrawal
Declared Rate	$3,727.27	$2,050.00	$134.18	0.980908	($71.16)	$3,521.93	$16,772.73
Risk Control	$16,272.73	$8,950.00	$585.82	0.980908	($310.69)	$15,376.22	$73,227.27
Total	$20,000.00	$11,000.00	$720.00	0.980908	($381.85)	$18,898.15	$90,000.00

Step 1: Calculate the Withdrawal from each Account

●	The 20,000 withdrawal is taken proportionally from the Contract Value.

●	The Contract Value in the Declared Rate Account is $20,500. Therefore, the proportional withdrawal from the Declared Rate Account is equal to $20,500 divided by the total Contract Value of $110,000 multiplied by the withdrawal amount of $20,000. $20,500 / $110,000 x $20,000 = $3,727.27.

●	The Contract Value in the Risk Control Account is $89,500. Therefore, the proportional withdrawal from the Risk Control Account is equal to $89,500 divided by the total Contract Value of $110,000 multiplied by the withdrawal amount of $20,000. $89,500 / $110,000 x $20,000 = $16,272.73.

Step 2: Calculate the Free Partial Withdrawal Amount

●	The Free Partial Withdrawal Amount is equal to 10% of the Contract Value at the beginning of the Contract Year. The Contract Value at the beginning of the Contract Year is $110,000, so the Free Partial Withdrawal Amount is equal to 10% multiplied by $110,000. 10% x $110,000 = $11,000.

●	The Free Partial Withdrawal Amount from the Declared Rate Account is equal to 10% of the Contract Value determined as of the beginning of the Contract Year. Therefore, the Free Partial Withdrawal Amount from the Declared Rate Account is equal to 10% multiplied by $20,500. 10% x $20,500 = $2,050.

●	The Free Partial Withdrawal Amount from the Risk Control Account is equal to 10% of the Contract Value determined as of the beginning of the Contract Year. Therefore, the Free Partial Withdrawal Amount from the Risk Control Account is equal to 10% multiplied by $89,500. 10% x $89,500 = $8,950.

Step 3: Calculate the Surrender Charge

●	The Surrender Charge is equal to 8% of the withdrawal subject to surrender charge. The withdrawal subject to Surrender Charge is the Withdrawal minus the Free Partial Withdrawal Amount.

●	For the Declared Rate Account, the Surrender Charge is equal to the Withdrawal Amount of $3,727.27 minus the Free Partial Withdrawal of $2,050 multiplied by 8%. ($3,727.27 - $2,050 x .08) = $134.18.

●	For the Risk Control Account, the Surrender Charge is equal to the Withdrawal Amount of $16,272.73 minus the Free Partial Withdrawal of $8,950 multiplied by 8%. ($16,272.73 - $8,950 x .08) = $585.82.

Step 4: Calculate the IAF

●	The Interest Adjustment factor (IAF) is equal to ((1 + I + K)/(1 + J + L))^N.

○	I = 2.50%

○	K = 1.00%

○	J = 2.90%

○	L = 1.10%

○	N = 4

●	Therefore, the IAF = ((1 + 2.50% + 1.00%) / (1 + 2.90% + 1.10%))^4 = 0.980908

Step 5: Calculate the Interest Adjustment

●	The Interest Adjustment is equal to the withdrawal multiplied by sum of the IAF minus one.

●	For the Declared Rate Account, the Interest Adjustment is equal to the withdrawal of $3,727.27 multiplied by the sum of the IAF of 0.980908 minus one. $3,727.27 x (0.980908 – 1) = -$71.16.

●	For the Risk Control Account, the Interest Adjustment is equal to the withdrawal of $16,272.73 multiplied by the sum of the IAF of 0.980908 minus one. $16,272.73 x (0.980908 – 1) = -$310.69.

Step 6: Calculate the Net Withdrawal

●	The net withdrawal is equal to the withdrawal minus the Surrender Charge plus the Interest Adjustment.

●	For the Declared Rate Account, the net withdrawal is equal to the withdrawal of $3,727.27 minus the Surrender Charge of $134.18 plus the Interest Adjustment of -$71.16. $3,727.27 - $134.18 + (-$71.16) = $3,521.93.

●	For the Risk Control Account, the net withdrawal is equal to the withdrawal of $16,272.73 minus the Surrender Charge of $585.82 plus the Interest Adjustment of -$310.69. $16,272.73 - $585.82 + (-$310.69) = $15,376.22.

●	The total net withdrawal equals the net withdrawal from the Declared Rate Account of $3,521.93 plus the net withdrawal from the Risk Control Account of $15,376.22. $3,521.93 + $15,376.22 = $18,898.15.

Step 7: Calculate the Contract Value after Withdrawal

●	The Contract Value after Withdrawal equals the Contract Value prior to the withdrawal minus the withdrawal.

●	For the Declared Rate Account, the Contract Value after the withdrawal equals the Contract Value prior to the withdrawal of $20,500 minus the withdrawal of $3,727.27. $20,500 - $3,727.27 = $16,772.73.

●	For the Risk Control Account, the Contract Value after the withdrawal equals the Contract Value prior to the withdrawal of $89,500 minus the withdrawal of $16,272.73. $89,500 - $16,272.73 = $73,227.27.

●	The total Contract Value after the withdrawal equals the Contract Value after the withdrawal in the Declared Rate Account of $16,772.73 plus the Contract Value after the Withdrawal in the Risk Control Account of $73,227.27. $16,772.73 + $73,227.27 = $90,000.

Example 2: Withdrawal with a Positive Interest Adjustment

Assume the following information as it relates to the Contract:

●	Funds are allocated to the Declared Rate Account and a 1-Year Interest Term S&P 500 Risk Control Account (“Risk Control Account”).

●	A withdrawal of $20,000.00 is taken proportionally on the 2nd Contract Anniversary. No other withdrawals have been previously taken.

●	The Contract Value on the 2nd Contract Anniversary is $110,000.00.

○	The Contract Value in the Declared Rate Account is $20,500.

○	The Contract Value in the Risk Control Account is $89,500.

●	At the start of the six-year period, the interpolated 6-year Constant Maturity Treasury Rate (I) was 2.50% and the ICE BofA Index (K) was 1.00%.

●	At the time of the withdrawal the Constant Maturity Treasury Rate for the remaining Index period (J) is 2.10% and the ICE BofA Index (L) is 0.90%.

●	4 year remain in the 6-year period (N) at the time of the withdrawal.

●	The applicable Surrender Charge percentage is 8%.

We take the following steps to determine the net partial withdrawal amount (excluding taxes) payable to the Owner:

	Step 1	Step 2	Step 3	Step 4	Step 5	Step 6	Step 7
Account	Calculate the Withdrawal from each Account	Calculate the Free Partial Withdrawal Amount	Calculate the Surrender Charge	Calculate the IAF	Calculate the Interest Adjustment	Calculate the Net Withdrawal	Calculate the Contract Value after Withdrawal
Declared Rate	$3,727.27	$2,050.00	$134.18	1.019559	$72.90	$3,665.99	$16,772.73
Risk Control	$16,272.73	$8,950.00	$585.82	1.019559	$318.28	$16,005.19	$73,227.27
Total	$20,000.00	$11,000.00	$720.00	1.019559	$391.19	$19,671.18	$90,000.00

Step 1: Calculate the Withdrawal from each Account

●	The 20,000 withdrawal is taken proportionally from the Contract Value.

●	The Contract Value in the Declared Rate Account is $20,500. Therefore, the proportional withdrawal from the Declared Rate Account is equal to $20,500 divided by the total Contract Value of $110,000 multiplied by the withdrawal amount of $20,000. $20,500 / $110,000 x $20,000 = $3,727.27.

●	The Contract Value in the Risk Control Account is $89,500. Therefore, the proportional withdrawal from the Risk Control Account is equal to $89,500 divided by the total Contract Value of $110,000 multiplied by the withdrawal amount of $20,000. $89,500 / $110,000 x $20,000 = $16,272.73.

Step 2: Calculate the Free Partial Withdrawal Amount

●	The Free Partial Withdrawal Amount is equal to 10% of the Contract Value at the beginning of the Contract Year. The Contract Value at the beginning of the Contract Year is $110,000, so the Free Partial Withdrawal Amount is equal to 10% multiplied by $110,000. 10% x $110,000 = $11,000.

The Free Partial Withdrawal Amount from the Declared Rate Account is equal to 10% of the Contract Value determined as of the beginning of the Contract Year. Therefore, the Free Partial Withdrawal Amount from the Declared Rate Account is equal to 10% multiplied by $20,500. 10% x $20,500 = $2,050.

The Free Partial Withdrawal Amount from the Risk Control Account is equal to 10% of the Contract Value determined as of the beginning of the Contract Year. Therefore, the Free Partial Withdrawal Amount from the Risk Control Account is equal to 10% multiplied by $89,500. 10% x $89,500 = $8,950.

Step 3: Calculate the Surrender Charge

●	The Surrender Charge is equal to 8% of the withdrawal subject to surrender charge. The withdrawal subject to Surrender Charge is the Withdrawal minus the Free Partial Withdrawal Amount.

●	For the Declared Rate Account, the Surrender Charge is equal to the Withdrawal Amount of $3,727.27 minus the Free Partial Withdrawal of $2,050 multiplied by 8%. ($3,727.27 - $2,050 x .08) = $134.18.

●	For the Risk Control Account, the Surrender Charge is equal to the Withdrawal Amount of $16,272.73 minus the Free Partial Withdrawal of $8,950 multiplied by 8%. ($16,272.73 - $8,950 x .08) = $585.82.

Step 4: Calculate the IAF

●	The Interest Adjustment factor (IAF) is equal to ((1 + I + K)/(1 + J + L))^N.

○	I = 2.50%

○	K = 1.00%

○	J = 2.10%

○	L = 0.90%

○	N = 4

●	Therefore, the IAF = ((1 + 2.50% + 1.00%) / (1 + 2.10% + 0.90%))^4 = 1.019559.

Step 5: Calculate the Interest Adjustment

●	The Interest Adjustment is equal to the withdrawal multiplied by sum of the IAF minus one.

●	For the Declared Rate Account, the Interest Adjustment is equal to the withdrawal of $3,727.27 multiplied by the sum of the IAF of 1.019559 minus one. $3,727.27 x (1.019559 – 1) = $72.90.

●	For the Risk Control Account, the Interest Adjustment is equal to the withdrawal of $16,272.73 multiplied by the sum of the IAF of 1.019559 minus one. $16,272.73 x (1.019559 – 1) = $318.28.

Step 6: Calculate the Net Withdrawal

●	The net withdrawal is equal to the withdrawal minus the Surrender Charge plus the Interest Adjustment.

●	For the Declared Rate Account, the net withdrawal is equal to the withdrawal of $3,727.27 minus the Surrender Charge of $134.18 plus the Interest Adjustment of $72.90. $3,727.27 - $134.18 + $72.90 = $3,665.99.

●	For the Risk Control Account, the net withdrawal is equal to the withdrawal of $16,272.73 minus the Surrender Charge of $585.82 plus the Interest Adjustment of $318.28. $16,272.73 - $585.82 + $318.28 = $16,005.19.

●	The total net withdrawal equals the net withdrawal from the Declared Rate Account of $3,665.99 plus the net withdrawal from the Risk Control Account of $16,005.19. $3,665.99 + $16,005.19 = $19,671.18.

Step 7: Calculate the Contract Value after Withdrawal

●	The Contract Value after Withdrawal equals the Contract Value prior to the withdrawal minus the withdrawal.

●	For the Declared Rate Account, the Contract Value after the withdrawal equals the Contract Value prior to the withdrawal of $20,500 minus the withdrawal of $3,727.27. $20,500 - $3,727.27 = $16,772.73.

●	For the Risk Control Account, the Contract Value after the withdrawal equals the Contract Value prior to the withdrawal of $89,500 minus the withdrawal of $16,272.73. $89,500 - $16,272.73 = $73,227.27.

●	The total Contract Value after the withdrawal equals the Contract Value after the withdrawal in the Declared Rate Account of $16,772.73 plus the Contract Value after the Withdrawal in the Risk Control Account of $73,227.27. $16,772.73 + $73,227.27 = $90,000.

APPENDIX C: STATE VARIATIONS OF CERTAIN FEATURES AND BENEFITS

The following information is a summary of certain features or benefits of the CUNA Mutual Group ZoneChoiceTM Annuity Contracts that vary from the features and benefits previously described in this Prospectus as a result of requirements imposed by states. Please contact your financial professional for more information about Contract variations and availability in your state.

States where certain CUNA Mutual Group ZoneChoiceTM Annuity features or benefits vary:

State	Feature or Benefit	Variation
Arizona	See “Right to Examine” under “Getting Started – The Accumulation Period”	If your age as of the Contract Issue Date is at least 65 years old, you must return your Contract within 30 days of receipt.
California	See “Owner” under “Getting Started – The Accumulation Period” See “Right to Examine” under “Getting Started – The Accumulation Period” See “Waiver of Surrender Charges” under “Access to Your Money”

The Owner has the right to assign the Contract.

If the Purchase Payment exceeds the Contract Value, the refund will be your Purchase Payment less withdrawals.

If your age as of the Contract Issue Date is at least 60 years old, you must return your Contract within 30 days of receipt.

“Nursing Home or Hospital” is replaced with “Facility Care, Home Care, or Community-Based Services”. There is no minimum confinement period to utilize this waiver. The Facility Care or Home Care and Terminal Illness waivers apply to full surrenders only, not partial withdrawals.

	See “Declared Rate Account Allocation Option”	The rate used in section b(2) of the Minimum Interest Rate calculation is 0.25%.
Connecticut	See “Right to Examine” under “Getting Started – The Accumulation Period”	If the Purchase Payment exceeds the Contract Value, the refund will be your Purchase Payment less withdrawals. You must return your Contract within 10 days of receipt, including replacement contracts.

	See “Waiver of Surrender Charges” under “Access to Your Money”	There is a one-year wait before the waiver of surrender charge provisions may be exercised.

Delaware	See “Right to Examine” under “Getting Started – The Accumulation Period”

If the Purchase Payment exceeds the Contract Value, the refund will be your Purchase Payment less withdrawals if the source of your initial Purchase Payment was a replacement, not new money.

You must return your Contract within 10 days of receipt (20 days if it is a replacement contract).

State	Feature or Benefit	Variation
Florida

See “Owner” under “Getting Started – The Accumulation Period”

See “Right to Examine” under “Getting Started – The Accumulation Period”

See “Income Payout Date” under “Income Payments – The Payout Period”

The Owner has the right to assign the Contract.

You must return your Contract within 21 days of receipt (30 days if it is a replacement contract).

The requested Income Payout Date must be at least one year after the Contract Issue Date.

Georgia	See “Right to Examine” under “Getting Started – The Accumulation Period”	If the Purchase Payment exceeds the Contract Value, the refund will be your Purchase Payment less withdrawals.
Hawaii	See “Right to Examine” under “Getting Started – The Accumulation Period”	If the Purchase Payment exceeds the Contract Value, the refund will be your Purchase Payment less withdrawals if the source of your initial Purchase Payment was new money, not a replacement.
Idaho	See “Right to Examine” under “Getting Started – The Accumulation Period”	If the Purchase Payment exceeds the Contract Value, the refund will be your Purchase Payment less withdrawals. You must return your Contract within 20 days of receipt, including replacement contracts.
Illinois	See definition of Terminally Ill and Terminal Illness See “Declared Rate Account Allocation Option”	Terminally Ill, Terminal Illness – A life expectancy of 24 months or less due to any illness or accident. The rate used in section b(2) of the Minimum Interest Rate calculation is 0.25%.
Indiana	See “Right to Examine” under “Getting Started – The Accumulation Period”

If the Purchase Payment exceeds the Contract Value, the refund will be your Purchase Payment less withdrawals if the source of your initial Purchase Payment was a replacement, not new money.

You must return your Contract within 10 days of receipt (20 days if it is a replacement contract).

Kansas	See definition of Terminally Ill and Terminal Illness	Terminally Ill, Terminal Illness – A life expectancy of 24 months or less due to any illness or accident.
Louisiana	See “Right to Examine” under “Getting Started – The Accumulation Period”	If the Purchase Payment exceeds the Contract Value, the refund will be your Purchase Payment less withdrawals if the source of your initial Purchase Payment was new money, not a replacement.
Maryland	See “Right to Examine” under “Getting Started – The Accumulation Period”	If the Purchase Payment exceeds the Contract Value, the refund will be your Purchase Payment less withdrawals if the source of your initial Purchase Payment was new money, not a replacement.

State	Feature or Benefit	Variation
Massachusetts

See definition of Terminally Ill and Terminal Illness

See “Right to Examine” under “Getting Started – The Accumulation Period”

See “Waiver of Surrender Charges” under “Access to Your Money”

See “Terms of Income Payments” under “Income Payments – The Payout Period”

See “Misstatement of Age or Gender” under “Other Information”

Terminally Ill, Terminal Illness – A life expectancy of 24 months or less due to any illness or accident.

If the Purchase Payment exceeds the Contract Value, the refund will be your Purchase Payment less withdrawals.

You must return your Contract within 10 days of receipt (20 days if it is a replacement contract).

There is no Nursing Home or Hospital waiver. The Terminal Illness waiver applies to full surrenders only, not partial withdrawals.

Income Options are not based on gender. The amount of each payment depends on all the items listed other than gender.

Income Options are not based on gender. Only proof of age is required for misstatement; proof of gender is not.

Minnesota	See “Right to Examine” under “Getting Started – The Accumulation Period”	If the Purchase Payment exceeds the Contract Value, the refund will be your Purchase Payment less withdrawals if the source of your initial Purchase Payment was a replacement, not new money.
Mississippi	See “Right to Examine” under “Getting Started – The Accumulation Period”	If the Purchase Payment exceeds the Contract Value, the refund will be your Purchase Payment less withdrawals if the source of your initial Purchase Payment was new money, not a replacement.
Missouri	See “Right to Examine” under “Getting Started – The Accumulation Period” See “Declared Rate Account Allocation Option”

If the Purchase Payment exceeds the Contract Value, the refund will be your Purchase Payment less withdrawals.

You must return your Contract within 10 days of receipt (20 days if it is a replacement contract).

The rate used in section b(2) of the Minimum Interest Rate calculation is 0.25%.

Montana	See “Terms of Income Payments” under “Income Payments – The Payout Period” See “Misstatement of Age or Gender” under “Other Information”

Income Options are not based on gender. The amount of each payment depends on all the items listed other than gender.

Income Options are not based on gender. Only proof of age is required for misstatement; proof of gender is not.

State	Feature or Benefit	Variation
Nebraska	See “Right to Examine” under “Getting Started – The Accumulation Period”	If the Purchase Payment exceeds the Contract Value, the refund will be your Purchase Payment less withdrawals if the source of your initial Purchase Payment was new money, not a replacement.
Nevada	See “Right to Examine” under “Getting Started – The Accumulation Period”	If the Purchase Payment exceeds the Contract Value, the refund will be your Purchase Payment less withdrawals.
New Jersey	See “Waiver of Surrender Charges” under “Access to Your Money”	There is no Terminal Illness waiver.
New Hampshire	See “Right to Examine” under “Getting Started – The Accumulation Period”	If the Purchase Payment exceeds the Contract Value, the refund will be your Purchase Payment less withdrawals if the source of your initial Purchase Payment was new money, not a replacement.
North Carolina	See “Right to Examine” under “Getting Started – The Accumulation Period”	If the Purchase Payment exceeds the Contract Value, the refund will be your Purchase Payment less withdrawals if the source of your initial Purchase Payment was new money, not a replacement.
North Dakota	See “Right to Examine” under “Getting Started – The Accumulation Period”	You must return your Contract within 20 days of receipt (30 days if it is a replacement contract).
Oklahoma	See “Right to Examine” under “Getting Started – The Accumulation Period”

If the Purchase Payment exceeds the Contract Value, the refund will be your Purchase Payment less withdrawals.

You must return your Contract within 10 days of receipt (20 days if it is a replacement contract).

Rhode Island	See “Right to Examine” under “Getting Started – The Accumulation Period”

If the Purchase Payment exceeds the Contract Value, the refund will be your Purchase Payment less withdrawals if the source of your initial Purchase Payment was new money, not a replacement.

You must return your Contract within 20 days of receipt (30 days if it is a replacement contract).

South Carolina	See “Right to Examine” under “Getting Started – The Accumulation Period”	If the Purchase Payment exceeds the Contract Value, the refund will be your Purchase Payment less withdrawals if the source of your initial Purchase Payment was new money, not a replacement.

State	Feature or Benefit	Variation
Tennessee	See “Right to Examine” under “Getting Started – The Accumulation Period”

You must return your Contract within 10 days of receipt (20 days if it is a replacement contract).

If the Purchase Payment exceeds the Contract Value, the refund will be your Purchase Payment less withdrawals if the source of your initial Purchase Payment was a replacement, not new money.

Texas	See “Owner” under “Getting Started – The Accumulation Period” See “Right to Examine” under “Getting Started – The Accumulation Period” See “Waiver of Surrender Charges” under “Access to Your Money”

The Owner has the right to assign the Contract.

You must return your Contract within 20 days of receipt (30 days if it is a replacement contract).

“Terminal Illness” is replaced with “Terminal Disability”.

Utah	See “Owner” under “Getting Started – The Accumulation Period” See “Right to Examine” under “Getting Started – The Accumulation Period”	The Owner has the right to assign the Contract. If the Purchase Payment exceeds the Contract Value, the refund will be your Purchase Payment less withdrawals.
Vermont	See “Right to Examine” under “Getting Started – The Accumulation Period”	If the Purchase Payment exceeds the Contract Value, the refund will be your Purchase Payment less withdrawals if the source of your initial Purchase Payment was new money, not a replacement.
Virginia	See “Waiver of Surrender Charges” under “Access to Your Money”	“Terminal Illness” is replaced with “Terminal Condition”
Washington	See “Right to Examine” under “Getting Started – The Accumulation Period” See “Waiver of Surrender Charges” under “Access to Your Money”

If the Purchase Payment exceeds the Contract Value, the refund will be your Purchase Payment less withdrawals.

You must return your Contract within 10 days of receipt (20 days if it is a replacement contract).

The life expectancy to utilize the Terminal Illness waiver is 24 months.

Wisconsin	See “Owner” under “Getting Started – The Accumulation Period”	The Owner has the right to assign the Contract.

MEMBERS Life Insurance Company

2000 Heritage Way

Waverly, IA 50677

1-800-798-5500

Dealer Prospectus Delivery Obligations

All dealers that effect transactions in these securities are required to deliver a Prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.*

The expenses for the issuance and distribution of the securities offered by this Registration Statement, other than any underwriting discounts and commissions, are as follows:

Securities and Exchange Commission Registration Fees	$272,750
Printing and engraving	$175,000
Accounting fees and expenses	$150,000
Legal fees and expenses	$75,000
Miscellaneous	$20,000
TOTAL EXPENSES	$692,750

* Estimated.

Item 14. Indemnification of Directors and Officers.

Section 490.202 of the Iowa Business Corporation Act (the “IBCA”), provides that a corporation’s articles of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its shareholders for monetary damages for any action taken, or failure to take action, as a director, except liability for (1) the amount of a financial benefit received by a director to which the director is not entitled, (2) an intentional infliction of harm on the MEMBERS Life Insurance Company (the “Registrant”, “we”, “our”, or “us”) or the shareholders, (3) a violation of Section 490.833 of the IBCA or (4) an intentional violation of criminal law.

Further, Section 490.851 of the IBCA provides that a corporation may indemnify its directors who may be party to a proceeding against liability incurred in the proceeding by reason of such person serving in the capacity of director, if such person has acted in good faith and in a manner reasonably believed by the individual to be in the best interests of the corporation, if the director was acting in an official capacity, and in all other cases that the individual’s conduct was at least not opposed to the best interests of the corporation, and in any criminal proceeding if such person had no reasonable cause to believe the individual’s conduct was unlawful or the director engaged in conduct for which broader indemnification has been made permissible or obligatory under a provision of the articles of incorporation. The indemnity provisions under Section 490.851 do not apply (i) in the case of actions brought by or in the right of the corporation except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the relevant standard of conduct set forth above or (ii) in connection with any proceedings with respect to conduct for which the director was adjudged liable on the basis that the director received a financial benefit to which the director was not entitled, whether or not involving action in the director’s official capacity.

In addition, Section 490.852 of the IBCA provides mandatory indemnification of reasonable expenses incurred by a director who is wholly successful in defending any action in which the director was a party because the director is or was a director of the corporation. A director who is a party to a proceeding because the person is a director may also apply for court-ordered indemnification and advance of expenses under Section 490.854 of the IBCA.

Section 490.853 of the IBCA provides that a corporation may, before final disposition of a proceeding, advance funds to pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding because such person is a director if the director delivers the following to the corporation: (1) a written affirmation that the director has met the standard of conduct described above or that the proceeding involved conduct for which liability has been eliminated under the corporation’s articles of incorporation and (2) the director’s written undertaking to repay any funds advanced if the director is not entitled to mandatory indemnification under Section 490.852 of the IBCA and it is ultimately determined that the director has not met the standard of conduct described above.

Under Section 490.856 of the IBCA, a corporation may indemnify and advance expenses to an officer of the corporation who is a party to a proceeding because such person is an officer, to the same extent as a director. In addition, if the person is an officer but not a director, further indemnification may be provided by the corporation’s articles of incorporation or bylaws, a resolution of the board of directors or by contract, except liability for (1) a proceeding by or in the right of the corporation other than for reasonable expenses incurred in connection with the proceeding and (2) conduct that constitutes receipt by the officer of a financial benefit to which the officer is not entitled, an intentional infliction of harm on the corporation or the shareholders or an intentional violation of criminal law. Such indemnification is also available to an officer who is also a director if the basis on which the officer is made a party to a proceeding is an act taken or a failure to take action solely as an officer.

Our Amended and Restated Articles of Incorporation provide that our directors will not be liable to us or our shareholders for money damages for any action taken, or any failure to take any action, as a director, except liability for (1) the amount of a financial benefit received by a director to which the director is not entitled, (2) an intentional infliction of harm on the Registrant or the shareholders, (3) a violation of Section 490.833 of the IBCA or (4) an intentional violation of criminal law.

Our Amended and Restated Articles of Incorporation also provide that we indemnify each of our directors or officers for any action taken, or any failure to take any action, as a director or officer except liability for (1) the amount of a financial benefit received by a director to which the director is not entitled, (2) an intentional infliction of harm on the Registrant or the shareholders, (3) a violation of Section 490.833 of the IBCA or (4) an intentional violation of criminal law. Additionally, the Registrant is required to exercise all of its permissive powers as often as necessary to indemnify and advance expenses to its directors and officers to the fullest extent permitted by law.

Our Bylaws also provide indemnification to our directors on the same terms as the indemnification provided in our Amended and Restated Articles of Incorporation. Our Bylaws also provide for advances of expenses to our directors and officers. The indemnification provisions of our Bylaws are not exclusive of any other right which any person seeking indemnification may have or acquire under any statute, our Amended and Restated of Incorporation or any agreement, vote of stockholders or disinterested directors or otherwise.

Section 490.857 of the IBCA provides that a corporation may purchase and maintain insurance on behalf of a person who is a director or officer of a corporation, or who, while a director or officer of a corporation, serves at the corporation’s request as a director, officer, partner, trustee, employee or agent of another domestic or foreign corporation, partnership, joint venture, trust, employee benefit plan or other entity, against liability asserted against or incurred by that person in that capacity or arising from that person’s status as a director or officer, whether or not the corporation would have the power to indemnify or advance expenses to that person against the same liability under the IBCA. As permitted by and in accordance with Section 490.857 of the IBCA, we maintain insurance coverage for our officers and directors as well as insurance coverage to reimburse us for potential costs for indemnification of directors and officers.

Item 15. Recent Sales of Unregistered Securities

None.

Item 16. Exhibits.

Exhibit Item Number	Description	Incorporated by Reference to	Filed Herewith
1(i)	Amended and Restated Distribution Agreement dated as of January 7, 2016 between MEMBERS Life Insurance Company (“MLIC”) and CUNA Brokerage Services, Inc. (“CBSI”)	Incorporated herein by reference to the initial filing of the Registrant on Form S-1, filed January 21, 2021 (File No. 333-252290)
1(ii)(a)	Form of Selling and Services Agreement	Incorporated herein by reference to the initial filing of the Registrant on Form S-1, filed January 21, 2021 (File No. 333-252290)
1(ii)(b)	Addendum to Selling and Service Agreement for Electronic Signature Agreement dated August 27, 2020	Incorporated herein by reference to the initial filing of the Registrant on Form S-1, filed January 21, 2021 (File No. 333-252290)
1(iii)	Amended and Restated Distribution Agreement dated Exhibit A dated September 2018 between MEMBERS Life Insurance Company (“MLIC”) and CUNA Brokerage Services, Inc. (“CBSI”)	Incorporated herein by reference to the initial filing of the Registrant on Form S-1, filed January 21, 2021 (File No. 333-252290)
3(i)	Articles of Incorporation of MLIC	Incorporated herein by reference to the initial filing of the Registrant on Form S-1, filed January 21, 2021 (File No. 333-252290)
3(ii)	Bylaws of MLIC	Incorporated herein by reference to the initial filing of the Registrant on Form S-1, filed January 21, 2021 (File No. 333-252290)
4(i)	Form of Contact. (Form No. 2020-VAIL)	Incorporated herein by reference to the initial filing of the Registrant on Form S-1, filed January 21, 2021 (File No. 333-252290)
4(ii)	Form of Application. (Form No. 2020-VAILAPP)	Incorporated herein by reference to the initial filing of the Registrant on Form S-1, filed January 21, 2021 (File No. 333-252290)
4(iii)	Form of Application-Amendment. (Form No. 2020-VAILAPPAMEND)	Incorporated herein by reference to the initial filing of the Registrant on Form S-1, filed January 21, 2021 (File No. 333-252290)
4(iv)	Form of Data Page. (Form No. 2020-VAILDP)	Incorporated herein by reference to the initial filing of the Registrant on Form S-1, filed January 21, 2021 (File No. 333-252290)
4(v)	Form of Nursing Home or Hospital/ Terminal Illness Withdrawal Privilege Endorsement (Form No. 2020-WVRSCEND)	Incorporated herein by reference to the initial filing of the Registrant on Form S-1, filed January 21, 2021 (File No. 333-252290)
5	Legal Opinion		X
10(i)(a)	Amended and Restated Coinsurance and Modified Coinsurance Agreement between MLIC and CMFG Life Insurance Company (CMFG Life) dated January 1, 2019	Incorporated herein by reference to the initial filing of the Registrant on Form S-1, filed January 21, 2021 (File No. 333-252290)
10(i)(b)	Coinsurance Agreement dated August 19, 2019	Incorporated herein by reference to the initial filing of the Registrant on Form S-1, filed January 21, 2021 (File No. 333-252290)

Exhibit Item Number	Description	Incorporated by Reference to	Filed Herewith
10(i)(c)	Amended and Restated Coinsurance Agreement between MLIC and CMFG Life dated February 4, 2021		X
10(ii)(a)	Cost Sharing Agreement dated as of January 1, 2008	Incorporated herein by reference to the initial filing of the Registrant on Form S-1, filed January 21, 2021 (File No. 333-252290)
10(ii)(b)	Expense Sharing Agreement dated as of December 31, 2013	Incorporated herein by reference to the initial filing of the Registrant on Form S-1, filed January 21, 2021 (File No. 333-252290)
10(ii)(c)	Amended and Restated Expense Sharing Agreement dated as of January 1, 2015	Incorporated herein by reference to the initial filing of the Registrant on Form S-1, filed January 21, 2021 (File No. 333-252290)
10(ii)(d)	Amendment to Cost Sharing Agreement dated February 1, 2012	Incorporated herein by reference to the initial filing of the Registrant on Form S-1, filed January 21, 2021 (File No. 333-252290)
10(iii)(a)	Investment Advisory Agreement dated as of January 31, 2012	Incorporated herein by reference to the initial filing of the Registrant on Form S-1, filed January 21, 2021 (File No. 333-252290)
10(iii)(b)	Amendment to Investment Advisory Agreement dated January 15, 2014	Incorporated herein by reference to the initial filing of the Registrant on Form S-1, filed January 21, 2021 (File No. 333-252290)
10(iii)(c)	Amended and Restated Investment Advisory Agreement dated January 1, 2015	Incorporated herein by reference to the initial filing of the Registrant on Form S-1, filed January 21, 2021 (File No. 333-252290)
10(iv)(a)	CUNA Mutual Group Cost Sharing, Procurement, Disbursement, Billing and Collection Agreement dated as of January 1, 2015	Incorporated herein by reference to the initial filing of the Registrant on Form S-1, filed January 21, 2021 (File No. 333-252290)
23(i)	Consent of Legal Counsel	See Exhibit 5	X
23(ii)	Consent of Independent Registered Public Accounting Firm		X
24	Powers of Attorney	Incorporated herein by reference to the initial filing of the Registrant on Form S-1, filed January 21, 2021 (File No. 333-252290)
101	Interactive Date Files		X

Item 17. Undertakings.

(A) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a Registration Statement relating to an offering, other than Registration Statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the Registration Statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a Registration Statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(B) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, MEMBERS Life Insurance Company has duly caused this Registration Statement to be signed on its behalf by the undersigned, duly authorized, in the City of Madison, and State of Wisconsin as of this 17 day of June, 2021.

MEMBERS Life Insurance Company

By:	/s/ David L. Sweitzer
David L. Sweitzer, President

*Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and as of the dates indicated.

Name	Title	Date

*	President and Director	June 17, 2021
David L. Sweitzer	(Principal Executive Officer)

*	Treasurer (Principal	June 17, 2021
Brian J. Borakove	Financial & Accounting Officer)

*	Director	June 17, 2021
Michael F. Anderson

*	Director	June 17, 2021
Abigail R. Rodriguez

*	Director	June 17, 2021
William A. Karls

*	Director	June 17, 2021
Paul D. Barbato

*By:	/s/Jennifer Kraus-Florin
Jennifer Kraus-Florin

* Pursuant to Power of Attorney dated January 21, 2021, herewith Powers of Attorney are filed as exhibits to the Registrant’s initial filing on Form S-1 on January 21, 2021.